                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No: 33-70246

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2001
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 16, 2001)

                           $918,706,000 (APPROXIMATE)

[GRAPHIC OMITTED]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                               JPMORGAN CHASE BANK

                         PNC BANK, NATIONAL ASSOCIATION

                        LASALLE BANK NATIONAL ASSOCIATION

                              MORTGAGE LOAN SELLERS
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2001-C1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 170 fixed rate mortgage loans secured by first liens on 177 commercial, multifamily and mobile home park properties and are generally the sole source of payments on the certificates. The Series 2001-C1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                ----------------


                                     INITIAL           PASS-           ASSUMED
                 INITIAL CLASS        PASS-           THROUGH           FINAL                            RATED FINAL
                  CERTIFICATE        THROUGH           RATE          DISTRIBUTION         RATINGS        DISTRIBUTION
                  BALANCE (1)          RATE         DESCRIPTION        DATE(4)        (S&P/FITCH)(5)         DATE
                --------------- ----------------- -------------- ------------------- ---------------- -----------------
Class A-1 .....  $ 51,200,000          %              Fixed        April 12, 2006         AAA/AAA     October 12, 2035
Class A-2 .....  $156,900,000          %              Fixed       January 12, 2011        AAA/AAA     October 12, 2035
Class A-3 .....  $580,796,000          %              Fixed       October 12, 2011        AAA/AAA     October 12, 2035
Class A-3F.....  $ 25,000,000   LIBOR plus    %   Variable (2)    October 12, 2011        AAA/AAA     October 12, 2035
Class B .......  $ 47,876,000          %              Fixed       October 12, 2011         AA/AA      October 12, 2035
Class C .......  $ 43,995,000          %              Fixed      November 12, 2011          A/A       October 12, 2035
Class D .......  $ 12,939,000          %            Fixed (3)    November 12, 2011         A-/A-      October 12, 2035

----------
(Footnotes to table on page S-6)


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEMS OF ANY SECURITIES ASSOCIATION.

THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., PNC CAPITAL MARKETS, INC., ABN AMRO INCORPORATED AND DEUTSCHE BANC ALEX. BROWN INC. WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER AND AS CO-LEAD MANAGER WITH PNC CAPITAL MARKETS, INC. AND ABN AMRO INCORPORATED ON THIS OFFERING.



  THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY EITHER THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND THE EUROCLEAR SYSTEM IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT
DECEMBER 14, 2001. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY    % OF
THE INITIAL PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES, PLUS, EXCEPT WITH RESPECT TO THE CLASS A-3F CERTIFICATES, ACCRUED INTEREST FROM DECEMBER 1, 2001, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN

          PNC CAPITAL MARKETS, INC.
                                                           ABN AMRO INCORPORATED
                           DEUTSCHE BANC ALEX. BROWN
December   , 2001

[GRAPHIC OMMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2001-C1




WASHINGTON                  OREGON
1 property                  1 property
$35,879,968                 $2,200,000
3.5% of total               0.2% of total

MISSOURI                    DELAWARE
3 properties                1 property
$6,904,695                  $8,800,000
0.7% of total               0.9% of total

MINNESOTA                   MARYLAND
2 properties                7 properties
$6,500,000                  $49,456,691
0.6% of total               4.8% of total

WISCONSIN                   VIRGINIA
7 properties                1 property
$13,410,136                 $8,545,260
1.3% of total               0.8% of total

ILLINOIS                    NORTH CAROLINA
10 properties               7 properties
$45,551,287                 $26,275,446
4.4% of total               2.5% of total

KENTUCKY                    SOUTH CAROLINA
3 properties                6 properties
$9,306,651                  $25,855,040
0.9% of total               2.5% of total

MICHIGAN                    GEORGIA
15 properties               3 properties
$37,333,340                 $8,448,486
3.6% of total               0.8% of total

INDIANA                     FLORIDA
4 properties                6 properties
$29,561,437                 $31,809,735
2.9% of total               3.1% of total

OHIO                        TENNESSEE
7 properties                2 properties
$32,760,201                 $12,949,596
3.2% of total               1.3% of total

PENNSYLVANIA                ALABAMA
4 properties                2 properties
$31,362,405                 $5,592,370
3.0% of total               0.5% of total

NEW HAMPSHIRE               MISSISSIPPI
1 property                  2 properties
$1,196,996                 $3,689,203
0.1% of total               0.4% of total

NEW YORK                    LOUISIANA
4 properties                2 properties
$56,087,678                 $2,065,814
5.4% of total               0.2% of total

MAINE                       ARKANSAS
1 property                  1 property
$2,396,523                  $2,350,841
0.2% of total               0.2% of total

MASSACHUSETTS               TEXAS
4 properties                20 properties
$23,648,810                 $101,223,957
2.3% of total               9.8% of total

CONNECTICUT                 COLORADO
4 properties                4 properties
$8,448,782                  $22,523,043
0.8% of total               2.2% of total

NEW JERSEY                  ARIZONA
7 properties                6 properties
$195,002,398                $15,913,682
18.8% of total              1.5% of total

NEVADA                      CALIFORNIA
6 properties                23 properties
$34,316,127                 $137,795,398
3.3% of total               13.3% of total

(less than)1.0% of Cut-off Date Balance
1.0% - 5.0% of Cut-off Date Balance
5.1% - 10.0% of Cut-off Date Balance
(greater than)10.0% of Cut-off Date Balance

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2001-C1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2001-C1 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-30 of this prospectus supplement, which describe risks that apply to the Series 2001-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-152 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 109 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                TABLE OF CONTENTS

                                                 PAGE
                                                -----
SUMMARY OF CERTIFICATES .....................   S-6
SUMMARY OF TERMS ............................   S-7
RISK FACTORS ................................   S-30
      Geographic Concentration Entails
         Risks ..............................   S-30
      Risk to the Financial Markets
         Relating to Recent Terrorist
         Attacks ............................   S-30
      Risks Relating to Loan
         Concentrations .....................   S-31
      Risks Relating to Enforceability of
         Cross-Collateralization ............   S-32
      Ability to Incur Other Borrowings
         Entails Risk .......................   S-33
      Borrower May Be Unable to
         Repay Remaining Principal
         Balance on Maturity Date or
         Anticipated Repayment Date .........   S-34
      Commercial, Multifamily and
         Mobile Home Park Lending is
         Dependent upon Net Operating
         Income .............................   S-34
      Tenant Concentration Entails Risk......   S-35
      Certain Additional Risks Relating
         to Tenants .........................   S-36
      Mortgaged Properties Leased to
         Multiple Tenants Also Have
         Risks ..............................   S-37
      Tenant Bankruptcy Entails Risks .......   S-37
      Mortgage Loans are Nonrecourse
         and Are Not Insured or
         Guaranteed .........................   S-37
      Retail Properties Have Special
         Risks ..............................   S-37
      Multifamily Properties Have
         Special Risks ......................   S-38
      Office Properties Have Special
         Risks ..............................   S-39
      Industrial Properties Have Special
         Risks ..............................   S-39
      Hotel Properties Have Special
         Risks ..............................   S-40
      Risks Relating to Affiliation with a
         Franchise or Hotel Management
         Company ............................   S-40
      Lack of Skillful Property
         Management Entails Risks ...........   S-41
      Some Mortgaged Properties
         May Not Be Readily Convertible
         to Alternative Uses ................   S-41

                                                 PAGE
                                                -----
      Mortgage Loans Secured By
         Leasehold Interests May Expose
         Investors to Greater Risks of
         Default and Loss ...................   S-41
      Limitations of Appraisals .............   S-42
      Your Lack of Control Over Trust
         Fund Can Create Risks ..............   S-42
      Potential Conflicts of Interest .......   S-42
      Directing Certificateholder
         May Direct Special Servicer
         Actions ............................   S-43
      Bankruptcy Proceedings Entail
         Certain Risks ......................   S-43
      Risks Relating to Prepayments and
         Repurchases ........................   S-44
      Risks Relating to Enforceability of
         Yield Maintenance Charges or
         Defeasance Provisions ..............   S-45
      Risks Relating to Borrower
         Default ............................   S-46
      Risks Relating to Certain
         Payments ...........................   S-46
      Risks of Limited Liquidity and
         Market Value .......................   S-47
      Different Timing of Mortgage
         Loan Amortization Poses
         Certain Risks ......................   S-47
      Subordination of Subordinate
         Offered Certificates ...............   S-47
      Sensitivity to LIBOR Creates
         Special Considerations for
         Investors in the Class A-3F
         Certificates .......................   S-47
      The Swap Contract .....................   S-47
      Environmental Risks Relating to
         the Mortgaged Properties ...........   S-48
      Tax Considerations Relating to
         Foreclosure ........................   S-50
      Risks Associated with One Action
         Rules ..............................   S-50
      Property Insurance ....................   S-50
      Zoning Compliance and Use
         Restrictions .......................   S-51
      Risks Relating to Costs of
         Compliance with Applicable
         Laws and Regulations ...............   S-51
      No Reunderwriting of the
         Mortgage Loans .....................   S-52
      Litigation ............................   S-52
      Book-Entry Registration ...............   S-52
      Risks of Inspections Relating to
         Properties .........................   S-52
      Other Risks ...........................   S-52

                                                  PAGE
                                                 ------
DESCRIPTION OF THE MORTGAGE
 POOL .......................................... S-53
      General .................................. S-53
      Significant Mortgage Loans ............... S-55
      Newport Centre Senior
         Component ............................. S-55
      WestCoast Grand on Fifth
         Avenue ................................ S-60
      Plaza at Woodbridge ...................... S-61
      Westgate Plaza ........................... S-62
      ARD Loan ................................. S-63
      Certain Terms and Conditions of
         the Mortgage Loans .................... S-63
      Additional Mortgage Loan
         Information ........................... S-67
      The Mortgage Loan Sellers ................ S-75
      Underwriting Guidelines and
         Processes ............................. S-77
      Representations and Warranties;
         Repurchases and Substitutions ......... S-78
      Lock Box Accounts ........................ S-86
DESCRIPTION OF THE CERTIFICATES ................ S-87
      General .................................. S-87
      Paying Agent, Certificate
         Registrar and Authenticating
         Agent ................................. S-89
      Book-Entry Registration and
         Definitive Certificates ............... S-89
      Distributions ............................ S-91
      Allocation of Yield Maintenance
         Charges ............................... S-103
      Assumed Final Distribution Date;
         Rated Final Distribution Date ......... S-104
      Subordination; Allocation of
         Collateral Support Deficit ............ S-105
      Advances ................................. S-107
      Appraisal Reductions ..................... S-109
      Reports to Certificateholders;
         Certain Available Information ......... S-111
      Voting Rights ............................ S-114
      Termination; Retirement of
         Certificates .......................... S-114
      The Trustee .............................. S-115
SERVICING OF THE MORTGAGE
 LOANS ......................................... S-117
      General .................................. S-117
      Directing Certificateholder .............. S-119

                                                  PAGE
                                                 ------
      Limitation on Liability of
         Directing Certificateholder and
         the Newport Operating
         Advisor ............................... S-121
      The Master Servicer and the
         Special Servicer ...................... S-121
      Replacement of the Special
         Servicer .............................. S-122
      Servicing and Other
         Compensation and Payment of
         Expenses .............................. S-122
      Maintenance of Insurance ................. S-124
      Modifications, Waiver and
         Amendments ............................ S-125
      Realization Upon Defaulted
         Mortgage Loans ........................ S-127
      Inspections; Collection of
         Operating Information ................. S-129
      Certain Matters Regarding the
         Master Servicer, the Special
         Servicer and the Depositor ............ S-129
      Events of Default ........................ S-131
      Rights Upon Event of Default ............. S-132
      Amendment ................................ S-132
DESCRIPTION OF THE SWAP
 CONTRACT ...................................... S-134
      General .................................. S-134
      Distributions from the Floating
         Rate Account .......................... S-134
      The Swap Contract ........................ S-135
      Termination Fees ......................... S-136
      The Swap Counterparty .................... S-136
YIELD AND MATURITY
 CONSIDERATIONS ................................ S-136
      Yield Considerations ..................... S-136
      Weighted Average Life .................... S-139
      Yield Sensitivity of the Offered
         Certificates .......................... S-143



CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................................. S-145
METHOD OF DISTRIBUTION ......................... S-147
LEGAL MATTERS .................................. S-148
RATINGS ........................................ S-148
LEGAL INVESTMENT ............................... S-149
ERISA CONSIDERATIONS ........................... S-149
INDEX OF PRINCIPAL DEFINITIONS ................. S-152

ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
         PROPERTIES

ANNEX B--CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

ANNEX C--NEW ISSUE TERM SHEET

ANNEX D--NEWPORT LOAN AMORTIZATION SCHEDULE

ANNEX E--FORM OF REPORT TO CERTIFICATEHOLDERS

                             SUMMARY OF CERTIFICATES

             INITIAL
              CLASS
           CERTIFICATE                                      ASSUMED
            BALANCE OR    APPROXIMATE   PASS-THROUGH         FINAL
             NOTIONAL        CREDIT         RATE          DISTRIBUTION
  CLASS     AMOUNT (1)    SUPPORT (8)    DESCRIPTION        DATE (4)
-------- --------------- ------------- -------------- -------------------
   A-1    $ 51,200,000       21.375%       Fixed         April 12, 2006
   A-2    $156,900,000       21.375%       Fixed       January 12, 2011
   A-3    $580,796,000       21.375%       Fixed       October 12, 2011
   A-3F   $ 25,000,000       21.375%   Variable (2)    October 12, 2011
    B     $ 47,876,000       16.750%       Fixed       October 12, 2011
    C     $ 43,995,000       12.500%       Fixed      November 12, 2011
    D     $ 12,939,000       11.250%     Fixed (3)    November 12, 2011
    E     $ 25,879,000        8.750%   Variable (7)          N/A
    F     $ 12,940,000        7.500%   Variable (7)          N/A
    G     $ 21,997,000        5.375%     Fixed (3)           N/A
    H     $  9,058,000        4.500%     Fixed (3)           N/A
    J     $  6,469,000        3.875%     Fixed (3)           N/A
    K     $ 10,352,000        2.875%     Fixed (3)           N/A
    L     $  5,176,000        2.375%     Fixed (3)           N/A
    M     $  5,176,000        1.875%     Fixed (3)           N/A
    NR    $ 19,408,998        N/A        Fixed (3)           N/A

             INITIAL      WEIGHTED                              PRINCIPAL OR
          PASS-THROUGH     AVERAGE                                NOTIONAL
              RATE          LIFE                    EXPECTED     PRINCIPAL
  CLASS     (APPROX.)    (YRS.) (6)   CUSIP NO.   RATINGS (5)    WINDOW (6)
-------- -------------- ------------ ----------- ------------- -------------
   A-1            %        2.50                       AAA        1/02- 4/06
   A-2            %        6.50                       AAA        4/06- 1/11
   A-3            %        9.64                       AAA        1/11-10/11
   A-3F           %        9.64                       AAA        1/11-10/11
     B            %        9.83                        AA       10/11-10/11
     C            %        9.85                        A        10/11-11/11
     D            %        9.91                        A-       11/11-11/11
     E            %         N/A         N/A           BBB           N/A
     F            %         N/A         N/A           BBB-          N/A
     G            %         N/A         N/A           BB+           N/A
     H            %         N/A         N/A            BB           N/A
     J            %         N/A         N/A           BB-           N/A
     K            %         N/A         N/A            B+           N/A
     L            %         N/A         N/A            B            N/A
     M            %         N/A         N/A            B-           N/A
    NR            %         N/A         N/A            NR           N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The initial LIBOR rate will be determined 2 London banking days before the closing date. The initial LIBOR rate will be the linear interpolation of both the one-month and two-month LIBOR rates, based upon an initial interest accrual period of 29 days. Under certain circumstances described in this prospectus supplement, the interest rate may convert from a
      LIBOR-based rate to a fixed rate of   % for the entire amount of the Class
      A-3F certificates. See "Description of the Swap Contract--The Swap Contract" in this prospectus supplement.

(3) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class D, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate.

(4) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is October 12, 2035. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(5) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc. The ratings of the Class A-3F certificates only reflect the receipt of interest at a fixed
      rate not to exceed    % per annum.

(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(7) The pass-through rates applicable to the Class E and Class F certificates on each distribution date will in each case be equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year
      consisting of twelve 30-day months) minus    % per annum.

(8) The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, and Class A-3F are represented in the aggregate.

     The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR certificates are not offered by this prospectus supplement.

     The Class X-1, Class X-2, Class NC-1, Class NC-2, Class NC-3, Class NC-4, Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation (successor by merger to The Chase
                               Manhattan Bank and Morgan Guaranty Trust Company
                               New York) which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.
                               The depositor's address is 270 Park Avenue, New
                               York, New York 10017, and its telephone number is
                               (212) 834-9280. See "The Depositor" in the prospectus.


Master Servicer.............   Midland Loan Services, Inc., a Delaware
                               corporation. The master servicer's principal address is 210 West 10th Street, Kansas City,
                               Missouri 64105, and its telephone number is (816)
                               435-5000. See "Servicing of the Mortgage
                               Loans--The Master Servicer" in this prospectus supplement.


Special Servicer............   Midland Loan Services, Inc., a Delaware
                               corporation. The special servicer's address is 210 West 10th Street, Kansas City, Missouri
                               64105, and its telephone number is (816)
                               435-5000. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See
                               "Servicing of the Mortgage Loans--The Special
                               Servicer" in this prospectus supplement.


Trustee.....................   Wells Fargo Bank Minnesota, N.A., a national
                               banking association with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 11000
                               Broken Land Parkway, Columbia, Maryland
                               21044-3562. See "Description of the
                               Certificates--The Trustee" in this prospectus supplement.


Paying Agent................   LaSalle Bank National Association. LaSalle Bank
                               National Association will also act as the certificate registrar and authenticating agent.
                               The paying agent's address is 135 S. LaSalle
                               Street, Chicago, Illinois 60603, Attention:
                               Asset-Backed Securities Trust Services Group-J.
                               P. Morgan Chase Commercial Mortgage Securities
                               Corp.-Commercial Mortgage Pass-Through
                               Certificates, Series 2001-C1 and its telephone number is (312) 904-7807. See "Description of the Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement.

Mortgage Loan Sellers.......   JPMorgan Chase Bank, a New York banking
                               corporation, which is contributing approximately
                               52.8% of the mortgage loans by aggregate principal balance as of the cut-off date, PNC
                               Bank, National Association, a national banking association, which is contributing approximately
                               25.3% of the mortgage loans by aggregate principal balance as of the cut-off date and LaSalle Bank National Association, a national banking association, which is contributing approximately 21.9% of the mortgage loans by aggregate principal balance as of the cut-off date. JPMorgan Chase Bank is an affiliate of J.P.
                               Morgan Securities Inc., one of the underwriters.
                               LaSalle Bank National Association is an affiliate of ABN AMRO Incorporated, one of the underwriters and is also the Paying Agent. PNC Bank, National
                               Association, is an affiliate of PNC Capital
                               Markets, Inc., one of the underwriters and Midland Loan Services, Inc., the master servicer and the special servicer. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                          SELLERS OF THE MORTGAGE LOANS


                                                AGGREGATE
                                 NUMBER OF      PRINCIPAL
                                  MORTGAGE   BALANCE OF THE   % OF INITIAL
             SELLER                LOANS     MORTGAGE LOANS   POOL BALANCE
------------------------------- ----------- ---------------- -------------
  JPMorgan Chase Bank .........     76       $  546,186,416        52.8%
  PNC Bank, National
  Association .................     42          262,236,129        25.3%
  LaSalle Bank National
  Association .................     52          226,739,454        21.9%
                                   ---       --------------       -----
  Total .......................    170       $1,035,161,999      100.00%
                                   ===       ==============      ======

Cut-off Date................   December 10, 2001.


Closing Date................   On or about December 14, 2001.


Distribution Date...........   The 12th day of the month or, if that day is
                               not a business day, the next business day, beginning in January 2002.


Interest Accrual Period.....   Interest will accrue on the offered
                               certificates (except for the Class A-3F
                               certificates) during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days. Interest will accrue on the Class A-3F certificates during the period from (and including) the 12thday of the month preceding the month in which the related distribution date occurs (or the closing date, in the case of the first accrual period) and ending on and including the 11th day of the next succeeding month and will be calculated assuming that each year has 360 days and based on the actual number of days in the accrual period.

Due Period..................   For any mortgage loan and any distribution
                               date, the period commencing on the day
                               immediately following the due date for such mortgage loan in the month preceding the month in which the related distribution date occurs and ending on the due date for such mortgage loan in the month in which the related distribution date occurs.


Determination Date..........   The 4th business day prior to the related
                               distribution date.


                               OFFERED SECURITIES

General.....................   We are offering the following seven classes of
                               commercial mortgage pass-through certificates as part of Series 2001-C1:

                               o Class A-1

                               o Class A-2

                               o Class A-3

                               o Class A-3F

                               o Class B

                               o Class C

                               o Class D

                               Series 2001-C1 will consist of a total of 25 classes, the following 18 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class X-1, Class X-2, Class NC-1, Class NC-2, Class NC-3, Class NC-4, Class S, Class R, and Class LR.

                               On the closing date, the Class A-3F regular interest will also be issued by the trust fund as an uncertificated regular interest in the Upper-Tier REMIC. The Class A-3F regular interest is not offered hereby. The depositor will transfer the Class A-3F regular interest and the swap contract to the trustee in exchange for the Class A-3F certificates. The Class A-3F certificates will represent all of the beneficial ownership interest in the portion of the trust fund that consists of the Class A-3F regular interest, the floating rate account and the swap contract.

                               The Series 2001-C1 certificates will collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 170 mortgage loans secured by first liens on 177 commercial, multifamily and mobile home park properties.

                               The Class NC-1, Class NC-2, Class NC-3 and Class NC-4 certificates will represent the subordinate interest in a single mortgage loan (the Newport loan).

Certificate Principal
 Amounts.....................  Your certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 10%:

  Class A-1 ..........   $ 51,200,000     principal amount
  Class A-2 ..........   $156,900,000     principal amount
  Class A-3 ..........   $580,796,000     principal amount
  Class A-3F .........   $ 25,000,000     principal amount
  Class B ............   $ 47,876,000     principal amount
  Class C ............   $ 43,995,000     principal amount
  Class D ............   $ 12,939,000     principal amount

                               The principal amount of the Class A-3F
                               certificates corresponds to the principal amount of the Class A-3F regular interest.

PASS-THROUGH RATES


A. Offered Certificates (Other
   than Class A-3F)..........  Your certificates will accrue interest at an annual rate called a pass-through rate which is set forth below for each class other than the Class A-3F certificates:


  Class A-1 .........      %
  Class A-2 .........      %
  Class A-3 .........      %
  Class B ...........      %
  Class C ...........      %
  Class D ...........      %(1)

                               ------------
                               (1) For any distribution date, if the weighted average of the interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months and net of all servicing, paying agent and trustee fees) as of the first day of the related due period is less than the rate specified for the Class D certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate.

B. Class A-3F Certificates...  The Class A-3F certificates will accrue interest at an annual pass-through rate equal to LIBOR
                               plus    %. The initial LIBOR rate will be
                               determined 2 London banking days before the closing date. The initial LIBOR rate will be the linear interpolation of both the one-month and two-month LIBOR rates, based upon an initial interest accrual period of 29 days. Under certain circumstances described in this prospectus supplement, the interest rate may convert from a LIBOR-based rate to a fixed rate. See "Description of the Swap Contract--The Swap Contract" in this prospectus supplement.

                               With respect to the Class A-3F certificates, in the case of a default of the swap counterparty under the swap contract, and until such default is cured or the swap counterparty is replaced, the Class A-3F certificates will accrue interest at the pass-through rate of the Class A-3F regular interest, which is %. In the case that there are insufficient funds in the floating rate account to pay the swap counterparty and the related class of certificates, the amount of interest payable on the Class A-3F certificates will be reduced in proportion to the amount of the interest shortfall on the Class A-3F regular interest. The rating by the rating agencies of the Class A-3F certificates only reflects the receipt of interest up to the interest rate on the related Class A-3F regular interest.

C. Interest Rate Calculation
   Convention................  Interest on your certificates (except for the
                               Class A-3F certificates) will be calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360" basis. Interest for the Class A-3F certificates will be calculated on the basis of the actual number of days elapsed during the related accrual period and a 360-day year, or an "actual/360" basis. For purposes of calculating the pass-through rates on the Class D Certificates and the Class X and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. 169 of the mortgage loans, representing approximately 99.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest based on an actual/360 basis, and 1 mortgage loan, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrues interest on a 30/360 basis. The interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                               Rates" in this prospectus supplement. See
                               "Description of the Certificates--Distributions-- Pass-Through Rates " and "Description of the Certificates--Distributions--Interest
                               Distribution Amount" in this prospectus
                               supplement.

Swap Contract................  The trust fund will have the benefit of an interest rate swap agreement relating to the Class A-3F certificates, from JPMorgan Chase Bank. The swap contract will have an initial notional amount equal to the initial certificate balance of the Class A-3F certificates which is $25,000,000.

                               JPMorgan Chase Bank has a long-term unsecured debt rating of "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and "AA" by Fitch, Inc. JP Morgan Chase Bank, a mortgage loan seller, is an affiliate of the depositor and one of the underwriters.

                               The notional amount of the swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-3F certificates. The swap contract will have a termination date of October 12, 2014 (the date occurring 3 years following the assumed final distribution date of the Class A-3F certificates as described in this prospectus supplement). Under the swap contract, the swap counterparty will generally be required to pay to the trust fund on the business day prior to each distribution date the product of (i) the notional amount of the swap contract and (ii) LIBOR plus % (based on the actual number of days elapsed over 360). See "Description of the Swap Contract" and "Risk Factors--The Swap Contract" in this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order
   of Distributions..........  On each distribution date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               First/Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 certificates and Class A-3F regular interest: To interest on Class A-1, Class A-2, Class A-3, Class X-1 and Class X-2 certificates and Class A-3F regular interest, pro rata, in accordance with their interest entitlements.

                               Second/Class A-1, Class A-2 and Class A-3 certificates and Class A-3F regular interest: To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates, in that order and then to Class A-3 certificates and Class A-3F regular interest, pro rata, until reduced to zero. If the principal amount of each class of certificates other than Class A-1, Class A-2 and Class A-3 certificates and Class A-3F regular interest has been reduced to zero, funds available for principal will be distributed to Class A-1, Class A-2 and Class A-3 certificates and the Class A-3F regular interest, pro rata, rather than sequentially.

                               Third/Class A-1, Class A-2 and Class A-3 certificates and Class A-3F regular interest:
                               After the principal amount of each class of certificates other than Class A-1, Class A-2 and Class A-3 certificates and the Class A-3F regular interest has been reduced to zero, to reimburse Class A-1, Class A-2 and Class A-3 certificates and the Class A-3F regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

                               Fourth/Class B certificates: To Class B
                               certificates as follows: (a) to interest on Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, Class A-1, Class A-2, Class A-3 certificates and the Class A-3F regular interest), to principal on Class B certificates until reduced to zero; and (c) to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                               Fifth/Class C certificates: To Class C
                               certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                               Sixth/Class D certificates: To Class D
                               certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                               Seventh/Non-offered certificates (other than the Class X certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                               On each distribution date, the available funds relating to the Class A-3F regular interest will be applied to make distributions to the holders of the Class A-3F certificates in the manner described under "Description of the Swap Contract" in this prospectus supplement. Any distributions in reduction of the principal balance of the Class A-3F certificates will be made in an amount equal to the amount of principal allocated to the Class A-3F regular interest. See "Description of the Certificates-- Distributions" in this prospectus supplement.

                               On each distribution date, holders of the Class NC certificates will only be entitled to distributions of amounts relating to the Newport loan. See "Description of the
                               Certificates--Distributions" in this prospectus supplement.

B. Interest and Principal
   Entitlements..............  A description of each class's interest entitlement can be found in "Description of the Certificates--Distributions--
                               Interest Distribution Amount" in this prospectus supplement.

                               A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions--Principal
                               Distribution Amount" in this prospectus
                               supplement.

C. Yield Maintenance
   Charges...................  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                               certificates as described in "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

                               For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-- Prepayment Provisions" in this prospectus supplement.

A. General..................   The chart below describes the manner in which
                               the payment rights of certain classes (or in the case of the Class A-3F certificates, the Class
                               A-3F regular interest) will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest
                               (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-1 and
                               Class X-2 certificates and Class A-3F regular interest). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2001-C1 certificates that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to any class of Class NC certificates (other than mortgage loan losses on the Newport loan) or the Class S, Class
                               R or Class LR certificates. Mortgage loan losses that are realized on the Newport loan will be allocated to the classes of Class NC certificates to the extent of the certificate balance of the Class NC certificates (beginning with the Class
                               NC-4 certificates) before being allocated to any other class of certificate. Additionally, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and X-2 certificates and, therefore, the amount of interest they accrue.

                  -------------------------------------------
                  Class A-1, Class A-2, Class A-3, Class A-3F
                   regular interest, Class X-1 and Class X-2*
                  -------------------------------------------
                                    Class B
                  -------------------------------------------
                                    Class C
                  -------------------------------------------
                                    Class D
                  -------------------------------------------
                                    private
                                 certificates**
                  -------------------------------------------

                               * The Class X-1 and Class X-2 certificates are interest-only certificates.

                               ** Other than the Class X-1, Class X-2, Class S, Class R and Class LR certificates. Each class of Class NC certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the Newport loan.

                               No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                               Any allocation of a loss to a class of
                               certificates will reduce the principal amount of that class.

                               See "Description of the Certificates" in this prospectus supplement.

B. Shortfalls in
   Available Funds...........  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation which the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer or the trustee (to the extent not covered by default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; shortfalls resulting from involuntary prepayments; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, shortfalls in the available funds with respect to the Class A-3F regular interest will result in shortfalls being experienced by the Class A-3F certificates. See "Description of the Certificates--Distributions-- Priority" in this prospectus supplement.
ADVANCES

A. P&I Advances.............   The master servicer is required to advance
                               delinquent periodic mortgage loan payments if it determines that the advance will be recoverable.
                               The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. The master servicer also is not required to advance amounts deemed non-recoverable. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. See
                               "Description of the Certificates-- Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the paying agent's fee and trustee's fee.

B. Property Protection
   Advances..................  The master servicer may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. Neither the master servicer nor the trustee is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.


C. Interest on Advances.....   The master servicer and the trustee, as
                               applicable, will be entitled to interest on these advances, compounded monthly, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates--Advances" and "--Subordination;
                               Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of
                               Delinquencies" and "Description of the Pooling
                               Agreements--Certificate Account" in the
                               prospectus.

                               THE MORTGAGE LOANS

The Mortgage Pool...........   The trust's primary assets will be 170 fixed
                               rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 177 commercial, multifamily and mobile home park properties.

                               The aggregate principal balance of the Newport loan (including the subordinate component) as of the cut-off date will be approximately $160,000,000. The subordinate component, represented by the Class NC certificates, is not being offered by this prospectus supplement. Only the senior component (with an outstanding principal balance of $120,635,000) of this mortgage loan will be represented by the offered certificates. See "Description of the Mortgage Pool--Significant Mortgage Loans--Newport Centre Senior Component" in this prospectus supplement. All principal and interest collections on the Newport loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement.

                               The following tables set forth certain
                               anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in December 2001 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date. For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the senior component of the Newport loan. Generally, the subordination of the subordinate component of the Newport loan decreases the loan-to-value ratio and increases the debt service coverage ratio of the senior component of the Newport loan included as a "mortgage loan" in this prospectus supplement because those ratios are based only on the senior component of the Newport loan. References to the original principal balance of the senior component of the Newport loan are references to the principal balance of that mortgage loan (including the subordinate component) as of the origination date, less the subordinate component. The mortgage loans will have the following approximate characteristics as of the cut-off date:

  Aggregate principal balance (1) ............... $1,035,161,999
  Number of mortgage loans ...................... 170
  Number of mortgaged properties ................ 177
  Number of balloon mortgage loans (2) .......... 160
  Number of mortgage loans with partial
  interest-only periods ......................... 4
  Mortgage loans with anticipated repayment
  dates ......................................... 1
  Number of fully amortizing mortgage loans...... 5
  Range of mortgage loan principal balances ..... $648,519 to $120,635,000
  Average mortgage loan principal balance ....... $6,089,188
  Range of mortgage rates ....................... 6.5675% to 8.6700%
  Weighted average mortgage rate ................ 7.2836%
  Range of original terms to maturity (3) ....... 60 months to 240 months
  Weighted average original term to maturity
  (3) ........................................... 119 months
  Range of remaining terms to maturity (3) ...... 52 months to 237 months
  Weighted average remaining term to
  maturity (3) .................................. 115 months
  Range of original amortization terms .......... 180 months to 360 months
  Weighted average original amortization
  term .......................................... 348 months
  Range of remaining amortization terms ......... 174 months to 360 months
  Weighted average remaining amortization
  term .......................................... 345 months
  Range of loan-to-value ratios ................. 19.5% to 84.9%
  Weighted average loan-to-value ratio .......... 68.1%
  Range of loan-to-value ratios as of the
  maturity date (3) ............................. 0.4% to 75.5%
  Weighted average loan-to-value ratio as of
  the maturity date (3) ......................... 59.0%
  Range of debt service coverage ratios ......... 1.15x to 5.22x
  Weighted average debt service coverage
  ratio ......................................... 1.52x
  Range of occupancy rates (4) .................. 85.0% to 100.0%
  Weighted average occupancy rate (4) ........... 96.8%

                               ------------
                               (1) Subject to a permitted variance of plus or minus 10%.

                               (2)   Excludes the mortgage loan with an
                                     anticipated repayment date and the mortgage loans which pay interest-only for a portion of their term.

                               (3)   In the case of 1 mortgage loan, the
                                     anticipated repayment date.

                               (4) Excludes 3 hotel properties, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which have occupancy rates that range from 68.8% to 79.2%; if the mortgage loans secured by hotel properties are included, the range of occupancy rates of the mortgaged properties is 68.8% to 100% and the weighted average occupancy rate of the mortgaged properties is 95.9%.

                               All of the mortgage loans bear interest at fixed rates.

                               167 of the mortgage loans, representing
                               approximately 86.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require the borrowers to make scheduled payments of principal and/or interest on the 1st day of each month (in most cases, subject to the grace periods described below) and 3 of the mortgage loans, representing approximately 13.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require payments to be made on the 10thday of each month. Generally, the mortgage loans provide for a grace period of 10 or less days except with respect to 1 of the mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which provides for a grace period of 15 days. The master servicer is required to make advances with respect to periodic mortgage loan payments on mortgage loans with grace periods or due dates that extend beyond the service remittance date and will not be entitled to interest on any such advances until the expiration of the grace period or the passage of the due date, as the case may be, applicable to such mortgage loan. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               The mortgage loans accrue interest based on the following conventions:

                             INTEREST ACCRUAL BASIS

                                       AGGREGATE
                        NUMBER OF      PRINCIPAL
                         MORTGAGE   BALANCE OF THE   % OF INITIAL
     ACTUAL BASIS         LOANS     MORTGAGE LOANS   POOL BALANCE
---------------------- ----------- ---------------- -------------
  Actual/360 .........     169      $1,027,376,594       99.2%
  30/360 .............       1           7,785,404        0.8
                           ---      --------------       ----
  Total ..............     170      $1,035,161,999        100%
                           ===      ==============       ====

                               See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               AMORTIZATION TYPES

                                                AGGREGATE
                                 NUMBER OF      PRINCIPAL
                                  MORTGAGE   BALANCE OF THE   % OF INITIAL
      TYPE OF AMORTIZATION         LOANS     MORTGAGE LOANS   POOL BALANCE
------------------------------- ----------- ---------------- -------------
  Balloon Loans(1) ............     160      $  861,958,515       83.3%
  Interest-only Loans(2) ......       4         156,345,085       15.1
  ARD Loan ....................       1           5,318,580        0.5
  Fully Amortizing Loans ......       5          11,539,819        1.1
                                    ---      --------------       ----
  Total .......................     170      $1,035,161,999        100%
                                    ===      ==============       ====

                               ------------
                               (1)   Excludes the mortgage loan with an
                                     anticipated repayment date, and the
                                     mortgage loans which pay interest-only for a portion of their term.

                               (2) These mortgage loans provide for monthly payments of interest-only for a period ranging from 6 months to 2 years at the beginning of the term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

                               1 mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off this mortgage loan on its anticipated repayment date. The amortization term of this mortgage loan is the same as the remaining term to maturity if the mortgage loan is not prepaid on its anticipated repayment dates.

                               See "Description of the Mortgage Pool--Additional Mortgage Loan Information"and"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               The following table contains general information regarding the prepayment provisions of the mortgage loans:

                        OVERVIEW OF PREPAYMENT PROTECTION

                                                 AGGREGATE
                                  NUMBER OF      PRINCIPAL
                                   MORTGAGE   BALANCE OF THE   % OF INITIAL
      PREPAYMENT PROTECTION         LOANS     MORTGAGE LOANS   POOL BALANCE
-------------------------------- ----------- ---------------- -------------
  Lockout with defeasance ......     161      $  967,980,386       93.5%
  Lockout period followed by
  yeild maintenance ............       9          67,181,613        6.5
                                     ---      --------------       ----
  Total ........................     170      $1,035,161,999        100%
                                     ===      ==============       ====

                               Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the mortgage loan.

                               All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity date or anticipated repayment date. For 160 of the mortgage loans, representing approximately 83.5% of the pool of mortgage loans as of the cut-off date, this period is approximately 3 months or less prior to such date. For 6 of the mortgage loans, representing approximately 15.4% of the pool of mortgage loans as of the cut-off date, this period is approximately 4-6 months prior to such date.

                               For 1 of the mortgage loans (identified as Loan No. 150 on Annex A to this prospectus supplement), representing approximately 0.1% of the pool of mortgage loans as of the cut-off date, this period is approximately 12 months prior to the stated maturity date. For 3 of the mortgage loans (identified as Loan Nos. 41,166 and 167 on Annex A to this prospectus supplement), representing in the aggregate approximately 0.9% of the pool of mortgage loans as of the cut-off date, this period is approximately 24 months prior to the stated maturity date.

                               See "Description of the Mortgage Pool--Additional Mortgage Loan Information," "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Defeasance; Collateral Substitution" in this prospectus supplement.

  TEN LARGEST MORTGAGE LOANS OR GROUP OF CROSS-COLLATERALIZED MORTGAGE LOANS




                                             AGGREGATE     PERCENTAGE
                                              CUT-OFF      OF INITIAL
                                 NUMBER         DATE          POOL
LOAN/GROUP NAME                 OF LOANS      BALANCE        BALANCE
------------------------------ ---------- --------------- ------------
Newport (Senior
 Component) ..................      1      $120,635,000        11.7%
WestCoast Grand on Fifth
 Avenue ......................      1        35,879,968         3.5%
Plaza at Woodbridge ..........      1        35,814,360         3.5%
Westgage Plaza ...............      1        25,764,765         2.5%
Jupiter Multifamily Portfolio
 Loans (1) ...................      6        19,252,012         1.9%
30 & 45 Technology Drive .....      1        16,159,752         1.6%
Cranberry Commons ............      1        15,912,458         1.5%
Augusta Apartment
 Complex .....................      1        15,357,991         1.5%
Fair Oaks Mall ...............      1        14,952,470         1.4%
The Windward Apartments ......      1        13,480,539         1.3%
                                    -      ------------        ----
                                   15      $313,209,316        30.3%
                                   ==      ============        ====


                                              STATED
                                             REMAINING
                                 MORTGAGE      TERM                CUT-OFF DATE    LTV RATIO
LOAN/GROUP NAME                    RATE       (MOS.)      DSCR       LTV RATIO    AT MATURITY
------------------------------ ------------ ---------- ---------- -------------- ------------
Newport (Senior
 Component) ..................     6.5675%      118        2.39x        44.7%         38.7%
WestCoast Grand on Fifth
 Avenue ......................     7.9300%      115        1.55x        59.3%         49.2%
Plaza at Woodbridge ..........     7.4800%      127        1.37x        65.1%         51.5%
Westgage Plaza ...............     7.2400%      118        1.27x        79.9%         70.3%
Jupiter Multifamily Portfolio
 Loans (1) ...................     7.2450%      116        1.28x        77.1%         68.0%
30 & 45 Technology Drive .....     7.6400%      116        1.26x        75.2%         66.9%
Cranberry Commons ............     7.7100%      111        1.22x        74.4%         66.5%
Augusta Apartment
 Complex .....................     7.2700%      116        1.33x        79.6%         70.2%
Fair Oaks Mall ...............     7.6100%       80        1.25x        66.5%         62.0%
The Windward Apartments ......     7.0200%      118        1.26x        78.4%         68.6%
                                   7.1420%      116        1.74x        60.9%         52.6%

----------
(1) Statistics represent weighted averages of the cross-collateralized mortgage loans.


Newport.....................   The Newport loan (identified as Loan No. 1 on
                               Annex A to this prospectus supplement) is secured by a first lien on a three-level, super-regional mall located in Jersey City, New Jersey and represents approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The center consists of approximately 386,587 square feet of in-line space (including a 12-screen movie theater) and a two-story parking garage, with approximately
                               3,733 spaces. Each of Sears and J.C. Penney owns its own improvements, JC Penney owns its own anchor pad, and Macy's has been excluded from the security for the mortgage loan. The center was constructed in 1987, renovated in 2000, has current in-line occupancy of approximately 97.7%.
                               The sponsors of the borrower are the Simon and Lefrak families. A Simon Property Group affiliate manages and oversees the daily operations of the mall. See "Description of the Mortgage
                               Pool--Significant Mortgage Loans--Newport Centre
                               Senior Component" in this prospectus supplement.


WestCoast Grand on Fifth
Avenue......................   The WestCoast Grand on Fifth Avenue loan
                               (identified as Loan No. 2 on Annex A to this prospectus supplement) is secured by a first lien on a 297 room full service luxury hotel located in Seattle and represents approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The property is situated a few blocks from the recently expanded Washington State Convention
                               Center. The property was originally constructed as an office building in 1974 and was converted to its current use in 1996. Occupancy has been between 75% and 77% since 1998, and RevPar has ranged from $96 to $102 during the same period.
                               The hotel features 13,882 square feet of meeting space, an 8,900 square foot ballroom, business center, fitness center and two restaurants. The sponsor of the borrower is WestCoast Hospitality
                               Corporation (NYSE: WEH), a regional hotel chain.
                               WEH owns, operates and franchises 45 full service hotels throughout the Western United States
                               (approx. 8,500 rooms).

Plaza at Woodbridge.........   The Plaza at Woodbridge loan (identified as
                               Loan No. 3 on Annex A to this prospectus supplement) is secured by a first lien on a 416,160 square foot anchored retail shopping center located in Woodbridge, New Jersey and represents approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The center was built in 1962 and renovated in 2000. The center is anchored by Best Buy, Toys R Us and Kids R Us. As of August 6, 2001 the mortgaged property was approximately 97.2% occupied.


Westgate Plaza..............   The Westgate Plaza loan (identified as Loan No.
                               4 on Annex A to this prospectus supplement) is secured by a first lien on an 316,355 square foot anchored retail shopping center located in Gates, New York and represents approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The mortgaged property contains approximately 316,355 net rentable square feet on 38.18 acres. The center was built in 2000, and is currently anchored by Wal-Mart Stores, Inc., Eckerd Drugs and Staples, Inc. As of September 2001, the mortgaged property was approximately 98% occupied. The sponsor of the borrower is Randall
                               Benderson. The property is managed by Benderson
                               Development Company, Inc. (BDCI), an affiliate of the borrower. BDCI owns and operates over 700 properties totaling 35 million square feet.


Jupiter Multifamily
 Portfolio Loans...............  The Jupiter Multifamily Portfolio loans
                               (identified as Loan No. 37, 107, 125, 133, 134
                               and 145 on Annex A to this prospectus supplement) are six mortgage loans each secured by a first lien on 6 separate garden-style apartment complexes and, in the aggregate, represent approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each Jupiter Multifamily Portfolio loan is cross-collateralized and cross-defaulted with each other Jupiter Multifamily

                               Portfolio loan. The Grove Station Apartments are located in Greenville, South Carolina and consists of 308 units which were constructed in 1971 and renovated in 2000, with occupancy as of February 2001 of 95%. The Merritt Landings Apartments are located in Brunswick, Georgia and consists of 128 units which were constructed in 1971 and renovated in 2000, with occupancy as of July 2001 of 97%. The Hidden Park Apartments are located in Spartanburg, South Carolina and consists of 100 units which were constructed in 1972 and renovated in 2000, with occupancy as of June 2001 of 100%. The Willow Glen Apartments are located in Rock Hill, South Carolina and consists of 96 units which were constructed in 1972 and renovated in 2000, with occupancy as of July 2001 of 96%. The Quail Pointe Apartments are located in Spartanburg, South Carolina and consists of 100 units which were constructed in 1973 and renovated in 2000, with occupancy as of July 2001 of 92%. The Ashley Chase Apartments are located in Sumter, South Carolina and consists of 100 units which were constructed in 1970 and renovated in 2000, with occupancy as of July 2001 of 95%. The sponsor of the borrower for each of the Jupiter Multifamily Portfolio Loans is SC/GA Apartment Venture LLC. Each of the related mortgaged properties in the Jupiter Multifamily Portfolio Loans is managed by Brencor Asset Management, Inc. (BAMI). BAMI is a multifamily property management company that currently manages over 7000 units (33 properties) in Florida, Georgia, South Carolina and Tennessee.

30 & 45 Technology Drive
Portfolio...................   The 30 & 45 Technology Drive Portfolio loan
                               (identified as Loan No. 5 on Annex A to this prospectus supplement) is secured by a first lien on two 2-story flex-office buildings located in Warren, New Jersey approximately 30 miles south of New York City and represents approximately
                               1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
                               The 30 Technology Drive property contains approximately 100,619 net rentable square feet and, as of September 1, 2001, the property was approximately 94.2% occupied. The 45 Technology
                               Drive property contains approximately 45,392 net rentable square feet and, as of September 1, 2001, the property was approximately 100% occupied. The sponsor of the borrower is Atlantic
                               Development and Management Corp. which has built and currently manages over 800,000 square feet in the local region.


Cranberry Commons Shopping
Center......................   The Cranberry Commons Shopping Center
                               (identified as Loan No. 6 on Annex A to this prospectus supplement) is secured by a first lien on a shopping center located within a regional shopping center located 18 miles north of Pittsburgh, PA and represents approximately
                               1.5% of the aggregate pool of mortgage loans as of the cut-off date. The mortgaged property was built in 1999, and contains approximately 151,121 net rentable square feet of retail space on 36.6 acres. Tenants of space in the mortgaged property include Linens `N' Things, TJMaxx and Staples. As of January 2001, the mortgaged property was approximately 92% occupied. The sponsors of the borrower are Jared A. Cooper, Joseph M. Spirer,
                               Stephen Coslik, Donald B. Rodgers, Kenneth D.
                               Wright and Donald P. Tarosky. The property is managed by Woodmont Property Management Company
                               (WPMC), an affiliate of the borrower. WPMC is a member of the Woodmont Companies, headquartered in Fort Worth, Texas.

Augusta Apartment Complex...   The Augusta Apartment Complex loan (identified
                               as Loan No. 7 on Annex A to this prospectus supplement) is secured by a first lien on a 272-unit apartment complex consisting of 18 two-story buildings located in southeast Las
                               Vegas and represents approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The property contains 104 one-bedroom units, 144 two-bedroom units and 24 three-bedroom units.
                               Amenities include a swimming pool, a spa, an exercise room and a clubhouse. The Augusta
                               Apartments were constructed in 2000. As of August
                               2001, the property was approximately 92.3% occupied. The sponsor of the borrower is Franz
                               Weinhandl. The property is managed by Realty
                               Management, Inc (RMI). RMI is a multifamily property management company that currently manages over 11,000 units (40 properties) in Southern Nevada, Texas and Massachusetts.


Fair Oaks Mall..............   The Fair Oaks Mall loan (identified as Loan No.
                               8 on Annex A to this prospectus supplement) is secured by a first lien on an enclosed anchored retail shopping mall in Columbus, Indiana, located approximately 45 miles south of Indianapolis, Indiana and represents approximately 1.4% of the aggregate pool of mortgage loans as of the cut-off date. The mortgaged property was built in 1990 and renovated in 1998 and contains approximately
                               357,142 net rentable square feet. It is anchored by K-Mart, Elder-Beerman and J.C. Penney and as of June 2001 the mortgaged property was approximately 89% occupied. The sponsor of the Borrower is David W. Schostak. The property is managed by Schostak Management (SM), an affiliate of the borrower. SM currently manages over $1 billion of properties, including four regional malls, nine neighborhood shopping centers, two office buildings and three mixed use developments.

The Windward Apartments.....   The Windward Apartments loan (identified as
                               Loan No. 9 on Annex A to this prospectus supplement) is secured by a first lien on a 274-unit apartment complex consisting of 20 two-story residential buildings located in
                               Webster, southeast of Houston, Texas and represents approximately 1.3% of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date. The property contains 48 efficiency units, 132 one-bedroom units and 94 two-bedroom units.
                               Amenities include a swimming pool, water volleyball, a fitness center, lockable storage areas, laundry facilities, gated entry and covered parking. The Windward Apartments were constructed in 1991. As of September 2001, the property was approximately 94.1% occupied. The sponsor of the borrower is Michael B. Smuck. The property is managed by MBS Management Services, Inc. (MBS), an affiliate of the borrower. MBS manages 11,570 apartment homes owned by affiliated entities, including 26 apartment complexes (5,109 units) in the Houston market.


                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations...............   The offered certificates will be offered in
                               minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
Settlement..................   Each class of offered certificates will be
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

                               You may hold your offered certificates through:
                               (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear will be made in accordance with the usual rules and operating procedures of those systems.

                               We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                               See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
Certificateholders..........   On each distribution date, the paying agent
                               will prepare and make available to each
                               certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                               Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.

Deal Information/Analytics...  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                               o  Bloomberg, L.P.

                               o  the paying agent's website at www.etrustee.net

                               In addition, certain information will be available via the master servicer's website at www.midlandsls.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination........   On any distribution date on which the aggregate
                               principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates.

                               See "Description of the Certificates--
                               Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status..................   An election will be made to treat a portion of
                               the trust (exclusive of interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest and exclusive of Class
                               A-3F regular interest, the swap contract and the floating rate account) as three separate
                               REMICs--a Lower-Tier REMIC, an Upper-Tier REMIC and a Newport loan REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. The portion of the trust representing
                               Class A-3F regular interest, the swap contract and the floating rate account will also be treated as a grantor trust for tax purposes. In the opinion of counsel, the portions of the trust referred to in the prior two sentences will qualify for this treatment.

                               Pertinent federal income tax consequences of an investment in the offered certificates include:

                               o Each class of offered certificates (except the Class A-3F certificates) and the Class A-3F regular interest (and the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR, Class X-1, Class X-2, Class NC-1, Class NC-2, Class NC-3 and Class NC-4 certificates) will represent "regular interests" in the Upper-Tier REMIC.

                               o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                               o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                               o One or more classes of offered certificates may be issued with original issue discount.

                               o  The Class S certificates will represent
                                  interests in a grantor trust with respect to interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates.

                               o The Class A-3F certificates will represent interests in a grantor trust with respect to the Class A-3F regular interest, the swap contract and the floating rate account.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations........   Subject to important considerations described
                               under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In addition, fiduciaries of plans contemplating purchase of the Class A-3F certificates should review the additional requirements for purchase of the Class A-3F certificates.


Legal Investment............   The Class A-1, Class A-2, Class A-3, Class A-3F
                               and Class B certificates will constitute
                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The remaining classes of offered certificates will not constitute

                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

                               See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Ratings.....................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Standard & Poor's Ratings
                               Services and Fitch, Inc.:

                           S&P     FITCH
                          -----   ------
  Class A-1 ...........    AAA      AAA
  Class A-2 ...........    AAA      AAA
  Class A-3 ...........    AAA      AAA
  Class A-3F ..........    AAA      AAA
  Class B .............     AA      AA
  Class C .............     A        A
  Class D .............     A-      A-

                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings assigned to the Class A-3F certificates do not represent any assessment as to whether the floating rate on such certificates will convert to a fixed rate and only reflects the receipt of interest up to the interest rate on the related Class A-3F regular interest (which is a fixed rate of interest). In addition, the ratings assigned to the Class A-3F certificates do not address the likelihood of the timely receipt of a fixed rate of interest after the occurrence of a swap default if DTC is not given sufficient advance notice of such change in the payment terms. See "Yield and Maturity Considerations", "Risk Factors" and "Ratings" in this prospectus supplement and "Rating" and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basics upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in New Jersey, California, Texas, and New York represent approximately 18.8%, 13.3%, 9.8% and 5.4%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

RISK TO THE FINANCIAL MARKETS RELATING TO RECENT TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, Washington, D.C. and Pennsylvania. As a result, there has been considerable uncertainty in the world financial markets. The full impact of these events on the financial markets is not yet known but could include, among other things, increased volatility in the prices of securities, including the certificates. According to publicly available reports, the financial markets are in part responding to uncertainty with regard to the scope, nature and timing of military responses led by the United States, as well as disruptions in air travel, substantial losses by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that could cause a general slowdown in economic growth. These disruptions and uncertainties could materially adversely affect the ability of an investor to resell his certificates.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO RECENT TERRORIST ATTACKS

     The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties, such as the Newport Centre shopping mall loan, the senior component of which represents approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the recent terrorist attacks have significantly reduced air travel throughout the United States, and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow.

RISKS RELATING TO LOAN CONCENTRATIONS


     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Significant Mortgage Loans--Newport Centre" in this prospectus supplement.

    o The 4 largest mortgage loans represent, in the aggregate, approximately 21.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents less than 2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%




                                          AGGREGATE
                          NUMBER OF     CUT-OFF DATE     % OF INITIAL
    PROPERTY TYPES       PROPERTIES        BALANCE       POOL BALANCE
---------------------   ------------   --------------   -------------
Retail(1) ...........        41         $409,236,995         39.5%
Multifamily .........        81         $332,940,562         32.2%
Office ..............        20         $108,293,059         10.5%
Industrial ..........        16         $100,212,096          9.7%

----------
(1) 38 of such mortgaged properties, representing approximately 38.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are considered by the applicable mortgage loan seller to be "anchored" retail mortgaged properties.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

    o 14 groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represent more than approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o The 2 groups of 6 and 2 mortgage loans, respectively, that are cross-collateralized and cross-defaulted, represent approximately 1.9% and 0.6%, respectively of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o 3 mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. 25 of the mortgage loans, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above, 2 groups of 6 and 2 mortgage loans, respectively (identified as Loan Nos. 37, 107, 125, 133, 134 and 145 and Loan Nos. 81 and 115 on Annex A to this prospectus supplement), representing approximately 1.9% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by the borrower entity could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. However, the mortgage loan sellers have informed us that they are aware of certain permitted existing or future debt, which may in some instances be secured by the mortgaged property. Generally this secured debt would be subject to a subordination and standstill agreement with the lender. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General."

     Additionally, the terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but all of the mortgage loans do restrict the transfer of ownership interests in a borrower by imposing a specific percentage limitation, a control limitation or requiring the consent of the mortgagee. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to the mortgage loans.

     Although the portion of the Newport loan relating to the offered certificates does not include its subordinate component, the related borrower is still obligated to make interest and principal payments on the entire amount of the Newport loan.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity.

     A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related properties;

    o the borrower's equity in the related properties;

    o the borrower's financial condition;

    o the operating history and occupancy level of the property;

    o reductions in government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     165 of the mortgage loans, representing approximately 98.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment date or stated maturity dates. This includes 4 mortgage loans, representing approximately 15.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest-only for an initial period (ranging from 6 to 24 months) of their terms. 147 of the mortgage loans, representing approximately 84.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2011.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MOBILE HOME PARK LENDING IS DEPENDENT UPON NET
   OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and mobile home park lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or mobile home park loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences; and

    o retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 18 mortgage loans, representing approximately 9.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant and in certain circumstances the single tenant is the borrower on the mortgage loan. 5 mortgage loans, representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are occupied (either as a single tenant or as the largest tenant) by Walmart Stores, Inc. or Sam's Club and 7 of the single-tenant mortgage loans, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are occupied by Walgreen's. The leases for all 18 of the single tenants extend beyond the stated maturity date of the mortgage loans. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o tenants were unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 41 of the mortgage loans representing approximately 39.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 38 of the mortgage loans, representing approximately 38.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" and 3 of the mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail mortgaged properties, including the mortgaged properties securing the Newport Centre loan and the Plaza at Woodbridge loan (representing approximately 11.7% and 3.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date), have theaters as part of the mortgaged property. These properties are exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. The theater tenant in the Newport Centre property, Loews Cineplex Entertainment Corporation, is presently in Chapter 11 bankruptcy and has not affirmed or rejected its lease. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of the unique construction requirement of theaters, any vacated theater space would not easily be converted to other uses.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 80 of the mortgage loans representing approximately 32.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, appearance and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 20 of the mortgage loans representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

    o the desirability of the area as a business location; and

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 15 of the mortgage loans representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o building design and adaptability; and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 of the mortgage loans representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o the construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, the recent terrorists attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risk to the Mortgaged Properties Relating to Recent Terrorist Attacks" in this prospectus supplement.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the mortgaged properties are held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     2 of the mortgage loans secured by hotel properties, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

    o the continued existence and financial strength of the franchisor or hotel management company;

    o the public perception of the franchise or hotel chain service mark; and

    o the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     1 of the mortgage loans secured by a hotel property, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is unaffiliated with any franchise or hotel management company. The lack of such affiliation may negatively impact the performance of a hotel property.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     1 of the mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a lien on the related borrower's fee simple estate in a portion of the related property and the borrower's leasehold interest in the remaining portion of the related real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

     4 of the mortgage loans, representing approximately 13.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by a mortgage encumbering both a borrower's leasehold interest in the related mortgaged property subject to a ground lease and the fee interest of the owner of all or a part of the mortgaged property. Each such loan is treated as having a fee mortgage in this prospectus supplement. The execution of a mortgage encumbering its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. If a court concluded that the granting of such a mortgage was an avoidable fraudulent conveyance, the court may take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage encumbering the fee interest of the owner/landlord.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan under the circumstances described under "Description of Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement. Since the pooling and servicing agreement requires the master servicer or the special servicer, as applicable, to enforce on behalf of the trust, the mortgage loan seller's repurchase or substitution obligations, Midland Loan Services, Inc. may experience a conflict of interest to the extent PNC Bank, its parent corporation, is obligated to repurchase or substitute a mortgage loan as a mortgage loan seller.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     In addition, the master servicer and special servicer is affiliated with one of the mortgage loan sellers, the paying agent is affiliated with one of the mortgage loan sellers and the swap counterparty is a mortgage loan seller.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to a specially serviced mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders (or, in the case of the Newport Centre loan, the holder of a class of the Class NC certificates), which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General" and "--The Special Servicer" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have a sponsor that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on the Class D Certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on that class of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge unless the loan is approximately 3 months or less from the stated maturity date, except with respect to 10 mortgage loans representing approximately 16.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which permit voluntary prepayment without payment of a yield maintenance charge at any time after a date ranging from 4 to 24 months prior to the stated maturity date or anticipated repayment date or after the anticipated repayment date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges;

    o the master servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE
   PROVISIONS

     Provisions requiring yield maintenance charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o the rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificate. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances, compounded monthly, at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-3F certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

SENSITIVITY TO LIBOR CREATES SPECIAL CONSIDERATIONS FOR INVESTORS IN THE CLASS
   A-3F CERTIFICATES

     The yield to investors in the Class A-3F certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-3F certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-3F certificates.

THE SWAP CONTRACT

     The trust fund will have the benefit of a swap contract related to the Class A-3F certificates from the swap counterparty, whose long-term unsecured debt ratings are currently rated "AA" by Fitch, Inc., and "AA" by Standard & Poor's Ratings Services. Because interest accrues on the mortgage loans at a fixed rate of interest, the ability of the holders of the Class A-3F certificates to obtain the payment of interest at its respective pass-through rate will depend on payment by the swap counterparty pursuant to the swap contract. See "Description of the Swap Contract--The Swap Counterparty." There can be no assurance, however, that the swap counterparty will maintain such rating or have sufficient assets or otherwise be able to fulfill its obligations under the swap contract. None of the swap counterparty, the trustee or any other party will be required to replace the swap or the swap counterparty in the event the ratings of the swap counterparty are downgraded or qualified. Any such qualification or downgrade could adversely affect the value of the Class A-3F certificates.

     Following a payment default under or a termination of the swap contract, the interest distribution amount for the Class A-3F certificates will be equal to the fixed interest distribution for the Class A-3F regular interest, and the Class A-3F certificates will accrue interest on the same basis and in the same manner as the Class A-3F regular interest. Any such conversion to a fixed rate might result in a temporary delay of the holders of the Class A-3F certificates in receiving payment of the fixed interest distribution if DTC is not provided with sufficient notice of the resulting change in payment terms to the Class A-3F certificates. In addition, if the funds allocated to payment of the fixed interest distribution of the Class A-3F regular interest are insufficient to make any required payments to the swap counterparty the trustee (or the paying agent on its behalf) will be required to make required payments to the swap counterparty prior to making distributions on the Class A-3F certificates and holders of the Class A-3F certificates will experience a shortfall. Also, the swap counterparty will have the right to terminate the swap contract if the trust fund does not make a required payment to such swap counterparty or if the pooling and servicing agreement is amended in a manner that would have a negative effect on such swap counterparty without the consent of such swap counterparty.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were either (i) subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) have the protection of a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In connection with the origination of the Newport loan, which represents approximately 11.7% of the mortgage loans by aggregate principal balance as of the cut-off date, the originator received a Phase I environmental site assessment report dated November 17, 2000, an Addendum to Phase I dated October 5, 2001 and an environmental summary dated October 5, 2001 for the related mortgaged property, each prepared by ENSR International, a licensed environmental consultant.

     The Newport environmental reports identified certain types of environmental impairment both on the related mortgaged property and offsite (adjacent property). Specifically, subsurface investigation results indicated that certain sections of the related mortgaged property have been impacted with dense non-acqueous phase liquid red-brown coal tar and, to a lesser extent, yellow light coal tar, a non-aqueous phase liquid. Additionally, offsite property was found to be impacted with dense non-acqueous phase liquid black coal tar. A remedial action workplan with respect to the onsite red-brown coal tar was approved by the New Jersey Department of Environmental Protection on November 1, 2001. A similar workplan is awaiting New Jersey Department of Environmental Protection approval for the black coal tar. A common system is anticipated, whereby remediation of the red, black and yellow coal tar will be remediated in a single system.

     Although the related mortgage loan documents contains various representations, warranties, covenants and requirements with respect to the environmental conditions disclosed in the Newport environmental reports, we cannot assure you that the Newport environmental reports have revealed all potential environmental liabilities, that any existing or prior owner or operator of, or tenant at, the related mortgaged property, did not create any material environmental condition not known to us, or that other material environmental conditions do not otherwise exist. Further, there can be no assurance that the New Jersey Department of Environmental Protection will not increase or change its requirements with respect to any of the environmental conditions at the related mortgaged property. See "Description of the Mortgage Pool--Significant Mortgage Loans--The Newport Loans--Environmental Matters" in this prospectus supplement.

     With respect to 3 of the mortgage loans (Loan Nos. 43, 46 and 90), representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the soil at the related mortgaged property is contaminated as a result of the prior operation of a dry cleaners at the related site. A secured creditors environmental insurance policy has been obtained with respect to the related contamination in each such instance , but we cannot assure you that the proceeds of such policy would be sufficient to remediate the related conditions.

     With respect to 1 of the mortgage loans (Loan No. 47 on Annex A to this prospectus supplement), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property is within the boundaries of an open "LUST" case. The groundwater contamination has been attributed to an as yet unidentified upgradient source. A gas station operated at the mortgaged property from 1924 to 1971 and a gas station is currently operating. The tenant has agreed to indemnify the mortgagee in respect of certain costs and expenses of future remediation and the parent of the tenant has guarantied the obligations under the indemnity. There can be no assurance that amounts available under the indemnity or the guaranty would be sufficient to remediate the related conditions.

     With respect to 1 of the mortgage loans (Loan No. 22 on Annex A to this prospectus supplement), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the soil at the related mortgaged property is contaminated from the prior operation of a plastics manufacturing facility. A secured creditors environmental insurance policy has been obtained with respect to the contamination, but we cannot assure you that the proceeds of such policy would be sufficient to remediate the related conditions.

     With respect to 1 mortgage loan (Loan No. 10 on Annex A to this prospectus supplement), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property is the site of a former municipal landfill and is the subject of ongoing remediation and vapor monitoring. An indemnification was obtained in connection therewith, but there can be no assurances the indemnitor will able to make any required indemnity payments.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC or, if applicable, the Newport loan REMIC, to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC or the Newport loan REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 13.3%, 9.8%, 3.1% and 0.2% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas, Florida and Louisiana, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the recent terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such insurance coverage in their policies. In order to offset this risk, casualty insurance associations have proposed a terrorism reinsurance pool that would be backed by the federal government. According to such proposal, insurers would establish a fund to cover losses from acts of terrorism and the federal government would provide additional money if amounts in the fund were insufficient. However, these proposals have been met with skepticism by legislators and others and even if such proposals are instituted it is unclear what acts will fall under the category of "terrorism" as opposed to "acts of war" or "natural disasters," which may not be covered. In the event that such casualty losses are not covered by standard casualty insurance policies, the Loan Documents do not specifically require the borrowers to obtain this form of coverage.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS


     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION


     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES


     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by initial pool balance. The trust will consist primarily of 170 mortgage loans secured by 177 commercial, multifamily and mobile home park mortgaged properties with an aggregate principal balance of approximately $1,035,161,999 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date (excluding the Subordinate Component with respect to the Newport Loan), after application of all payments due on or before that date, whether or not received. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Newport Loan is calculated without regard to the Subordinate Component of the Newport Loan. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily or mobile home park properties;

     (2) with respect to 1 mortgage loan (identified as Loan No. 21 on Annex A to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a portion of the mobile home park; or

     (3) with respect to 4 mortgage loans (identified as Loan No. 1, 44, 47 and 69 on Annex A to this prospectus supplement), representing approximately 13.5% of the Initial Pool Balance, a leasehold estate of the borrower and the fee simple estate of the owner of the commercial property (each of clauses
   (1) through (3), a "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least 20 years beyond the stated maturity of that mortgage loan (including extensions at the lender's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about December 14, 2001 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank ("JPMorgan Chase"), PNC Bank, National Association ("PNC") and LaSalle Bank National Association ("LaSalle") (collectively, the "Mortgage Loan Sellers") pursuant to 3 mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee") for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between July 2000 and November 2001.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     4 mortgage loans (identified as Loan No. 37, 87, 122 and 126 on Annex A to this prospectus supplement) representing approximately 1.6% of the Initial Pool Balance, are subsidized under certain federal housing assistance payment programs. Under certain of these programs, a property must satisfy certain requirements to qualify for inclusion. The related borrower has contracted to set aside a specific number of units for low income tenants, who must meet certain income requirements. The borrower under each of those mortgage loans may be adversely affected if it or the related Mortgaged Property fails to qualify for inclusion in the applicable government program, if subsidies thereunder are reduced or if the programs are otherwise terminated.

     As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following indebtedness with respect to the mortgage loans in addition to the mortgage loans being sold to the trust fund:

    o With respect to the Newport Loan, representing approximately 11.7% of the Initial Pool Balance, there is currently a second mortgage encumbering the related Mortgaged Property which secures a mortgage loan in the amount of approximately $39,500,000 held by three affiliates of the related borrower, who have entered into a subordination and intercreditor agreement which provides, among other things, that (a) their rights under the Newport Subordinate Mortgage and other Newport Subordinate Loan documents are subject to and subordinate to the Newport loan documents,
      (b) for the term of the Newport Loan, the affiliates may not exercise any rights or remedies under the related Newport Subordinate Loan Documents without the Master Servicer's prior written consent, and (c) for the term of the Newport Loan, the Newport Subordinate Loan shall not bear or accrue interest and no payments shall be due thereunder. See "Description of the Mortgage Pool--Significant Mortgage Loans--Newport Centre" in this prospectus supplement.

    o With respect to 2 mortgage loans (identified as Loan No. 38 and 142 on Annex A to this prospectus supplement), representing approximately 0.8% and 0.2%, respectively, of the Initial Pool Balance, the related borrower is permitted to incur unsecured trade payables in the ordinary course of business equal to an amount up to 4% of the outstanding principal balance of the related mortgage loan.

    o With respect to 1 mortgage loan (identified as Loan No. 23 on Annex A to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance, the related loan documents permit the borrower to keep in place an existing indebtedness from an institutional lender. This indebtedness is secured solely by a guarantee of the borrower's general partner, and the general partner's pledge of its interest in the borrower. Such other lender also delivered its subordination and standstill agreement acknowledging that its debt is non-foreclosable during the term of this mortgage loan.

    o With respect to 1 mortgage loan (identified as Loan No. 136 on Annex A to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance, the related loan documents permit the borrower to incur future indebtedness (a) secured solely by liens and security interests over manufactured homes held by the borrower for sale or lease at the Mortgaged Property; and (b) from a specified lender for working capital purposes so long as such lender delivers its subordination and standstill agreement acknowledging that such debt is non-foreclosable and non-defaultable.

    o With respect to 2 mortgage loans (identified as Loan No. 122 and 126 on Annex A to this prospectus supplement), representing approximately 0.2% and 0.2%, respectively, of the Initial Pool Balance, the applicable loan documents permit the related borrower to incur certain future indebtedness from its limited partners. Each such limited partner delivered its subordination and standstill agreement at the closing of the related mortgage loan acknowledging that any such debt would be non-foreclosable and non-defaultable.

    o The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Additionally, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but all of the mortgage loans do restrict the transfer of ownership interests in a borrower by imposing a specific percentage limitation, a control limitation or requires the consent of the mortgagee. In addition, in general, mortgage loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

    o With respect to 1 mortgage loan (identified as Loan No. 86 on Annex A to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance, there is a mezzanine loan secured by a pledge of the sole member's interest in the related borrower with a mezzanine loan balance as of origination of $500,000. The mezzanine lender is permitted to foreclose on the membership interest in the borrower subject to certain conditions, including, but not limited to, if there is no event of default under the related mortgage loan, no adverse financial change in the related mezzanine lender, mezzanine lender enters into a management contract with a qualified third party manager.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

SIGNIFICANT MORTGAGE LOANS

     The following tables and summaries describe each mortgage loan with an outstanding principal balance as of the cut-off date which exceeds 2% of the Initial Pool Balance.

 Newport Centre Senior Component.

     For purposes of determining distributions on the Certificates, the largest mortgage loan in the pool of mortgage loans (the "Newport Loan") will be split into a senior interest (the "Senior Component") and a subordinate interest (the "Subordinate Component"). The Senior Component will represent approximately 11.7% of the Initial Pool Balance. All distributions of principal and interest with respect to the Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the Subordinate Component, represented by the Class NC Certificates, are only entitled to distributions of interest after all accrued and unpaid interest on the Senior Component has been paid and distributions of principal after the principal balance of the Senior Component has been reduced to zero, and only then with respect to payments received on the Newport Loan. The Class NC Certificates are not being offered hereby.

     The Loan. The Newport Loan was made by Morgan Guaranty Trust Company of New York (predecessor to JP Morgan Chase Bank) to Newport Centre, LLC (the "Newport Borrower") on September 28, 2001 (the "Newport Origination Date"). The Newport Loan is evidenced by a single promissory note representing the aggregate balance of both Senior and Subordinate Component of $160,000,000, secured by a first priority fee and subleasehold mortgage encumbering the Newport Borrower's interest in a shopping mall located in Jersey City, New

Jersey (the "Newport Property"). The table below sets forth certain information with respect to the Senior Component and the Subordinate Component of the Newport Loan in the aggregate.

                 LOAN INFORMATION                                   PROPERTY INFORMATION
---------------------------------------------------  --------------------------------------------------
Senior Cut-off Date
 Balance                           $120,635,000      Property Type                  Anchored Retail
Subordinate Component                                Location               Jersey City, New Jersey
 Cut-off Date Balance               $39,365,000      Square Footage                         386,587
% of Initial Pool Balance                 11.7%      Year Built/Renovated                 1987/2000
Origination Date             September 28, 2001      Appraised Value                   $270,000,000
Maturity Date                  October 10, 2011      Occupancy                                97.7%
Mortgage Rate                           6.5675%      Occupancy Date                         9/21/01
Annual Debt Service                   9,549,588      UW NOI                             $23,225,560
UW DSCR                                   2.39x      UW NCF                             $22,806,340
Cut-off Date LTV                          44.7%
Balloon LTV                               38.7%
Combined LTV (Both
 Components)                              59.3%
Combined DSCR (Both
 Components)                              1.87%

     The Newport Loan accrues interest at a fixed per annum rate equal to 6.5675% (the "Newport Interest Rate") until October 10, 2011 (the "Newport Maturity Date"). Interest will be calculated on the Newport Loan based upon a 360-day year and the actual number of days elapsed. The Senior Component will accrue interest at a fixed per annum rate equal to 6.5675% (the "Newport Senior Component Interest Rate").

     The Newport Loan requires on the 10th day of each calendar month (the "Newport Monthly Payment Date") for the term of the Newport Loan, monthly payments of (i) interest only for the first two years of the Newport Loan, and
(ii) thereafter, principal and interest equal to $1,018,422 (based on a 30-year amortization schedule and the Newport Interest Rate). The scheduled principal balance of the Senior Component of the Newport Loan on the Newport Maturity Date is expected to be approximately $104,450,358.

     If the Newport Loan becomes a defaulted mortgage loan, the Controlling Holder of the Class NC Certificates will have the option, but not the obligation, to purchase the Newport Loan (including the Subordinate Component thereof) from the trust fund at a price equal to the respective Purchase Price. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates--Distributions--Class NC Certificates and the Newport Loan" in this prospectus supplement. If the Controlling Holder of the Class NC Certificates fails to exercise this option within a time period set forth in the Pooling and Servicing Agreement, certain other parties may have the option to purchase the Newport Loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     For more information regarding the relationship between the Senior Component and the Subordinate Component, see "Description Of The Certificates" in this prospectus supplement.

     Prepayment. Pursuant to the terms of the Newport Loan, the Newport Borrower is not permitted to voluntarily prepay, in whole or in part, the Newport Loan prior to 180 days prior to the Newport Maturity Date.

     Defeasance. On or after the second anniversary of the Closing Date, the Newport Borrower is permitted to defease the Newport Loan as described generally under "--Defeasance; Collateral Substitution" in this prospectus supplement.

     The Borrower. The Newport Borrower is a recently formed Delaware limited liability company established for the purpose of acquiring, holding and leasing the Newport Property and borrowing pursuant to the terms of the Newport Loan. The Newport Borrower is owned and controlled by Newport Associates Phase I Developers Limited Partnership ("Phase I Developers"), a New Jersey limited partnership and the Newport Borrower's sole member, which is 57% indirectly owned by certain members of the Simon family and 42% indirectly owned by certain members of the Lefrak family.

     The Property. Newport Centre is a three-level, 918,229 square foot super-regional mall anchored by Sears, Macy's and J.C. Penney and is located in Jersey City, New Jersey. The collateral for the transaction consists of the 386,587 square feet of in-line space (including a 12-screen movie theater), a two-story parking garage containing approximately 3,733 spaces, and the fee interest in the ground under the 192,000 square foot Sears store. Sears and J.C. Penney each own their own improvements, J.C. Penney owns its own anchor pad and Macy's has been excluded from the collateral. An appraisal dated as of September 14, 2001 determined the value of the collateral for the Newport Loan to be approximately $270,000,000.

     Historical sales for in-line tenants with less than 10,000 square feet of net rentable area are as described below. There are only three tenants with greater than 10,000 square feet of net rentable area (Express, The Limited, and Pay Half). The historical figures include partial year tenants and therefore may not represent higher actual sales performance for full year tenants. The figures below also do not include the cinema tenant (Cineplex Odeon) which reported sales of $504,340 per screen in 2000.

                                                                                                         PROJECTED
                                             1997           1998            1999            2000            2001
                                       --------------- -------------- --------------- --------------- ---------------
 Mall Stores  (less than)  10,000 SF   $118,102,000    $ 97,015,000   $124,230,000    $122,590,000    $135,119,000
                                       $        486    $        511   $        537    $        505    $        500
 Total Mall Stores                     $135,589,000    $114,430,000   $141,600,000    $132,478,000    $149,707,000
                                       $        459    $        472   $        499    $        484    $        464

     The Newport Property Lease Expiration Schedule. The following table sets forth certain information regarding lease expirations at the Newport Centre.

                        NEWPORT LEASE EXPIRATION SUMMARY

                                                  % OF
                                                 TOTAL         CUMULATIVE
                              SQUARE FEET     SQUARE FEET     SQUARE FEET     CUMULATIVE%
      CALENDAR YEAR          NRA EXPIRING        OF NRA          OF NRA        EXPIRING
-------------------------   --------------   -------------   -------------   ------------
2002 ....................        23,003            5.9%          23,003            5.9%
2003 ....................        63,316           16.3%          86,319           22.2%
2004 ....................        50,738           13.1%         137,057           35.3%
2005 ....................        20,643            5.3%         157,700           40.6%
2006 ....................        22,845            5.9%         180,545           46.5%
2007 ....................        21,898            5.6%         202,443           52.2%
2008 ....................        50,804           13.1%         253,247           65.3%
2009 ....................        44,330           11.4%         297,577           76.7%
2010 ....................        57,530           14.8%         355,107           91.5%
2011 ....................        16,289            4.2%         371,396           95.7%
Thereafter ..............         7,291            1.9%         378,687           97.6%
Current Vacancy .........         9,333            2.4%         388,020          100.0%
                                 ------           ----
   Total ................       388,020            100%
                                =======           ====

     The Property Manager. All of the Newport Property other than the west parking garage is managed by M.S. Management Associates, Inc. (the "Mall Manager"), pursuant to a management agreement between the Newport Borrower and the Mall Manager. The Mall Manager is entitled to a monthly management fee of 5% of monthly gross revenues. The parking garage located on the Newport Property known as the west parking garage is managed by Denison Parking, Inc. (the "Parking Manager") pursuant to a management agreement between the Newport Borrower and the Parking Manager. The Parking Manager is entitled to a monthly management fee of $4,333.33. The Parking Manager is not an affiliate of the Newport Borrower. The Mall Manager is an affiliate of The Simon Property Group, a self-administered and self-managed real estate investment trust based in Indianapolis, Indiana.

     Under the terms of the Newport Loan, the mortgagee has the right to terminate the Mall Manager if (a) the debt service coverage ratio (as calculated under the Newport Loan Documents) is not equal to or greater than 1.05x for the 12 full calendar months immediately preceding the date of determination, (b) the Mall Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceedings, (c) there exists an event of default under the terms of the Newport Loan, or (d) a default by the Mall Manager under the Mall Management Agreement has occurred and is continuing beyond any applicable grace or cure period. Upon removal of the Mall Manager, a Qualified Manager must be appointed as replacement Mall Manager. "Qualified Manager" is defined under the terms of the Newport Loan as (i) Simon Property Group, L.P. or its affiliate, or (ii) a prominent nationally recognized and reputable professional management company that at the time of its engagement manages, exclusive of the Newport Property, first-class retail shopping centers containing at least 5,000,000 square feet of gross leasable area in the aggregate, including department stores, and for which the Newport Borrower has delivered to the mortgagee confirmation in writing from certain rating agencies to the effect that management by such company will not, in and of itself, result in a qualification, reduction or withdrawal of any ratings assigned or to be assigned to the Certificates. Upon removal of the Parking Manager, a Qualified Parking Manager must be appointed as replacement Parking Manager. Qualified Parking Manager is defined under the terms of the Newport Loan as (i) the present Parking Manager, or (ii) an experienced and reputable parking manager that operates at least 10,000 parking spaces in the New York/ New Jersey metropolitan area.

     Cash Management Accounts; Reserve Accounts. The Newport Borrower has entered into a cash management arrangement pursuant to which all rents are deposited by the Mall Manager and each tenant at the Newport Property into an account, which is an eligible account, under the mortgagee's sole dominion and control (the "Main Lockbox"). Pursuant to the parking management agreement and the cash management agreement, the Parking Manager is obligated to deposit and the Newport Borrower is obligated to cause Parking Manager to deposit, as the case may be, all revenues received from the operation of the west parking garage into an account under the mortgagee's sole dominion and control. On each Newport Monthly Payment Date the Master Servicer will direct the cash management bank to disburse funds in such cash management account in the following order of priority (1) to the tax and insurance escrow accounts in an amount equal to 1/12th of the annual amounts due and payable attributable to taxes and insurance premiums; (2) to pay the Newport Monthly Payment; (3) to deposit into the monthly replacement reserve all amounts required under the Newport Loan documents; (4) to pay any interest accruing at the default rate applicable under the Newport Loan and any late payment charges; (5) to deposit into the operations and maintenance environmental reserve and the infrastructure environmental reserve, all amounts required to be deposited in accordance with the Newport Loan documents; (6) to deposit into the parking reserve all amounts required pursuant to the terms of the Newport Loan documents; (7) to pay mortgagee's environmental consultant's fees due pursuant to the terms of the Newport Loan documents; and (8) provided that no event of default under the terms of the Newport Loan documents has occurred and is continuing, the remainder to the Newport Borrower.

     The Fox-Lance Lease. Pursuant to the Fox-Lance Law (N.J.S.A. 40:55C-40 et seq.) (the "Fox-Lance Law"), the Newport Borrower is entitled to a certain property tax abatement from the City of Jersey City (the "Newport Tax Abatement"). Although the Newport Tax Abatement is scheduled to expire on or about January 1, 2003, the Newport Loan was underwritten by the originator assuming that the Newport Tax Abatement did not exist.

     The Parking Reserve. Under the terms of the Newport Loan, in the event (i) parking revenue (as defined in the Newport Loan Documents) for two (2) consecutive calendar quarters (based on trailing 12 month periods) is less than $5,250,000 and (ii) net operating income (as defined in the Newport Loan documents) for both those calendar quarters is less than $22,500,000, the Newport Borrower is required to deposit with the mortgagee an amount equal to the product of (i) the difference between (A) $5,250,000 and (B) the actual parking revenue achieved (for the second consecutive calendar quarter), multiplied by (ii) five (5). The Newport Borrower will be entitled to receive a disbursement of all funds in the Parking Reserve if net operating income for two
(2) consecutive calendar quarters equals or exceeds $22,500,000. Subsequent to the first year of the Newport Loan, in the event net operating income is equal to or greater than $23,250,000 for two (2) consecutive calendar quarters, all provisions in the Newport Loan documents relating to the Parking Reserve terminate.

     The Subordinate Mortgage. There is currently a second mortgage encumbering the Newport Property (the "Newport Subordinate Mortgage") which secures a loan in the amount of $39,500,000 (the "Newport Subordinate Loan") held by three (3) limited liability companies, each an affiliate of Newport Borrower (collectively, the "Newport Subordinate Mortgagee"). The Newport Subordinate Loan was made on or about July 22, 1985 and has a 50 year term. The Newport Subordinate Mortgagee has entered into a subordination and intercreditor agreement which provides, among other things, that (a) Newport Subordinate Mortgagee's rights under the Newport Subordinate Mortgage and other Newport Subordinate Loan documents are subject to and subordinate to the Newport Loan documents, (b) for the term of the Newport Loan, the Newport Subordinate Mortgagee may not exercise any rights or remedies under the Newport Subordinate Loan documents without the Master Servicer's prior written consent, including, without limitation, the right to accelerate the Newport Subordinate Loan, and
(c) for the term of the Newport Loan, the Newport Subordinate Loan will not bear or accrue interest and no payments shall be due thereunder. Additionally, pursuant to a pledge and security agreement entered into in connection with the Newport Loan, the Newport Subordinate Mortgagee pledged its interest in the Newport Subordinate Loan Documents as additional collateral for the Newport Loan. The Newport Subordinate Mortgagee has agreed, in the subordination and intercreditor agreement, to act as single asset, bankruptcy-remote entity for the term of the Newport Loan.

     Environmental Matters. The Environmental Report identified red coal tar and, to a lesser extent, yellow light non-aqueous phase liquid. Additionally, offsite property was found to be impacted with black coal tar. See "Risk Factors--Environmental Risks Relating to the Mortgaged Properties" in this prospectus supplement.

     Under the terms of the Newport Loan, the Newport Borrower is required to cause Phase I Developers, its sole member, to pursue the remediation of all environmental conditions at the Newport Property in accordance with all applicable laws. Pursuant to the environmental report received in connection with the origination of the Newport Loan, the estimated remaining cost to complete the remediation of the identified environmental conditions at the Newport Property was approximately $2,810,000 in initial capital costs and $624,000 per year in annual operations and maintenance costs. It is anticipated that the remediation system will remain in place for at least 30 years. The sole member of the Newport Borrower has posted approximately $4,920,000 in letters of credit with the New Jersey Department of Environmental Protection to secure the completion and maintenance of such remediation system (including approximately $1,360,000 in letters of credit to secure completion of the remaining initial capital costs).

     Additionally, on the Newport Origination Date, the Newport Borrower deposited $2,625,000 (which is equal to the 150% of the estimated remaining remediation costs (less amount of letters of credit posted as described above)) into an environmental infrastructure reserve with the mortgagee to secure the completion of the remaining initial capital costs of the remediation system. Such reserve is required to be disbursed as work to the remediation system is completed and certain other conditions are met as set forth in the Newport Loan documents. Additionally, on the Newport Origination Date, the Newport Borrower deposited $936,000 into an environmental operations and maintenance reserve. Such deposit represented 150% of the estimated costs of operating and maintaining the remediation system for a period of one year. Other than in connection with certain adjustments to the operations and maintenance reserve set forth in the Newport loan documents, the operations and maintenance reserve shall not be disbursed to the Newport Borrower during the term of the Newport Loan. Both the infrastructure reserve and operations and maintenance reserve may be increased during the term of the Newport Loan as a result of annual reviews of the environmental conditions at the Newport Property to be performed by an environmental consultant to the Trustee.

     In addition to the foregoing, the Newport Borrower and Phase I Developers have agreed to provide certain environmental indemnities pursuant to an environmental agreement, which will be assigned to the Trustee.

WESTCOAST GRAND ON FIFTH AVENUE





               LOAN INFORMATION                                PROPERTY INFORMATION
----------------------------------------------   ------------------------------------------------
Cut-off Date Balance            $35,879,968      Property Type             Full Service Hotel
% of Initial Pool Balance              3.5%      Location                 Seattle, Washington
Origination Date              June 14, 2001      Number of Rooms                          297
Maturity Date                  July 1, 2011      Year Built/Renovated               1974/1996
Mortgage Rate                        7.930%      Appraised Value                  $60,500,000
Annual Debt Service              $3,318,842      Occupancy                              77.8%
UW DSCR                               1.55x      Occupancy as of Date           June 30, 2001
Cut-off Date LTV                      59.3%      UW NOI                            $5,900,609
Balloon LTV                           49.2%      UW Cashflow                       $5,134,425

     The Loan. The WestCoast Grand on Fifth Avenue loan was originated by Morgan Guaranty Trust Company of New York (predecessor to JPMorgan Chase) and is secured by a first mortgage encumbering the full service luxury hotel located on 1415 Fifth Avenue in Seattle, Washington. The WestCoast Grand on Fifth Avenue loan was made to WHC809, LLC, a special purpose limited liability company. The borrower is controlled by WestCoast Hospitality Corporation (NYSE: WEH) which is headquartered in Spokane, Washington and owns, operates and franchises 45 full service hotels throughout the Western United States. As of December 31, 2001 WCHLP has stockholders equity of $96 million and current assets of $25 million.

     The WestCoast Grand on Fifth Avenue loan has a remaining amortization term of 295 months and matures on July 1, 2011. The loan may not be prepaid prior to April 1, 2011. The loan may be prepaid, in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The WestCoast Grand on Fifth Avenue loan is subject to defeasance, in whole, but not in part, at any time after the second anniversary of the Closing Date.

     The Property. The WestCoast Grand on Fifth Avenue Hotel is a 19-story, 297 room full service luxury hotel located in Seattle, Washington's central business district within close proximity to the Washington State Convention Center. The hotel contains a 144-space underground parking garage and was originally built in 1974 and converted to its current use in 1996 with 13,882 square feet of meeting space, an 8,900 square foot ballroom, business center, fitness center and two restaurants.

                                                                12 MOS. ENDED
                                        1999         2000         10/31/01         UW
                                     ----------   ----------   --------------   --------
Average Daily Rate (ADR) .........    $   130      $   128        $   136          128
Occupancy% .......................       77.6%        74.9%          76.3%          75%
RevPAR ...........................    $   101      $    96        $   102        $  96

     Property Management. The WestCoast Grand on Fifth Avenue Hotel is managed by WestCoast Hospitality Corporation, an affiliate of the borrower.


     Lockbox and Reserves. All amounts collected by the WestCoast Grand on Fifth Avenue Hotel property manager are required to be paid directly into a lockbox account. The WestCoast Grand on Fifth Avenue loan documents provide for reserves for taxes, insurance and capital expenditures.

PLAZA AT WOODBRIDGE

               LOAN INFORMATION                                 PROPERTY INFORMATION
----------------------------------------------   ---------------------------------------------------
Cut-off Date Balance           $35,814,360        Property Type                   Anchored Retail
% of Initial Pool Balance             3.5%        Location                 Woodbridge, New Jersey
Origination Date              June 6, 2001        Square Feet                             416,160
Maturity Date                 July 7, 2012        Year Built/Renovated                  1962/2000
Mortgage Rate                       7.480%        Appraised Value                      55,000,000
Annual Debt Service             $3,186,824        Occupancy                                 97.2%
UW DSCR                              1.37x        Occupancy as of Date             August 6, 2001
Cut-off Date LTV                     65.1%        UW NOI                               $4,739,143
Balloon LTV                          51.5%        UW Cashflow                          $4,362,865

     The Loan. The Plaza at Woodbridge loan was originated by Morgan Guaranty Trust Company of New York (predecessor to JPMorgan Chase Bank) and is secured by a first mortgage encumbering the anchored retail center located at 675 US Route 1 South, Woodbridge, New Jersey. The Plaza at Woodbridge loan was made to A&R Woodbridge Shopping Center, LLC, a special purpose limited liability company. Irwin Ackerman serves as general partner of the borrower. Mr. Ackerman began developing commercial property in 1975 and has concentrated in the New York City/Central New Jersey area. He currently controls approximately 1.5 million square feet of retail space.

     The Plaza at Woodbridge loan has a remaining amortization term of 295 months and matures on July 1, 2012. The loan may not be prepaid prior to April 1, 2012. The loan may be prepaid in whole, but not in part, without payment of a Prepayment Premium at any time thereafter. The Plaza at Woodbridge loan is subject to defeasance, in whole, but not in part, at any time after the second anniversary of the Closing Date.

     The Property. The Plaza at Woodbridge shopping center is approximately 416,160 square foot anchored retail center located on Route 1 (a major commercial corridor) and 0.5 miles from the Garden State Parkway and 1.0 miles from the New Jersey Turnpike. The property consists of six structures. The largest is approximately 344,764 square feet, contains 11 tenant spaces which includes 60,112 square feet of office space on the second floor. The next largest building is a 10 tenant, 41,077 square foot retail building. The four outbuildings are occupied by single tenants on ground leases. The center was built in 1962, renovated in 2000 and is currently anchored by BestBuy, Toys R Us and Kids R Us.

                             LEASE ROLLOVER SCHEDULE


                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
CALENDAR YEAR                  EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0            0.0%               0            0.0%
2003 ....................       85,050           20.4%          85,050           20.4%
2004 ....................        6,714            1.6%          91,764           22.1%
2005 ....................       20,445            4.9%         112,209           27.0%
2006 ....................            0            0.0%         112,209           27.0%
2007 ....................       15,060            3.6%         127,269           30.6%
2008 ....................       62,351           15.0%         189,620           45.6%
2009 ....................            0            0.0%         189,620           45.6%
2010 ....................       76,039           18.3%         265,659           63.8%
2011 ....................       20,890            5.0%         286,549           68.9%
Thereafter ..............      117,725           28.3%         404,274           97.2%
Current Vacancy .........       11,856            2.8%         416,130          100.0%
                               -------          -----
Total ...................      416,130          100.0%
                               =======          =====

     Property Management. The Plaza at Woodbridge loan is managed by the sponsor of the borrower, Irwin Ackerman.

     Lockbox and Reserves. Upon the occurrence of an event of default all amounts collected by the Plaza at Woodbridge property manager are required to be paid directly into a lockbox account. The Plaza at Woodbridge loan documents provide for reserves for taxes, TIs and LCs as well as capital expenditures.

WESTGATE PLAZA

               LOAN INFORMATION                                PROPERTY INFORMATION
-----------------------------------------------   -----------------------------------------------
Cut-off Date Balance            $25,764,765       Property Type               Anchored Retail
% of Initial Pool                      2.5%       Location                    Gates, New York
Origination Date         September 25, 2001       Square Footage                      316,355
Maturity Date               October 1, 2011       Year Built/Renovated                   2000
Mortgage Rate                        7.240%       Appraised Value                 $32,250,000
Annual Debt Service              $2,109,918       Occupancy                             98.0%
UW DSCR                               1.27x       Occupancy as of Date     September 26, 2001
Cut-off Date LTV                      79.9%       UW NOI                           $2,783,886
Balloon LTV                           70.3%       UW Cashflow                      $2,674,597

     The Loan. The Westgate Plaza loan was originated by PNC Bank, National Association and is secured by a first mortgage encumbering the anchored shopping center located at the intersection of Chili Avenue and Howard Road, Gates, New York. The Westgate Plaza loan was made to Buffalo-Westgate Associates, LLC, a special purpose limited liability company. Its members are Benderson 85-I Trust (78%), Cedar Key Associates, L.P. (10%), RB-3 Associates (2%), Donald E. Robinson (10%).

     The Westgate Plaza loan has a remaining amortization term of 358 months and matures on October 1, 2011. It may not be prepaid prior to July 1, 2011. Thereafter, it may be prepaid, in whole, but not in part, without any Prepayment Premium. The Westgate Plaza loan is subject to Defeasance, in whole, but not in part, at any time after the later to occur of the third year anniversary of the first regular scheduled monthly payment or the second anniversary of the Closing Date.

     The Property. Westgate Plaza is located in Gates, New York, in Rochester's southwest retail corridor. It includes: (1) Westgate Plaza, an approximately 64,144 square foot retail facility including Staples, Inc., Dollar Tree, Fashion Bug and Bath and Body Works; (2) a free-standing approximately 204,184 square foot Wal-Mart Stores, Inc.; (3) The Shoppes at Westgate Park, a 27,831 square foot retail facility including 17 tenant spaces; (4) a free-standing approximately

7,488 square foot Hollywood Video; (5) a free-standing approximately 12,738 square foot Eckerd Drugs; (6) free standing spaces ground leased to Applebee's, JPMorgan Chase Bank and Perkins.

                             LEASE ROLLOVER SCHEDULE

                                                              CUMULATIVE     CUMULATIVE %
                             SQUARE FEET      % OF TOTAL     SQUARE FEET       OF TOTAL
CALENDAR YEAR                  EXPIRING      SQUARE FEET       EXPIRING      SQUARE FEET
-------------------------   -------------   -------------   -------------   -------------
2002 ....................            0              0%               0              0%
2003 ....................            0              0%               0              0%
2004 ....................        1,737            0.5%           1,737           0.01%
2005 ....................       10,732            3.4%          12,469            3.9%
2006 ....................       37,913           12.0%          50,382           15.9%
2007 ....................        2,625            0.8%          53,007           16.8%
2008 ....................        7,488            2.4%          60,495           19.1%
2009 ....................        1,737            0.5%          62,232           19.7%
2010 ....................       15,732            5.0%          77,964           24.6%
2011 ....................       37,913           12.0%         115,877           36.6%
Thereafter ..............      194,151             61%         310,028             98%
Current Vacancy .........        6,327              2%         316,355            100%
                               -------           ----
Total ...................      316,355            100%
                               =======           ====

     Property Management. Benderson Development Company, Inc. (BDCI), an affiliate of the Westgate Plaza borrower manages Westgate Plaza. BDCI operates over 700 properties totaling 35 million square feet.

     Reserves. The Westgate Plaza loan documents provide for reserves for taxes, insurance and on-going replacements.


ARD LOAN

     1 mortgage loan (identified as Loan No. 62 on Annex A to this prospectus supplement) (the "ARD Loan"), representing approximately 0.5% of the Initial Pool Balance, provides that, if after a certain date (the "Anticipated Repayment Date"), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the loan documents and all escrows and property expenses required under the loan documents be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the ARD Loan has been paid in full.

     Additionally, an account was established at the origination of the ARD Loan into which the related property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Dates. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. 167 of the mortgage loans, representing approximately 86.7% of the Initial Pool Balance, have due dates that occur on the 1st day of each month and 3 mortgage loans, representing approximately 13.3% of the Initial Pool Balance have due dates that occur on the 10th day of the month. 169 of the mortgage loans, representing approximately 99.3% of the Initial Pool Balance, provide for grace periods of 10 or less days. 1 of the mortgage loans, representing approximately 0.7% of the Initial Pool Balance, provide for grace periods of 15 days.

169 mortgage loans, representing approximately 99.2% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 1 mortgage loan, representing approximately 0.8% of the Initial Pool Balance, accrues interest on the basis of twelve 30-day months, assuming a 360-day year.

     165 mortgage loans (including the loans with interest-only periods described below in this paragraph), representing approximately 98.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. 4 of these mortgage loans, representing approximately 15.1% of the Initial Pool Balance, provided for monthly payments of interest-only for an initial period (ranging from 6-24 months) of the term of the related mortgage loan followed by payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term based on a scheduled amortization. These mortgage loans will have balloon payments due at their stated maturity dates. In addition, the 1 ARD Loan, representing approximately 0.5% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower prepays the mortgage loan on that date.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments (including defeasance) for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments in one of the following ways:

          (1) 161 of the mortgage loans, representing approximately 93.5% of the Initial Pool Balance, permit only defeasance after the expiration of the Lockout Period; and

          (2) 9 of the mortgage loans, representing approximately 6.5% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge.

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid, where the term "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     All of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge within a limited period prior to their stated maturity dates or anticipated repayment dates. For 160 of the mortgage loans, representing approximately 83.5% of the Initial Pool Balance is approximately 3 months or less prior to the stated maturity date. For 6 of the mortgage loans, representing approximately 15.4% of the Initial Pool Balance this period is approximately 4-6 months prior to the stated maturity or anticipated repayment date.

     For 1 of the mortgage loans (identified as Loan No. 150 on Annex A to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance this period is approximately 12 months prior to the stated maturity. For 3 of the mortgage loans (identified as Loan No. 41, 166 and 167 on Annex A to this prospectus supplement), representing approximately 0.9% of the Initial Pool Balance this period is approximately 24 months prior to the stated maturity.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise), the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay the mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay the mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided that no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with insurance or condemnation proceeds as a result of a casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 161 of the mortgage loans, representing approximately 93.5% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lockout Period is at least two years from the Closing Date, provided no event of default exists. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase or direct non-callable obligations of the United States of America providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment Date), assuming, in the case of each ARD Loan, that the loan prepays on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property generally require that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) that certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer will be required to exercise (or waive its right to exercise, provided that a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates has been obtained from S&P and Fitch with respect to certain mortgage loans) any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on those mortgage loans, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required to exercise (or waive its right to exercise, provided that a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding certificates has been obtained from S&P and Fitch) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or was issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators. In addition, if any material improvements on any portion of a Mortgaged Property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is generally required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) in the case of the mortgage loans sold to the Depositor by JP Morgan Chase: (A) the outstanding principal balance of the related mortgage loan; (B) the insurable value of the Mortgaged Property based on the appraisal; or (C) the maximum amount of coverage available to the related borrower under the National Flood Insurance Program;

          (2) in the case of the mortgage loans sold to the Depositor by PNC:
     (A) the outstanding principal balance of the mortgage loan; (B) the maximum amount of coverage available to the related borrower under the National Flood Insurance Program; or (C) the then full replacement cost of the Mortgaged Property, without deduction for physical depreciation; and

          (3) in the case of mortgage loans sold to the Depositor by LaSalle Bank National Association: (A) the outstanding principal balance of the mortgage loan; (B) the maximum amount of coverage available to the related borrower under the National Flood Insurance Program; or (C) the then full replacement cost of the Mortgaged Property (without deduction for foundations and footings).

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 31 of the Mortgaged Properties, securing 20.3% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Oregon, Washington, Utah and Nevada. No Mortgaged Property has a "probable maximum loss" (PML) in excess of 20%.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The following tables set forth certain anticipated characteristics of the mortgage loans. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made, and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to DSCRs and LTV Ratios assumes that the DSCR and LTV Ratio with respect to each Mortgaged Property is the DSCR or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the Senior Component of the Newport Loan. Generally, the subordination of the Subordinate Component of the Newport Loan decreases the loan-to-value ratio and increases the debt service coverage ratio of the Senior Component of the Newport Loan included as a "mortgage loan" in this prospectus supplement because those ratios are based only on the Senior Component of the Newport Loan. References to the original principal balance of the Senior Component of the Newport Loan are references to the principal balance of that mortgage loan (including the Subordinate Component) as of the origination date, less the Subordinate Component.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates on or shortly after the Closing Date and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

TYPE OF MORTGAGED PROPERTIES

                                NUMBER OF        AGGRREGATE                          WTD.         WTD.           WTD.
                                MORTGAGED       CUT-OFF DATE      % OF INITIAL        AVG          AVG            AVG
       PROPERTY TYPE           PROPERTIES         BALANCE         POOL BALANCE       DSCR         CLTV       OCCUPANCY (1)
---------------------------   ------------   -----------------   --------------   ----------   ----------   --------------
RETAIL
 Anchored .................         37        $  275,618,443           26.6%          1.32x        72.1%          97.5%
 Regional Mall ............          1           120,635,000           11.7           2.39x        44.7%          97.7%
 Unanchored ...............          3            12,983,551            1.3           1.43x        68.7%          95.0%
                                    --        --------------          -----           ----         ----           ----
SUBTOTAL: .................         41           409,236,995           39.5           1.64x        63.9%          97.5%
MULTIFAMILY
 Multifamily ..............         81           332,940,562           32.2           1.47x        72.8%          95.7%
OFFICE: ...................
 CBD ......................          5            27,923,471            2.7           1.39x        70.2%          95.7%
 Suburban .................         15            80,369,588            7.8           1.42x        68.7%          97.6%
                                    --        --------------          -----           ----         ----           ----
TOTAL: ....................         20           108,293,059           10.5           1.41x        69.1%          97.1%
INDUSTRIAL
 Industrial ...............         16           100,212,096            9.7           1.33x        73.3%          97.9%
HOTEL
 Full Service .............          3            50,054,885            4.8           1.59x        56.6%         N/A
MOBILE HOME PARK
 Mobile Home Park .........         13            28,517,450            2.8           1.35x        71.6%          96.5%
SELF STORAGE
 Self Storage .............          3             5,906,953            0.6           1.35x        67.6%          93.8%
                                    --        --------------          -----
TOTAL/WEIGHTED
 AVERAGE: .................        177        $1,035,161,999          100.0%        1.52X          68.1%          96.8%
                                   ===        ==============          =====

----------
(1)   Excludes mortgage loans secured by hotel properties.



                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE



                                                                                     WEIGHTED AVERAGES
                                                               --------------------------------------------------------------
                                                        % OF                 STATED
                           NUMBER      AGGREGATE      INITIAL               REMAINING                              LTV RATIO
                             OF       CUT-OFF DATE      POOL    MORTGAGE      TERM                 CUT-OFF DATE   AT MATURITY
 RANGE OF MORTGAGE RATES    LOANS       BALANCE       BALANCE     RATE     (MOS.) (1)     DSCR       LTV RATIO        (1)
------------------------- -------- ----------------- --------- ---------- ------------ ---------- -------------- ------------
6.568%-6.750% ...........      3    $  127,135,000      12.3%     6.573%  118              2.34x        45.8%         39.6%
6.751%-7.000% ...........     23       122,478,044      11.8      6.975%  113              1.38x        73.9%         65.1%
7.001%-7.250% ...........     55       257,089,308      24.8      7.164%  114              1.36x        72.6%         62.2%
7.251%-7.500% ...........     37       227,906,955      22.0      7.382%  118              1.55x        69.4%         60.0%
7.501%-7.750% ...........     30       179,848,609      17.4      7.614%  112              1.29x        73.6%         64.6%
7.751%-8.000% ...........     18       113,781,852      11.0      7.894%  115              1.43x        65.3%         56.1%
8.001%-8.670% ...........      4         6,922,230       0.7      8.366%  110              1.30x        70.3%         61.9%
                              --    --------------     -----
                             170    $1,035,161,999     100.0%     7.284%  115              1.52x        68.1%         59.0%
                             ===    ==============     =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.

                       MORTGAGED PROPERTIES BY STATE (1)

                                                                                       WEIGHTED AVERAGES
                                                              -------------------------------------------------------------------
                                                       % OF
                       NUMBER OF      AGGREGATE      INITIAL                   STATED                                  LTV RATIO
                       MORTGAGED     CUT-OFF DATE      POOL    MORTGAGE      REMAINING                 CUT-OFF DATE   AT MATURITY
        STATE         PROPERTIES       BALANCE       BALANCE     RATE     TERM (MOS.) (2)     DSCR       LTV RATIO        (2)
-------------------- ------------ ----------------- --------- ---------- ----------------- ---------- -------------- ------------
New Jersey .........        7      $  195,002,398      18.8%     6.956%         119            2.01x        53.2%         45.3%
California .........       23         137,795,398      13.3      7.528%         111            1.33x        71.4%         63.2%
Texas ..............       20         101,223,957       9.8      7.217%         108            1.29x        75.1%         65.9%
New York ...........        4          56,087,678       5.4      7.286%         131            2.19x        62.7%         54.8%
Maryland ...........        7          49,456,691       4.8      7.417%         115            1.40x        68.4%         60.2%
Illinois ...........       10          45,551,287       4.4      7.080%         107            1.35x        71.9%         64.0%
Michigan ...........       15          37,333,340       3.6      7.391%         120            1.40x        69.0%         60.1%
Washington .........        1          35,879,968       3.5      7.930%         115            1.55x        59.3%         49.2%
Nevada .............        6          34,316,127       3.3      7.357%         116            1.35x        74.9%         65.8%
Ohio ...............        7          32,760,201       3.2      7.055%         121            1.31x        78.5%         65.6%
Florida ............        6          31,809,735       3.1      7.319%         144            1.31x        70.9%         50.7%
Pennsylvania .......        4          31,362,405       3.0      7.665%         113            1.33x        72.5%         64.7%
Indiana ............        4          29,561,437       2.9      7.550%          98            1.27x        72.3%         65.7%
North Carolina .....        7          26,275,446       2.5      7.297%         116            1.33x        76.1%         66.7%
South Carolina .....        6          25,855,040       2.5      7.155%         117            1.37x        77.9%         69.4%
Massachusettes .....        4          23,648,810       2.3      7.403%         113            1.36x        73.4%         61.3%
Colorado ...........        4          22,523,043       2.2      7.094%         118            1.42x        75.1%         65.8%
Arizona ............        6          15,913,682       1.5      7.336%         109            1.34x        72.2%         61.2%
Wisconsin ..........        7          13,410,136       1.3      7.553%         115            1.21x        77.0%         68.4%
Tennessee ..........        2          12,949,596       1.3      7.300%          73            1.33x        76.5%         71.4%
Kentucky ...........        3           9,306,651       0.9      7.329%          96            1.29x        77.3%         69.4%
Delaware ...........        1           8,800,000       0.9      7.100%         120            1.30x        75.7%         66.4%
Virginia ...........        1           8,545,260       0.8      7.120%         111            1.91x        45.0%         39.7%
Connecticut ........        4           8,448,782       0.8      7.567%         114            1.29x        74.0%         60.6%
Georgia ............        3           8,448,486       0.8      7.268%         118            1.41x        74.7%         64.9%
Montana ............        3           6,904,695       0.7      7.262%          83            1.29x        77.7%         70.7%
Minnesota ..........        2           6,500,000       0.6      6.680%         120            1.51x        65.7%         56.9%
Alabama ............        2           5,592,370       0.5      7.408%         117            1.42x        67.8%         60.0%
Mississippi ........        2           3,689,203       0.4      7.387%         118            1.33x        77.5%         67.2%
Maine ..............        1           2,396,523       0.2      7.000%         118            1.26x        79.9%         69.9%
Arkansas ...........        1           2,350,841       0.2      7.310%         178            1.22x        84.9%         66.1%
Oregon .............        1           2,200,000       0.2      6.900%         120            1.67x        53.0%         42.4%
Louisiana ..........        2           2,065,814       0.2      7.467%         139            1.24x        65.9%         32.0%
New Hampshire.......        1           1,196,996       0.1      7.610%         116            1.42x        79.8%         71.0%
                           --      --------------     -----
Total/Weighted
 Average ...........      177      $1,035,161,999     100.0%     7.284%         115            1.52x        68.1%         59.0%
                          ===      ==============     =====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.

              RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS

                                                                                   WEIGHTED AVERAGES
                                                             --------------------------------------------------------------
                                                      % OF                 STATED
 RANGE OF REMAINING                  AGGREGATE      INITIAL               REMAINING              CUT-OFF DATE    LTV RATIO
        TERMS         NUMBER OF     CUT-OFF DATE      POOL    MORTGAGE      TERM                      LTV       AT MATURITY
       (MOS.)           LOANS         BALANCE       BALANCE     RATE     (MOS.) (1)     DSCR         RATIO          (1)
-------------------- ----------- ----------------- --------- ---------- ------------ ---------- -------------- ------------
52 to 100 ..........      11      $   65,692,251       6.3%     7.269%        61         1.32x        71.5%         67.7%
101 to 120 .........     150         904,374,842      87.4%     7.273%       116         1.49x        68.8%         60.1%
121 to 150 .........       1          35,814,360       3.5%     7.480%       127         1.37x        65.1%         51.5%
151 to 200 .........       7          21,495,141       2.1%     7.502%       176         3.64x        37.4%         21.9%
201 to 237 .........       1           7,785,404       0.8%     7.140%       237         1.23x        56.0%          0.4%
                         ---      --------------     -----
Total/Weighted
 Average ...........     170      $1,035,161,999     100.0%     7.284%       115         1.52x        68.1%         59.0%
                         ===      ==============     =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.




                                YEARS OF MATURITY

                                                                                          WEIGHTED AVERAGES
                                                                    --------------------------------------------------------------
                                                             % OF                 STATED
                                            AGGREGATE      INITIAL               REMAINING                              LTV RATIO
                             NUMBER OF     CUT-OFF DATE      POOL    MORTGAGE      TERM                 CUT-OFF DATE   AT MATURITY
     YEARS OF MATURITY         LOANS         BALANCE       BALANCE     RATE     (MOS.) (1)     DSCR       LTV RATIO        (1)
--------------------------- ----------- ----------------- --------- ---------- ------------ ---------- -------------- ------------
2006 ......................      10      $   50,739,781       4.9%     7.169%        55         1.34x        72.9%         69.3%
2008 ......................       1          14,952,470       1.4      7.610%        80         1.25x        66.5%         62.0%
2010 ......................       3          25,005,661       2.4      7.947%       107         1.26x        75.6%         67.9%
2011 ......................     147         879,369,181      84.9      7.254%       116         1.50x        68.6%         59.9%
2012 ......................       1          35,814,360       3.5      7.480%       127         1.37x        65.1%         51.5%
2016 ......................       7          21,495,141       2.1      7.502%       176         3.64x        37.4%         21.9%
2021 ......................       1           7,785,404       0.8      7.140%       237         1.23x        56.0%          0.4%
                                ---      --------------     -----
Total/Weighted Average.....     170      $1,035,161,999     100.0%     7.284%       115         1.52x        68.1%         59.0%
                                ===      ==============     =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.


     The following table sets forth the range of Underwritten Cash Flow Debt Service Coverage Ratios for the Mortgage Loans. The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any Mortgage Loan for any period as presented in the table below or Annex A, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such Mortgage Loan. "Underwritten Cash Flow" or "UW Cash Flow" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions, and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the NOI for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases, adjusted downward to market rates with vacancy rates equal to the higher of the Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" ("NOI") for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for such Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items and, except for multifamily properties in the case of mortgage loans originated by PNC, generally does not reflect replacement reserves or capital expenditures.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future cash flow of the properties, nor is the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW Cash Flows and UW NOIs used as a basis for calculating the UW DSCRs presented in the following table and in Annex A attached hereto, were derived principally from operating statements obtained from the respective Mortgagors (the "Operating Statements"). The Operating Statements were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                                           % OF                 STATED
                                          AGGREGATE      INITIAL               REMAINING               CUT-OFF     LTV RATIO
  RANGE OF DEBT SERVICE    NUMBER OF     CUT-OFF DATE      POOL    MORTGAGE      TERM                    DATE     AT MATURITY
     COVERAGE RATIOS         LOANS         BALANCE       BALANCE     RATE     (MOS.) (1)     DSCR     LTV RATIO       (1)
------------------------- ----------- ----------------- --------- ---------- ------------ ---------- ----------- ------------
1.15x to 1.20x ..........       7      $   24,829,212       2.4%     7.588%        94         1.19x      73.0%        63.0%
1.21x to 1.25x ..........      21         128,481,427      12.4      7.494%       123         1.23x      75.5%        63.5%
1.26x to 1.30x ..........      42         249,681,492      24.1      7.368%       112         1.27x      76.2%        67.1%
1.31x to 1.40x ..........      58         300,726,360      29.1      7.308%       113         1.34x      72.6%        62.8%
1.41x to 1.50x ..........      19          86,376,110       8.3      7.293%       117         1.43x      69.6%        60.5%
1.51x to 1.60x ..........       8          58,136,929       5.6      7.574%       109         1.55x      61.9%        52.5%
1.61x to 1.70x ..........       4          19,839,821       1.9      7.463%       118         1.64x      62.4%        54.8%
1.71x to 1.80x ..........       3           8,377,946       0.8      7.045%       116         1.73x      54.9%        48.2%
1.81x to 2.00x ..........       4          23,268,016       2.2      7.414%       115         1.92x      47.2%        40.6%
2.01x to 5.22x ..........       4         135,444,686      13.1      6.653%       124         2.66x      42.3%        36.5%
                               --      --------------     -----
Total/Weighted Average...     170      $1,035,161,999     100.0%     7.284%       115         1.52x      68.1%        59.0%
                              ===      ==============     =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.


     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged

Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                                                          WEIGHTED AVERAGES
                                                                      ----------------------------------------------------------
                                                               % OF                 STATED
                                              AGGREGATE      INITIAL               REMAINING               CUT-OFF    LTV RATIO
  RANGE OF LTV RATIOS AS OF    NUMBER OF     CUT-OFF DATE      POOL    MORTGAGE      TERM                 DATE LTV   AT MATURITY
       THE CUT-OFF DATE          LOANS         BALANCE       BALANCE     RATE     (MOS.) (1)     DSCR       RATIO        (1)
----------------------------- ----------- ----------------- --------- ---------- ------------ ---------- ---------- ------------
19.5% to 45.0% ..............       8      $  151,945,755      14.7%     6.709%  123              2.57x      42.4%       36.3%
45.1 %to 50.0% ..............       1           6,183,329       0.6      7.930%  113              1.40x      46.8%       38.8%
50.1%to 55.0% ...............       5          13,029,238       1.3      7.681%  119              1.85x      52.2%       42.8%
55.1% to 60.0% ..............      10          66,576,153       6.4      7.632%  133              1.49x      58.4%       42.9%
60.1% to 65.0% ..............       8          39,539,790       3.8      7.311%  105              1.51x      63.3%       55.0%
65.1% to 70.0% ..............      22         139,349,770      13.5      7.362%  112              1.37x      67.2%       57.9%
70.1% to 75.0% ..............      41         204,400,830      19.7      7.381%  111              1.31x      73.3%       64.6%
75.1% to 80.0% ..............      73         410,236,295      39.6      7.340%  113              1.28x      78.1%       68.8%
80.1% to 84.9% ..............       2           3,900,841       0.4      7.286%  155              1.23x      83.1%       68.0%
                                   --      --------------     -----
Total/Weighted Average.......     170      $1,035,161,999     100.0%     7.284%  115              1.52x      68.1%       59.0%
                                  ===      ==============     =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.



            RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES

                                                                                         WEIGHTED AVERAGES
                                                                     ----------------------------------------------------------
                                                              % OF                 STATED
  RANGE OF LTV RATIOS AS OF                  AGGREGATE      INITIAL               REMAINING               CUT-OFF    LTV RATIO
   MORTGAGE LOAN MATURITY     NUMBER OF     CUT-OFF DATE      POOL    MORTGAGE      TERM                 DATE LTV   AT MATURITY
            DATES               LOANS         BALANCE       BALANCE     RATE     (MOS.) (1)     DSCR       RATIO        (1)
---------------------------- ----------- ----------------- --------- ---------- ------------ ---------- ---------- ------------
 0.4% - 35.0% ..............       7      $   25,487,038       2.5%     7.358%  192              3.28x      37.5%       9.2%
35.1% - 45.0% ..............      10         155,920,575      15.1      6.771%  117              2.25x      45.3%      39.0%
45.1% - 50.0% ..............       6          48,464,774       4.7      7.811%  118              1.48x      59.7%      48.5%
50.1% - 55.0% ..............      11          67,962,965       6.6      7.341%  122              1.42x      62.9%      51.8%
55.1% - 60.0% ..............      19          84,144,420       8.1      7.311%  117              1.45x      67.7%      58.5%
60.1% - 65.0% ..............      33         153,217,904      14.8      7.329%  110              1.33x      72.0%      63.0%
65.1% - 70.0% ..............      54         331,799,642      32.1      7.385%  113              1.28x      76.2%      67.6%
70.1% - 75.5% ..............      30         168,164,681      16.2      7.316%  106              1.29x      79.1%      70.9%
                                  --      --------------     -----
Total/Weighted
 Average ...................     170      $1,035,161,999     100.0%     7.284%  115              1.52x      68.1%      59.0%
                                 ===      ==============     =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.

                         RANGE OF CUT-OFF DATE BALANCES

                                                                       % OF
                                                      AGGREGATE      INITIAL
                                       NUMBER OF     CUT-OFF DATE      POOL
    RANGE OF CUT-OFF DATE BALANCES       LOANS         BALANCE       BALANCE
------------------------------------- ----------- ----------------- ---------
$   648,519 to $  1,000,000..........      11      $    9,390,525       0.9%
$ 1,000,001 to $  2,000,000 .........      24          34,777,298       3.4
$ 2,000,001 to $  5,000,000 .........      71         228,189,252      22.0
$ 5,000,001 to $ 10,000,000 .........      41         305,094,735      29.5
$10,000,001 to $ 20,000,000 .........      19         239,616,095      23.1
$20,000,001 to $ 50,000,000 .........       3          97,459,093       9.4
$50,000,001 to $120,635,000 .........       1         120,635,000      11.7
                                           --      --------------     -----
 Total/Weighted Average .............     170      $1,035,161,999     100.0%
                                          ===      ==============     =====

                                                           WEIGHTED AVERAGES
                                      -----------------------------------------------------------
                                                    STATED
                                                   REMAINING               CUT-OFF       LTV
                                       MORTGAGE      TERM                 DATE LTV     RATIO AT
    RANGE OF CUT-OFF DATE BALANCES       RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
------------------------------------- ---------- ------------ ---------- ---------- -------------
$   648,519 to $  1,000,000..........    7.646%  130              1.46x      61.0%       40.4%
$ 1,000,001 to $  2,000,000 .........    7.422%  115              1.36x      70.0%       57.3%
$ 2,000,001 to $  5,000,000 .........    7.282%  114              1.35x      74.1%       64.7%
$ 5,000,001 to $ 10,000,000 .........    7.330%  112              1.37x      70.4%       61.1%
$10,000,001 to $ 20,000,000 .........    7.431%  116              1.50x      71.8%       63.7%
$20,000,001 to $ 50,000,000 .........    7.582%  120              1.41x      66.9%       55.6%
$50,000,001 to $120,635,000 .........    6.568%  118              2.39x      44.7%       38.7%
 Total/Weighted Average .............    7.284%  115              1.52x      68.1%       59.0%

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.



                  RANGE OF CURRENT OCCUPANCY RATES (1)(2)(3)

                                                                                       WEIGHTED AVERAGES
                                                                  -----------------------------------------------------------
                                                           % OF                 STATED
                                            AGGREGATE    INITIAL               REMAINING               CUT-OFF       LTV
      RANGE OF CURRENT        NUMBER OF   CUT-OFF DATE     POOL    MORTGAGE      TERM                 DATE LTV     RATIO AT
      OCCUPANCY RATES        PROPERTIES      BALANCE     BALANCE     RATE     (MOS.) (4)     DSCR       RATIO    MATURITY (4)
--------------------------- ------------ -------------- --------- ---------- ------------ ---------- ---------- -------------
80.01 - 85.00 .............        1      $    972,559      0.1%     7.280%       113         1.24x      79.4%       64.7%
85.01 - 90.00 .............        3        33,619,814      3.4      7.585%        99         1.26x      67.4%       59.5%
90.01 - 95.00 .............       39       225,901,366     22.9      7.325%       111         1.31x      74.7%       66.3%
95.01 - 100.00 ............      131       724,613,375     73.6      7.211%       117         1.59x      66.9%       57.6%
                                 ---      ------------    -----
Total/Weighted Average           174      $985,107,114    100.0%     7.250%       115         1.52x      68.7%       59.6%
                                 ===      ============    =====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)   Excludes mortgage loans secured by hotel properties.

(4)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.

                     RANGE OF YEARS BUILT/RENOVATED (1)(2)

                                                                                       WEIGHTED AVERAGES
                                                                 --------------------------------------------------------------
                                                          % OF                 STATED
                                         AGGREGATE      INITIAL               REMAINING                              LTV RATIO
 RANGE OF YEARS BUILT/    NUMBER OF     CUT-OFF DATE      POOL    MORTGAGE      TERM                 CUT-OFF DATE   AT MATURITY
     RENOVATED (1)       PROPERTIES       BALANCE       BALANCE     RATE     (MOS.) (3)     DSCR       LTV RATIO        (3)
----------------------- ------------ ----------------- --------- ---------- ------------ ---------- -------------- ------------
1912 - 1951 ...........        1      $    5,445,426       0.5%     6.880%        59         1.32x        74.8%         70.9%
1952 - 1961 ...........        3          17,949,645       1.7      7.312%       159         4.20x        33.0%         27.4%
1962 - 1971 ...........       18          35,655,246       3.4      7.355%       106         1.33x        71.6%         62.5%
1972 - 1981 ...........       14          55,605,904       5.4      7.112%       112         1.35x        73.1%         63.7%
1982 - 1986 ...........       16          58,010,415       5.6      7.219%       108         1.51x        67.3%         58.6%
1987 - 1991 ...........       12          82,754,304       8.0      7.314%       110         1.34x        72.5%         64.0%
1992 - 1996 ...........       16         124,568,161      12.0      7.583%       111         1.40x        67.7%         59.2%
1997 - 2001 ...........       97         655,172,897      63.3      7.223%       117         1.52x        68.0%         58.6%
                              --      --------------     -----
Total/Weighted Average       177      $1,035,161,999     100.0%     7.284%       115         1.52x        68.1%         59.0%
                             ===      ==============     =====

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.



                 PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE

                                                                                  WEIGHTED AVERAGES
                                                                          ----------------------------------
                                                                                       REMAINING
                                                                   % OF                 LOCKOUT     STATED
                                   NUMBER OF      AGGREGATE      INITIAL   REMAINING    PLUS YM   REMAINING
                                    MORTGAGE     CUT-OFF DATE      POOL     LOCKOUT     PERIOD       TERM
       PREPAYMENT PROVISION          LOANS         BALANCE       BALANCE      TERM      (MOS.)    (MOS.) (1)
--------------------------------- ----------- ----------------- --------- ----------- ---------- -----------
Lockout with Defeasance .........     161      $  967,980,386      93.5%      112         --         116
Lockout Period Followed by Yield
 Maintenance ....................       9          67,181,613       6.5        37         93          96
                                      ---      --------------     -----       ---         --         ---
Total ...........................     170      $1,035,161,999     100.0%
                                      ===      ==============     =====

----------
(1)   Calculated with respect to the Anticipated Repayment Date for the ARD
      Loan.


     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans".

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase, PNC and LaSalle. JPMorgan Chase is a subsidiary of J.P. Morgan Chase & Co. JPMorgan Chase is an affiliate of the Depositor, one of the underwriters and the Swap Counterparty. Each of PNC and LaSalle is an affiliate of one of the underwriters. PNC is also an affiliate of the Master Servicer and Special Servicer and LaSalle is acting as the Paying Agent.

     JPMorgan Chase is a wholly owned bank subsidiary of J.P. Morgan Chase & Co. (the "Corporation"), a Delaware corporation whose principal office is located in New York, New York.

JPMorgan Chase is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. JPMorgan Chase Bank resulted from the merger on November 10, 2001 of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York. As of September 30, 2001, on a pro forma basis reflecting the merger of the two banks, JPMorgan Chase Bank had total assets of approximately $600 billion and total stockholder's equity of approximately $36 billion.

     Additional information, including the most recent Form 10-K for the year ended December 31, 2000 of J.P. Morgan Chase & Co. (formerly known as "The Chase Manhattan Corporation"), the 2000 Annual Report of J.P. Morgan Chase & Co. and additional annual, quarterly and current reports filed with the Securities and Exchange Commission by J.P. Morgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Official Statement is delivered upon the written request of any such person to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017.

     PNC Bank, National Association ("PNC") is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's origins as a national bank date back to 1864. PNC Bank and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial"), and is PNC Financial's principal bank subsidiary. At September 30, 2001, PNC Bank had total consolidated assets representing approximately 90% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc. Midland Loan Services, Inc. is a wholly owned subsidiary of PNC Bank.

     PNC Financial is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC Financial was incorporated under the laws of the Commonwealth of Pennsylvania in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC Financial has diversified its geographic presence, business mix and product capabilities through strategic bank and non-bank acquisitions and the formation of various non-banking subsidiaries. PNC Financial is one of the largest diversified financial services companies in the United States, providing regional community banking, corporate banking, real estate finance, asset-based lending, wealth management, asset management and global fund services. PNC Financial provides certain products and services nationally and others in its primary geographic markets in Pennsylvania, New Jersey, Delaware, Ohio and Kentucky. PNC Financial also provides certain asset management and global fund services internationally.

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by Federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle is a wholly-owned subsidiary of ABN AMRO North America which is owned by ABN AMRO N.V., a bank organized under the laws of The Netherlands. As of December 31, 2000 LaSalle had total assets of $48.8 billion. LaSalle is acting as the paying agent for this transaction and is an affiliate of ABN AMRO Incorporated.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

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UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that such guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     Property Analysis. The related Mortgage Loan Seller performs a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews operating statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of FIRREA. The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. At origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the mortgaged property or execute an indemnity agreement with respect to such condition.

     In the case of 26 mortgage loans representing approximately 3.3% of the Initial Pool Balance, environmental insurance was obtained from American International Group, Inc. and/or one of its affiliates and the underlying Mortgaged Properties were not subject to environmental site assessments.

     Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related mortgaged property during the applicable policy period. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related mortgaged property during the policy period and no foreclosure of the mortgaged property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions in violation of applicable environmental standards at or emanating from the mortgaged property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Sellers as of the Cut-off date, or as of another date specifically provided in the representation and warranty, among other things, that:

     (a) the information set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement (which contains certain of the information set forth in Annex A) to this prospectus supplement is true and accurate in all material respects as of the cut-off date;

     (b) as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan;

     (c) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the mortgage loan;

     (d) the proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances thereunder;

     (e) each of the related Mortgage Note, related Mortgage and related assignment of leases, if any, executed by the related mortgagor in connection with the mortgage loan are legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late charges, additional interest, yield maintenance charges or prepayment premiums and except as the enforcement may be limited by bankruptcy, insolvency, reorganization, redemption receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law);

     (f) as of the date of its origination, subject to the exceptions and limitations set forth in paragraph (e) above, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the cut-off date, to the applicable Mortgage Loan Seller's knowledge, subject to the exceptions and limitations set forth in paragraph (e) above, there is no valid offset, defense, counterclaim or right to rescission with respect to the Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

     (g) the assignment of the related Mortgage and assignment of leases, if the assignment of leases is in a separate instrument, in favor of the Trustee constitutes the legal, valid and binding assignment of the Mortgage to the Trustee (subject to customary limitations). Each related Mortgage and assignment of leases, if the assignment of leases is in a separate instrument, is freely assignable upon notice to the mortgagor;

     (h) the related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, redemption receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), subject only to the exceptions set forth in clause (e) above and the following title exceptions (each exception, a "Title Exception"): (A) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially adversely interferes with the current use of the Mortgaged

          Property or the security intended to be provided by the Mortgage or with the borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property and (C) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by the Mortgage or with the borrower's current ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property, and the Mortgaged Property was, as of the origination of the mortgage loan, and, to the applicable Mortgage Loan Seller's knowledge, is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against or for which there is neither an exclusion nor an exception, in a lender's title insurance policy as described above;

     (i) no real estate taxes and governmental assessments affecting the Mortgaged Property that prior to the cut-off date became due and owing in respect of the related Mortgaged Property are delinquent and unpaid, or an escrow of funds in an amount sufficient to cover the payments has been established. Such taxes and governmental assessments shall not be considered delinquent or unpaid until the date on which interest and/or penalties would be first payable thereon;

     (j) to the applicable Mortgage Loan Seller's knowledge, relying solely on the review of an engineering report prepared not more than 12 months prior to the origination date of the mortgage loan, each related Mortgaged Property as of origination, and to the Mortgage Loan Seller's knowledge, as of the cut-off date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of the Mortgaged Property as security for the mortgage loan, and as of origination, there was no proceeding pending, or to the applicable Mortgage Loan Seller's knowledge, threatened, for the total or partial condemnation of the Mortgaged Property;

     (k) as of the date of its origination, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage. Each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million. As of the cut-off date, to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon. To the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as additional insureds and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

     (l) each mortgage loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been 30 days or more past due in respect of any scheduled payment;

     (m) one or more Phase I environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and that Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property and, with respect to certain mortgage loans, a Phase II environmental assessment and report, within the 12 months prior to the origination of the related Mortgage Loan. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3 million, no Phase I environmental site assessment may have been obtained, but a lender's secured creditor impairment environmental insurance policy was obtained with respect to each such Mortgage Loan and is part of the related mortgage file. The applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed in those report(s). With respect to any material and adverse environmental condition or circumstance disclosed in the environmental reports, one of the following statements is true: (i) such material and adverse condition or circumstance has been remediated in all material respects, or (ii) sufficient funds reasonably estimated to effect such remediation have been escrowed with the applicable Mortgage Loan Seller for purposes of effecting such remediation, or (iii) the related mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the report(s) or required by the applicable governmental authority, or (iv) another responsible party identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority's order or directive, or (v) an operations and maintenance plan has been or is being obtained, or (vi) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vii) such conditions or circumstances identified in the report(s) were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, or
          (viii) a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing, monitoring or remediation, or (ix) the related mortgagor or other responsible party obtained a "No Further Action" letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable federal, state, or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or
          (x) the expenditure of funds reasonably estimated to be necessary to effect such remediation is

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          not greater than two percent (2%) of the outstanding principal balance of the related mortgage loan. Each mortgage loan required the related mortgagor to comply with all applicable federal, state and local environmental laws and regulations;

     (n) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or a commitment "marked up" or furnished as a pro forma or specimen policy at the closing of the related Mortgage Loan) as adopted in the applicable jurisdiction, which, to the Mortgage Seller's knowledge, was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required (unless such jurisdiction is the State of Iowa), insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in the portion of the Mortgaged Property comprised of real estate, subject only to Title Exceptions. Such title insurance policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such title insurance policy. Such policy is in full force and effect, provides that the originator of the related Mortgage Loan, its successors or assigns is the sole named insured, and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, and the Mortgage Loan Seller has no knowledge of, anything that would impair the coverage under such policy. Such policy contains no material exclusions for, or affirmatively insures any losses arising from, (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no material encroachments of any part of the building thereon over easements and (c) that the land shown on the survey is the same as the property legally described in the Mortgage;

     (o) the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such mortgage loan (other than an ARD Loan after the Anticipated Repayment Date) is a fixed rate, and complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

     (p) other than payments due but not yet 30 days or more delinquent, to the Mortgage Loan Seller's knowledge, (A) there is no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage that materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property, and (B) the Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of the documents that materially and adversely affects the value of the Mortgage Loan or the related Mortgaged Property; provided, however, that the representation and warranty set forth in either (A) or (B) does not address or otherwise cover any material default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Mortgage Loan Seller; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of those documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under that mortgage loan, Mortgage Note or Mortgage;

     (q) each mortgage loan is directly secured by a Mortgage on a commercial or multifamily property, and either (1) substantially all of the proceeds of the mortgage loan were used to acquire, improve or protect the portion of the commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury

          Regulations Sections 1.856-3(c) and 1.856-3(d)) and the interest in real property was the only security for the mortgage loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures the mortgage loan was at least equal to 80% of the principal amount of the mortgage loan (a) as of the Testing Date, or (b) as of the closing date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on the interest in real property that is senior to the mortgage loan, and (b) a proportionate amount of any lien on the interest in real property that is on a parity with the mortgage loan unless such other lien secures a mortgage loan that is cross-collateralized with such mortgage loan, in which event the computation of the fair market value of the referenced interest in real property will be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized mortgaged loans, and (2) the "Testing Date" shall be the date on which the referenced mortgage loan was originated unless (a) the mortgage loan was modified after the date of its origination in a manner that would cause a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
          Section 1.1001-3(b), and (b) the "significant modification" did not occur at a time when the mortgage loan was in default or when default with respect to the mortgage loan was reasonably foreseeable. If the referenced Mortgage Loan has been subjected to a "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred;

     (r) each mortgage loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization (other than the excess interest provisions of the ARD Loan);

     (s) subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, and permitted subordinate debt disclosed herein or otherwise described in the Purchase Agreement, each Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property is directly transferred or sold or encumbered;

     (t) each related Mortgaged Property was inspected by or on behalf of the originator of the related Mortgage Loan within the 12 months prior to the related origination date;

     (u) since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except: (a) in consideration of payment therefor of not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan,
          (c) upon defeasance permitted under the terms of such mortgage loan by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. government securities sufficient to pay the mortgage loan in accordance with its terms, (d) upon substitution of a replacement property with respect to such Mortgage Loan as disclosed in this prospectus supplement, or (e) releases of unimproved out-parcels or other portions of the Mortgaged Property which will not have a material adverse effect on the value of the security for the mortgage loan; and


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     (v)  to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based upon an opinion of counsel, a zoning letter or zoning report, and, to the Mortgage Loan Seller's knowledge, as of the cut-off date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property and are not covered by title insurance.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties or a material document defect and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice or its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to (a) repurchase the affected mortgage loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan at the related mortgage rate (excluding any portion of such interest that represents additional interest on the ARD Loan), to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees in respect of the mortgage loan, if any, and (4) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, Special Servicer, the Depositor and the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses or
(b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; or (c) at the sole discretion of the Directing Certificateholder (and with respect to the Newport Loan the Newport Operating Advisor in consultation with the Directing Certificateholder), establish a cash reserve or provide a letter of credit in an amount equal to 25% of the principal balance of any mortgage loan for which certain types of material document defects relating to delay in the return of documents from local recording offices remain uncorrected for 18 months following the Closing Date; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding with that cure, and has delivered to S&P, Fitch, the Master Servicer, the Special Servicer, and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in (a) and
(b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of the breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. If a repurchase obligation arises for any mortgage loan, the Mortgage Loan Seller will also be required to repurchase any mortgage loan cross-collateralized with that mortgage loan; provided, that the Mortgage Loan Seller will not be required to repurchase the mortgage loan, or all of the cross-collateralized mortgage loans, if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related mortgage loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the mortgage loan for Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Directing Certificateholder, the credit of the remaining loans comprising the pool of cross-collateralized loans is acceptable.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original LTV Ratio not higher than that of the deleted mortgage loan and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an MAI appraisal; (g) materially comply with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have an original Debt Service Coverage Ratio not less than the original Debt Service Coverage Ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of S&P and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the either of S&P or Fitch to any class of Certificates then rated by S&P or Fitch, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);
(m) have been approved by the Directing Certificateholder, provided that the related Mortgage Loan Seller will pay all reasonable due diligence expenses, including reasonable legal fees and expenses, incurred by the Directing Certificateholder in reviewing any proposes substitute mortgage loan whether or not such substitute mortgage loan is accepted; and (n) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 57 mortgage loans (the "Lock Box Loans"), representing approximately 45.0% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of 8 Lock Box Loans, representing approximately 9.0% of the Initial Pool Balance, the related Lock Box Accounts were required to be established on the origination dates of the related mortgage loans. With respect to the 38 mortgage loans, representing approximately 14.6% of the Initial Pool Balance, a cash management account was required to be established for each loan on or about the origination date of each mortgage loan into which the operating lessees are required to deposit rents directly but the related borrower may have withdrawal rights upon the occurrence of certain events specified in the related mortgage loan documents. The terms of 10 Lock Box Loan, representing approximately 10.5% of the Initial Pool Balance, provides for the establishment of a Lock Box Account upon the occurrence and continuation of certain events, generally relating to the occurrence of an event of default under the related mortgage loan documents or downgrades of anchor tenants. Except as set forth above, the agreements which govern the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto. The Lock Box Accounts will not be assets of any REMIC.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Subordinate Component of the Newport Loan) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Floating Rate Account and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans; and (6) the Swap Contract.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2001-C1 (the "Certificates") will consist of the following 25 classes: the Class A-1, Class A-2, Class A-3 and Class A-3F Certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class NC-1, Class NC-2, Class NC-3, Class NC-4, Class S, Class R and Class LR Certificates. The Class A-1, Class A-2, Class A-3, Class A-3F, Class X-1 and Class X-2 Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C and Class D Certificates are referred to collectively in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates." The Class NC-1, Class NC-2, Class NC-3 and Class NC-4 Certificates are referred to collectively in this prospectus supplement as the "Class NC Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-3F, Class B, Class C and Class D Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class NR, Class NC-1, Class NC-2, Class NC-3, Class NC-4, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     On the Closing Date, the Class A-3F Regular Interest will also be issued by the Trust Fund as an uncertificated regular interest in the Upper-Tier REMIC. The Class A-3F Regular Interest is not offered hereby. The Depositor will transfer the Class A-3F Regular Interest and the Swap Contract to the Trustee in exchange for the Class A-3F Certificates. The Class A-3F Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-3F Regular Interest, the Floating Rate Account and the Swap Contract.

     The "Certificate Balance" of any class of Certificates (other than the Class X-1, Class X-2, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that Distribution Date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and Class

X-2, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal. The initial Certificate Balance of the Class A-3F Regular Interest is equal to the initial Certificate Balance of the Class A-3F Certificates.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amounts of the classes of Class X Certificates in the aggregate will generally be equal to the aggregate of the Class X Component Balances of the Class X Components outstanding from time to time. The initial aggregate Notional Amount for the Classes of Class X Certificates will be $1,074,526,998.

     Solely for the purposes of calculating the Notional Amounts of the Class X Certificates and the Pass-Through Rates applicable to the Class X Certificates for each Distribution Date, the aggregate Certificate Balance of each Class of Certificates (other than the Class A-3F, Class X-1, Class X-2, Class R, Class LR and Class S Certificates) and the Class A-3F Regular Interest will be deemed to consist of a single component (each a "Class X Component"). Each Class X Component will have a balance (a "Component Balance") that will be reduced by any distributions of principal made on the related Class of Certificates or Class A-3F Regular Interest or any allocations of Realized Losses or Additional Trust Fund Expenses to such Class.

     The aggregate Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Additional Trust Fund Expenses actually allocated to, that portion of the aggregate Certificate Balances of the Regular Certificates and the Class NC Certificates that corresponds to the Class X Components.

     The initial Class X Component Balance of the Components will be as follows:
Class A-1 ($51,200,000), Class A-2 ($156,900,000), Class A-3 ($580,796,000),
Class A-3F ($25,000,000), Class B ($47,876,000), Class C ($43,995,000), Class D
($12,939,000), Class E ($25,879,000), Class F ($12,940,000), Class G
($21,997,000), Class H ($9,058,000), Class J ($6,469,000), Class K
($10,352,000), Class L ($5,176,000), Class M ($5,176,000), Class NR
($19,408,998), Class NC-1 ($10,886,000), Class NC-2 ($10,886,000), Class NC-3
($10,886,000), Class NC-4 ($6,707,000).

     The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $116,455,998. The Class NC-1, Class NC-2, Class NC-3 and Class NC-4 Certificates will have an aggregate initial Certificate Balance of approximately $39,365,000.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association and one of the Mortgage Loan Sellers will serve as Paying Agent (in that capacity "Paying Agent"). In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 S. LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-J. P. Morgan Commercial Mortgage Securities Corp.-Commercial Mortgage Pass-Through Certificates, Series 2001-C1 and its telephone number is (312) 904-7807. As of the Closing Date, LaSalle Bank National Association was rated "AA-" by S&P and "AA" by Fitch. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the trustee fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar, the Underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates", the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in January 2002 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record

Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an account (the "Lower-Tier Distribution Account"), and a second account (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts"), both of which may be subaccounts of a single account, in the name of the Paying Agent and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders and on the Class A-3F Regular Interest as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     With respect to the Class A-3F Certificates, the Paying Agent will cause to be established and maintained in the name of the Paying Agent, in trust for Holders of the Class A-3F Certificates, an account (the "Floating Rate Account"), which may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt with respect to the Class A-3F Regular Interest or the Swap Contract, the Paying Agent will deposit the same into the Floating Rate Account. See "Description of the Swap Contract" in this prospectus supplement.

     With respect to the Newport Loan, the Paying Agent will cause to be established an account, (the "Newport Loan Distribution Account") which may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt with respect to the Newport Loan, the Paying Agent will deposit the same into the Newport Loan Distribution Account. See "Class NC Certificates and the Newport Loan" below.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account" in the name of the Paying Agent for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Subordinate Component of the Newport Loan) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Paying Agent for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account") in the name of the Paying Agent on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the Certificates, such gains will be held and applied to offset future realized losses, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of S&P and Fitch ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement. Funds held in the Distribution Accounts, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class NC Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans (excluding the portion of amounts received allocable to the Subordinate Component of the Newport Loan) and any REO Properties that is on deposit in the Certificate Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period; other than, principal prepayments received with respect to mortgage loans sold to the Depositor by PNC through the 5th day of the month that such Distribution Date occurs;

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges; and

          (7) all amounts deposited in the Certificate Account in error;

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

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

     (z) for the Distribution Date occurring in each March, the related Withheld Amounts (in the case of the Newport Loan, the portion of the related Withheld Amount relating to the Senior Component) required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on the due date for such mortgage loan in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Class NC Certificates and the Newport Loan. The aggregate amount available for distribution on each Distribution Date ("Newport Available Funds") will, in general, be equal to all amounts received or advanced on the Newport Loan (including the Subordinate Component thereof) that is on deposit in the Collection Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period with respect to the Newport Loan;

          (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period with respect to the Newport Loan;

          (3) all amounts that are due or reimbursable to any person other than the Certificateholders with respect to the Newport Loan;

          (4) with respect to the Newport Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Newport Loan Distribution Account;

          (5) all Yield Maintenance Charges with respect to the Newport Loan;
     and

          (6) all amounts deposited in the Newport Loan Distribution Account in error.

     The Newport Available Funds will distributed in the following order of priority:

          (i) to the Certificateholders (other than the Class NC and Class S Certificateholders) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all unpaid interest accrued in respect of the Senior Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders (other than the Class NC and Class S Certificateholders) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the lesser of (A) the Newport Principal Distribution Amount for such Distribution Date and (B) the Component Principal Balance of the Senior Component outstanding immediately prior to such Distribution Date;

          (iii) to the Certificateholders (other than the Class NC and Class S Certificateholders) as part of the Available Distribution Amount for such Distribution Date, to reimburse the Senior Component for all Collateral Support Deficits relating to the Newport Loan, if any, previously allocated to the Senior Component and for which no reimbursement has previously been received;

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

          (iv) to make distributions of interest to the holders of the Class NC Certificates in the following order of priority: Class NC-1, Class NC-2, Class NC-3 and Class NC-4 in each case, up to an amount equal to the related Interest Distribution Amount for those classes;

          (v) after the Component Principal Balance of the Senior Component has been reduced to zero, to make distributions of principal to the holders of the Class NC Certificates in the following order of priority: Class NC-1, Class NC-2, Class NC-3 and Class NC-4 in each case, until the Certificate Balance of each such class is reduced to zero; and

          (vi) to the holders of the Class NC Certificates in the following order of priority: Class NC-1, Class NC-2, Class NC-3 and Class NC-4 to reimburse the Class NC Certificates for all Collateral Support Deficits, if any, previously allocated to the Subordinate Component and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Class NC and Class S Certificates).

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2, Class A-3 and Class X Certificates and the Class A-3F Regular Interest pro rata (based upon their respective entitlements to interest for that Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     second, (1) to the Class A-1 Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero, (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) until the Certificate Balance of that class is reduced to zero and (3) following reduction of the Certificate Balance of the Class A-1 and Class A-2 Certificates to zero, to the Class A-3 Certificates and the Class A-3F Regular Interest, pro rata (based upon their respective Certificate Balance) in reduction of their Certificate Balances, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates on that Distribution Date) until the Certificate Balance of each of those classes is reduced to zero;

     third, to the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class B Certificates and the Class A-3F Regular Interest to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class B Certificates and the Class A-3F Regular Interest on that Distribution
Date), until the Certificate Balance of that class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates and the Class A-3F Regular Interest to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates and the Class A-3F Regular Interest to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     seventeenth, following reduction of the Certificate Balances of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates and the Class A-3F Regular Interest to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-3F Regular Interest to zero, to the Class G Certificates, in reduction its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3F Regular Interest to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3F Regular Interest to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3F Regular Interest, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-3F Regular Interest to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-fifth, following reduction of the Certificate Balances of Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-3F Regular Interest to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates and the Class A-3F Regular Interest on that Distribution
Date), until the Certificate Balance of that class is reduced to zero;

     thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-3F Regular Interest to zero, to the Class NR Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class A-3F Regular Interest on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-ninth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     fortieth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest without regard to the priorities set forth above.

     The amounts allocated to the Class A-3F Regular Interest on the Servicer Remittance Date will be deposited into the Floating Rate Account on such date and the portion of such interest, if any, which is equal to the net swap payment due to the Swap Counterparty (the "Net Swap

Payment") will be applied to make payments under the Swap Contract as provided under "The Swap Contract" in this prospectus supplement. The amounts remaining in the Floating Rate Account, including any net payment received under the Swap Contract from the Swap Counterparty, will be distributed to the Holders of the Class A-3F Certificates on the related Distribution Date.

     Pass-Through Rates. The interest rate (the "Pass-through Rate") applicable to each class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-through Rate on the Class A-1 Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class A-2 Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class A-3 Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class A-3F Certificates is a per annum rate
equal to LIBOR plus   %.

     The Pass-through Rate on the Class B Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class C Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class D Certificates is a per annum rate equal
to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class E Certificates is a per annum rate equal
to the WAC Rate less   % per annum.

     The Pass-through Rate on the Class F Certificates is a per annum rate equal
to the WAC Rate less   % per annum.

     The Pass-through Rate on the Class G Certificates is a per annum rate equal
to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class H Certificates is a per annum rate equal
to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class J Certificates is a per annum rate equal
to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class K Certificates is a per annum rate equal
to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class L Certificates is a per annum rate equal
to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class M Certificates is a per annum rate equal
to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class NR Certificates is a per annum rate
equal to   %, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X Certificates in the
aggregate for the initial Distribution Date will equal approximately   % per
annum. The aggregate Pass-Through Rate applicable to the Class X Certificates for each Distribution Date will, in general, equal the weighted average of the Class X Strip Rates for the Class X Components for such Distribution Date (weighted on the basis of the respective Class X Component Balances of such Class X Components outstanding immediately prior to such Distribution Date). The "Class X Strip Rate" in respect of any class of Class X Components for any Distribution Date will, in general, equal (i) in the case of the Class A-1, Class A-2, Class A-3, Class A-3F, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Components,
(x) the WAC Rate for such Distribution Date, minus (y) the Pass-Through Rate for such Class X Component and (ii) in the case of the Class NC-1, Class NC-2, Class NC-3 and Class NC-4 Components,
(x) the Net Mortgage Rate of the Subordinate Component for the Interest Accrual Period ending on the Due Date relating to such Distribution Date minus (y) the Pass-Through Rate for such Class X Component for such Distribution Date (but in no event will any Class X Strip Rate be less than zero).

     For purpose of calculating the Class X Strip Rates, the Pass-Through Rate of each Class X Component (other than the Class A-3F Component) will be the Pass-Through Rate of the corresponding class of Certificates. In the case of the Class A-3F Component, the Pass-Through Rate for the Class A-3F Component will be the Pass-Through Rate of the Class A-3F Regular Interest.

     The Pass-through Rate on the Class NC-1 Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class NC-2 Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class NC-3 Certificates is a per annum rate
equal to    %.

     The Pass-through Rate on the Class NC-4 Certificates is a per annum rate
equal to    %.

     The Class S Certificates will not have a Pass-through Rate or be entitled to distributions in respect of interest other than Excess Interest.

     The Pass-through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (the Senior Component only with respect to the Newport Loan) weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The term "LIBOR" means, with respect to each Interest Accrual Period (other than the first Interest Accrual Period), the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering Rate" as of 11:00 a.m., London time, on the day that is two Banking Days prior to that Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR will be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal London office of four major banks in the London interbank market selected by the Swap Counterparty in its discretion (each a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the day that is two Banking Days prior to that Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR will be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rate quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m., New York City time on that Interest Reset Date for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. The initial LIBOR rate will be the linear interpolation of both the one-month and two-month LIBOR rates, based upon an Interest Accrual Period of 29 days.

     The "Interest Reset Date" is the first day of each Interest Accrual Period for the Class A-3F Certificates and, with respect to the first interest accrual period, the Closing Date. A "Banking Day" is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London, England.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate (which includes the Paying Agent Fee Rate).

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on the basis of a 360-day year consisting of twelve 30 day months, then, solely for purposes of calculating the Pass-through Rate on the Certificates, the Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (2) prior to the due date in March, will be the per annum rate stated in the related Mortgage Note.

     "Excess Interest" with respect to the ARD Loan is the interest accrued at an increased interest rate in respect of the ARD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than Class S and Residual Certificates) and the Class A-3F Regular Interest during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class S and Residual Certificates) and the Class A-3F Regular Interest for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than Class A-3F, Class S and the Residual Certificates) and the Class A-3F Regular Interest for each Distribution Date is equal to one month's interest at the Pass-through Rate applicable to that class of Certificates (or the Class A-3F Regular Interest) for that Distribution Date accrued for the related interest accrual period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates and the Class NC Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any voluntary principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class NC Certificates, the Class S Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates (or the Class A-3F Regular Interest) for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates, the Class NC Certificates, the Class S Certificates and the Class X Certificates) for the related Distribution Date. Any Net Aggregate Prepayment Interest Shortfall allocated to the Class A-3F Regular Interest will reduce the amount paid to the Swap Counterparty and could reduce the payment made under the Swap Contract as described under "Description of the Swap Contract" in this prospectus supplement.

     With respect to the Newport Loan, Net Aggregate Prepayment Interest Shortfalls will be allocated first to the Subordinate Component and then to the Senior Component. Any Net Prepayment Interest Shortfall, to the extent not allocated to the Subordinate Component, will be allocated to the Certificates (other than the Residual Certificates, the Class NC Certificates, the Class S Certificates and the Class X Certificates) as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date. The "Newport Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Newport Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to the Newport Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to the Newport Loan.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (a) above; provided that, with respect to the Newport Loan, for purposes of calculating the Available Distribution Amount, such amounts will only include amounts applied in respect of the Senior Component. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances; provided, that, with respect to the Newport Loan, for purposes of calculating the Available Distribution Amount, such amounts will only include amounts applied in respect of the Senior Component.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided, that, with respect to the Newport Loan, for purposes of calculating the Available Distribution Amount, such amounts will only include amounts applied in respect of the Senior Component.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount and Newport Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2 and Class A-3 Certificates, Class A-3F Regular Interest, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date, and the term "Newport Principal Shortfall" for any Distribution Date means, the amount, if any, by which (a) the Newport Principal Distribution Amount for the prior Distribution Date exceeds
(b) the aggregate amount distributed in respect of principal in respect of the Senior Component and the Class NC Certificates on the preceding Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan or, in the case of the Newport Loan, the Principal Distribution Amount in respect of the Senior Component and any distributions of principal actually made with respect to the Subordinate Component. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Paying Agent Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to mortgage loans during the related Due Period to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Paying Agent on the classes of Offered Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E and Class F Certificates, for each class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such class on such

Distribution Date, and the denominator of which is the total amount distributed as principal to all classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Offered Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the classes of Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such class of Offered Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between
(i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

CLASS DESIGNATION            ASSUMED FINAL DISTRIBUTION DATE
--------------------------- --------------------------------
  Class A-1 ............... April 12, 2006
  Class A-2 ............... January 12, 2011
  Class A-3 ............... October 12, 2011
  Class A-3F .............. October 12, 2011
  Class B ................. October 12, 2011
  Class C ................. November 12, 2011
  Class D ................. November 12, 2011

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loan is prepaid in full on its Anticipated Repayment Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be October 12, 2035, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

    o the rights of the holders of the Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o to the rights of the holders of the Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

    o to the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates, and

    o the rights of the holders of the Class NC Certificates will be subordinated to the rights of the holders of the Offered Certificates and Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates with respect to distributions and the allocation of losses on the Newport Loan only.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the

Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates, of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, and the holders of the Class D Certificates, of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates and the Non-Offered Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balances have been reduced to zero and then to the Class A-3 Certificates and the Class A-3F Regular Interest, pro rata, until their Certificate Balance has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3 Certificates and Class A-3F Regular Interest by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than each class of Class NC Certificates, the Class X, Class S, and the Residual Certificates) with later alphabetical Class designations and the classes of Class NC Certificates with respect to Newport Principal Distribution Amount.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans (or in the case of the Newport Loan, the Senior Component) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class NC-4, Class NC-3, Class NC-2 and Class NC-1 Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class M, Class L, Class K, Class J, Class H, Class G,

Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and the Class A-3F Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses will not be allocated to any class of Class NC Certificates (other than mortgage loan losses on the Newport Loan) or the Class S, Class R or Class LR Certificates. Collateral Support Deficit relating to the Newport Loan will be allocated to the Class NC Certificates to the extent of the Subordinate Component in the Newport Loan in reverse numerical order (i.e. first to the Class NC-4 Certificates, then to the Class NC-3 Certificates and so on) before being allocated to any other class of Certificate. The rights of the holders of the Class NC Certificates to receive distributions of amounts collected or advanced on the Newport Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Subordinate Component of the Newport Loan) during the related Due Period and delinquent as of the business day preceding the related Servicer Remittance Date; and (2) in the

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case of each mortgage loan delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be provided however, that no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related Due Date has passed and any applicable grace period has expired. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer or the Trustee will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement, compounded monthly. The "Prime Rate" will be the rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with

                                      S-108

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respect to the related Distribution Date. See "Description of the
Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan becomes effective as a result of a modification of the related mortgage loan by the Special Servicer, which extension does not change the amount of Periodic Payments on the mortgage loan;

          (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

          (4) the date on which a receiver has been appointed;

          (5) 60 days after a borrower declares bankruptcy;

          (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

          (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

          (8) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates and the Class A-3F Regular Interest) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer on the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan (including the Subordinate Component of the Newport Loan) over (b) the excess of
(1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000; provided that the Special Servicer in its discretion and with the consent of the Directing Certificateholder (and the consent of the Newport Operating Advisor with respect to the Newport Loan) may require an appraisal with respect to any mortgage loan with an outstanding principal balance of less than $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance) and (b) all escrows, letters of credit and reserves (other than tax and insurance reserves) in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances

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and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Paying Agent, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within 120 days after the Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the Subordinate Component of the Newport Loan) until the MAI appraisal is received. The "Determination Date" for each Distribution Date is the fourth business day preceding such Distribution Date.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates; provided that with respect to an Appraisal Reduction on the Newport Loan, such Appraisal Reduction will be applied prior to any application of such Appraisal Reduction to the Senior Component (and as a result to the Sequential Pay Certificates) first to the Class NC-4 Certificates, then to the Class NC-3 Certificates, then to the Class NC-2 Certificates, then to the Class NC-1 Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-through Rate (i.e., for any month, one twelfth of the Pass-through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for twelve consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Master Servicer who will be required to report to the Paying Agent the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

                                      S-110

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     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for twelve consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to furnish or make available to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, S&P, Fitch and a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of the Class X Certificates allocable to Yield Maintenance Charges;


          (11) the Pass-through Rate for each class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and

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   the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

          (16) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each class as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

          (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred during the related Due Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and Newport Available Funds and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Due Period;

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Trustee during the related Due Period;

          (27) the original and then current credit support levels for each class of Certificates;

          (28) the original and then current ratings for each class of Certificates; and

          (29) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Paying Agent will make available the Statements to Certificateholders through its internet website, which is located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports related to the mortgage loans available, to the extent the Paying Agent receives such information, through its internet website.

                                      S-112

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     In the case of information furnished pursuant to clauses (1), (2), (17) and
(21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., monthly with certain current information with respect to the Mortgaged Properties, including current and original net operating income, debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the borrowers pursuant to the related loan documents.

     The Pooling and Servicing Agreement requires that the Paying Agent (or the Trustee with respect to clauses (6) and (7) only) make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, S&P, Fitch or any other person to whom the Paying Agent (or the Trustee, if applicable) believes the disclosure is appropriate, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Paying Agent; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to Certificateholders from the Paying Agent (or the Trustee with respect to clauses
(6) and (7) only) upon request; however, the

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Paying Agent (or the Trustee, as applicable) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce for enforcing all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor, Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other class of Certificates (other than the Class S, Class NC Certificates and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Class NC Certificates), each determined as of the prior Distribution Date. None of the Class S, the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Except with respect to determining the Newport Operating Advisor and other matters described in this prospectus supplement with respect to the Newport Loan, the holders of the Class NC Certificates will not be entitled to any Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf

                                      S-114

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of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, ATTN:
Corporate Trust Services (CMBS). As of the Closing Date, Wells Fargo Bank Minnesota, N.A. was rated "AA-" by S&P and "AA" by Fitch. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to a portion of the amount that accrues at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) equal to 0.002% per annum, computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date, with the balance paid to the Paying Agent. The Trustee Fee Rate includes the Paying Agent

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Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

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                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Subordinate Component of the Newport Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third party subservices. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including the Subordinate Component of the Newport Loan) for which each is responsible in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's obligation to make Advances; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer; (F) any obligation of the Master Servicer, Special Servicer or any of their respective affiliates and (G) any other debt the Master Servicer has extended to any borrower (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the

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entire pool of mortgage loans. With respect to any mortgage loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is (i) more than 90 days delinquent provided that the related borrower has continued to make its Assumed Scheduled Payment and is diligently pursuing refinancing, such 90-day period to be extended for an additional 60 days at the request of the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder); provided that the related borrower has delivered to the Master Servicer a written refinancing commitment reasonably satisfactory in form and substance to the Special Servicer and the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) or (ii) more than 60 days past due and the related borrower has not continued to make its Assumed Scheduled Payment, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Master Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days, or (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified for events of default which are capable of cure, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans". The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder, each as defined below), the Master Servicer, the Mortgage Loan Sellers, S&P and Fitch; provided, however, that the Special Servicer will not be required to deliver an Asset Status Report to the Directing Certificateholder if they are the same entity. If the Directing Certificateholder (and with respect

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to the Newport Loan, the Newport Operating Advisor in consultation with the
Directing Certificateholder) does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's (and with respect to the Newport Loan, the Newport Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) by the Special Servicer.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement of the Special Servicer with respect to any mortgage loan, and except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) has objected in writing within 5 business days of having been notified thereof (provided that if such written notice has not been received by the Special Servicer within the 5 day period, the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) will be deemed to have waived its right to object):

     (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii)  any modification of a monetary term of a mortgage loan;

     (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

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     (v)   any acceptance of substitute or additional collateral for a mortgage loan (other than in accordance with its terms);

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan;

     (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Master Servicer is required to consent or approve;

     (viii) releases of any escrows held as performance escrows; and

     (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than in accordance with its terms;

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's (or with respect to the Newport Loan, the Newport Operating Advisor's) response.

     In addition, the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Specially Serviced Mortgage Loan as the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) may deem advisable; provided that no such direction may require or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement or the Servicing Standards.

     Notwithstanding the foregoing, in the event the Directing Certificateholder and the Newport Operating Advisor do not agree on a course of action with respect to the Newport Loan, the determination of the Newport Operating Advisor shall control.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     In addition, the Pooling and Servicing Agreement permits the Controlling Holder of the Class NC Certificates to appoint a representative (the "Newport Operating Advisor") who may consult with the Directing Certificateholder in advising the Special Servicer with respect to the Newport Loan. The "Controlling Holder" of the Class NC Certificates will be, to the extent then outstanding,
(i) the Class NC-4 Certificateholders unless a Control Change Event has occurred with respect to the Class NC-4 Certificateholders, (ii) the Class NC-3 Certificates if a Control Change Event has occurred with respect to the Class NC-4 Certificates, (iii) the Class NC-2 Certificates if a Control Change Event has occurred with respect to the Class NC-3 Certificates, and (iv) the

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Class NC-1 Certificates if a Control Change Event has occurred with respect to the Class NC-2 Certificates. Upon the occurrence of a Control Change Event with respect to the Class NC-1 Certificates, no holder of a certificate representing a subordinate interest in the Newport Loan will be permitted to exercise any of the rights of the Controlling Holder of the Class NC Certificates. A "Control Change Event" has occurred with respect to any Class of Class NC Certificates if and for so long as either (i) the initial Certificate Balance thereof minus all Appraisal Reduction Amounts and Collateral Support Deficits allocated thereto as of the date of determination is less than 25% of the initial Certificate Balance of such Class of Class NC Certificates; or (ii) the outstanding Certificate Balance of such Class of Class NC Certificates, after giving effect to all principal payments, Appraisal Reduction Amounts and Collateral Support Deficits allocated thereto as of the date of determination has been reduced to zero.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor in consultation with the Directing Certificateholder) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE NEWPORT
   OPERATING ADVISOR

     The Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action; provided, however, that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) may act solely in the interests of the holders of the Controlling Class (or with respect to the Newport Operating Advisor, the Controlling Holder of the Class NC Certificates), that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) does not have any duties to the holders of any class of certificates other than the Controlling Class (or with respect to the Newport Operating Advisor, the Controlling Holder of the Class NC Certificates), that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) may take actions that favor the interests of the holders of the Controlling Class (or with respect to the Newport Operating Advisor, the Controlling Holder of the Class NC Certificates) over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to the Newport Operating Advisor, the Controlling Holder of the Class NC Certificates), and that the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to the Newport Loan, the Newport Operating Advisor) for having so acted.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation ("Midland"), will act as master servicer (in that capacity, the "Master Servicer") and in that capacity will be responsible for servicing the


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mortgage loans. In addition, Midland will initially be appointed as special servicer of the mortgage loans (in that capacity, the "Special Servicer").

     Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 210 West 10th Street, Kansas City, Missouri 64105.

     Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest ranking as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category.

     As of September 30, 2001, Midland was servicing approximately 14,685 commercial and multifamily loans with an aggregate principal balance of approximately $66.2 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,768 of the loans, with a total principal balance of approximately $49.7 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for financial institutions, private investors and issuers of commercial and multifamily mortgage-backed securities.

     Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(sm), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insightsm through the Master Servicer's website, www.midlandls.com. The Master Servicer may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(sm). Specific questions about portfolio, loan and property performance may be sent to the Master Servicer via e-mail at askmidland@midlandls.com

     The information set forth in this prospectus supplement concerning Midland has been provided by Midland, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of S&P and Fitch confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.0700% to 0.1700%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0826% per annum. Pursuant to the terms of the Pooling and Servicing Ageement, Midland will be entitled to retain a portion of the Master Servicing Fee with respect to each mortgage loan notwithstanding any termination or resignation of Midland as Master Servicer. In addition, Midland will have the right to assign and transfer its right to receive such portion to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) all application fees with respect to assumptions, extensions and modifications and defeasance fees with respect to all mortgage loans which are

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not Specially Serviced Mortgage Loans, (2) with respect to non-Specially
Serviced Mortgage Loans, a percentage of all assumption and modification fees (which in certain cases may be 100% of such fees) paid by the borrowers on those mortgage loans and (3) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan to the extent set forth in the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated for any reason, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection

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with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer, or the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. If the Special Servicer resigns or is terminated for any reason, it will receive a portion of any Liquidation Fee that becomes payable with respect to a Specially Serviced Mortgage Loan or related REO Property that was being administered by the Special Servicer at the time of such resignation or termination. The terminated Special Servicer and the successor Special Servicer will apportion the Liquidation Fee between themselves in a manner that reflects their relative contributions in earning the fee. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees and all assumption, extension and modification fees received on or with respect to the mortgage loans, other than such fees that the Master Servicer is entitled to receive, as described above. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "Description of the Certificates--Distributions-- Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use its reasonable efforts to cause each borrower to maintain, and if the borrower does not maintain, will be required to itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) and to the extent the Trustee or the trust fund has an insurable interest therein, a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged

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Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable best efforts to cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of the outstanding principal balance of the related mortgage loan and the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy if the borrower defaults on its obligation to do so will be advanced by the Master Servicer as a Servicing Advance (subject to a determination of non-recoverability) and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance (subject to a determination of non-recoverability).

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Special Servicer may agree to extend the maturity date of a mortgage loan that is not a Specially Serviced Mortgage Loan; except that any extension entered into by the Special Servicer will not extend the maturity date beyond the earlier of (1) two years prior to the Rated Final Distribution Date and (2) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate;

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provided that, if the extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Special Servicer must obtain the opinion of counsel described in the next sentence. Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Servicer or the Special Servicer, as applicable, has provided the Trustee with an opinion of counsel that the waiver, modification or amendment will not constitute a "significant modification." The Master Servicer will be permitted under the Pooling and Servicing Agreement to agree to certain non-material modifications, waivers and amendments without the consent of the Special Servicer. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Mortgage Loan Sellers, S&P, Fitch, and the Trustee of any modification, waiver or

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amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after an Event of Default with respect to a mortgage loan, the Special Servicer will be required to determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer, and with respect to the Newport Loan, the Newport Operating Advisor, will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund at a price (the "Option Price") equal to (i) the unpaid principal balance of the Mortgage Loan in default, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, prepayment penalties which would have been due if the mortgage loan in default was prepaid at the time of purchase and all accrued Special Servicing Fees and additional trust fund expenses allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the servicing standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Mortgage Loan in default, the Master Servicer will be required to determine if the Option Price represents a fair value for the Mortgage Loan in default.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an

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opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Newport Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Newport Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special
Servicer will also be required to use reasonable efforts to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code
Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Newport Loan REMIC, the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC or, if applicable the Newport Loan REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or, if applicable the Newport Loan REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

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     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more once every 12 months and (B) less than $2,000,000 once every 24 months in each case commencing in calendar year 2002; provided further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use best efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
   DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of

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the appointment by, a successor and receipt by the Trustee of written confirmation from each of S&P and Fitch that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by S&P or Fitch to any class of Certificates or (b) a determination that its respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

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EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within 1 business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee shall have received and forwarded to the Master Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Master Servicer or Special Servicer, as applicable in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by Fitch if the Master Servicer or Special Servicer, as applicable is not replaced, and the Trustee shall not have received subsequent notice from Fitch (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded);

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          (g) Fitch confirms in writing that the Master Servicer or Special
     Servicer, as applicable, no longer has the minimum rating from Fitch required for master servicers or special servicers, as applicable, of commercial mortgage securitization transactions; or

          (h) the Master Servicer or the Special Servicer is removed from S&P's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer list or special servicer list, as applicable within 60 days of such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, (other than certain rights in respect of indemnification and certain items of servicing compensation) under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or this prospectus supplement or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any

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     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch, as evidenced by a letter from each of S&P and Fitch;

          (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of any of the Upper-Tier REMIC, Lower-Tier REMIC or the Newport Loan REMIC, as a REMIC to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch;

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of S&P and Fitch, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of S&P or Fitch; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates, or (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of each Mortgage Loan Seller.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Newport Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

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                        DESCRIPTION OF THE SWAP CONTRACT

GENERAL

     On the Closing Date, the Depositor will enter into and transfer to the trust fund a swap agreement (the "Swap Contract"), relating to the Class A-3F Regular Interest, with JPMorgan Chase (in such capacity, the "Swap Counterparty"). In addition, the Depositor will transfer the Class A-3F Regular Interest to the trust fund in exchange for the Class A-3F Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-3F Regular Interest and the Swap Contract. The Swap Contract will have an initial notional balance equal to the initial Certificate Balance of the Class A-3F Certificates. The Swap Contract will have a maturity date of October 12, 2014 (the date occurring approximately 3 years following the Assumed Final Distribution Date of the Class A-3F Certificates). Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap Counterparty will provide a report to the Paying Agent specifying LIBOR for the next interest accrual period for the Class A-3F Certificates and the amount payable by the Swap Counterparty with respect to the next succeeding Distribution Date. The Paying Agent will be entitled to conclusively rely on such report.

     The notional amount of the Swap Contract will decrease to the extent of any decrease in the Certificate Balance of the Class A-3F Certificates, and the notional amount of the Swap Contract and the Certificate Balance of the Class A-3F Regular Interest will decrease pro rata to the extent of any decrease in such Certificate Balance.

     With respect to the Class A-3F Certificates, the Paying Agent will cause to be established and maintained in the name of the Paying Agent, on behalf of holders of the Class A-3F Certificates, an account (the "Floating Rate Account"), which may be a subaccount of the Distribution Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-3F Regular Interest or the Swap Contract, the Paying Agent will deposit the same into the Floating Rate Account.

     The Paying Agent may make withdrawals from the Floating Rate Account only for the following purposes: (i) to distribute to the Holders of the Class A-3F Certificates the Class A-3F Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Floating Rate Account that was not required to be deposited therein; (iii) to pay any funds required to be paid to the Swap Counterparty under the Swap Contract; (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement; and (v) in the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace such Swap Contract, to apply any termination payments paid by such Swap Counterparty to offset the expense of entering into a substantially similar interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to holders of the Class A-3F Certificates.

DISTRIBUTIONS FROM THE FLOATING RATE ACCOUNT

     On each Distribution Date the Paying Agent will distribute the Class A-3F Available Funds for such Distribution Date to the Holders of the Class A-3F Certificates as of the related Record Date in the following amounts: (i) the Class A-3F Interest Distribution Amount on such Distribution Date; (ii) the Class A-3F Principal Distribution Amount on such Distribution Date; and (iii) any termination payments to Holders of the Class A-3F Certificates not otherwise required to be used for a replacement swap contract, as described below under "--The Swap Contract".

     For purposes hereof, "Class A-3F Available Funds" means, for each Distribution Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Class A-3F Regular Interest received by the Paying Agent after the Cut-off Date and on or prior to such Distribution Date and (ii) the sum of all amounts received from the Swap Counterparty in respect of the Class A-3F Regular Interest pursuant to the Swap

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Contract, but excluding the following: (a) all amounts of prepayment premiums;
and (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-3F Certificates pursuant to the related Swap Contract.

     The "Class A-3F Interest Distribution Amount" means, with respect to any Distribution Date, the sum of (i) the amount of interest received by the Paying Agent from the Swap Counterparty pursuant to the terms of the Swap Contract and
(ii) amounts in respect of interest received on the Class A-3F Regular Interest not required to be paid to such Swap Counterparty. If a Swap Counterparty defaults on its obligation to pay such interest to the Paying Agent, or if a Swap Default occurs with respect to the Swap Contract, the Class A-3F Interest Distribution Amount with respect to the Class A-3F Regular Interest, will equal the Fixed Interest Distribution.

     The "Class A-3F Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the aggregate amount of the principal payments allocated to the Class A-3F Regular Interest on such Distribution Date.

THE SWAP CONTRACT

     The Swap Contract will provide that, on the Servicer Remittance Date prior to each Distribution Date, commencing in January 2002, the Trustee (or the Paying Agent on the Trustee's behalf) will pay or cause to be paid interest to the Swap Counterparty at a fixed interest rate equal to the Pass-Through Rate of the Class A-3F Regular Interest (the "Fixed Interest Distribution"), on a notional amount equal to the Certificate Balance of the Class A-3F Regular Interest (the "Floating Rate Certificate Notional Amount"), and the Swap Counterparty will pay interest on such Floating Rate Certificate Notional Amount to the Paying Agent, for the benefit of the Holders of the Class A-3F Certificates at a rate equal to the Pass-Through Rate for the Class A-3F Certificates. The Pass-Through Rate for the Class A-3F Certificates is LIBOR plus %. Required payments under the Swap Contract with respect to each Distribution Date will be made by the Swap Counterparty or the Trustee (or Paying Agent on behalf of the Trustee) on a net basis.

     In the event that the Swap Counterparty defaults under the terms of the Swap Contract (a "Swap Default"), then the Trustee will be required to take such actions (following the expiration of any applicable grace period) unless otherwise directed in writing by the holders of 25% of the Class A-3F Certificates to enforce the rights of the trust fund under the Swap Contract as may be permitted by the terms thereof and use any termination fees received from the Swap Counterparty to offset the costs of entering into replacement interest rate swap contracts on substantially identical terms. The costs and expenses incurred by the Trustee in connection with enforcing the rights of the trust fund under the Swap Contract will be reimbursable to the Trustee out of amounts otherwise payable to the Class A-3F Certificates, to the extent not reimbursed by the Swap Counterparty. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-3F Certificates. Following the termination of the Swap Contract (and during the period when the Trustee is pursuing remedies under the Swap Contract), the Interest Distribution Amount for the Class A-3F Certificates will be equal to the Fixed Interest Distribution for the Class A-3F Regular Interest, and the Class A-3F Certificates will accrue interest on the same basis and in the same manner as the Class A-3F Regular Interest. Any such conversion of the Class A-3F Certificates to a fixed interest rate will become permanent following the determination by the Trustee not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-3F Certificates. Any such Swap Default and the consequent change to a Fixed Interest Distribution will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to a fixed rate might result in a temporary delay of the Holders of the Class A-3F Certificates to receive payment of the Fixed Interest Distribution if DTC is not given sufficient notice of the resulting change in payment terms to the Class A-3F Certificates.

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     In addition, if the funds allocated to payment of the Fixed Interest
Distribution of the Class A-3F Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-3F Interest Distribution Amount to the Class A-3F Certificates, the Trustee (or the Paying Agent on its behalf) will be required to make required payments to such Swap Counterparty prior to making distributions on the Class A-3F Certificates and holders of the Class A-3F Certificates will experience a shortfall.

     The Trustee (or Paying Agent on behalf of the Trustee) will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the Swap Counterparty any portion of the Fixed Interest Distribution unless and until the interest payment on the Class A-3F Regular Interest is actually received by the Trustee or the Paying Agent.

TERMINATION FEES

     In the event of the termination of the Swap Contract and the failure of the Swap Counterparty to replace the Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust fund generally designed to compensate the trust fund for the cost, if any, of entering into a substantially similar interest rate swap contract with another counterparty.

THE SWAP COUNTERPARTY

     JPMorgan Chase is the Swap Counterparty under the Swap Contract. The long-term unsecured debt ratings of JPMorgan Chase are rated "AA" by S&P and Fitch. For more information regarding JPMorgan Chase, see "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates. In addition, the yield to investors in the Class A-3F Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such class of Certificates.

     Pass-Through Rate. The Pass-through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay the ARD

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Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to the borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors-- Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lockout Periods or otherwise) on the mortgage loans will affect the Pass-through Rate of the Class D Certificates, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-through Rate on that class, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on the Class D Certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The Pass-through Rates on that class of Certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the

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mortgage loans. Losses and other shortfalls on the mortgage loans will generally be allocated to: (i) with respect to the Newport Loan, to the classes of Class
NC Certificates and then to the holders of the Class NR, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and (ii) with respect to any other mortgage loan, to the holders of the Class NR, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3 and Class A-3F Certificates and Class A-3F Regular Interest. Any losses allocated to the Certificate Balance of the Class A-3F Regular Interest will result in a corresponding reduction in the Certificate Balance of the Class A-3F Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period (except with respect to the Class A-3F Certificates), the effective yield to the holders of the Offered Certificates (other than the Class A-3F Certificates) will be lower than the yield that would otherwise be produced by the applicable Pass-through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates or the Class A-3F Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class on subsequent Distribution Dates, to the extent of available funds. Any

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shortfall in amounts allocated to interest on the Class A-3F Regular Interest will result in a shortfall in the amounts paid by the Swap Counterparty with respect to the Class A-3F Certificates. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. The weighted average life of the Class A-3F Certificates will be the same as the weighted average life of the Class A-3F Regular Interest.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th of each month, beginning in January 2002;

          (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to maturity or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until maturity or the Anticipated Repayment Date, as the case may be;

          (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

          (f) no Yield Maintenance Charges are included in any allocations or calculations;

          (g) the Closing Date is December 14, 2001;

          (h) LIBOR for the Class A-3F Certificates for each Distribution Date
     is    % per annum;

          (i) the ARD Loan prepays on its Anticipated Repayment Date; and


          (j) the Pass-through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                         0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
---------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percent ........................         100           100           100           100           100
December 12, 2002 ......................          83            83            83            83            83
December 12, 2003 ......................          63            63            63            63            63
December 12, 2004 ......................          40            38            37            35            33
December 12, 2005 ......................          14            10             6             2             0
December 12, 2006 ......................           0             0             0             0             0
December 12, 2007 ......................           0             0             0             0             0
December 12, 2008 ......................           0             0             0             0             0
December 12, 2009 ......................           0             0             0             0             0
December 12, 2010 ......................           0             0             0             0             0
December 12, 2011 ......................           0             0             0             0             0
Weighted Average Life (Years) (1) ......         2.50          2.45          2.40          2.36          2.33
Estimated Month of First Principal .....   1/12/2002     1/12/2002     1/12/2002     1/12/2002     1/12/2002
Estimated Month of Maturity ............   4/12/2006     4/12/2006     3/12/2006     1/12/2006    12/12/2005

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR        3% CPR        6% CPR        9% CPR        12% CPR
--------------------------------------------- ------------- ------------- ------------- ------------- --------------
Initial Percent .............................         100           100           100           100            100
December 12, 2002 ...........................         100           100           100           100            100
December 12, 2003 ...........................         100           100           100           100            100
December 12, 2004 ...........................         100           100           100           100            100
December 12, 2005 ...........................         100           100           100           100             99
December 12, 2006 ...........................          65            64            63            62             61
December 12, 2007 ...........................          56            54            52            51             49
December 12, 2008 ...........................          37            35            32            30             28
December 12, 2009 ...........................          27            24            21            18             16
December 12, 2010 ...........................           1             0             0             0              0
December 12, 2011 ...........................           0             0             0             0              0
Weighted Average Life (Years)(1) ............        6.50          6.38          6.28          6.18           6.09
Estimated Month of First Principal ..........   4/12/2006     4/12/2006     3/12/2006     1/12/2006     12/12/2005
Estimated Month of Maturity .................   1/12/2011    12/12/2010    12/12/2010    12/12/2010     12/12/2010

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
  OF THE CLASS A-3 CERTIFICATES AND CLASS A-3F CERTIFICATES AT THE RESPECTIVE
                                      CPRS
                                SET FORTH BELOW:

DATE                                              0% CPR        3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- ------------- -------------- -------------- -------------- --------------
Initial Percent .............................         100            100            100            100            100
December 12, 2002 ...........................         100            100            100            100            100
December 12, 2003 ...........................         100            100            100            100            100
December 12, 2004 ...........................         100            100            100            100            100
December 12, 2005 ...........................         100            100            100            100            100
December 12, 2006 ...........................         100            100            100            100            100
December 12, 2007 ...........................         100            100            100            100            100
December 12, 2008 ...........................         100            100            100            100            100
December 12, 2009 ...........................         100            100            100            100            100
December 12, 2010 ...........................         100             99             98             98             97
December 12, 2011 ...........................           0              0              0              0              0
Weighted Average Life (Years) (1) ...........        9.64           9.63           9.62           9.62           9.61
Estimated Month of First Principal ..........   1/12/2011     12/12/2010     12/12/2010     12/12/2010     12/12/2010
Estimated Month of Maturity .................  10/12/2011     10/12/2011     10/12/2011     10/12/2011     10/12/2011

----------
(1) The weighted average life of each of the Class A-3 Certificates and Class A-3F Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates or Class A-3F Certificates, as applicable, to the related Distribution Date, (b) summing the results and
      (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates or Class A-3F Certificates, as applicable.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent .............................          100            100            100            100            100
December 12, 2002 ...........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.83           9.83           9.83           9.83           9.83
Estimated Month of First Principal ..........   10/12/2011     10/12/2011     10/12/2011     10/12/2011     10/12/2011
Estimated Month of Maturity .................   10/12/2011     10/12/2011     10/12/2011     10/12/2011     10/12/2011

----------
(1) The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent .............................          100            100            100            100            100
December 12, 2002 ...........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.85           9.85           9.85           9.85           9.84
Estimated Month of First Principal ..........   10/12/2011     10/12/2011     10/12/2011     10/12/2011     10/12/2011
Estimated Month of Maturity .................   11/12/2011     11/12/2011     11/12/2011     11/12/2011     11/12/2011

----------
(1) The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent .............................          100            100            100            100            100
December 12, 2002 ...........................          100            100            100            100            100
December 12, 2003 ...........................          100            100            100            100            100
December 12, 2004 ...........................          100            100            100            100            100
December 12, 2005 ...........................          100            100            100            100            100
December 12, 2006 ...........................          100            100            100            100            100
December 12, 2007 ...........................          100            100            100            100            100
December 12, 2008 ...........................          100            100            100            100            100
December 12, 2009 ...........................          100            100            100            100            100
December 12, 2010 ...........................          100            100            100            100            100
December 12, 2011 ...........................            0              0              0              0              0
Weighted Average Life (Years) (1) ...........         9.91           9.91           9.91           9.91           9.91
Estimated Month of First Principal ..........   11/12/2011     11/12/2011     11/12/2011     11/12/2011     11/12/2011
Estimated Month of Maturity .................   11/12/2011     11/12/2011     11/12/2011     11/12/2011     11/12/2011

----------
(1) The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

YIELD SENSITIVITY OF THE OFFERED CERTIFICATES

     The tables beginning on page    (the "Yield Tables") indicate the
sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class A-1, Class A-2, Class A-3, Class A-3F, Class B, Class C and Class D Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Yield Maintenance Charges. The Yield Tables have been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" in this prospectus supplement, the assumptions described in clauses (a) through (i) on pages S-139 and S-140 and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100/04 means 1004/32%) as a percentage of the initial Certificate Balance of each class of Offered Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of Offered Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including December 1, 2001 to, but excluding December 14, 2001, and by converting the monthly rates to semi-annual corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in the classes of Offered Certificates when the reinvestment rates are considered. For purposes of the Yield Tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and/or interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the mortgage loans and extensions in respect of balloon payments that actually occur during the life of the Class A-1, Class A-2, Class A-3, Class A-3F, Class B, Class C and Class D Certificates and by the actual performance of the mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     The characteristics of the mortgage loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the mortgage loans permit voluntary partial prepayments. Thus neither the pool of mortgage loans nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with the designated scenario for the Yield Tables. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate, that the actual pre-tax yields on, or any other payment characteristics of, any class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest, the Excess Interest Distribution Account, the Class A-3F Regular Interest, the Swap Contract and the Floating Rate Account, will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC", the "Lower-Tier REMIC" and the "Newport Loan REMIC", respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and the Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class NR Certificates, the Class NC Certificates and the Class A-3F Regular Interest will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR Certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Class LR Certificates will also represent the "residual interest" in the Newport Loan REMIC. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the portion of the Trust Fund comprised of the Class A-3F Regular Interest, the Swap Contract and the Floating Rate Account will be treated as a grantor trust for federal income tax purposes under Subpart E, Part I of Subchapter J of the Code.

     The Newport Loan REMIC will hold the Newport Loan and related property, and will issue an uncertificated class of regular interest representing the Senior Component of the Newport Loan to the Upper-Tier REMIC, and four classes of regular interests, which will be represented by the Class NC-1, Class NC-2, Class NC-3 and Class NC-4 Certificates. The Lower-Tier REMIC will hold the Mortgage Loans (other than the Newport Loan), the regular interest representing the Senior Component of the Newport Loan, the proceeds thereof and any property that secured a Mortgage Loan that was acquired by foreclosure or deed-in-lieu of foreclosure (other than the property securing the Newport Loan), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole classes of residual interest therein and in the Newport Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular interests and proceeds thereof and will issue the Regular Certificates (other than the Class NC Certificates and the Class A-3F Certificates) and the Class A-3F Regular Interests as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the regular interests represented by the Class Certificates will be issued with original issue discount ("OID") for federal income tax purposes in an amount equal to the excess of the initial Certificate Balances of those Certificates (plus days of interest at the Pass-through Rates thereon) over their respective issue prices (including accrued interest). It is also
anticipated that the Class    , Class    , Class    , Class    , Class     and
Class     Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a

CPR of 0%; provided, that it is assumed that the ARD Loan prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is
 . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily properties and mobile home park properties. As of the cut-off date, 80 and 8 mortgage loans representing approximately 32.2% and 2.8%, respectively, of the Initial Pool Balance are secured by multifamily properties and mobile home park properties, respectively. Moreover, the Offered Certificates, other than the Class A-3F Certificates, will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Any portion of the basis of the holder of a Class A-3F Certificate allocable to the Swap Contract will not qualify under Section 856(c)(4)(A) of the Code, and any interest on the Class A-3F Certificates in excess of the fixed rate payable on the Class A-3F Regular Interest will not qualify under Section 856(c)(3)(B) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     Taxation of the Swap Contracts. Each holder of a Class A-3F Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights and obligations of such Class under the Swap Contract.

     Holders of the Class A-3F Certificates must allocate the price they pay for their Certificates between their interests in the Class A-3F Regular Interest and the related Swap Contract based on their relative market values. The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class A-3F Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the Class A-3F Regular Interest. If the Swap Premium is received by Holders, it will be deemed to have increased the purchase price for the Class A-3F Regular Interest. If the Swap Contract is on-market, no amount of the purchase price will be allocable to it. It is anticipated that the Swap Premium, if any, will be negligible. A holder of a Class A-3F Certificate would be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium for some other reasonable rate). Prospective purchasers of Class A-3F Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not anticipated that any Swap Premium would be treated in part as a loan under Treasury Regulations.

     Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Swap Contract must be netted against payments made under such Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-3F Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class A-3F Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that Class A-3F Certificate under Treasury Regulations. A holder of a Class A-3F Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

     The Class A-3F Certificates, representing a beneficial ownership in the Class A-3F Regular Interest and in the Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contract would be short term. If the Holder of a Class A-3F Certificate incurred or continued to incur indebtedness or acquire or hold such Class A-3F Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the Swap Contract.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among JPMSI, PNCCMI, ABN and Deutsche Banc Alex. Brown, Inc. (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                                     DEUTSCHE
                        JPMSI     PNCCMI     ABN       BANC
                       -------   --------   -----   ---------
Class A-1 ..........      $          $        $
Class A-2 ..........      $          $        $
Class A-3 ..........      $          $        $
Class A-3F .........      $          $        $
Class B ............      $          $        $
Class C ............      $          $        $
Class D ............      $          $        $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting

Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately
$     , will be    % of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on the Offered Certificates (other than the Class A-3F Certificates) from December 1, 2001. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services ("S&P") and Fitch:

     CLASS         S&P     FITCH
---------------   -----   ------
       A-1         AAA      AAA
       A-2         AAA      AAA
       A-3         AAA      AAA
       A-3F        AAA      AAA
        B           AA      AA
        C           A        A
        D           A-      A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. The ratings assigned to the Class A-3F Certificates do not represent any assessment as to whether the floating rate on such Certificates will convert to a fixed rate and only reflect the receipt of interest up to the interest rate on the related Class A-3F Regular Interest (which is a fixed rate of interest). In addition, the ratings assigned to the Class A-3F Certificates do not address the likelihood of the timely receipt of a fixed rate of interest after the occurrence of a swap default if DTC is not given sufficient advance notice of such change in the payment terms. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-3F, and Class B Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P, Fitch, or another nationally recognized statistical rating organization. None of the other Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to a corporate predecessor of J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 90-33, 55 Fed. Reg. 23,151 (June 6, 1990) and to PNC Capital Markets, Inc. an individual prohibited transaction exemption, PTE 98-08, 63 Fed. Reg. 8498 (Feb. 19, 1998) (collectively, the "Exemption"), each as subsequently amended. The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the Underwriters, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody's Investors Service, Inc. ("Moody's") or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Because the Swap Agreement applies to the Class A-3F Certificates, Class A-3F Certificates may be acquired by or on behalf of Plans only if those Plans are Qualified Plan Investors and the conditions of the Exemption are met. A "Qualified Plan Investor" is a plan investor or group of plans investors on whose behalf the decision to purchase Class A-3F Certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the Swap Agreement and the effect of the Swap Agreement on the credit ratings of the Class A-3F Certificates, and (ii) a "qualified professional asset manager", as defined in Part V(a) of PTE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of the Class A-3F Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                     PAGE
                                                    ------
Actual/360 Basis .................................. S-64
Administrative Cost Rate .......................... S-101
Advances .......................................... S-108
Anticipated Repayment Date ........................ S-63
Appraisal Reduction ............................... S-109
Appraisal Reduction Amount ........................ S-110
Appraisal Reduction Event ......................... S-109
ARD Loan .......................................... S-63
Asset Status Report ............................... S-118
Assumed Final Distribution Date ................... S-104
Assumed Scheduled Payment ......................... S-102
Authenticating Agent .............................. S-89
Available Distribution Amount ..................... S-93
Banking Day ....................................... S-101
Base Interest Fraction ............................ S-104
Certificate Account ............................... S-92
Certificate Balance ............................... S-87
Certificate Owner ................................. S-88
Certificate Registrar ............................. S-89
Certificateholders ................................ S-53
Certificates ...................................... S-87
Class A Certificates .............................. S-87
Class A-3F Available Funds ........................ S-134
Class A-3F Interest Distribution Amount ........... S-135
Class A-3F Principal Distribution Amount .......... S-135
Class X Certificates .............................. S-87
Class X Component ................................. S-88
Class X Strip Rate ................................ S-99
Class NC Certificates ............................. S-87
Clearstream, Luxembourg ........................... S-88
Closing Date ...................................... S-53
Code .............................................. S-145
Collateral Support Deficit ........................ S-106
Component Balance ................................. S-88
Constant Prepayment Rate .......................... S-139
Control Change Event .............................. S-121
Controlling Class ................................. S-120
Controlling Class Certificateholder ............... S-120
Controlling Holder ................................ S-120
Corrected Mortgage Loan ........................... S-118
CPR ............................................... S-139
Cross-Over Date ................................... S-98
Cut-off Date Balance .............................. S-53
Defeasance Lockout Period ......................... S-65
Defeasance Option ................................. S-65
Depositor ......................................... S-53
Depositories ...................................... S-89
Determination Date ................................ S-110

                                                        PAGE
                                                    ------------
Direct Participants ............................... S-89
Directing Certificateholder ....................... S-120
Discount Rate ..................................... S-64
Distributable Certificate Interest ................ S-101
Distribution Accounts ............................. S-92
Distribution Date ................................. S-91
DTC ............................................... S-88
Due Period ........................................ S-94
Effective Gross Income ............................ S-71
ERISA ............................................. S-149
ERISA Plan ........................................ S-149
ESA ............................................... S-77
Euroclear ......................................... S-88
Events of Default ................................. S-131
Excess Interest ................................... S-101
Excess Interest Distribution Account .............. S-93
Excluded Plan ..................................... S-151
Exemption ......................................... S-150
Fixed Interest Distribution ....................... S-135
Floating Rate Account ............................. S-92, S-134
Floating Rate Certificate Notional Amount ......... S-135
Form 8-K .......................................... S-68
Fox-Lance Law ..................................... S-59
Gain on Sale Reserve Account ...................... S-93
Indirect Participants ............................. S-89
Initial Pool Balance .............................. S-53
Initial Rate ...................................... S-63
Initial Resolution Period ......................... S-84
Insurance and Condemnation Proceeds ............... S-92
Interest Distribution Amount ...................... S-101
Interest Reserve Account .......................... S-92
Interest Reset Date ............................... S-101
IRS ............................................... S-127
JPMorgan Chase .................................... S-53
LaSalle ........................................... S-53, S-76
LIBOR ............................................. S-100
Liquidation Fee ................................... S-123
Liquidation Fee Rate .............................. S-123
Liquidation Proceeds .............................. S-92
Lock Box Accounts ................................. S-86
Lock Box Loans .................................... S-86
Lockout Period .................................... S-64
Lower-Tier Distribution Account ................... S-92
Lower-Tier REMIC .................................. S-145
Lower-Tier REMIC Regular Interests ................ S-145
LTV Ratio ......................................... S-72
MAI ............................................... S-109
Main Lockbox ...................................... S-58
Mall Manager ...................................... S-58
Master Servicer ................................... S-121

                                                       PAGE
                                                      ------
Midland ............................................. S-121
Moody's ............................................. S-150
Mortgage ............................................ S-53
Mortgage Loan Sellers ............................... S-53
Mortgage Note ....................................... S-53
Mortgage Rate ....................................... S-101
Mortgaged Property .................................. S-53
Net Aggregate Prepayment Interest Shortfall ......... S-101
Net Mortgage Rate ................................... S-100
Net Operating Income ................................ S-72
Net Swap Payment .................................... S-98
Newport Available Funds ............................. S-94
Newport Borrower .................................... S-55
Newport Interest Rate ............................... S-56
Newport Loan ........................................ S-55
Newport Loan Distribution Account ................... S-92
Newport Loan REMIC .................................. S-145
Newport Maturity Date ............................... S-56
Newport Monthly Payment Date ........................ S-56
Newport Operating Advisor ........................... S-120
Newport Origination Date ............................ S-55
Newport Principal Shortfall ......................... S-103
Newport Property .................................... S-56
Newport Senior Component Interest Rate .............. S-56
Newport Subordinate Loan ............................ S-59
Newport Subordinate Mortgage ........................ S-59
Newport Subordinate Mortgagee ....................... S-59
Newport Tax Abatement ............................... S-59
NOI ................................................. S-72
Non-Offered Certificates ............................ S-87
Non-Offered Subordinate Certificates ................ S-106
Nonrecoverable Advance .............................. S-108
Notional Amount ..................................... S-88
Offered Certificates ................................ S-87
OID ................................................. S-145
Operating Statements ................................ S-72
Option Price ........................................ S-127
P&I Advance ......................................... S-107
PAR ................................................. S-78
Parking Manager ..................................... S-58
Participants ........................................ S-88
Pass-through Rate ................................... S-99
Paying Agent ........................................ S-89
Paying Agent Fee .................................... S-89
Paying Agent Fee Rate ............................... S-89
Percentage Interest ................................. S-88
Periodic Payments ................................... S-93
Permitted Investments ............................... S-93
Phase I Developers .................................. S-57
Plan ................................................ S-149

                                                      PAGE
                                                  -----------
PNC ............................................. S-53, S-76
PNC Financial ................................... S-76
Pooling and Servicing Agreement ................. S-87
Prepayment Assumption ........................... S-146
Prime Rate ...................................... S-108
Principal Distribution Amount ................... S-102
Principal Shortfall ............................. S-103
Purchase Agreements ............................. S-53
Purchase Option ................................. S-127
Purchase Price .................................. S-84
Qualified Manager ............................... S-58
Qualified Substitute Mortgage Loan .............. S-85
Rated Final Distribution Date ................... S-105
Record Date ..................................... S-91
Reference Bank .................................. S-100
Reimbursement Rate .............................. S-108
Related Proceeds ................................ S-108
Release Date .................................... S-65
REMIC ........................................... S-145
REMIC Provisions ................................ S-145
REO Account ..................................... S-125
REO Loan ........................................ S-103
REO Property .................................... S-118
Residual Certificates ........................... S-87
Restricted Group ................................ S-150
Revised Rate .................................... S-63
Rules ........................................... S-90
S&P ............................................. S-148
Scheduled Principal Distribution Amount ......... S-102
Senior Certificates. ............................ S-87
Senior Component ................................ S-55
Servicer Remittance Date ........................ S-107
Servicing Advances .............................. S-108
Servicing Fee ................................... S-122
Servicing Fee Rate .............................. S-122
Servicing Standards ............................. S-117
Similar Law ..................................... S-149
SMMEA ........................................... S-149
Special Servicer ................................ S-122
Special Servicing Fee ........................... S-123
Special Servicing Fee Rate ...................... S-123
Specially Serviced Mortgage Loans ............... S-118
Stated Principal Balance ........................ S-103
Statement to Certificateholders ................. S-111
Subordinate Certificates ........................ S-87
Subordinate Component ........................... S-55
Subordinate Offered Certificates ................ S-87
Swap Contract ................................... S-134
Swap Counterparty ............................... S-134
Swap Default .................................... S-135

                                                                            PAGE
                                                             ------
Swap Premium ............................................... S-146
Terms and Conditions ....................................... S-91
Title Exception ............................................ S-79
Treasury Rate .............................................. S-64
Trustee .................................................... S-53
Trustee Fee ................................................ S-115
Trustee Fee Rate ........................................... S-115
Underwriters ............................................... S-147
Underwriting Agreement ..................................... S-147
Underwritten Cash Flow ..................................... S-71
Underwritten Cash Flow Debt Service Coverage Ratio ......... S-71
Underwritten NOI ........................................... S-71
Unscheduled Principal Distribution Amount .................. S-102
Upper-Tier Distribution Account ............................ S-92
Upper-Tier REMIC ........................................... S-145
UW Cash Flow ............................................... S-71
UW DSCR .................................................... S-71
UW NOI ..................................................... S-71
Voting Rights .............................................. S-114
WAC Rate ................................................... S-100
Withheld Amounts ........................................... S-93
Withheld Loans ............................................. S-92
Workout Fee ................................................ S-123
Workout Fee Rate ........................................... S-123
Yield Maintenance Charge ................................... S-64
Yield Maintenance Period ................................... S-64
Yield Tables ............................................... S-143

ANNEX A
CERTAIN CHARACTERISTICS OF THE MORTGAGED LOANS

                                                                                                   MORTGAGE
  LOAN                                                                         NUMBER OF            LOAN
   NO.  PROPERTY NAME                                              % OF IPB    PROPERTIES        ORIGINATOR(1)
  ---   -------------                                              --------    ----------        -----------
   1    Newport Centre                                               11.65%        1                 JPM
   2    WestCoast Grand on Fifth Avenue                               3.47%        1                 JPM
   3    Plaza at Woodbridge                                           3.46%        1                 JPM
   4    Westgate Plaza                                                2.49%        1                 PNC
   5    30 & 45 Technology Drive Portfolio                            1.56%        2                 JPM
  5.1   30 Technology Drive - Warren, N.J.                                                           JPM
  5.2   45 Technology Drive                                                                          JPM
   6    Cranberry Commons Shopping Center                             1.54%        1                 PNC
   7    Augusta Apartment Complex                                     1.48%        1                 PNC
   8    Fair Oaks Mall                                                1.44%        1               LaSalle
   9    The Windward Apartments                                       1.30%        1                 PNC
   10   Salado at Walnut Creek                                        1.27%        1                 JPM
   11   Gateway Plaza Shopping Center                                 1.26%        1                 JPM
   12   University Towers                                             1.25%        1                 JPM
   13   Palm Springs Center                                           1.20%        1                 JPM
   14   Quail Hollow at the Lakes Apartments                          1.19%        1               LaSalle
   15   Ligand Pharmaceuticals Building                               1.16%        1                 PNC
   16   One Paragon Drive                                             1.11%        1                 JPM
   17   1954 Halethorpe                                               1.08%        1                 JPM
   18   Country Club Villas                                           1.08%        1                 JPM
   19   Westview Corporate Center 5                                   1.06%        1                 JPM
   20   Westshore Colony Apartments                                   1.05%        1                 PNC
   21   Wisconsin Mobile Home Park Portfolio                          1.04%        6               LaSalle
  21.1  Colonial                                                                                   LaSalle
  21.2  Edison Estates                                                                             LaSalle
  21.3  Hilbert                                                                                    LaSalle
  21.4  Lakeview                                                                                   LaSalle
  21.5  Greenleaf Acres                                                                            LaSalle
  21.6  Parkview Heights                                                                           LaSalle
   22   Reynolds Business Park                                        1.04%        1                 PNC
   23   The Falls at Quail Lake Apartments                            1.03%        1                 PNC
   24   Menora-Sams Club                                              0.96%        1               LaSalle
   25   Menora-Walmart                                                0.96%        1               LaSalle
   26   Bellview Regional Shopping Center                             0.93%        1               LaSalle
   27   Peppertree Apartments                                         0.92%        1                 PNC
   28   Bell Forge                                                    0.92%        1                 JPM
   29   Glendale Industry Center                                      0.91%        1                 JPM
   30   Charlestown Crossing Apartments                               0.89%        1                 JPM
   31   Woods Edge Apartments                                         0.89%        1                 JPM
   32   Lighthouse Plaza                                              0.85%        1                 PNC
   33   Arbutus Shopping Center - Fixed                               0.83%        1                 JPM
   34   Ledgemere Park                                                0.83%        1                 PNC
   35   Cascades North                                                0.83%        1                 JPM
   36   Cabot Center                                                  0.81%        1               LaSalle
   37   Grove Station Apartments                                      0.79%        1               LaSalle
   38   29 West 30th                                                  0.79%        1                 JPM
   39   16485 Laguna Canyon Road                                      0.78%        1                 JPM
   40   Ramada Plaza                                                  0.77%        1               LaSalle
   41   Woodlake Village Apartments - Palm Bay                        0.75%        1                 JPM
   42   Ontario Airport Commerce Center                               0.75%        1                 JPM
   43   Porter Ranch Center                                           0.75%        1                 PNC
   44   Union Town Centre                                             0.70%        1                 PNC
   45   Birchbrook Apartments                                         0.70%        1                 JPM
   46   Mariner Village Shopping Center                               0.70%        1                 JPM
   47   Tops Shopping Center                                          0.69%        1                 PNC
   48   Yankee Candle HQ                                              0.67%        1               LaSalle
   49   The Bayberrytree Apartments                                   0.66%        1                 PNC
   50   Academy Point Atrium I                                        0.65%        1               LaSalle
   51   Pine Terrace                                                  0.64%        1                 JPM
   52   Santa Margarita Marketplace-Phase IV                          0.61%        1                 PNC
   53   The Commodore Hotel                                           0.60%        1                 JPM
   54   Santa Margarita Marketplace-Phase I                           0.60%        1                 PNC
   55   Snowden Square Shopping Center                                0.59%        1                 JPM
   56   Southwinds Apartments                                         0.58%        1                 JPM
   57   Santa Margarita Marketplace-Phase II                          0.56%        1                 PNC
   58   44 Hartwell Avenue                                            0.55%        1                 PNC
   59   Victoria Station Apartments                                   0.53%        1                 PNC
   60   2140 Lincoln Park                                             0.53%        1               LaSalle
   61   Santa Margarita Marketplace- Phase III                        0.52%        1                 PNC
   62   IMT Peachtree Apts Portfolio                                  0.51%        2                 JPM
  62.1  Peachtree Apartments                                                                         JPM
  62.2  Inglewood Village Apartments                                                                 JPM
   63   Discovery Lakes II                                            0.51%        1                 JPM
   64   Eaglecrest Apartments                                         0.49%        1               LaSalle
   65   Van Buren Estates                                             0.48%        1               LaSalle
   66   Kimberly Medical Center                                       0.47%        1               LaSalle
   67   Arbor Meadows Apartments                                      0.46%        1                 JPM
   68   Springfield Plaza                                             0.46%        1                 PNC
   69   River Green Business Center                                   0.45%        1                 JPM
   70   1001 Building                                                 0.45%        1               LaSalle
   71   Admiral Properties                                            0.43%        1                 PNC
   72   Shipyard Apartments                                           0.43%        1                 JPM
   73   143 Sound Beach Avenue                                        0.41%        1                 JPM
   74   Granada Pueblo Apts                                           0.40%        1                 JPM
   75   Grandshire Estates MHC                                        0.40%        1               LaSalle
   76   La Habra Town Center                                          0.39%        1                 PNC
   77   Beckford Place                                                0.38%        1                 JPM
   78   Cedartown Shopping Center                                     0.38%        1               LaSalle
   79   Cottages on Grant                                             0.38%        1                 JPM
   80   Imperial Crown Apartments - Lakeland                          0.36%        1                 JPM
   81   Hidden Cove Apartments                                        0.36%        1               LaSalle
   82   Acorn Industrial                                              0.36%        1               LaSalle
   83   Nico Terrace Apartments                                       0.36%        1                 JPM
   84   Clarkston Walgreen                                            0.36%        1               LaSalle
   85   301 Prince George's Boulevard                                 0.36%        1                 JPM
   86   Palm Villas Apartments                                        0.35%        1                 JPM
   87   Tanner Place Apartments                                       0.34%        1                 JPM
   88   Parkway Place Apts                                            0.34%        1               LaSalle
   89   Pelican Pointe I & II                                         0.33%        1                 JPM
   90   Palmdale Marketplace                                          0.33%        1                 PNC
   91   Chancellor Apartments                                         0.32%        1                 PNC
   92   Spencer Airport Plaza Phase I                                 0.31%        1                 PNC
   93   Willowbrook Apartments                                        0.31%        1                 JPM
   94   Warrenville Walgreen's                                        0.31%        1               LaSalle
   95   Highland Park Walgreens                                       0.30%        1               LaSalle
   96   Rapanos Apartments                                            0.30%        1                 PNC
   97   Elk Grove Walgreens                                           0.30%        1               LaSalle
   98   Sherwood Pines Apartments - Houston                           0.30%        1                 JPM
   99   Wheeling Walgreens                                            0.30%        1               LaSalle
  100   River Run                                                     0.29%        1               LaSalle
  101   Phoenix Walgreens                                             0.29%        1               LaSalle
  102   CVS Huntsville                                                0.29%        1               LaSalle
  103   Mesa Walgreens                                                0.29%        1               LaSalle
  104   Lakewood Terrace Apartments                                   0.29%        1                 JPM
  105   Collins & Aikman Tech Center                                  0.29%        1               LaSalle
  106   Woodland Plaza                                                0.28%        1                 PNC
  107   Merritt Landing                                               0.28%        1               LaSalle
  108   Dalcoma Medical Complex                                       0.28%        1               LaSalle
  109   Lake Pointe Center                                            0.28%        1                 PNC
  110   Arbor Apts                                                    0.27%        1               LaSalle
  111   Tinkers Creek Apartments                                      0.27%        1                 JPM
  112   Evergreen Apartments                                          0.27%        1               LaSalle
  113   17630 Lakewood Blvd.                                          0.27%        1                 JPM
  114   Peace Street Crossing Shopping Center                         0.27%        1               LaSalle
  115   Meadowlawn Apartments                                         0.27%        1               LaSalle
  116   Wells Cargo Self-Storage                                      0.26%        1                 PNC
  117   Creek Valley Mobile Home Park                                 0.26%        1               LaSalle
  118   Parkside Apartments                                           0.26%        1                 JPM
  119   Focus Business Center                                         0.25%        1               LaSalle
  120   Winn Dixie                                                    0.25%        1                 PNC
  121   Park Lane Village Apartments                                  0.24%        1                 PNC
  122   Eagle Ridge Square Apartments                                 0.23%        1                 PNC
  123   Thayer Gardens                                                0.23%        1               LaSalle
  124   Castle Hill Apartments                                        0.23%        1                 PNC
  125   Hidden Park Apartments                                        0.23%        1               LaSalle
  126   Chapel Ridge Apartments                                       0.23%        1                 PNC
  127   Nis Halow                                                     0.23%        1               LaSalle
  128   13715 Cordary Ave.                                            0.23%        1                 JPM
  129   Lake Mead Mini-Storage                                        0.22%        1                 PNC
  130   Bridgeport Multifamily                                        0.22%        1                 JPM
  131   San Marino                                                    0.22%        1               LaSalle
  132   Mariposa Apartments                                           0.21%        1                 JPM
  133   Willow Glenn                                                  0.21%        1               LaSalle
  134   Quail Pointe                                                  0.20%        1               LaSalle
  135   1010 North Lagoon Avenue                                      0.20%        1                 JPM
  136   Continental Village                                           0.19%        1                 PNC
  137   Inway Village Apartments                                      0.19%        1                 JPM
  138   Pine Knoll                                                    0.19%        1               LaSalle
  139   Waldemar Apartments                                           0.18%        1                 JPM
  140   Tall Oaks Apartments                                          0.18%        1                 PNC
  141   Muskegan Kmart                                                0.16%        1               LaSalle
  142   Snapfinger Woods                                              0.16%        1                 JPM
  143   Big Lots                                                      0.15%        1               LaSalle
  144   Kendall Park Apartments                                       0.14%        1                 PNC
  145   Ashley Chase Apartments                                       0.14%        1               LaSalle
  146   North MacGregor Apartments                                    0.14%        1                 JPM
  147   Mill Creek Terrace                                            0.14%        1                 JPM
  148   Parkway Village                                               0.13%        1               LaSalle
  149   Wendover Ridge                                                0.13%        1                 JPM
  150   Pine Meadows                                                  0.13%        1                 JPM
  151   Briarcrest Apartments                                         0.13%        1                 JPM
  152   Congress Gardens                                              0.13%        1                 JPM
  153   Willow Rock Apartments - Hillsborough                         0.12%        1                 JPM
  154   Newberry                                                      0.11%        1               LaSalle
  155   Barsudor Arms Apartments                                      0.11%        1                 JPM
  156   Loma Drive Apartments                                         0.11%        1                 PNC
  157   Heritage Square                                               0.10%        1                 JPM
  158   Fullerton Avenue                                              0.10%        1                 JPM
  159   Plaza Flores                                                  0.10%        1                 JPM
  160   Sunray Townhomes                                              0.10%        1                 PNC
  161   Windsor Oaks Apartments                                       0.09%        1                 JPM
  162   Jamestown Manor Apts                                          0.09%        1                 JPM
  163   20-30 Beaver Road                                             0.09%        1                 JPM
  164   Elite Manor Apartments                                        0.09%        1                 JPM
  165   A-1 Mini Storage                                              0.08%        1                 JPM
  166   Country West Mobile Home Park                                 0.08%        1                 JPM
  167   Kachina Village Mobile Home Park                              0.08%        1                 JPM
  168   Nelson Plaza                                                  0.07%        1                 JPM
  169   Bell Plaza                                                    0.07%        1                 JPM
  170   Newburgh Colonial                                             0.06%        1               LaSalle



  LOAN
   NO.   ADDRESS                                                                          CITY                           STATE
  ---    -------                                                                          ----                           -----
   1     30 Mall Drive West                                                               Jersey City                     NJ
   2     1415 5th Avenue                                                                  Seattle                         WA
   3     675 US Route 1 South                                                             Woodbridge                      NJ
   4     Chili Road @ Howard Road                                                         Gates                           NY
   5     Various                                                                          Warren                          NJ
  5.1    30 Technology Drive                                                              Warren                          NJ
  5.2    45 Technology Drive                                                              Warren                          NJ
   6     Route 228 @ Franklin Road                                                        Cranberry Township              PA
   7     10175 Spencer Street                                                             Las Vegas                       NV
   8     2380 25th Street                                                                 Columbus                        IN
   9     600 East Medical Center Boulevard                                                Webster                         TX
   10    2104 East Anderson Lane                                                          Austin                          TX
   11    420-490, 630, 650 River Street                                                   Santa Cruz                      CA
   12    175 and 191 Willoughby Street  and 122 Ashland Place                             Brooklyn                        NY
   13    205 South Farrell Drive                                                          Palm Springs                    CA
   14    7000 Quail Lakes Drive                                                           Holland                         OH
   15    10255 Science Center Drive                                                       San Diego                       CA
   16    1 Paragon Drive                                                                  Montvale                        NJ
   17    1954 Halethorpe Farms Road                                                       Baltimore                       MD
   18    2000 Montego Avenue                                                              Escondido                       CA
   19    5295 Westview Drive                                                              Frederick                       MD
   20    770 Interstate Highway 35 North                                                  New Braunfels                   TX
   21    Various                                                                          Various                         WI
  21.1   6300 Birch Street                                                                Schofield                       WI
  21.2   1700 Fountain Avenue                                                             Oshkosh                         WI
  21.3   # 7 David Street                                                                 Village of Hilbert              WI
  21.4   972 E Sunnyview Road                                                             Oshkosh                         WI
  21.5   6693 State Road  57                                                              Greenleaf                       WI
  21.6   130 Floraway, Route 1                                                            Clintonville                    WI
   22    1340-1370 Reynolds Avenue                                                        Irvine                          CA
   23    884 Quail Lake Circle                                                            Colorado Springs                CO
   24    1470 Golf Road                                                                   Rolling Meadows                 IL
   25    1460 Golf Road                                                                   Rolling Meadows                 IL
   26    10397 US 441/27                                                                  Belleview                       FL
   27    4640 Forest Hills Drive                                                          North Charleston                SC
   28    5336 Mount View Road                                                             Antioch                         TN
   29    700-890 East Glendale Avenue                                                     Sparks                          NV
   30    5000 Charlestown Crossing Way                                                    New Albany                      IN
   31    2900 Woods Edge Rd.                                                              Painted Post                    NY
   32    Route 1 & County Road 270 A                                                      Rehoboth Beach                  DE
   33    1050 Maiden Choice Lane                                                          Arbutus                         MD
   34    240-290 Eliot Street                                                             Ashland                         MA
   35    12001 Sunrise Valley Drive                                                       Reston                          VA
   36    7 & 9 Cabot Blvd                                                                 Langhorne                       PA
   37    One Lakeside Rd. # 20                                                            Greenville                      SC
   38    29-33 West 30th Street                                                           New York                        NY
   39    16485 Laguna Canyon Road                                                         Irvine                          CA
   40    3050 Woodbridge Avenue                                                           Edison                          NJ
   41    17000 Woodlake Dr.                                                               Palm Bay                        FL
   42    1910 & 1920 Archibald Avenue  & 1900 Proforma Ave.                               Ontario                         CA
   43    11141-11229 Tampa Avenue, 19450-19478 Rinaldi Street                             Northridge                      CA
   44    5850 East Highway 74                                                             Indian Trail                    NC
   45    12300 Fleming Drive                                                              Houston                         TX
   46    6347-6467 Westheimer Road                                                        Houston                         TX
   47    1144 West Prospect Road                                                          Ashtabula                       OH
   48    16 Yankee Candle Way                                                             Deerfield                       MA
   49    14403 Ella Boulevard                                                             Houston                         TX
   50    1250 Academy Park Loop                                                           Colorado Springs                CO
   51    3901 O'Meara Drive                                                               Houston                         TX
   52    30501-30505 Avenida De Las Flores                                                Rancho Santa Margarita          CA
   53    825 Sutter Street                                                                San Francisco                   CA
   54    30501-30505 Avenida De Las Flores                                                Rancho Santa Margarita          CA
   55    Snowden River Parkway                                                            Columbia                        MD
   56    90 Duncan Road                                                                   Spring Lake                     NC
   57    30501-30505 Avenida De Las Flores                                                Rancho Santa Margarita          CA
   58    44 Hartwell Avenue                                                               Lexington                       MA
   59    1701 Victoria Station Drive                                                      Victoria                        TX
   60    2140 N Lincoln Park West                                                         Chicago                         IL
   61    30501-30505 Avenida De Las Flores                                                Rancho Santa Margarita          CA
   62    Various                                                                          Houston                         TX
  62.1   5720 Rampart                                                                     Houston                         TX
  62.2   6363 Skyline                                                                     Houston                         TX
   63    2721 Discovery Drive                                                             Orlando                         FL
   64    5445 Eaglecrest Dr.                                                              Columbus                        OH
   65    16800 Lohr Road                                                                  Van Buren Township              MI
   66    12727 Kimberly Lane                                                              Houston                         TX
   67    112 HWY 54 Bypass                                                                Carrboro                        NC
   68    601 Baltimore Pike                                                               Springfield                     PA
   69    2600-2606 & 2700-2736 River Green Circle                                         Louisville                      KY
   70    1001 N Central Ave                                                               Phoenix                         AZ
   71    1804 West Street                                                                 Annapolis                       MD
   72    2639 Boston Street                                                               Baltimore                       MD
   73    143 Sound Beach Ave                                                              Old Greenwich                   CT
   74    5200 Canyon Crest Dr.                                                            Riverside                       CA
   75    851 Willow Street                                                                Fowlerville                     MI
   76    1800 West Whittier Boulevard                                                     La Habra                        CA
   77    13150 Bissonnet                                                                  Houston                         TX
   78    1500-1572 North Main Street                                                      Cedartown                       GA
   79    2327 Grant Avenue                                                                Raleigh                         NC
   80    1013 Griffin Road                                                                Lakeland                        FL
   81    1001 6th Ave. NE                                                                 Buffalo                         MN
   82    3750 N Acorn Lane                                                                Franklin Park                   IL
   83    2142 Hecht Street                                                                Unincorporated                  MO
   84    7110 Dixie Highway                                                               Clarkston                       MI
   85    301 Prince George's Boulevard                                                    Upper Marlboro                  MD
   86    7002-7044 E. Palm Lane, 7001-7044E. Hubbell St., 2001-2025 N. 71st St.           Scottsdale                      AZ
   87    3327 Willow Creek Drive                                                          Irving                          TX
   88    1208, 1226 & 1250 Parkway Place & 1227-1250 Verkler Drive                        Clarksville                     TN
   89    1333 Dunn Avenue                                                                 Jacksonville                    FL
   90    4604-4654 East Avenue S                                                          Palmdale                        CA
   91    525 East St. Louis Avenue                                                        Las Vegas                       NV
   92    6863-6873 Spencer Street                                                         Las Vegas                       NV
   93    2106 Buechel Bank Road                                                           Louisville                      KY
   94    28 West 104 Warrenville Road                                                     Warrenville                     IL
   95    632 Roger Williams Ave                                                           Highland Park                   IL
   96    Various                                                                          Midland                         MI
   97    641 Meacham Road                                                                 Elk Grove                       IL
   98    4211 Sherwood Lane                                                               Houston                         TX
   99    1099 W Dundee Road                                                               Wheeling                        IL
  100    799 South Second St                                                              Coshocton                       OH
  101    9045 W Indian School Road                                                        Phoenix                         AZ
  102    2212 Whitesburg Dr.                                                              Huntsville                      AL
  103    3624 N Power Road                                                                Mesa                            AZ
  104    1303 N. Hershey Road                                                             Bloomington                     IL
  105    47785 West Anchor Court                                                          Plymouth                        MI
  106    147-157 Prospect Avenue                                                          West Orange                     NJ
  107    5700 Altama Ave.                                                                 Brunswick                       GA
  108    43171, 43191 & 43211 Dalcoma Drive                                               Clinton                         MI
  109    2630 Tenderfoot Hill Street                                                      Colorado Springs                CO
  110    24120 Denise Street                                                              Clinton                         MI
  111    5275 East 126th Street                                                           Garfield Heights                OH
  112    2310 Sims Court                                                                  Columbus                        IN
  113    17630 Lakewood Blvd.                                                             Bellflower                      CA
  114    1002-1060 East Peace Street                                                      Canton                          MS
  115    812-823 9th & 10th Ave.                                                          Sartell                         MN
  116    450 Camarillo Center Drive                                                       Camarillo                       CA
  117    521 North Bedford Rd                                                             Battle Creek                    MI
  118    5942-5990 South Kurtz Road                                                       Hales Corners                   WI
  119    8401-8455 Virginia St.                                                           Merrillville                    IN
  120    740 N. Schillingers Road                                                         Mobile                          AL
  121    3040 Park Lane                                                                   Dallas                          TX
  122    6101 Selby Street                                                                Flint                           MI
  123    32 Quarry Rd                                                                     Waterville                      ME
  124    Kenilworth Drive                                                                 Holyoke                         MA
  125    320 Spruce Street                                                                Spartanburg                     SC
  126    7500 Jenny Lind Road                                                             Fort Smith                      AR
  127    312 Lower NIS Hallow Rd                                                          Lehighton                       PA
  128    13715 Cordary Ave.                                                               Hawthorne                       CA
  129    7151 East Lake Mead Boulevard                                                    Las Vegas                       NV
  130    575 Ellsworth Street                                                             Bridgeport                      CT
  131    7435 N Wolf Street                                                               Westminister                    CO
  132    2981 State Street                                                                Medford                         OR
  133    211 Garden Way                                                                   Rock Hill                       SC
  134    460 East Blackstock Rd                                                           Spartanburg                     SC
  135    1010 N. Lagoon Ave.                                                              Wilmington                      CA
  136    5400 Collins Road                                                                Jacksonville                    FL
  137    5700 Meadowbrook Lane                                                            Fort Worth                      TX
  138    620 Castle Road                                                                  Monroe                          NC
  139    4817 Waldemar Street                                                             Haltom City                     TX
  140    7001 Chas Drive                                                                  Pleasant Valley                 MO
  141    1501 Apple Ave.                                                                  Muskegon                        MI
  142    Various                                                                          Lithonia                        GA
  143    5112 Miller Road                                                                 Flint                           MI
  144    2490 Kendall Drive                                                               San Bernardino                  CA
  145    1199 N Lafayette Blvd.                                                           Sumter                          SC
  146    3533 North MacGregor                                                             Houston                         TX
  147    1700-1710 Herbert Ave                                                            Louisville                      KY
  148    24325 Grange Street                                                              Clinton Township                MI
  149    514 Coapman Street                                                               Greensboro                      NC
  150    1926 Holland-Sylvania Road                                                       Toledo                          OH
  151    105 North Garth Avenue                                                           Columbia                        MO
  152    3603 West Congress Street                                                        Lafayette                       LA
  153    65 Myrtle Street                                                                 Hillsborough                    NH
  154    23970 Newberry Drive                                                             Clinton Township                MI
  155    2565 South Wayne Road                                                            Westland                        MI
  156    251 S Loma Drive                                                                 Los Angeles                     CA
  157    2440-48 Main Street                                                              High Point                      NC
  158    729-739 Fullerton Avenue                                                         Addison                         IL
  159    2562-2564 State St.                                                              Carlsbad                        CA
  160    2718 Sunray Circle                                                               Corpus Christi                  TX
  161    310 Dyer Street                                                                  New Haven                       CT
  162    2901-2917 17th St. NW                                                            Canton                          OH
  163    20-30 Beaver Road                                                                Wethersfield                    CT
  164    501 - 565 Gladstone Street                                                       Waveland                        MS
  165    16617 Kuykendahl Rd                                                              Houston                         TX
  166    853 N. Highway 89                                                                Chino Valley                    AZ
  167    1182 Tovar Trail                                                                 Flagstaff                       AZ
  168    220-250 West Lee Drive                                                           Baton Rouge                     LA
  169    5012 South Arville Street                                                        Las Vegas                       NV
  170    2400 Newburgh Road                                                               Westland                        MI

  LOAN
  NO.        ZIP CODE     PROPERTY TYPE                PROPERTY SUB-TYPE               FEE/LEASEHOLD
  ---        --------     -------------                -----------------               -------------
   1          07310       Retail                       Anchored                        Fee Simple and Sub-leasehold
   2          98101       Hotel                        Full Service                    Fee
   3          08830       Retail                       Anchored                        Fee
   4          14624       Retail                       Anchored                        Fee
   5          07059       Industrial                   Flex Space                      Fee
  5.1         07059       Industrial                   Flex Space                      Fee
  5.2         07059       Industrial                   Flex Space                      Fee
   6          16066       Retail                       Anchored                        Fee
   7          89123       Multifamily                  Garden                          Fee
   8          47201       Retail                       Anchored                        Fee
   9          77598       Multifamily                  Garden                          Fee
   10         78752       Multifamily                  Garden                          Fee
   11         95060       Retail                       Anchored                        Fee
   12         11201       Multifamily                  High-Rise                       Fee
   13         92262       Retail                       Anchored                        Fee
   14         43528       Multifamily                  Garden                          Fee
   15         92121       Industrial                   Flex Space                      Fee
   16         07645       Office                       Suburban                        Fee
   17         21227       Industrial                   Warehouse/Distribution          Fee
   18         92026       Multifamily                  Garden                          Fee
   19         21701       Office                       Suburban                        Fee
   20         78130       Multifamily                  Garden                          Fee
   21        Various      Mobile Home Park             Mobile Home Park
  21.1        54470       Mobile Home Park             Mobile Home Park                Fee
  21.2        54904       Mobile Home Park             Mobile Home Park                Fee/Leasehold
  21.3        54129       Mobile Home Park             Mobile Home Park                Fee
  21.4        54904       Mobile Home Park             Mobile Home Park                Fee
  21.5        54126       Mobile Home Park             Mobile Home Park                Fee
  21.6        54929       Mobile Home Park             Mobile Home Park                Fee
   22         92614       Industrial                   Industrial                      Fee
   23         80906       Multifamily                  Garden                          Fee
   24         60008       Retail                       Anchored                        Fee
   25         60008       Retail                       Anchored                        Fee
   26         34420       Retail                       Anchored                        Fee
   27         29418       Multifamily                  Garden                          Fee
   28         37013       Retail                       Anchored                        Fee
   29         89431       Industrial                   Warehouse/Distribution          Fee
   30         47150       Multifamily                  Garden                          Fee
   31         14870       Multifamily                  Garden                          Fee
   32         19971       Retail                       Anchored                        Fee
   33         21227       Retail                       Anchored                        Fee
   34         01721       Industrial                   Flex Space                      Fee
   35         20191       Office                       Suburban                        Fee
   36         19047       Retail                       Anchored                        Fee
   37         29611       Multifamily                  Garden                          Fee
   38         10001       Office                       CBD                             Fee
   39         92618       Office                       Suburban                        Fee
   40         08837       Hotel                        Full Service                    Fee
   41         32905       Multifamily                  Garden                          Fee
   42         91761       Industrial                   Warehouse/Distribution          Fee
   43         91326       Office                       CBD                             Fee
   44         28079       Retail                       Anchored                        Fee/Leasehold
   45         77013       Multifamily                  Garden                          Fee
   46         77057       Retail                       Unanchored                      Fee
   47         44404       Retail                       Anchored                        Fee/Leasehold
   48         01373       Office                       Suburban                        Fee
   49         77014       Multifamily                  Garden                          Fee
   50         80910       Office                       Suburban                        Fee
   51         77025       Multifamily                  Garden                          Fee
   52         92688       Retail                       Anchored                        Fee
   53         94109       Hotel                        Full Service                    Fee
   54         92679       Retail                       Anchored                        Fee
   55         21046       Retail                       Anchored                        Fee
   56         28390       Multifamily                  Garden                          Fee
   57         92688       Retail                       Anchored                        Fee
   58         02421       Industrial                   Flex Space                      Fee
   59         77901       Multifamily                  Garden                          Fee
   60         60614       Multifamily                  High-Rise                       Fee
   61         92688       Retail                       Anchored                        Fee
   62        Various      Multifamily                  Garden                          Fee
  62.1        77081       Multifamily                  Garden                          Fee
  62.2        77057       Multifamily                  Garden                          Fee
   63         32826       Office                       Suburban                        Fee
   64         43228       Multifamily                  Garden                          Fee
   65         48111       Mobile Home Park             Mobile Home Park                Fee
   66         77024       Office                       Suburban                        Fee
   67         27510       Multifamily                  Garden                          Fee
   68         19064       Retail                       Unanchored                      Fee
   69         40206       Industrial                   Warehouse/Distribution          Fee/Leasehold
   70         85004       Office                       CBD                             Fee
   71         21401       Office                       CBD                             Fee
   72         21224       Multifamily                  High-Rise                       Fee
   73         06870       Office                       Suburban                        Fee
   74         92507       Multifamily                  Garden                          Fee
   75         48836       Mobile Home Park             Mobile Home Park                Fee
   76         90631       Retail                       Anchored                        Fee
   77         77099       Multifamily                  Garden                          Fee
   78         30125       Retail                       Anchored                        Fee
   79         27608       Multifamily                  Garden                          Fee
   80         33805       Multifamily                  Garden                          Fee
   81         55313       Multifamily                  Garden                          Fee
   82         60131       Industrial                   Warehouse                       Fee
   83         63136       Multifamily                  Garden                          Fee
   84         48346       Retail                       Anchored                        Fee
   85         20772       Industrial                   Flex Space                      Fee
   86         85257       Multifamily                  Garden                          Fee
   87         75061       Multifamily                  Garden                          Fee
   88         37042       Multifamily                  Garden                          Fee
   89         32218       Multifamily                  Garden                          Fee
   90         93552       Retail                       Anchored                        Fee
   91         89104       Multifamily                  Garden                          Fee
   92         89119       Industrial                   Industrial                      Fee
   93         40218       Multifamily                  Garden                          Fee
   94         60555       Retail                       Anchored                        Fee
   95         60035       Retail                       Anchored                        Fee
   96         48642       Multifamily                  Garden                          Fee
   97         60007       Retail                       Anchored                        Fee
   98         77092       Multifamily                  Garden                          Fee
   99         60090       Retail                       Anchored                        Fee
  100         43812       Retail                       Anchored                        Fee
  101         85037       Retail                       Anchored                        Fee
  102         35801       Retail                       Anchored                        Fee
  103         85215       Retail                       Anchored                        Fee
  104         61704       Multifamily                  Garden                          Fee
  105         48170       Office                       Suburban                        Fee
  106         07052       Office                       Suburban                        Fee
  107         31525       Multifamily                  Garden                          Fee
  108         48038       Office                       Medical                         Fee
  109         80906       Office                       CBD                             Fee
  110         48036       Multifamily                  Garden                          Fee
  111         44125       Multifamily                  Garden                          Fee
  112         47203       Multifamily                  Garden                          Fee
  113         90706       Multifamily                  Garden                          Fee
  114         39046       Retail                       Anchored                        Fee
  115         56377       Multifamily                  Garden                          Fee
  116         93010       Self Storage                 Self Storage                    Fee
  117         49017       Mobile Home Park             Mobile Home Park                Fee
  118         53130       Multifamily                  Garden                          Fee
  119         46410       Office                       Suburban                        Fee
  120         36608       Retail                       Anchored                        Fee
  121         75220       Multifamily                  Garden                          Fee
  122         48505       Multifamily                  Garden                          Fee
  123         04901       Multifamily                  Garden                          Fee
  124         01040       Multifamily                  Garden                          Fee
  125         29303       Multifamily                  Garden                          Fee
  126         72908       Multifamily                  Garden                          Fee
  127         18235       Mobile Home Park             Mobile Home Park                Fee
  128         90249       Multifamily                  Garden                          Fee
  129         89156       Self Storage                 Self Storage                    Fee
  130         06605       Multifamily                  Garden                          Fee
  131         80030       Multifamily                  Senior                          Fee
  132         97504       Multifamily                  Garden                          Fee
  133         29732       Multifamily                  Garden                          Fee
  134         29301       Multifamily                  Garden                          Fee
  135         90744       Multifamily                  Garden                          Fee
  136         32244       Multifamily                  Multifamily                     Fee
  137         76112       Multifamily                  Garden                          Fee
  138         28110       Mobile Home Park             Mobile Home Park                Fee
  139         76117       Multifamily                  Garden                          Fee
  140         64068       Multifamily                  Garden                          Fee
  141         49442       Retail                       Anchored                        Fee
  142         30038       Industrial                   Warehouse/Distribution          Fee
  143         48507       Retail                       Anchored                        Fee
  144         92407       Multifamily                  Garden                          Fee
  145         29150       Multifamily                  Garden                          Fee
  146         77004       Multifamily                  Garden                          Fee
  147         40216       Multifamily                  Garden                          Fee
  148         48036       Multifamily                  Garden                          Fee
  149         27407       Multifamily                  Garden                          Fee
  150         43615       Multifamily                  Garden                          Fee
  151         65203       Multifamily                  Garden                          Fee
  152         70506       Multifamily                  Student Housing                 Fee
  153         03244       Multifamily                  Garden                          Fee
  154         48036       Multifamily                  Garden                          Fee
  155         48185       Multifamily                  Garden                          Fee
  156         90026       Multifamily                  Garden                          Fee
  157         27262       Retail                       Unanchored                      Fee
  158         60101       Industrial                   Flex Space                      Fee
  159         92008       Office                       Suburban                        Fee
  160         78410       Multifamily                  Garden                          Fee
  161         06515       Multifamily                  High-Rise                       Fee
  162         44708       Multifamily                  Garden                          Fee
  163         06109       Office                       Suburban                        Fee
  164         39576       Multifamily                  Garden                          Fee
  165         77068       Self Storage                 Self Storage                    Fee
  166         86323       Mobile Home Park             Mobile Home Park                Fee
  167         86001       Mobile Home Park             Mobile Home Park                Fee
  168         70808       Retail                       Anchored                        Fee
  169         89118       Industrial                   Flex Space                      Fee
  170         48186       Multifamily                  Garden                          Fee

                    ORIGINAL                            CURRENT                              NET
  LOAN              PRINCIPAL              CUTOFF       INTEREST           ADMIN          INTEREST               INTEREST RATE
  NO.             BALANCE ($)(2)        BALANCE ($)(2)    RATE              FEE            RATE(3)               ACCRUAL BASIS
  ---             --------------        --------------    ----              ---            -------               -------------
   1               120,635,000          120,635,000     6.5675%           0.1020%          6.4655%                 Actual/360
   2                36,050,000           35,879,968     7.9300%           0.0720%          7.8580%                 Actual/360
   3                36,000,000           35,814,360     7.4800%           0.0720%          7.4080%                 Actual/360
   4                25,800,000           25,764,765     7.2400%           0.1320%          7.1080%                 Actual/360
   5                16,200,000           16,159,752     7.6400%           0.0720%          7.5680%                 Actual/360
  5.1                9,946,047            9,921,336
  5.2                6,253,953            6,238,416
   6                16,000,000           15,912,458     7.7100%           0.0820%          7.6280%                 Actual/360
   7                15,400,000           15,357,991     7.2700%           0.0820%          7.1880%                 Actual/360
   8                14,990,000           14,952,470     7.6100%           0.1220%          7.4880%                 Actual/360
   9                13,500,000           13,480,539     7.0200%           0.1020%          6.9180%                 Actual/360
   10               13,200,000           13,190,085     7.4400%           0.0720%          7.3680%                 Actual/360
   11               13,000,000           13,000,000     7.8800%           0.0720%          7.8080%                 Actual/360
   12               13,000,000           12,965,498     7.3800%           0.0720%          7.3080%                 Actual/360
   13               12,500,000           12,412,198     7.8200%           0.0720%          7.7480%                 Actual/360
   14               12,360,000           12,342,095     7.0000%           0.0720%          6.9280%                 Actual/360
   15               12,050,000           12,013,862     7.6500%           0.0820%          7.5680%                 Actual/360
   16               11,480,000           11,451,698     7.6700%           0.0720%          7.5980%                 Actual/360
   17               11,200,000           11,176,392     7.3400%           0.0720%          7.2680%                 Actual/360
   18               11,200,000           11,174,023     6.9200%           0.0720%          6.8480%                 Actual/360
   19               11,000,000           10,977,027     7.3800%           0.1220%          7.2580%                 Actual/360
   20               10,880,000           10,855,604     7.0700%           0.0820%          6.9880%                 Actual/360
   21               10,800,000           10,767,329     7.6180%           0.0720%          7.5460%                 Actual/360
  21.1               4,967,553            4,952,526
  21.2               2,345,148            2,338,053
  21.3               1,147,543            1,144,072
  21.4                 839,478              836,939
  21.5                 793,268              790,869
  21.6                 707,010              704,871
   22               10,750,000           10,722,600     7.5400%           0.1320%          7.4080%                 Actual/360
   23               10,720,000           10,704,471     7.0000%           0.1320%          6.8680%                 Actual/360
   24                9,940,000            9,917,356     7.0000%           0.0720%          6.9280%                 Actual/360
   25                9,940,000            9,917,356     7.0000%           0.0720%          6.9280%                 Actual/360
   26                9,700,000            9,649,377     7.5000%           0.0720%          7.4280%                 Actual/360
   27                9,520,000            9,520,000     7.0000%           0.0820%          6.9180%                 Actual/360
   28                9,500,000            9,474,278     7.3000%           0.0720%          7.2280%                 Actual/360
   29                9,500,000            9,470,652     7.5400%           0.0720%          7.4680%                 Actual/360
   30                9,250,000            9,221,730     7.5800%           0.0720%          7.5080%                 Actual/360
   31                9,200,000            9,174,779     7.2500%           0.0720%          7.1780%                 Actual/360
   32                8,800,000            8,800,000     7.1000%           0.0820%          7.0180%                 Actual/360
   33                8,700,000            8,635,058     7.8600%           0.0720%          7.7880%                 Actual/360
   34                8,700,000            8,622,789     7.2500%           0.0820%          7.1680%                 Actual/360
   35                8,600,000            8,545,260     7.1200%           0.1220%          6.9980%                 Actual/360
   36                8,400,000            8,380,653     7.9300%           0.0720%          7.8580%                 Actual/360
   37                8,240,000            8,217,383     7.2450%           0.0720%          7.1730%                 Actual/360
   38                8,200,000            8,182,636     7.3200%           0.0720%          7.2480%                 Actual/360
   39                8,100,000            8,065,474     7.1300%           0.0720%          7.0580%                 Actual/360
   40                8,000,000            7,991,588     8.0000%           0.0720%          7.9280%                 Actual/360
   41                7,830,000            7,785,404     7.1400%           0.1420%          6.9980%                     30/360
   42                7,800,000            7,766,995     7.1600%           0.0720%          7.0880%                 Actual/360
   43                7,750,000            7,730,297     7.5500%           0.1320%          7.4180%                 Actual/360
   44                7,227,000            7,216,531     7.0000%           0.0820%          6.9180%                 Actual/360
   45                7,300,000            7,215,646     7.4000%           0.1220%          7.2780%                 Actual/360
   46                7,250,000            7,214,313     7.1000%           0.0720%          7.0280%                 Actual/360
   47                7,180,000            7,180,000     7.0000%           0.1120%          6.8880%                 Actual/360
   48                7,000,000            6,971,008     7.5500%           0.0720%          7.4780%                 Actual/360
   49                6,875,000            6,840,131     6.9800%           0.0820%          6.8980%                 Actual/360
   50                6,695,000            6,689,646     7.1250%           0.0720%          7.0530%                 Actual/360
   51                6,600,000            6,582,041     7.2800%           0.0720%          7.2080%                 Actual/360
   52                6,300,000            6,284,945     7.7900%           0.1070%          7.6830%                 Actual/360
   53                6,225,000            6,183,329     7.9300%           0.0720%          7.8580%                 Actual/360
   54                6,195,000            6,179,490     7.6100%           0.1070%          7.5030%                 Actual/360
   55                6,100,000            6,082,649     7.1000%           0.1220%          6.9780%                 Actual/360
   56                6,050,000            6,031,260     7.5300%           0.1420%          7.3880%                 Actual/360
   57                5,785,000            5,770,921     7.7200%           0.1070%          7.6130%                 Actual/360
   58                5,700,000            5,660,238     7.5200%           0.0820%          7.4380%                 Actual/360
   59                5,500,000            5,492,582     7.2900%           0.0820%          7.2080%                 Actual/360
   60                5,450,000            5,445,426     6.8800%           0.0720%          6.8080%                 Actual/360
   61                5,396,000            5,382,071     7.4900%           0.1070%          7.3830%                 Actual/360
   62                5,350,000            5,318,580     7.0200%           0.1420%          6.8780%                 Actual/360
  62.1               2,800,513            2,784,066
  62.2               2,549,487            2,534,514
   63                5,250,000            5,239,086     7.4000%           0.0720%          7.3280%                 Actual/360
   64                5,050,000            5,045,778     6.9000%           0.0720%          6.8280%                 Actual/360
   65                5,000,000            4,985,691     7.0750%           0.1320%          6.9430%                 Actual/360
   66                4,840,000            4,840,000     7.2500%           0.0720%          7.1780%                 Actual/360
   67                4,800,000            4,785,172     7.5400%           0.0720%          7.4680%                 Actual/360
   68                4,750,000            4,727,489     7.2500%           0.0820%          7.1680%                 Actual/360
   69                4,650,000            4,636,093     7.6600%           0.0720%          7.5880%                 Actual/360
   70                4,625,000            4,618,932     7.4000%           0.1320%          7.2680%                 Actual/360
   71                4,500,000            4,493,870     7.2500%           0.0820%          7.1680%                 Actual/360
   72                4,425,000            4,410,924     7.4300%           0.1220%          7.3080%                 Actual/360
   73                4,290,000            4,253,652     7.5000%           0.0720%          7.4280%                 Actual/360
   74                4,200,000            4,190,258     6.9200%           0.0720%          6.8480%                 Actual/360
   75                4,200,000            4,188,792     7.3580%           0.0720%          7.2860%                 Actual/360
   76                4,000,000            3,996,910     7.3000%           0.1320%          7.1680%                 Actual/360
   77                3,925,000            3,921,814     7.0500%           0.0720%          6.9780%                 Actual/360
   78                3,900,000            3,896,958     7.2500%           0.0720%          7.1780%                 Actual/360
   79                3,900,000            3,888,440     6.9300%           0.1720%          6.7580%                 Actual/360
   80                3,780,000            3,767,591     7.3100%           0.1720%          7.1380%                 Actual/360
   81                3,750,000            3,750,000     6.6800%           0.0720%          6.6080%                 Actual/360
   82                3,750,000            3,747,075     7.2500%           0.0720%          7.1780%                 Actual/360
   83                3,750,000            3,737,463     7.2400%           0.0720%          7.1680%                 Actual/360
   84                3,720,000            3,712,068     7.2900%           0.0720%          7.2180%                 Actual/360
   85                3,700,000            3,680,771     7.4400%           0.1220%          7.3180%                 Actual/360
   86                3,650,000            3,630,468     7.4000%           0.0720%          7.3280%                 Actual/360
   87                3,500,000            3,488,540     7.3200%           0.0720%          7.2480%                 Actual/360
   88                3,480,000            3,475,318     7.3000%           0.0720%          7.2280%                 Actual/360
   89                3,384,000            3,372,833     7.2900%           0.0720%          7.2180%                 Actual/360
   90                3,400,000            3,370,603     8.4300%           0.1320%          8.2980%                 Actual/360
   91                3,300,000            3,292,499     7.0100%           0.1320%          6.8780%                 Actual/360
   92                3,200,000            3,197,563     7.3700%           0.1320%          7.2380%                 Actual/360
   93                3,200,000            3,192,702     7.0000%           0.0720%          6.9280%                 Actual/360
   94                3,195,000            3,190,647     7.2500%           0.0720%          7.1780%                 Actual/360
   95                3,120,000            3,117,459     7.0330%           0.0720%          6.9610%                 Actual/360
   96                3,120,000            3,109,291     7.1600%           0.1320%          7.0280%                 Actual/360
   97                3,110,000            3,105,763     7.2500%           0.0720%          7.1780%                 Actual/360
   98                3,115,000            3,097,981     7.1800%           0.1720%          7.0080%                 Actual/360
   99                3,095,000            3,092,480     7.0330%           0.0720%          6.9610%                 Actual/360
  100                3,040,000            3,037,629     7.2500%           0.0720%          7.1780%                 Actual/360
  101                3,034,000            3,029,763     7.1500%           0.0720%          7.0780%                 Actual/360
  102                3,029,000            3,022,848     7.5000%           0.0720%          7.4280%                 Actual/360
  103                3,015,000            3,010,790     7.1500%           0.0720%          7.0780%                 Actual/360
  104                3,000,000            2,991,776     7.2500%           0.0720%          7.1780%                 Actual/360
  105                2,970,000            2,961,741     7.9240%           0.0720%          7.8520%                 Actual/360
  106                2,950,000            2,950,000     7.1500%           0.1320%          7.0180%                 Actual/360
  107                2,925,000            2,916,972     7.2450%           0.0720%          7.1730%                 Actual/360
  108                2,920,000            2,912,671     7.6000%           0.1220%          7.4780%                 Actual/360
  109                2,900,000            2,897,738     7.2500%           0.1320%          7.1180%                 Actual/360
  110                2,850,000            2,843,573     7.0450%           0.0720%          6.9730%                 Actual/360
  111                2,825,000            2,821,926     7.1000%           0.0720%          7.0280%                 Actual/360
  112                2,800,000            2,793,622     7.0000%           0.0720%          6.9280%                 Actual/360
  113                2,800,000            2,790,254     7.0800%           0.0720%          7.0080%                 Actual/360
  114                2,775,000            2,772,835     7.2500%           0.0720%          7.1780%                 Actual/360
  115                2,750,000            2,750,000     6.6800%           0.0720%          6.6080%                 Actual/360
  116                2,750,000            2,741,223     7.5700%           0.0820%          7.4880%                 Actual/360
  117                2,700,000            2,694,296     7.3300%           0.0720%          7.2580%                 Actual/360
  118                2,650,000            2,642,807     7.2900%           0.1420%          7.1480%                 Actual/360
  119                2,600,000            2,593,615     7.6850%           0.0720%          7.6130%                 Actual/360
  120                2,575,000            2,569,522     7.3000%           0.1320%          7.1680%                 Actual/360
  121                2,500,000            2,494,657     7.2800%           0.0820%          7.1980%                 Actual/360
  122                2,430,000            2,424,388     7.9200%           0.0820%          7.8380%                 Actual/360
  123                2,400,000            2,396,523     7.0000%           0.0720%          6.9280%                 Actual/360
  124                2,400,000            2,394,774     7.2500%           0.1320%          7.1180%                 Actual/360
  125                2,390,000            2,383,440     7.2450%           0.0720%          7.1730%                 Actual/360
  126                2,354,000            2,350,841     7.3100%           0.0820%          7.2280%                 Actual/360
  127                2,345,000            2,341,805     7.2500%           0.0720%          7.1780%                 Actual/360
  128                2,344,000            2,334,630     7.3900%           0.0720%          7.3180%                 Actual/360
  129                2,310,000            2,300,613     7.6500%           0.1120%          7.5380%                 Actual/360
  130                2,300,000            2,295,607     7.7600%           0.0720%          7.6880%                 Actual/360
  131                2,236,000            2,231,188     7.2500%           0.0720%          7.1780%                 Actual/360
  132                2,200,000            2,200,000     6.9000%           0.0720%          6.8280%                 Actual/360
  133                2,150,000            2,144,099     7.2450%           0.0720%          7.1730%                 Actual/360
  134                2,100,000            2,094,236     7.2450%           0.0720%          7.1730%                 Actual/360
  135                2,100,000            2,092,741     7.1200%           0.0720%          7.0480%                 Actual/360
  136                2,000,000            1,995,444     7.0000%           0.0820%          6.9180%                 Actual/360
  137                1,980,000            1,967,779     7.6200%           0.1420%          7.4780%                 Actual/360
  138                1,920,000            1,915,807     7.1860%           0.0720%          7.1140%                 Actual/360
  139                1,875,000            1,868,393     7.0100%           0.0720%          6.9380%                 Actual/360
  140                1,850,000            1,847,320     7.0000%           0.0820%          6.9180%                 Actual/360
  141                1,650,000            1,644,760     8.2700%           0.0720%          8.1980%                 Actual/360
  142                1,640,000            1,634,557     7.3500%           0.0720%          7.2780%                 Actual/360
  143                1,550,000            1,550,000     7.2500%           0.0720%          7.1780%                 Actual/360
  144                1,498,000            1,495,959     7.2500%           0.0820%          7.1680%                 Actual/360
  145                1,500,000            1,495,883     7.2450%           0.0720%          7.1730%                 Actual/360
  146                1,500,000            1,492,724     7.7900%           0.1220%          7.6680%                 Actual/360
  147                1,480,000            1,477,856     7.0000%           0.0720%          6.9280%                 Actual/360
  148                1,400,000            1,396,811     7.0000%           0.0720%          6.9280%                 Actual/360
  149                1,400,000            1,396,486     7.6000%           0.0720%          7.5280%                 Actual/360
  150                1,380,000            1,360,215     7.7300%           0.0720%          7.6580%                 Actual/360
  151                1,328,000            1,319,912     7.6900%           0.0720%          7.6180%                 Actual/360
  152                1,300,000            1,295,344     7.1500%           0.0720%          7.0780%                 Actual/360
  153                1,200,000            1,196,996     7.6100%           0.0720%          7.5380%                 Actual/360
  154                1,150,000            1,147,380     7.0000%           0.0720%          6.9280%                 Actual/360
  155                1,120,000            1,113,359     7.8300%           0.0720%          7.7580%                 Actual/360
  156                1,100,000            1,095,707     7.8600%           0.1320%          7.7280%                 Actual/360
  157                1,050,000            1,041,750     8.0600%           0.0720%          7.9880%                 Actual/360
  158                1,030,000            1,025,949     7.8200%           0.0720%          7.7480%                 Actual/360
  159                1,005,000            1,000,908     7.6400%           0.0720%          7.5680%                 Actual/360
  160                1,000,000              997,432     7.5100%           0.1320%          7.3780%                 Actual/360
  161                1,000,000              981,721     7.2000%           0.0720%          7.1280%                 Actual/360
  162                  980,000              972,559     7.2800%           0.1220%          7.1580%                 Actual/360
  163                  920,000              917,801     7.7900%           0.0720%          7.7180%                 Actual/360
  164                  920,000              916,367     7.8000%           0.1720%          7.6280%                 Actual/360
  165                  868,000              865,117     8.6700%           0.0720%          8.5980%                 Actual/360
  166                  845,000              835,266     7.7300%           0.0720%          7.6580%                 Actual/360
  167                  800,000              788,464     7.6700%           0.0720%          7.5980%                 Actual/360
  168                  783,760              770,470     8.0000%           0.0720%          7.9280%                 Actual/360
  169                  700,000              696,808     7.4000%           0.0720%          7.3280%                 Actual/360
  170                  650,000              648,519     7.0000%           0.0720%          6.9280%                 Actual/360

                    MONTHLY              ANNUAL                             FIRST                  MATURITY DATE/
  LOAN                DEBT                DEBT             ORIGINATION       PAY                    ANTICIPATED        ARD FINAL
  NO.            SERVICE ($)(10)       SERVICE ($)(4)         DATE           DATE                 REPAYMENT DATE(5)   MATURITY DATE
  ---            ---------------       --------------         ----           ----                 -----------------   -------------
   1               795,799.15         9,549,589.75           9/28/01       11/10/01                   10/10/11
   2               276,570.13         3,318,841.56           6/14/01         8/1/01                     7/1/11
   3               265,568.67         3,186,824.04            6/6/01         8/1/01                     7/1/12
   4               175,826.52         2,109,918.24           9/25/01        11/1/01                    10/1/11
   5               114,829.80         1,377,957.60            7/2/01         9/1/01                     8/1/11
  5.1
  5.2
   6               114,184.01         1,370,208.12            2/9/01         4/1/01                     3/1/11
   7               105,264.14         1,263,169.68            7/9/01         9/1/01                     8/1/11
   8               105,943.65         1,271,323.80           7/11/01         9/1/01                     8/1/08
   9                89,997.24         1,079,966.88           9/27/01        11/1/01                    10/1/11
   10               91,754.60         1,101,055.20           4/23/01         6/1/01                    11/1/11
   11               96,332.69         1,155,992.28          11/22/00         1/1/01                    12/1/10
   12               89,832.07         1,077,984.84           7/31/01        9/10/01                    8/10/16
   13               90,156.94         1,081,883.28          12/20/00         2/1/01                     1/1/11
   14               82,231.39           986,776.68           9/28/01        11/1/01                    10/1/11
   15               85,496.48         1,025,957.76            6/6/01         8/1/01                     7/1/11
   16               81,610.39           979,324.68            7/2/01         9/1/01                     8/1/11
   17               77,088.63           925,063.56           8/21/01        10/1/01                     9/1/11
   18               73,913.10           886,957.20           8/10/01        10/1/01                     9/1/11
   19               76,011.75           912,141.00           8/30/01        10/1/01                     9/1/11
   20               72,897.12           874,765.44           8/29/01        10/1/01                     9/1/11
   21               76,389.72           916,676.64           6/28/01         8/1/01                     7/1/11
  21.1
  21.2
  21.3
  21.4
  21.5
  21.6
   22               75,460.22           905,522.64           7/25/01         9/1/01                     8/1/11
   23               71,320.43           855,845.16           9/27/01        11/1/01                    10/1/11
   24               66,131.07           793,572.84           8/16/01        10/1/01                     9/1/11
   25               66,131.07           793,572.84           8/16/01        10/1/01                     9/1/11
   26               67,823.81           813,885.72           3/28/01         5/1/01                     4/1/11
   27               63,336.80           760,041.60           9/27/01        11/1/01                    10/1/11
   28               65,129.24           781,550.88           7/26/01         9/1/01                     8/1/06
   29               66,685.78           800,229.36           6/28/01         8/1/01                     7/1/11
   30               65,184.81           782,217.72            6/1/01         8/1/01                     7/1/11
   31               62,760.22           753,122.64           7/31/01         9/1/01                     8/1/11
   32               59,138.81           709,665.72          11/13/01         1/1/02                    12/1/11
   33               62,990.48           755,885.76          11/30/00         1/1/01                    12/1/10
   34               62,884.20           754,610.40           3/28/01         5/1/01                     4/1/11
   35               57,910.77           694,929.24            2/6/01         4/1/01                     3/1/11
   36               61,226.81           734,721.72           7/16/01         9/1/01                     8/1/11
   37               56,183.38           674,200.56           6/29/01         9/1/01                     8/1/11
   38               56,328.31           675,939.72           8/20/01        10/1/01                     9/1/11
   39               54,598.54           655,182.48           5/25/01         7/1/01                     6/1/11
   40               61,745.30           740,943.60          10/16/01        12/1/01                    11/1/11
   41               61,365.64           736,387.68            8/3/01        10/1/01                     9/1/21
   42               52,734.44           632,813.28            5/2/01         7/1/01                     6/1/06
   43               54,454.71           653,456.52           7/27/01         9/1/01                     8/1/11
   44               48,081.41           576,976.92           9/21/01        11/1/01                    10/1/11
   45               56,081.96           672,983.52            3/1/01         5/1/01                     4/1/11
   46               48,722.32           584,667.84           4/11/01         6/1/01                     5/1/06
   47               47,768.72           573,224.64          11/14/01         1/1/02                    12/1/11
   48               51,957.26           623,487.12           7/24/01         9/1/01                     8/1/11
   49               45,647.24           547,766.88           4/17/01         6/1/01                     5/1/11
   50               45,105.46           541,265.52          10/13/01        12/1/01                    11/1/11
   51               45,158.01           541,896.12           7/31/01         9/1/01                     8/1/11
   52               45,308.24           543,698.88           7/19/01         9/1/01                     8/1/11
   53               47,757.26           573,087.12           4/23/01         6/1/01                     5/1/11
   54               43,783.92           525,407.04           7/19/01         9/1/01                     8/1/11
   55               40,993.95           491,927.40           7/11/01         9/1/01                     8/1/11
   56               42,426.83           509,121.96            6/8/01         8/1/01                     7/1/11
   57               41,324.58           495,894.96           7/19/01         9/1/01                     8/1/11
   58               39,933.32           479,199.84           1/24/01         3/1/01                     2/1/11
   59               37,669.03           452,028.36           9/27/01        11/1/01                    10/1/11
   60               35,820.83           429,849.96          10/12/01        12/1/01                    11/1/06
   61               37,692.67           452,312.04           7/19/01         9/1/01                     8/1/11
   62               35,665.57           427,986.84           3/30/01         5/1/01                     4/1/06              4/1/31
  62.1
  62.2
   63               36,349.94           436,199.28           8/14/01        10/1/01                     9/1/11
   64               33,259.31           399,111.72          10/11/01        12/1/01                    11/1/11
   65               33,517.35           402,208.20           7/20/01         9/1/01                     8/1/11
   66               33,017.33           396,207.96          11/15/01         1/1/02                    12/1/11
   67               33,693.87           404,326.44           6/29/01         8/1/01                     7/1/11
   68               32,403.37           388,840.44            4/4/01         6/1/01                     5/1/11
   69               33,024.44           396,293.28           6/15/01         8/1/01                     7/1/11
   70               32,022.57           384,270.84            9/7/01        11/1/01                    10/1/11
   71               30,697.93           368,375.16           9/20/01        11/1/01                    10/1/11
   72               30,728.42           368,741.04            6/7/01         8/1/01                     7/1/11
   73               31,702.72           380,432.64            3/8/01        5/10/01                    4/10/11
   74               27,717.41           332,608.92           8/10/01        10/1/01                     9/1/11
   75               28,959.71           347,516.52           7/20/01         9/1/01                     8/1/11
   76               27,422.84           329,074.08           10/1/01        12/1/01                    11/1/11
   77               26,245.06           314,940.72           11/1/01        12/1/01                    11/1/11
   78               26,604.87           319,258.44          10/15/01        12/1/01                    11/1/11
   79               25,763.71           309,164.52           7/31/01         9/1/01                     8/1/11
   80               25,940.27           311,283.24            6/8/01         8/1/01                     7/1/11
   81               24,148.20           289,778.40          11/15/01         1/1/02                    12/1/11
   82               25,581.61           306,979.32          10/31/01        12/1/01                    11/1/11
   83               25,556.18           306,674.16           6/19/01         8/1/01                     7/1/06
   84               25,477.96           305,735.52            8/9/01        10/1/01                     9/1/11
   85               27,198.44           326,381.28            6/5/01         8/1/01                     7/1/11
   86               25,271.86           303,262.32            3/5/01         5/1/01                     4/1/06
   87               24,042.57           288,510.84           6/29/01         8/1/01                     7/1/11
   88               23,857.87           286,294.44           9/24/01        11/1/01                    10/1/11
   89               23,176.73           278,120.76           6/28/01         8/1/01                     7/1/11
   90               25,974.57           311,694.84           7/27/00         9/1/00                     8/1/10
   91               21,977.15           263,725.80           8/22/01        10/1/01                     9/1/11
   92               22,090.70           265,088.40          10/12/01        12/1/01                    11/1/11
   93               22,616.93           271,403.16           9/26/01        11/1/01                    10/1/06
   94               21,795.53           261,546.36            9/6/01        11/1/01                    10/1/11
   95               20,826.63           249,919.56          10/30/01        12/1/01                    11/1/11
   96               22,370.98           268,451.76           8/13/01        10/1/01                     9/1/11
   97               21,215.68           254,588.16            9/7/01        11/1/01                    10/1/11
   98               22,375.14           268,501.68           6/27/01         8/1/01                     7/1/11
   99               20,659.75           247,917.00          10/30/01        12/1/01                    11/1/11
  100               20,738.16           248,857.92          10/15/01        12/1/01                    11/1/11
  101               20,491.84           245,902.08           9/28/01        11/1/01                    10/1/11
  102               21,179.21           254,150.52           8/13/01        10/1/01                     9/1/11
  103               20,363.51           244,362.12           9/28/01        11/1/01                    10/1/11
  104               20,465.29           245,583.48           7/27/01         9/1/01                     8/1/06
  105               21,635.66           259,627.92           6/29/01         8/1/01                     7/1/11
  106               21,133.12           253,597.44           11/7/01         1/1/02                    12/1/11
  107               19,943.74           239,324.88           6/29/01         9/1/01                     8/1/11
  108               20,617.38           247,408.56           7/16/01         9/1/01                     8/1/11
  109               19,783.11           237,397.32          10/10/01        12/1/01                    11/1/11
  110               19,047.33           228,567.96            8/9/01        10/1/01                     9/1/11
  111               19,788.89           237,466.68          10/30/01        12/1/01                    11/1/11
  112               18,628.47           223,541.64           8/27/01        10/1/01                     9/1/11
  113               19,932.94           239,195.28           8/22/01        10/1/01                     9/1/11
  114               18,930.39           227,164.68          10/31/01        12/1/01                    11/1/11
  115               17,708.68           212,504.16          11/15/01         1/1/02                    12/1/11
  116               20,447.64           245,371.68            8/6/01        10/1/01                     9/1/11
  117               18,565.49           222,785.88            8/1/01        10/1/01                     9/1/11
  118               18,149.62           217,795.44           7/31/01         9/1/01                     8/1/11
  119               18,510.07           222,120.84            7/2/01         9/1/01                     8/1/11
  120               17,653.45           211,841.40            8/8/01        10/1/01                     9/1/11
  121               17,105.31           205,263.72            8/2/01        10/1/01                     9/1/11
  122               17,695.15           212,341.80           7/30/01         9/1/01                     8/1/16
  123               15,967.26           191,607.12           9/21/01        11/1/01                    10/1/11
  124               17,347.36           208,168.32           9/17/01        11/1/01                    10/1/11
  125               16,295.91           195,550.92           6/29/01         9/1/01                     8/1/11
  126               16,154.34           193,852.08           9/26/01        11/1/01                    10/1/16
  127               15,997.03           191,964.36            9/6/01        11/1/01                    10/1/11
  128               16,213.40           194,560.80           5/10/01         7/1/01                     6/1/11
  129               17,296.72           207,560.64            7/9/01         9/1/01                     8/1/11
  130               16,493.39           197,920.68            8/9/01        10/1/01                     9/1/11
  131               15,253.46           183,041.52           8/31/01        10/1/01                     9/1/11
  132               15,409.08           184,908.96           11/6/01         1/1/02                    12/1/11
  133               14,659.50           175,914.00           6/29/01         9/1/01                     8/1/11
  134               14,318.58           171,822.96           6/29/01         9/1/01                     8/1/11
  135               15,003.51           180,042.12           8/29/01        10/1/01                     9/1/11
  136               13,306.05           159,672.60           7/12/01        10/1/01                     9/1/11
  137               14,786.92           177,443.04           5/22/01         7/1/01                     6/1/06
  138               13,014.54           156,174.48            8/3/01        10/1/01                     9/1/11
  139               13,264.07           159,168.84           8/24/01        10/1/01                     9/1/11
  140               12,308.10           147,697.20           9/25/01        11/1/01                    10/1/11
  141               12,419.11           149,029.32           5/24/01         7/1/01                     6/1/11
  142               11,959.90           143,518.80           8/28/01        10/1/01                     9/1/11
  143               10,573.73           126,884.76          11/13/01         1/1/02                    12/1/11
  144               10,219.00           122,628.00            9/7/01        11/1/01                    10/1/11
  145               10,227.56           122,730.72           6/29/01         9/1/01                     8/1/11
  146               11,369.35           136,432.20            6/7/01         8/1/01                     7/1/11
  147                9,846.48           118,157.76           9/28/01        11/1/01                    10/1/11
  148                9,314.23           111,770.76            8/9/01        10/1/01                     9/1/11
  149                9,885.05           118,620.60           7/30/01         9/1/01                     8/1/11
  150               12,973.80           155,685.60           6/14/01         8/1/01                     7/1/16
  151                9,978.51           119,742.12            5/3/01         7/1/01                     6/1/11
  152               10,196.27           122,355.24           9/26/01        11/1/01                    10/1/11
  153                8,481.15           101,773.80           7/30/01         9/1/01                     8/1/11
  154                7,650.98            91,811.76            8/9/01        10/1/01                     9/1/11
  155                8,518.59           102,223.08           5/31/01         7/1/01                     6/1/11
  156                8,388.21           100,658.52           7/31/01         9/1/01                     8/1/11
  157                8,821.87           105,862.44           6/14/01         8/1/01                     7/1/11
  158                7,827.28            93,927.36            7/5/01         9/1/01                     8/1/11
  159                7,518.62            90,223.44           7/31/01         9/1/01                     8/1/11
  160                6,998.99            83,987.88           7/11/01         9/1/01                     8/1/11
  161                9,100.47           109,205.64           5/11/01         7/1/01                     6/1/11
  162                7,102.46            85,229.52           4/30/01         6/1/01                     5/1/11
  163                6,616.44            79,397.28           7/27/01         9/1/01                     8/1/11
  164                6,979.25            83,751.00           7/31/01         9/1/01                     8/1/11
  165                7,089.09            85,069.08            7/6/01         9/1/01                     8/1/11
  166                7,944.10            95,329.20            8/1/01         9/1/01                     8/1/16
  167                7,493.59            89,923.08            6/7/01         8/1/01                     7/1/16
  168                7,490.02            89,880.24            5/3/01         7/1/01                     6/1/16
  169                4,846.66            58,159.92           4/20/01         6/1/01                     5/1/11
  170                4,324.47            51,893.64            8/9/01        10/1/01                     9/1/11

                                          REMAINING
  LOAN         BALANCE AT                PREPAYMENT                     LOAN              ORIGINAL                  ORIGINAL
  NO.        MATURITY($)(2,6)    PROVISION (# OF PAYMENTS)(7)          SEASONING         TERM (MONTHS)         AMORTIZATION (MONTHS)
  ---        ----------------    ----------------------------          ---------         -------------         ---------------------
   1          104,450,358          LO(24), Def(87), O(7)                  2                  120                       360
   2           29,737,901          LO(24), Def(87), O(4)                  5                  120                       300
   3           28,316,739          LO(24), Def(99), O(4)                  5                  132                       300
   4           22,678,440          LO(34), Def(80), O(4)                  2                  120                       360
   5           14,380,735          LO(24), Def(88), O(4)                  4                  120                       360
  5.1           8,829,102
  5.2           5,551,632
   6           14,240,119          LO(27), Def(80), O(4)                  9                  120                       360
   7           13,544,892          LO(32), Def(80), O(4)                  4                  120                       360
   8           13,951,617          LO(31), Def(46), O(3)                  4                  84                        360
   9           11,799,313          LO(33), Grtr1%orYM(81), O(4)           2                  120                       360
   10          11,657,451          LO(24), Def(91), O(4)                  7                  126                       360
   11          11,608,842          LO(24), Def(80), O(4)                 12                  120                       332
   12          10,142,820          LO(24), Def(148), O(4)                 4                  180                       360
   13          11,141,081          LO(24), Def(81), O(4)                 11                  120                       360
   14          10,797,269          LO(33), Def(82), O(3)                  2                  120                       360
   15          10,703,488          LO(31), Def(79), O(5)                  5                  120                       360
   16          10,198,266          LO(24), Def(88), O(4)                  4                  120                       360
   17           9,866,769          LO(24), Def(89), O(4)                  3                  120                       360
   18           9,760,427          LO(56), Grtr1%orYM(57), O(4)           3                  120                       360
   19           9,700,339          LO(24), Def(89), O(4)                  3                  120                       360
   20           9,518,855          LO(33), Def(80), O(4)                  3                  120                       360
   21           9,585,631          LO(30), Def(82), O(3)                  5                  120                       360
  21.1          4,408,994
  21.2          2,081,455
  21.3          1,018,512
  21.4            745,086
  21.5            704,072
  21.6            627,513
   22           9,519,320          LO(32), Def(79), O(5)                  4                  120                       360
   23           9,364,621          LO(22), Def(92), O(4)                  2                  120                       360
   24           8,680,603          LO(32), Def(82), O(3)                  3                  120                       360
   25           8,680,603          LO(32), Def(82), O(3)                  3                  120                       360
   26           8,581,646          LO(27), Def(82), O(3)                  8                  120                       360
   27           8,633,043          LO(34), Def(77), O(7)                  2                  120                       360
   28           9,037,937          LO(24), Grtr1%orYM(29), O(3)           4                  60                        360
   29           8,415,572          LO(24), Def(87), O(4)                  5                  120                       360
   30           8,202,228          LO(24), Def(87), O(4)                  5                  120                       360
   31           8,087,630          LO(24), Def(88), O(4)                  4                  120                       360
   32           7,707,174          LO(36), Def(80), O(4)                  0                  120                       360
   33           7,764,705          LO(24), Def(80), O(4)                 12                  120                       360
   34           7,032,132          LO(28), Def(80), O(4)                  8                  120                       300
   35           7,541,041          LO(24), Def(83), O(4)                  9                  120                       360
   36           7,508,980          LO(31), Def(82), O(3)                  4                  120                       360
   37           7,242,780          LO(24), Def(89), O(3)                  4                  120                       360
   38           7,220,237          LO(24), Def(89), O(4)                  3                  120                       360
   39           7,098,966          LO(24), Def(86), O(4)                  6                  120                       360
   40           6,607,863          LO(34), Def(82), O(3)                  1                  120                       300
   41              61,005          LO(24), Def(188), O(25)                3                  240                       240
   42           7,409,167          LO(24), Def(28), O(2)                  6                  60                        360
   43           6,864,463          LO(32), Def(80), O(4)                  4                  120                       360
   44           6,313,258          LO(34), Def(80), O(4)                  2                  120                       360
   45           5,468,270          LO(24), Def(84), O(4)                  8                  120                       264
   46           6,883,802          LO(24), Grtr1%orYM(26), O(3)           7                  60                        360
   47           6,271,981          LO(36), Def(80), O(4)                  0                  120                       360
   48           5,708,491          LO(31), Def(82), O(3)                  4                  120                       300
   49           6,003,870          LO(28), Grtr1%orYM(81), O(4)           7                  120                       360
   50           5,865,556          LO(35), Def(81), O(3)                  1                  120                       360
   51           5,806,431          LO(24), Def(88), O(4)                  4                  120                       360
   52           5,612,914          LO(32), Def(80), O(4)                  4                  120                       360
   53           5,135,286          LO(24), Def(85), O(4)                  7                  120                       300
   54           5,495,256          LO(32), Def(80), O(4)                  4                  120                       360
   55           5,341,806          LO(24), Def(88), O(4)                  4                  120                       360
   56           5,358,061          LO(24), Def(87), O(4)                  5                  120                       360
   57           5,145,366          LO(32), Def(80), O(4)                  4                  120                       360
   58           5,042,558          LO(26), Def(80), O(4)                 10                  120                       360
   59           4,840,716          LO(33), Grtr1%orYM(81), O(4)           2                  120                       360
   60           5,159,948          LO(34), Def(22), O(3)                  1                  60                        360
   61           4,772,334          LO(32), Def(80), O(4)                  4                  120                       360
   62           5,073,930          LO(27), Grtr1%orYM(22), O(3)           8                  60                        360
  62.1          2,656,002
  62.2          2,417,929
   63           4,632,031          LO(24), Def(89), O(4)                  3                  120                       360
   64           4,398,434          LO(34), Def(82), O(3)                  1                  120                       360
   65           4,375,689          LO(31), Def(82), O(3)                  4                  120                       360
   66           4,255,333          LO(35), Def(82), O(3)                  0                  120                       360
   67           4,252,078          LO(24), Def(87), O(4)                  5                  120                       360
   68           4,177,303          LO(29), Def(77), O(7)                  7                  120                       360
   69           4,131,404          LO(24), Def(87), O(4)                  5                  120                       360
   70           4,081,934          LO(33), Def(82), O(3)                  2                  120                       360
   71           3,956,553          LO(34), Def(80), O(4)                  2                  120                       360
   72           3,909,140          LO(24), Def(87), O(4)                  5                  120                       360
   73           3,493,619          LO(24), Def(84), O(4)                  8                  120                       300
   74           3,660,161          LO(56), Grtr1%orYM(57), O(4)           3                  120                       360
   75           3,702,308          LO(31), Def(82), O(3)                  4                  120                       360
   76           3,520,151          LO(58), Grtr1%orYM(57), O(4)           1                  120                       360
   77           3,432,056          LO(24), Def(91), O(4)                  1                  120                       360
   78           3,427,793          LO(34), Def(82), O(3)                  1                  120                       360
   79           3,400,100          LO(24), Def(88), O(4)                  4                  120                       360
   80           3,329,229          LO(24), Def(87), O(4)                  5                  120                       360
   81           3,247,930          LO(35), Def(82), O(3)                  0                  120                       360
   82           3,295,955          LO(34), Def(82), O(3)                  1                  120                       360
   83           3,566,159          LO(24), Def(29), O(2)                  5                  60                        360
   84           3,273,035          LO(32), Def(82), O(3)                  3                  120                       360
   85           3,008,703          LO(24), Def(87), O(4)                  5                  120                       300
   86           3,476,370          LO(24), Def(26), O(2)                  8                  60                        360
   87           3,083,402          LO(24), Def(87), O(4)                  5                  120                       360
   88           3,063,631          LO(33), Def(82), O(3)                  2                  120                       360
   89           2,978,935          LO(24), Def(87), O(4)                  5                  120                       360
   90           3,074,462          LO(20), Def(80), O(4)                 16                  120                       360
   91           2,882,644          LO(33), Def(80), O(4)                  3                  120                       360
   92           2,821,100          LO(35), Def(80), O(4)                  1                  120                       360
   93           2,941,250          LO(24), Def(32), O(2)                  2                  60                        300
   94           2,809,152          LO(33), Def(82), O(3)                  2                  120                       360
   95           2,726,950          LO(34), Def(82), O(3)                  1                  120                       360
   96           2,514,356          LO(33), Def(80), O(4)                  3                  120                       300
   97           2,734,417          LO(32), Def(83), O(3)                  2                  120                       360
   98           2,513,229          LO(24), Def(87), O(4)                  5                  120                       300
   99           2,705,099          LO(34), Def(82), O(3)                  1                  120                       360
  100           2,671,921          LO(34), Def(82), O(3)                  1                  120                       360
  101           2,660,758          LO(33), Def(82), O(3)                  2                  120                       360
  102           2,679,132          LO(32), Def(82), O(3)                  3                  120                       360
  103           2,644,095          LO(33), Def(82), O(3)                  2                  120                       360
  104           2,852,507          LO(24), Def(30), O(2)                  4                  60                        360
  105           2,655,650          LO(30), Def(82), O(3)                  5                  120                       360
  106           2,377,317          LO(36), Def(80), O(4)                  0                  120                       300
  107           2,571,011          LO(24), Def(89), O(3)                  4                  120                       360
  108           2,589,541          LO(31), Def(82), O(3)                  4                  120                       360
  109           2,548,872          LO(35), Def(80), O(4)                  1                  120                       360
  110           2,491,830          LO(32), Def(82), O(3)                  3                  120                       360
  111           2,334,333          LO(24), Def(91), O(4)                  1                  120                       316
  112           2,445,240          LO(32), Def(82), O(3)                  3                  120                       360
  113           2,250,976          LO(24), Def(89), O(4)                  3                  120                       300
  114           2,439,007          LO(34), Def(82), O(3)                  1                  120                       360
  115           2,381,815          LO(35), Def(82), O(3)                  0                  120                       360
  116           2,243,509          LO(33), Def(80), O(4)                  3                  120                       300
  117           2,377,996          LO(32), Def(82), O(3)                  3                  120                       360
  118           2,331,963          LO(24), Def(88), O(4)                  4                  120                       360
  119           2,310,557          LO(31), Def(82), O(3)                  4                  120                       360
  120           2,266,183          LO(33), Def(80), O(4)                  3                  120                       360
  121           2,199,061          LO(33), Def(80), O(4)                  3                  120                       360
  122           1,940,471          LO(32), Def(140), O(4)                 4                  180                       360
  123           2,096,557          LO(33), Def(82), O(3)                  2                  120                       360
  124           1,940,051          LO(34), Def(80), O(4)                  2                  120                       300
  125           2,100,758          LO(24), Def(89), O(3)                  4                  120                       360
  126           1,831,216          LO(34), Def(140), O(4)                 2                  180                       360
  127           2,061,803          LO(33), Def(82), O(3)                  2                  120                       360
  128           2,067,979          LO(24), Def(86), O(4)                  6                  120                       360
  129           1,889,345          LO(32), Def(80), O(4)                  4                  120                       300
  130           2,047,313          LO(24), Def(89), O(4)                  3                  120                       360
  131           1,965,341          LO(32), Def(82), O(3)                  3                  120                       360
  132           1,759,329          LO(24), Def(92), O(4)                  0                  120                       300
  133           1,889,803          LO(24), Def(89), O(3)                  4                  120                       360
  134           1,845,854          LO(24), Def(89), O(3)                  4                  120                       360
  135           1,690,295          LO(24), Def(89), O(4)                  3                  120                       300
  136           1,746,600          LO(33), Def(77), O(7)                  3                  120                       360
  137           1,834,519          LO(24), Def(28), O(2)                  6                  60                        300
  138           1,684,834          LO(32), Def(82), O(3)                  3                  120                       360
  139           1,504,118          LO(24), Def(89), O(4)                  3                  120                       300
  140           1,616,095          LO(34), Def(80), O(4)                  2                  120                       360
  141           1,486,782          LO(29), Def(82), O(3)                  6                  120                       360
  142           1,329,243          LO(24), Def(89), O(4)                  3                  120                       300
  143           1,362,762          LO(35), Def(82), O(3)                  0                  120                       360
  144           1,317,092          LO(34), Def(80), O(4)                  2                  120                       360
  145           1,318,467          LO(24), Def(89), O(3)                  4                  120                       360
  146           1,232,372          LO(24), Def(87), O(4)                  5                  120                       300
  147           1,292,876          LO(24), Def(90), O(4)                  2                  120                       360
  148           1,222,620          LO(32), Def(82), O(3)                  3                  120                       360
  149           1,241,560          LO(24), Def(88), O(4)                  4                  120                       360
  150              43,644          LO(24), Def(138), O(13)                5                  180                       180
  151           1,087,488          LO(24), Def(86), O(4)                  6                  120                       300
  152             894,426          LO(24), Def(90), O(4)                  2                  120                       240
  153           1,064,456          LO(24), Def(88), O(4)                  4                  120                       360
  154           1,004,295          LO(32), Def(82), O(3)                  3                  120                       360
  155             920,893          LO(24), Def(86), O(4)                  6                  120                       300
  156             905,190          LO(32), Def(80), O(4)                  4                  120                       300
  157             745,999          LO(24), Def(87), O(4)                  5                  120                       240
  158             846,609          LO(24), Def(88), O(4)                  4                  120                       300
  159             821,748          LO(24), Def(88), O(4)                  4                  120                       300
  160             884,861          LO(32), Def(80), O(4)                  4                  120                       360
  161             475,789          LO(24), Def(86), O(4)                  6                  120                       180
  162             793,113          LO(24), Def(85), O(4)                  7                  120                       300
  163             819,664          LO(24), Def(88), O(4)                  4                  120                       360
  164             755,758          LO(24), Def(88), O(4)                  4                  120                       300
  165             730,586          LO(24), Def(88), O(4)                  4                  120                       300
  166              26,396          LO(24), Def(127), O(25)                4                  180                       180
  167              25,009          LO(24), Def(126), O(25)                5                  180                       180
  168              25,857          LO(24), Def(146), O(4)                 6                  180                       180
  169             617,951          LO(24), Def(85), O(4)                  7                  120                       360
  170             567,645          LO(32), Def(82), O(3)                  3                  120                       360

                                     REMAINING           PAYMENT                                             CROSSED        RELATED
  LOAN         REMAINING           AMORTIZATION            DUE           GRACE                                LOAN         BORROWER
  NO.        TERM (MONTHS)         TERM (MONTHS)          DATE           PERIOD     LOCKBOX TYPE              GROUP         GROUP(8)
  ---        -------------         -------------          ----           ------     ------------              -----         --------
   1              118                   360                10              0        In Place- Hard
   2              115                   295                 1              5        Hard
   3              127                   295                 1              5        Springing
   4              118                   358                 1              5                                                   L
   5              116                   356                 1              10
  5.1
  5.2
   6              111                   351                 1              5
   7              116                   356                 1              5
   8              80                    356                 1              5        Hard
   9              118                   358                 1              5                                                   M
   10             119                   359                 1              7
   11             108                   332                 1              7
   12             176                   356                10              0        Springing
   13             109                   349                 1              7
   14             118                   358                 1              5        Soft
   15             115                   355                 1              5        Hard
   16             116                   356                 1              0                                                   F
   17             117                   357                 1              7        Springing
   18             117                   357                 1              7                                                   D
   19             117                   357                 1              7        Springing                                  E
   20             117                   357                 1              5
   21             115                   355                 1              5        Soft
  21.1
  21.2
  21.3
  21.4
  21.5
  21.6
   22             116                   356                 1              5
   23             118                   358                 1              5
   24             117                   357                 1              5        Soft                                       J
   25             117                   357                 1              5        Soft                                       J
   26             112                   352                 1              5        Hard
   27             118                   360                 1              5
   28             56                    356                 1              7                                                   C
   29             115                   355                 1              7
   30             115                   355                 1              7        Springing
   31             116                   356                 1              10
   32             120                   360                 1              5
   33             108                   348                 1              7
   34             112                   292                 1              5
   35             111                   351                 1              7
   36             116                   356                 1              5        Hard
   37             116                   356                 1              5                                    1
   38             117                   357                 1              5
   39             114                   354                 1              7                                                   B
   40             119                   299                 1              5        Soft
   41             237                   237                 1              7
   42             54                    354                 1              7                                                   B
   43             116                   356                 1              5
   44             118                   358                 1              15                                                  L
   45             112                   256                 1              10
   46             53                    353                 1              7                                                   C
   47             120                   360                 1              5                                                   L
   48             116                   296                 1              5        Soft
   49             113                   353                 1              5                                                   M
   50             119                   359                 1              5
   51             116                   356                 1              10
   52             116                   356                 1              5        Springing                                  N
   53             113                   293                 1              7
   54             116                   356                 1              5        Springing
   55             116                   356                 1              7        Springing                                  E
   56             115                   355                 1              7
   57             116                   356                 1              5        Springing                                  N
   58             110                   350                 1              5        Hard
   59             118                   358                 1              5                                                   M
   60             59                    359                 1              5        Soft
   61             116                   356                 1              5                                                   N
   62             52                    352                 1              7
  62.1
  62.2
   63             117                   357                 1              7
   64             119                   359                 1              5        Soft
   65             116                   356                 1              5
   66             120                   360                 1              10       Soft
   67             115                   355                 1              7
   68             113                   353                 1              5
   69             115                   355                 1              7        Springing
   70             118                   358                 1              5        Soft
   71             118                   358                 1              5
   72             115                   355                 1              7
   73             112                   292                10              0                                                   F
   74             117                   357                 1              7                                                   D
   75             116                   356                 1              5        Soft
   76             119                   359                 1              5
   77             119                   359                 1              7
   78             119                   359                 1              5                                                   G
   79             116                   356                 1              10
   80             115                   355                 1              7
   81             120                   360                 1              5                                    2
   82             119                   359                 1              5        Soft
   83             55                    355                 1              7
   84             117                   357                 1              5        Soft
   85             115                   295                 1              7
   86             52                    352                 1              7        Hard
   87             115                   355                 1              7
   88             118                   358                 1              5        Soft
   89             115                   355                 1              7
   90             104                   344                 1              5
   91             117                   357                 1              5
   92             119                   359                 1              5
   93             58                    298                 1              10
   94             118                   358                 1              5        Soft                                       H
   95             119                   359                 1              5        Soft                                       J
   96             117                   297                 1              5
   97             118                   358                 1              5        Soft                                       H
   98             115                   295                 1              7        CMA
   99             119                   359                 1              5        Soft                                       J
  100             119                   359                 1              5        Soft                                       G
  101             118                   358                 1              5        Soft                                       K
  102             117                   357                 1              5        Soft
  103             118                   358                 1              5        Soft                                       K
  104             56                    356                 1              7
  105             115                   355                 1              5        Soft
  106             120                   300                 1              5
  107             116                   356                 1              5                                    1
  108             116                   356                 1              5        Soft
  109             119                   359                 1              5
  110             117                   357                 1              5        Soft
  111             119                   315                 1              7
  112             117                   357                 1              5        Soft                                       I
  113             117                   297                 1              7                                                   A
  114             119                   359                 1              5
  115             120                   360                 1              5                                    2
  116             117                   297                 1              5
  117             117                   357                 1              5        Soft
  118             116                   356                 1              7
  119             116                   356                 1              5        Soft
  120             117                   357                 1              5        Hard
  121             117                   357                 1              5
  122             176                   356                 1              5
  123             118                   358                 1              5        Soft
  124             118                   298                 1              5
  125             116                   356                 1              5                                    1
  126             178                   358                 1              5
  127             118                   358                 1              5        Soft
  128             114                   354                 1              7                                                   A
  129             116                   296                 1              5
  130             117                   357                 1              7
  131             117                   357                 1              5        Soft
  132             120                   300                 1              7
  133             116                   356                 1              5                                    1
  134             116                   356                 1              5                                    1
  135             117                   297                 1              7                                                   A
  136             117                   357                 1              5
  137             54                    294                 1              7
  138             117                   357                 1              5        Soft
  139             117                   297                 1              7
  140             118                   358                 1              5
  141             114                   354                 1              5        Soft
  142             117                   297                 1              7
  143             120                   360                 1              5        Soft
  144             118                   358                 1              5
  145             116                   356                 1              5        Soft                        1
  146             115                   295                 1              7
  147             118                   358                 1              7
  148             117                   357                 1              5        Soft                                       I
  149             116                   356                 1              7
  150             175                   175                 1              7
  151             114                   294                 1              7
  152             118                   238                 1              7
  153             116                   356                 1              7
  154             117                   357                 1              5        Soft                                       I
  155             114                   294                 1              7
  156             116                   296                 1              5
  157             115                   235                 1              7
  158             116                   296                 1              7
  159             116                   296                 1              7
  160             116                   356                 1              5
  161             114                   174                 1              7
  162             113                   293                 1              7
  163             116                   356                 1              7
  164             116                   296                 1              7
  165             116                   296                 1              7
  166             176                   176                 1              7
  167             175                   175                 1              7
  168             174                   174                 1              7
  169             113                   353                 1              7
  170             117                   357                 1              5        Soft                                       I

  LOAN
   NO.   SPONSOR
  ---    -------
   1     Newport Centre, LLC
   2     WHC809, LLC
   3     A & R Woodbridge Shopping Center, LLC
   4     Randall Benderson
   5     MBCC 45 LLC & MBCC 30 LLC
  5.1    MBCC 45 LLC & MBCC 30 LLC
  5.2    MBCC 45 LLC & MBCC 30 LLC
   6     Jared A. Cooper, Joseph M. Spirer, Stephen Coslik, Donald B. Rodgers, Kenneth D. Wright and Donald P. Tarosky
   7     Franz Weinhandl
   8     David Schostak
   9     Michael B. Smuck
   10    Salado Austin, Ltd.
   11    Gateway Plaza Associates, LLC
   12    University Towers Apartment Corp
   13    Palm Springs Mall, LLC
   14    Gary Howe
   15    Alan D. Gold and Gary A. Kreitzer
   16    One Paragon Associates, L.P.
   17    Halthorpe Funding Company, LLC
   18    Ritz Investment Group, L.P.
   19    MOR Westview Building 5 LLC
   20    Jeffrey K. Sanders and Gregrey S. Sanders
   21    Bruce Abit
  21.1
  21.2
  21.3
  21.4
  21.5
  21.6
   22    Scott C. Looney and Peter T. Chapman
   23    Thomas B. Evans
   24    Moshe Menora
   25    Moshe Menora
   26    Marvin Schreiber
   27    Peppertree I, L.L.C., a Georgia limited liability company
   28    Bell Forge Square, LLC
   29    700 East Glendale Associates, LLC
   30    Charlestown Crossing Apartments, LLC
   31    Woods Edge Partners LLC
   32    Preston Lynch Dyer
   33    Arbutus Shopping Center LP
   34    John R. Parsons, Jr.
   35    Cascades North Venture LP
   36    Neil Goldberg
   37    SC/GA Apartment Ventures LLC
   38    29 West 30th Street, LLC
   39    Haskell & White Building Venture, L.P.
   40    Michael Konig
   41    H.F. Partnership, LLP
   42    OACC Investors, LLC
   43    Renee Cohen, Annette Schenley and Paul Schenly
   44    Randall Benderson
   45    Beton Corporation, L.L.C.
   46    Mariner Center, L.P.
   47    Ronald Benderson
   48    O'Connell Development Group, Inc
   49    Michael B. Smuck
   50    Edward Warne
   51    HOAPT, LP
   52    Joseph D. Goveia and Bruce M. Kahl, Jr.
   53    Commodore, LLC
   54    Jeffrey B. Armour
   55    MORSS, LLC
   56    Springlake Apartments II, LLC
   57    Joseph D. Goveia and Bruce M. Kahl, Jr.
   58    Michael J. Reidy
   59    Michael B. Smuck
   60    Karris Family
   61    Joseph Goveia and Bruce Kahl
   62    IMT Peachtree, L.P.
  62.1   IMT Peachtree, L.P.
  62.2   IMT Peachtree, L.P.
   63    Discovery Lakes LLC
   64    Andrew Zuro
   65    Ronald Black
   66    John Norkus
   67    Tarheel Manor Associates, Limited Partnership
   68    Harvey E. Kroiz and Irwin N. Kroiz
   69    RGBP, Limited Partnership
   70    John Webb
   71    David P. Loughlin and Ronald E. Council
   72    Shipyard Borrower LLC
   73    143 Sound Beach Avenue Associates, L.P.
   74    Granada Pueblo Group Limited Parnership
   75    Kamal H Shouhayib
   76    Louis A. Miramontes, Howard B. Jones and Craig A. Jones
   77    Sterling Systems, Inc.
   78    Martin Goldman
   79    Grant Avenue LLC
   80    Locarent, Inc.
   81    Stephen Torborg
   82    James Nahal
   83    Nico Terrace Apartments LLC
   84    Richard Kaplan
   85    P.G. Butler,  L.L.C.
   86    Palm Villas of Scottsdale LLC
   87    Gillean Properties, Ltd.
   88    William Belew, JR
   89    Pelican Pointe, LLC
   90    Helen Fixel, David Mozes and The Fixel Family Trust U/T/D/ April 15, 1983
   91    Robert Kochevar and Jean Kochevar
   92    Bradford H. Miller and Lee W. Phelps
   93    Willowbrook, LLC
   94    Marc Benaim
   95    Moshe Menora
   96    Michael J. Rapanos
   97    Marc Benaim Dec. of Trust
   98    Sherwood Pines, Ltd
   99    Moshe Menora
  100    Martin Goldman
  101    Fusco
  102    BHW Holdings Corp.
  103    Daniel Fusco
  104    Lakewood Terrace Apartments, L.L.C.
  105    Charles Becker
  106    Paul Bahrami and Dora Bahrami
  107    SC/GA Apartment Ventures LLC
  108    Walter Gage
  109    Joseph J. Clement and Tana Clement
  110    Harold Kulish
  111    Tinkers Creek, LLC
  112    Harold Kulish
  113    Lake Plaza, LLC
  114    Yandell Wideman
  115    Stephen Torborg
  116    Luther B. Hansen and Mark L. Conzelman
  117    Harry Mead
  118    Hales Villas, LLC
  119    John M. Peterman
  120    Richard  Kravitz and Lynn Kravitz
  121    Norman Salsitz, Robert Aiello and Mike Wells
  122    Mary A. Rolfe
  123    Eaton W Tarbell Jr
  124    Stephen M. Chapman and Nicholas C. Pocaro
  125    SC/GA Apartment Ventures LLC
  126    ERC Properties, Inc.
  127    Robert Morgan
  128    Cordary Terraces, LLC
  129    Larry Haas and Linda J. Haas
  130    575 Ellsworth, LLC
  131    David T Watts
  132    Mariposa Townhouses, L.P.
  133    SC/GA Apartment Ventures ::C
  134    SC/GA Apartment Ventures LLC
  135    Lagoon Terraces, LLC
  136    Uniprop, Inc.
  137    Inway Estates, Ltd
  138    Rosenzweig
  139    Amerisouth XVII, LTD
  140    David Langston and Janette Langston
  141    Chris Brochert
  142    Minola Road Ventures, LLC/Liberty-Minola Road, LLC
  143    Joseph Swolsk
  144    Darlene A. Stewart and Gail D. Kammermeyer
  145    SC/GA Apartment Ventures ::C
  146    MacGregor Associates, Ltd.
  147    Mill Creek Investments LLC
  148    Harold Kulish
  149    Wendover Ridge, LLC
  150    Pine Meadows Investors, LTD
  151    Atkins Properties LLC
  152    Congress Gardens, Inc.
  153    EWT LLC 4
  154    Kulish
  155    Westland Apartments, LLC
  156    Yossef Attia
  157    Heritage Square of Guilford LLC
  158    Bentel & Associates, LLC
  159    Tenants in Common (Four)
  160    Ralph A. Schrader
  161    Windsor Oaks of Connecticut, Inc
  162    Jamestown Manor Company, LLC
  163    20-30 Beaver Road, LLC
  164    Elite Properties, LLC
  165    Mojave Storage Ventures,LLC
  166    Meurs Country West, LLC
  167    Southwest Park Properties
  168    Nelson Plaza LLC
  169    Bell Enterprises, LLC
  170    Kulish

  LOAN                               YEAR              NUMBER OF          OCCUPANCY         OCCUPANCY         APPRAISAL
  NO.            YEAR BUILT        RENOVATED         UNITS/SQ.FT.          RATE (%)            DATE           VALUE ($)
  ---            ----------        ---------         ------------          --------            ----           ---------
   1                1987              2000            386,587               97.65%            9/21/01        270,000,000
   2                1974              1996                297               77.80%            6/30/01         60,500,000
   3                1962              2000            416,160               97.15%             8/6/01         55,000,000
   4                2000                              316,355               98.00%            9/26/01         32,250,000
   5              Various                             146,011                                                 21,500,000
  5.1               1987                              100,619               94.20%             9/1/01         13,200,000
  5.2               2001                               45,392              100.00%             9/1/01          8,300,000
   6                1999                              151,121               92.00%            1/31/01         21,400,000
   7                2000                                  272               92.30%            8/20/01         19,300,000
   8                1990              1998            357,142               88.97%            6/29/01         22,500,000
   9                1991                                  274               94.10%            9/24/01         17,200,000
   10               1984              2000                290               90.68%            6/19/01         16,750,000
   11               1998                              106,493              100.00%            6/30/01         17,275,000
   12               1959                                  547              100.00%            4/30/01         66,600,000
   13               1965              1996            317,014               91.90%            8/31/01         16,400,000
   14               2000                                  200               96.00%            7/14/01         15,450,000
   15               1995                               52,800              100.00%            5/15/01         16,000,000
   16               1980                              112,877               88.27%             2/1/01         15,825,000
   17               1943              1999            637,348               92.63%             7/1/01         15,400,000
   18               1987                                  224               97.32%            7/26/01         16,600,000
   19               2001                              123,098              100.00%            7/26/01         16,200,000
   20               1998                                  204               94.00%            7/25/01         14,375,000
   21             Various                                 701                                                 14,023,000
  21.1              1970                                  265               96.98%             5/9/01          6,450,000
  21.2              1970                                  160               98.75%             5/8/01          3,045,000
  21.3              1970                                   94               93.90%             5/8/01          1,490,000
  21.4              1970                                   63               96.82%             5/8/01          1,090,000
  21.5              1970                                   61               96.70%             5/8/01          1,030,000
  21.6              1970                                   58               98.11%             5/9/01            918,000
   22               1991                              139,874               97.97%             8/1/01         14,325,000
   23               1972              1999                156               97.11%             6/4/01         13,400,000
   24               2000                              129,087              100.00%            6/29/01         14,550,000
   25               2000                              130,215              100.00%            6/29/01         13,650,000
   26               1977              1996            204,424               97.95%            3/12/01         12,200,000
   27               1980                                  353               92.92%            9/21/01         11,900,000
   28               1984              1995            130,455               96.91%            7/12/01         12,600,000
   29               1973                              451,676              100.00%            6/15/01         12,925,000
   30               1998                                  208              100.00%            6/30/01         11,600,000
   31               2001                                  144               98.61%            7/31/01         11,500,000
   32               1996                               44,475              100.00%            5/25/01         11,600,000
   33               1970              1999             92,134               98.36%            8/22/01         11,500,000
   34               1983                              243,500              100.00%            9/21/01         11,700,000
   35               1982                              100,161              100.00%             9/5/01         19,000,000
   36               1987              1999            114,279              100.00%            6/27/01         13,000,000
   37               1971              2000                308               95.45%            2/20/01         10,344,000
   38               1915              1988             72,000               93.68%             7/1/01         14,100,000
   39               1990              1999             51,063               99.79%             7/2/01         11,025,000
   40               1968              2001                184               68.80%             5/1/01         15,300,000
   41               1978              2000                462               96.54%            6/29/01         13,900,000
   42               1989                              212,769               99.70%             8/1/01         11,300,000
   43               1981              1999             68,390               93.60%             7/3/01         10,750,000
   44               2000                               86,360               96.50%             9/4/01          9,100,000
   45               1973              1998                452               89.60%            7/31/01         11,780,000
   46               1975              1985             71,017               91.01%            7/31/01         11,200,000
   47               1999                               57,474               93.04%           10/12/01          8,975,000
   48               2001                               75,580              100.00%             7/9/01          9,950,000
   49               1983              1999                268               94.40%            8/23/01          8,750,000
   50               1983                               92,099               97.11%            7/25/01         10,400,000
   51               1977              2000                413               92.25%            8/31/01          8,850,000
   52               2001                               29,397              100.00%            5/22/01          9,100,000
   53               1924              1995                111               79.20%            6/30/01         13,225,000
   54               2001                               40,813              100.00%            6/27/01          8,400,000
   55               1993                              106,100              100.00%            6/26/01         14,100,000
   56               1997                                  152               92.76%             8/9/01          7,682,000
   57               2001                               45,881              100.00%            5/22/01          8,300,000
   58               1970              2000             26,828              100.00%            6/30/01          7,600,000
   59               1982                                  224               96.00%            6/30/01          6,900,000
   60               1920           ongoing                100               97.00%            9/28/01          7,280,000
   61               2001                               37,371              100.00%            5/22/01          7,300,000
   62             Various                                 247                                                  6,820,000
  62.1              1978              2000                154              100.00%            7/31/01          3,570,000
  62.2              1972                                   93              100.00%            7/31/01          3,250,000
   63               2001                               55,078              100.00%             8/1/01          7,000,000
   64               1993                                  160               93.75%            9/28/01          6,800,000
   65               1969              2001                310               98.39%            6/21/01          8,675,000
   66               1972              1996             64,904               94.03%             8/8/01          6,400,000
   67               1976                                  192               96.35%             9/7/01          6,200,000
   68               1961              2000             32,293              100.00%             4/2/01          6,000,000
   69               1997                              106,219               92.24%            9/13/01          5,900,000
   70               1960              1984             96,971               95.66%             8/1/00          5,800,000
   71               1940              2000             59,347              100.00%            5/31/01          6,100,000
   72               1874              1988                 56               98.21%            8/31/01          5,900,000
   73               1952              2000             14,346              100.00%            8/15/01          5,500,000
   74               1971                                  112               99.11%             7/1/01          6,025,000
   75               1987              2001                151               94.70%             6/1/01          5,250,000
   76               2000                               20,829              100.00%            9/17/01          5,520,000
   77               1983              1996                143               95.10%             9/6/01          4,925,000
   78               1989                              107,220              100.00%            7/16/01          5,200,000
   79               1954                                  100              100.00%            6/12/01          5,700,000
   80               1975              1999                173               90.17%            8/31/01          5,100,000
   81               2001                                   84               96.00%             8/1/01          5,480,000
   82               1961              2000            123,226               97.97%            9/27/01          4,800,000
   83               1962              2000                162               92.59%             8/6/01          4,725,000
   84               2000                               13,905              100.00%                             5,000,000
   85               1990                               97,000              100.00%            8/30/01          5,300,000
   86               1964                                  105               91.40%            8/23/01          5,075,000
   87               1967              2000                130               99.23%             9/8/01          4,625,000
   88               2000                                  120              100.00%            9/21/01          4,350,000
   89               1986                                  160               96.25%            8/31/01          4,230,000
   90               1990                               39,671              100.00%            6/26/00          4,290,000
   91               1963              1999                 92              100.00%            7/23/01          4,200,000
   92               2000                               34,887              100.00%           10/23/01          4,900,000
   93               1973                                  120               94.17%            8/28/01          4,300,000
   94               2000                               15,120              100.00%                             4,500,000
   95               2001                               14,334              100.00%                             4,500,000
   96               1987                                   75               97.30%             8/8/01          3,900,000
   97               2000                               15,120              100.00%            7/31/01          4,375,000
   98               1972                                  152               97.37%            6/20/01          4,100,000
   99               2001                               14,250              100.00%                             4,540,000
  100               1990                               82,957              100.00%            10/3/01          3,800,000
  101               2001                               15,120              100.00%                             4,020,000
  102               2000                               10,125              100.00%                             4,000,000
  103               2001                               15,120              100.00%                             4,035,000
  104               1977              2000                105               96.19%             7/9/01          3,900,000
  105               1994                               41,272              100.00%                             3,950,000
  106               1984                               38,404              100.00%           10/15/01          4,600,000
  107               1971              2000                128               96.88%            7/19/01          3,670,000
  108               1978              2000             38,763               96.30%            7/24/01          3,650,000
  109               2001                               31,385              100.00%            10/3/01          3,625,000
  110               1970              2001                132               96.21%             7/9/01          4,650,000
  111               1962              2000                 96               94.79%             8/1/01          3,700,000
  112               1965                                  139               93.53%            7/31/01          3,800,000
  113               1964              1998                 57               96.49%            6/25/01          3,800,000
  114               2000                               55,678              100.00%             9/1/01          3,500,000
  115               1996                                   75              100.00%             7/1/01          4,440,000
  116               1997                               50,940               94.16%            6/14/01          4,150,000
  117               1966                                  166               94.00%            1/19/01          3,700,000
  118               1966              1999                 56               94.64%            7/18/01          3,400,000
  119               1991              1995             30,645              100.00%             6/4/01          3,275,000
  120               1998                               44,000              100.00%            7/31/01          4,381,000
  121               1974              2001                 97               90.70%            8/20/01          3,165,000
  122               1999                                  104               98.10%            8/25/01          4,250,000
  123               1973              2000                 96               98.95%            9/13/01          3,000,000
  124               1975                                   56               98.20%            7/31/01          3,000,000
  125               1972              2000                100              100.00%            6/20/01          2,992,000
  126               2000                                   84               96.43%             7/9/01          2,770,000
  127               1973                                  129               96.00%             6/6/01          3,100,000
  128               1971                                   80               96.25%             9/6/01          2,930,000
  129               1997                               78,350               92.60%            6/27/01          3,350,000
  130               1974              1999                 66              100.00%             7/1/01          3,000,000
  131               2001                                   22              100.00%             9/1/01          2,850,000
  132               1972                                  101               99.01%            7/31/01          4,150,000
  133               1972              2000                 96               95.83%            7/18/01          2,950,000
  134               1973              2000                100               92.00%            7/19/01          2,984,000
  135               1985                                   62               96.77%             8/8/01          2,625,000
  136               1973                                  200               93.50%            2/25/01          3,450,000
  137               1969                                  146               90.41%             5/1/01          2,650,000
  138               1973              1998                124               95.97%             7/1/01          2,400,000
  139               1970              2001                 88               96.60%            7/31/01          2,375,000
  140               1986                                   52               98.08%            7/24/01          2,325,000
  141               1967              2000            114,800              100.00%             5/7/01          2,530,000
  142               1967                              118,850              100.00%            7/31/01          2,500,000
  143               1985              2001             40,000              100.00%           10/26/01          1,925,000
  144               1986                                   52              100.00%            6/23/01          2,400,000
  145               1970              2000                100               95.00%            7/19/01          2,080,000
  146               1969              2000                 64               98.44%            9/14/01          2,150,000
  147               1997                                   48              100.00%            8/15/01          1,850,000
  148               1969                                  105               90.50%             7/9/01          3,350,000
  149               2000                                   36               94.44%            8/28/01          1,750,000
  150               1989              1999                 51               96.08%             8/1/01          1,800,000
  151               1970                                   57               96.49%            7/31/01          1,850,000
  152               1966                                  101               92.08%            7/31/01          1,790,000
  153               1986                                   40              100.00%            9/19/01          1,500,000
  154               1986                                   61               96.72%             7/9/01          2,250,000
  155               1962              1998                 33              100.00%             9/1/01          1,420,000
  156               1954                                   36              100.00%            7/17/01          1,600,000
  157               1992                               23,060              100.00%            8/17/01          2,000,000
  158               1984                               19,200              100.00%             9/5/01          1,375,000
  159               1986                               15,105              100.00%            8/20/01          1,700,000
  160               1981                                   33               97.00%            7/23/01          1,300,000
  161               1965                                   50               98.00%            6/30/01          1,750,000
  162               1967              2001                 40               85.00%            5/29/01          1,225,000
  163               1950              1992             20,911              100.00%            5/30/01          1,290,000
  164               2000                                   24              100.00%            6/25/01          1,270,000
  165               1996              2000                270               95.93%             8/1/01          1,240,000
  166               1980                                  116               95.69%            8/31/01          2,000,000
  167               1980                                   84               98.81%            9/12/01          1,890,000
  168               1997                               12,000              100.00%             9/1/01          1,400,000
  169               1985                               26,600              100.00%            6/30/01          1,700,000
  170               1968                                   38               97.37%             7/9/01          1,250,000

  LOAN             APPRAISAL           CURRENT           MAT/ARD          ACTUAL 1999            ACTUAL              ACTUAL
  NO.                DATE             LTV (%)            LTV (%)           NOI ($)           NOI 2000 ($)          TTM NOI ($)
  ---                ----             -------            -------           -------           ------------          -----------
   1                 9/14/01            44.68%            38.69%          20,235,097           22,920,085          23,912,905
   2                  5/1/01            59.31%            49.15%           7,489,403            7,131,220           7,489,208
   3                  4/6/01            65.12%            51.48%           2,453,497            3,193,402           3,780,545
   4                 3/17/01            79.90%            70.30%
   5                  6/1/01            75.16%            66.89%           1,391,225            1,136,254           1,161,567
  5.1                 6/1/01            75.16%            66.89%           1,391,225            1,136,254           1,161,567
  5.2                 6/1/01            75.16%            66.89%
   6                  1/4/01            74.36%            66.54%
   7                 6/14/01            79.58%            70.18%                                  565,969
   8                 5/16/01            66.46%            62.01%           2,289,176            2,289,271           2,138,103
   9                 8/27/01            78.38%            68.60%           1,349,846            1,302,039
   10                2/21/01            78.75%            69.60%             -18,058            1,155,802           1,598,180
   11               10/29/00            75.25%            67.20%           1,568,218            1,662,281           1,703,560
   12                4/17/01            19.47%            15.23%           1,262,973            1,124,812           1,017,026
   13                11/6/00            75.68%            67.93%             752,170            1,193,603           1,616,239
   14                5/17/01            79.88%            69.89%                                  645,150           1,377,520
   15                 3/9/01            75.09%            66.90%           1,409,716            1,426,874
   16                5/18/01            72.36%            64.44%           1,412,624            1,200,807
   17                 5/2/01            72.57%            64.07%           1,439,620            1,725,823           1,841,561
   18                4/13/01            67.31%            58.80%           1,170,552            1,289,851           1,346,127
   19                10/1/01            67.76%            59.88%
   20                3/15/01            75.52%            66.22%             952,689            1,119,582
   21                                   76.78%            68.36%           1,039,835            1,106,317           1,105,722
  21.1                5/9/01            76.78%            68.36%             446,877              470,690             477,161
  21.2                5/8/01            76.78%            68.36%             248,170              269,558             356,250
  21.3                5/8/01            76.78%            68.36%             124,688              121,840             130,528
  21.4                5/8/01            76.78%            68.36%              71,558               81,525              68,150
  21.5                5/8/01            76.78%            68.36%              74,180               85,854              85,015
  21.6                5/9/01            76.78%            68.36%              74,362               76,850              73,306
   22                6/14/01            74.85%            66.45%           1,319,347            1,383,574
   23                7/12/01            79.88%            69.89%                                  986,520
   24                6/14/01            68.16%            59.66%                                                      996,120
   25                6/14/01            72.65%            63.59%                                                    1,123,752
   26               12/18/00            79.09%            70.34%           1,091,531                                1,100,852
   27                5/29/01            79.98%            72.50%                                  867,225
   28                 7/7/01            75.19%            71.73%             874,902            1,048,784           1,105,730
   29                5/22/01            73.27%            65.11%           1,273,747            1,315,679           1,330,407
   30                4/16/01            79.50%            70.71%                                                      807,620
   31                4/19/01            79.78%            70.33%                                                    1,142,057
   32                8/15/01            75.69%            66.39%             717,819              995,794
   33                11/1/99            75.09%            67.52%             863,886              985,998           1,136,443
   34                1/23/01            73.70%            60.10%           1,143,802              875,188
   35                11/1/00            44.98%            39.69%           1,521,521            1,672,235           2,174,950
   36                1/24/01            64.47%            57.76%
   37                6/22/01            79.44%            70.02%                                  883,919             924,238
   38                 4/2/01            58.03%            51.21%                                                      837,209
   39                4/23/01            73.16%            64.39%                                  688,836             918,869
   40                 8/1/01            52.23%            43.19%           1,140,086            1,561,411           1,585,575
   41                6/13/01            56.01%             0.44%           1,161,224            1,287,935           1,238,811
   42                3/27/01            68.73%            65.57%             984,293            1,001,396           1,086,368
   43                5/22/01            71.91%            63.86%           1,125,066              817,567
   44                1/10/01            79.30%            69.38%                                  389,566
   45                3/14/01            61.25%            46.42%             800,700            1,141,439           1,245,398
   46                1/26/01            64.41%            61.46%             798,677              997,517           1,092,544
   47                 3/2/01            80.00%            70.00%
   48                5/17/01            70.06%            57.37%
   49                3/15/01            78.17%            68.62%             792,333              719,034
   50                8/27/01            64.32%            56.40%             896,632            1,125,585           1,118,703
   51                5/31/01            74.37%            65.61%             769,575              757,972             823,298
   52                5/25/01            69.07%            61.68%
   53                3/14/01            46.75%            38.83%           1,460,591            1,394,196           1,277,362
   54                5/25/01            73.57%            65.42%
   55                5/24/01            43.14%            37.89%           1,414,485            1,372,349           1,369,913
   56                5/18/01            78.51%            69.75%             486,169              679,469             730,924
   57                5/25/01            69.53%            61.99%
   58                9/29/00            74.48%            66.35%
   59                 8/1/01            79.60%            70.16%             714,524              647,780
   60                9/10/01            74.80%            70.88%             539,675              561,293
   61                5/25/01            73.73%            65.37%
   62                 3/8/01            77.99%            74.40%                                  517,537             555,439
  62.1                3/8/01            77.99%            74.40%                                  269,639             245,198
  62.2                3/8/01            77.99%            74.40%                                  247,898             310,241
   63                6/29/01            74.84%            66.17%                                                      432,459
   64                7/12/01            74.20%            64.68%             558,777              467,217             465,042
   65                6/12/01            57.47%            50.44%             651,833              707,006             731,098
   66                4/27/01            75.63%            66.49%             493,082              349,769             496,858
   67                6/21/01            77.18%            68.58%             527,730              590,546             617,979
   68               12/20/00            78.79%            69.62%
   69                1/11/01            78.58%            70.02%             406,431              533,847             596,314
   70                7/21/01            79.64%            70.38%             453,635              563,158             556,990
   71                 8/2/01            73.67%            64.86%                                  466,301
   72                 4/2/01            74.76%            66.26%             382,888              464,675             473,104
   73               11/22/01            77.34%            63.52%                                                      474,208
   74                4/12/01            69.55%            60.75%             475,711              540,927             555,730
   75                5/16/01            79.79%            70.52%             397,365              436,180             445,323
   76                1/23/01            72.41%            63.77%
   77                8/15/01            79.63%            69.69%             424,829              472,635             478,580
   78                5/11/01            74.94%            65.92%             480,379              474,840             522,528
   79                5/17/01            68.22%            59.65%             590,756              583,704             599,649
   80                 5/7/01            73.87%            65.28%             552,691              506,652             501,277
   81                6/29/01            68.43%            59.27%
   82                3/16/01            78.06%            68.67%              79,223              237,083             453,692
   83                5/14/01            79.10%            75.47%             134,845              417,544             461,900
   84                 7/3/01            74.24%            65.46%
   85                2/16/01            69.45%            56.77%                                  254,018             533,132
   86                1/16/01            71.54%            68.50%             408,987              420,222             581,901
   87                5/24/01            75.43%            66.67%                                                      560,634
   88                7/17/01            79.89%            70.43%                                   63,764             272,100
   89                 5/4/01            79.74%            70.42%             537,847              473,215             503,871
   90                 6/1/00            78.60%            71.70%             510,672              529,815
   91                 8/3/01            78.39%            68.63%             350,245              408,378
   92                7/26/01            65.26%            57.57%
   93                 8/6/01            74.25%            68.40%             363,292              393,711             417,495
   94                 8/1/01            70.90%            62.43%
   95                 9/2/01            69.28%            60.60%
   96                5/15/01            79.73%            64.47%             319,158              387,065
   97                 8/8/01            70.99%            62.50%                                                      256,204
   98                4/10/01            75.56%            61.30%                                  450,702             458,888
   99                 9/2/01            68.12%            59.58%
  100                6/20/01            79.94%            70.31%             378,909              413,449             403,536
  101                8/21/01            75.37%            66.19%
  102                 7/2/01            75.57%            66.98%                                                      320,326
  103                8/22/01            74.62%            65.53%
  104                 6/5/01            76.71%            73.14%             309,424              343,898             360,703
  105                5/22/01            74.98%            67.23%
  106                8/20/01            63.91%            51.73%             316,525              412,660
  107                6/14/01            79.48%            70.05%                                  139,016             235,123
  108                 2/7/01            79.80%            70.95%                                  418,283             431,819
  109                4/27/01            79.94%            70.31%
  110                6/27/01            61.15%            53.59%             313,919              304,989             309,166
  111                8/27/01            76.27%            63.09%             272,236              320,097             313,597
  112                8/16/01            73.52%            64.35%             366,411              351,305             361,975
  113                6/26/01            73.43%            59.24%             267,004              322,250             342,158
  114                7/19/01            79.22%            69.69%                                                      174,864
  115                6/28/01            61.94%            53.64%             337,545              354,828             369,633
  116                 6/8/01            66.05%            54.06%             229,463              326,972
  117                1/19/01            72.82%            64.27%             202,233              265,067
  118                 2/8/01            77.73%            68.59%             242,715              298,705             290,985
  119                4/11/01            79.19%            70.55%             370,984              370,118             370,118
  120                6/22/01            58.65%            51.73%             361,716              426,755
  121                7/10/01            78.82%            69.48%             293,908              304,088
  122                11/9/00            57.04%            45.66%
  123                8/28/01            79.88%            69.89%             227,539              213,336             206,822
  124                4/26/01            79.83%            64.67%             338,398              341,017
  125                6/14/01            79.66%            70.21%                                  276,071             261,234
  126                 8/9/01            84.87%            66.11%
  127                6/17/01            75.54%            66.51%                                  219,515             217,338
  128                 3/9/01            79.68%            70.58%             281,085              279,817             280,495
  129                 6/1/01            68.68%            56.40%             118,247              321,163
  130                 6/5/01            76.52%            68.24%             249,603              320,103             344,498
  131                 8/3/01            78.29%            68.96%
  132                 7/2/01            53.01%            42.39%             355,706              363,878             374,883
  133                6/11/01            72.68%            64.06%                                  232,439             229,519
  134                6/13/01            70.18%            61.86%                                  213,013             189,384
  135                7/24/01            79.72%            64.39%             292,113              295,728             294,995
  136                3/30/01            57.84%            50.63%             283,084              282,213
  137                3/20/01            74.26%            69.23%             -80,383              127,479             227,552
  138                6/29/01            79.83%            70.20%             220,249              222,789             222,304
  139                7/16/01            78.67%            63.33%                                                      212,056
  140                8/14/01            79.45%            69.51%                                  226,231
  141                3/12/01            65.01%            58.77%                                  173,703             175,693
  142                 8/2/01            65.38%            53.17%             363,864              357,595             351,543
  143                 6/1/01            80.52%            70.79%
  144                6/29/01            62.33%            54.88%             159,339              158,364
  145                6/14/01            71.92%            63.39%                                  162,841             160,720
  146                 3/6/01            69.43%            57.32%             162,193              247,090             217,003
  147                 8/1/01            79.88%            69.89%              75,494               90,658             172,517
  148                6/27/01            41.70%            36.50%             166,681              187,726             223,800
  149                5/10/01            79.80%            70.95%                                                      166,554
  150                4/12/01            75.57%             2.42%             221,596              214,790             225,169
  151                3/22/01            71.35%            58.78%             187,164              170,078             143,851
  152                7/24/01            72.37%            49.97%             263,837              229,724             200,893
  153                6/22/01            79.80%            70.96%             112,047              142,152             147,397
  154                5/23/01            50.99%            44.64%             195,153              189,445             205,307
  155                4/25/01            78.41%            64.85%             112,657              139,961             161,908
  156                4/11/01            68.48%            56.57%             178,995              185,382
  157                2/24/01            52.09%            37.30%             188,954              174,068             218,484
  158                5/10/01            74.61%            61.57%             143,583              145,562             149,745
  159                6/14/01            58.88%            48.34%             144,615              139,536             144,453
  160                4/27/01            76.73%            68.07%              85,509              112,764
  161                 3/2/01            56.10%            27.19%             167,105              189,114             247,766
  162                 3/7/01            79.39%            64.74%             100,288              110,256             127,848
  163                 6/5/01            71.15%            63.54%             120,951              114,295             169,161
  164                 6/7/01            72.15%            59.51%                                                      162,625
  165                5/15/01            69.77%            58.92%              86,670              104,283             123,528
  166                 6/2/01            41.76%             1.32%             184,019              196,007             189,788
  167                 4/5/01            41.72%             1.32%             184,249              210,787             191,821
  168                 3/7/01            55.03%             1.85%             165,404              156,683             162,433
  169                 3/2/01            40.99%            36.35%             125,378              194,171             199,738
  170                5/17/01            51.88%            45.41%              85,765               81,582              85,310

                     MOST
  LOAN              CURRENT           DATE OF MOST                    UW CASH        UW ACTUAL
  NO.               NOI ($)           CURRENT NOI                    FLOW ($)(9)      DSCR (X)                    ENG DATE
  ---               -------           -----------                    -----------      --------                    --------
   1              23,912,905           6/30/01                    22,806,340.00         2.39                      10/5/01
   2               7,489,208           6/30/01                     5,134,425.00         1.55                      4/25/01
   3               3,780,545           6/30/01                     4,362,865.25         1.37                      8/21/01
   4                                                               2,674,597.00         1.27                      5/25/01
   5               1,161,567           4/30/01                     1,730,888.83         1.26
  5.1              1,161,567           4/30/01                     1,043,974.04         1.26                       7/3/01
  5.2                                                                686,914.79         1.26                       7/3/01
   6                                                               1,665,690.00         1.22                       1/9/01
   7                 571,794           5/31/01                     1,683,023.00         1.33                      6/21/01
   8               2,138,103           TTM 4/01                    1,591,572.00         1.25                      6/26/01
   9               1,255,037           7/31/01                     1,356,510.00         1.26                      9/17/01
   10              1,598,180           6/30/01                     1,334,116.44         1.21                       3/9/01
   11              1,703,560           6/30/01                     1,478,523.69         1.28                      11/3/00
   12              1,017,026           3/31/01                     5,630,786.58         5.22                      4/20/01
   13              1,616,239           7/30/01                     1,323,885.39         1.22                     11/10/00
   14              1,377,520           TTM 8/01                    1,308,450.00         1.33                      6/22/01
   15                120,959           1/31/01                     1,294,848.00         1.26                      3/14/01
   16              1,200,807           12/31/00                    1,223,445.64         1.25                      5/15/01
   17              1,841,561           5/31/01                     1,247,480.00         1.35                       5/8/01
   18              1,346,127           6/30/01                     1,291,857.49         1.46                      4/23/01
   19                                                              1,260,036.09         1.38                       7/7/01
   20              1,123,446           6/30/01                     1,135,098.00         1.30                      2/27/01
   21              1,105,722            3/2001                     1,111,223.00         1.21
  21.1               477,161            3/2001                       488,209.00         1.21                      6/27/01
  21.2               356,250            3/2001                       358,037.00         1.21                      6/27/01
  21.3               130,528            3/2001                       128,364.00         1.21                      6/27/01
  21.4                68,150            3/2001                        -9,052.00         1.21                      6/26/01
  21.5                85,015            3/2001                        84,252.00         1.21                      6/27/01
  21.6                73,306            3/2001                        81,311.00         1.21                      6/27/01
   22                629,626           5/31/01                     1,276,632.00         1.41                      6/19/01
   23                454,723           5/31/01                     1,093,940.00         1.28                      7/11/01
   24                996,120           TTM 5/01                    1,125,123.00         1.42                      7/17/01
   25              1,123,752           TTM 5/01                    1,055,511.00         1.33                      7/17/01
   26              1,100,852          TTM 11/00                    1,039,000.00         1.28                     12/19/00
   27                484,536           6/30/01                     1,058,047.00         1.39                      7/26/01
   28              1,105,730           5/31/01                     1,053,830.80         1.35                      5/29/01
   29              1,330,407           3/31/01                     1,058,141.85         1.32                       6/4/01
   30                807,620           5/31/01                       948,852.12         1.21                      1/25/01
   31              1,142,057           7/31/01                       917,932.05         1.22                      6/14/01
   32                500,046           6/30/01                       924,541.00         1.30                      7/17/01
   33              1,136,443           6/30/01                       904,089.27         1.20                     10/15/99
   34                931,298           10/31/01                      974,588.00         1.29                      1/26/01
   35              2,174,950           6/30/01                     1,324,179.92         1.91                      1/29/01
   36                                                              1,175,614.00         1.60                      6/28/01
   37                924,238         TTM 3/31/01                     841,596.00         1.25                      6/12/01
   38                837,209           6/30/01                       909,520.75         1.35                      4/24/01
   39                918,869           8/31/01                       863,183.40         1.32                      4/25/01
   40              1,585,575         TTM 5/31/01                   1,434,785.00         1.94                      7/31/01
   41              1,238,811           6/30/01                       908,945.00         1.23                      8/14/01
   42              1,086,368           7/31/01                       873,953.76         1.38                      4/19/01
   43                375,545           4/30/01                       925,081.00         1.42                      5/18/01
   44                389,566           9/30/00                       725,649.00         1.26                       1/3/01
   45              1,245,398           7/31/01                       878,691.74         1.31                     11/27/00
   46              1,092,544           6/30/01                       911,408.52         1.56                      3/21/00
   47                                                                770,100.00         1.34                     10/17/01
   48                                                                861,058.00         1.38                      5/22/01
   49                711,564           3/25/01                       697,051.00         1.27                      3/30/01
   50              1,118,703           ttm 7/1                       914,592.00         1.69                       9/4/01
   51                823,298           7/29/01                       668,230.01         1.23                       6/8/01
   52                                                                718,367.00         1.32                      5/30/01
   53              1,277,362           6/30/01                       802,403.00         1.40                      3/22/01
   54                                                                657,881.00         1.25                      5/30/01
   55              1,369,913           5/31/01                       952,392.43         1.94                      5/24/01
   56                730,924           6/30/01                       640,809.77         1.26                      5/10/01
   57                                                                623,660.00         1.26                      5/30/01
   58                201,959           8/31/00                       683,148.00         1.43                      10/5/00
   59                631,791           6/30/01                       583,352.00         1.29                      9/26/01
   60                689,774   Annualized, 1/1-6/30/01               567,620.00         1.32                       9/6/01
   61                                                                566,440.00         1.25                      5/30/01
   62                555,439                                         512,067.73         1.20
  62.1               245,198            7/1/01                       241,684.00         1.20                      3/28/01
  62.2               310,241           7/31/01                       270,383.00         1.20                      3/28/01
   63                432,459           6/30/01                       569,811.26         1.31                       7/9/01
   64                465,042           TTM 7/01                      516,276.00         1.29                      7/10/01
   65                731,098           4/30/01                       696,278.00         1.73                      6/18/01
   66                496,858           TTM 5/01                      527,420.00         1.33                       8/7/01
   67                617,979           7/31/01                       540,619.72         1.34                      7/25/01
   68                                                                492,781.00         1.27                     12/21/00
   69                596,314           6/30/01                       496,226.38         1.25                      1/29/01
   70                556,990           6/30/01                       554,143.00         1.44                      7/13/01
   71                331,676           5/31/01                       537,034.00         1.46                      7/30/01
   72                473,104           7/31/01                       447,760.81         1.21                      4/16/01
   73                474,208           6/30/01                       476,696.01         1.25                      1/31/01
   74                555,730           6/30/01                       481,226.67         1.45                      4/23/01
   75                445,323          TTM 4/1/00                     442,894.00         1.27                       5/9/01
   76                205,734           6/30/01                       433,196.00         1.32                      1/24/01
   77                478,580           6/30/01                       395,467.00         1.26                      8/27/01
   78                522,528           TTM 3/01                      441,029.00         1.38                      5/24/01
   79                599,649           5/31/01                       493,219.63         1.60                      5/16/01
   80                501,277           4/30/01                       410,443.37         1.32                      5/19/01
   81                                                                440,226.00         1.52                       7/5/01
   82                453,692           ttm 4/01                      403,117.00         1.31                       8/8/01
   83                461,900           5/31/01                       392,097.04         1.28                      5/16/01
   84                                                                409,989.00         1.34                      7/26/01
   85                533,132           6/30/01                       455,953.50         1.40                       6/8/01
   86                581,901           7/31/01                       362,928.39         1.20                      1/17/01
   87                560,634           6/30/01                       385,740.31         1.34                      3/27/01
   88                272,100         TTM 6/30/01                     370,121.00         1.29                      7/27/01
   89                503,871           5/31/01                       363,222.59         1.31                      5/22/01
   90                237,331           6/30/01                       417,219.00         1.34                       6/6/00
   91                210,510           6/30/01                       341,242.00         1.29                       8/9/01
   92                                                                350,340.00         1.32                      7/19/01
   93                417,495           7/31/01                       358,249.07         1.32                      8/17/01
   94                                                                340,392.00         1.30                       8/8/01
   95                                                                349,900.00         1.40                       9/7/01
   96                227,831           6/30/01                       333,780.00         1.24                      4/19/01
   97                256,204           TTM 7/01                      331,352.00         1.30                       8/1/01
   98                458,888           5/31/01                       348,616.25         1.30                       7/3/01
   99                                                                352,822.00         1.42                       9/7/01
  100                403,536          TTM 6/1/01                     323,091.00         1.30                      7/31/01
  101                                                                321,392.00         1.31                      8/20/01
  102                320,326           TTM 4/01                      319,904.00         1.26                      7/26/01
  103                                                                319,440.00         1.31                      8/16/01
  104                360,703           5/31/01                       309,169.40         1.26                       6/7/01
  105                                                                324,994.00         1.25                      5/30/01
  106                479,126           7/31/01                       347,151.00         1.37                      8/24/01
  107                235,123         TTM 4/30/01                     323,384.00         1.35                      6/12/01
  108                431,819           TTM 2/01                      339,010.00         1.37                      2/16/01
  109                                                                301,723.00         1.27                      5/11/01
  110                309,166         TTM 6/30/01                     336,382.00         1.47                      7/12/01
  111                313,597           7/31/01                       314,891.00         1.33                      8/27/01
  112                361,975             TTM                         322,143.00         1.44                      8/10/01
  113                342,158           6/30/01                       321,298.19         1.34                       7/5/01
  114                174,864         TTM 3/31/01                     299,697.00         1.32                      9/14/01
  115                369,633          TM 6/30/01                     320,310.00         1.51                       7/5/01
  116                230,964           5/31/01                       320,743.00         1.31                      6/15/01
  117                265,067           YE 2000                       302,921.00         1.36                      1/30/01
  118                290,985           5/31/01                       268,611.14         1.23                      7/11/01
  119                370,118          TTM 12/00                      302,445.00         1.36                      4/20/01
  120                132,000           4/30/01                       340,542.00         1.61                      6/30/01
  121                301,198           5/31/01                       298,820.00         1.46                      7/20/01
  122                152,812           4/30/01                       248,876.00         1.17                     10/27/00
  123                206,822           TTM 6/01                      240,783.00         1.26                      7/20/01
  124                                                                285,957.00         1.37                      5/11/01
  125                261,234         TTM 4/30/01                     255,220.00         1.31                      6/12/01
  126                142,574           6/30/01                       237,418.00         1.22                      8/16/01
  127                217,338         TTM 3/31/01                     238,038.00         1.24                      7/12/01
  128                280,495           3/31/01                       238,797.00         1.23                      3/21/01
  129                193,686           5/31/01                       295,261.00         1.42                      6/11/01
  130                344,498           4/30/01                       247,615.19         1.25                      6/14/01
  131                                                                278,131.00         1.52                      7/23/01
  132                374,883           8/30/01                       308,436.00         1.67                     10/11/01
  133                229,519            4/2001                       224,684.00         1.28                      6/12/01
  134                189,384         TTM 4/30/01                     222,399.00         1.29                      6/12/01
  135                294,995           7/31/01                       253,649.64         1.41                       8/7/01
  136                 73,698           3/31/01                       277,604.00         1.74                      4/17/01
  137                227,552           8/31/01                       212,534.00         1.20                       4/3/01
  138                222,304           TTM 6/01                      208,565.00         1.34                      6/26/01
  139                212,056           7/31/01                       201,815.87         1.27                      7/20/01
  140                246,914           6/30/01                       195,895.00         1.33                       8/8/01
  141                175,693           TTM 2/01                      179,683.00         1.21                      2/28/01
  142                351,543           6/30/01                       228,632.01         1.59                       8/7/01
  143                                                                156,587.00         1.23                       8/7/01
  144                168,305           6/30/01                       155,567.00         1.27                      6/18/01
  145                160,720         TTM 4/30/01                     161,185.00         1.31                      6/12/01
  146                217,003           7/31/01                       163,274.00         1.20                      3/22/01
  147                172,517           6/30/01                       155,774.57         1.32                      8/15/01
  148                223,800         TTM 6/30/01                     193,654.00         1.73                      7/12/01
  149                166,554           8/31/01                       154,566.91         1.30                      5/15/01
  150                225,169           6/30/01                       179,027.99         1.15                      4/23/01
  151                143,851           6/30/01                       153,469.24         1.28                      3/26/01
  152                200,893           6/30/01                       150,116.63         1.23                       8/6/01
  153                147,397           6/30/01                       144,235.00         1.42                      6/26/01
  154                205,307         TTM 6/30/01                     184,085.00         2.01                      7/12/01
  155                161,908           8/31/01                       124,776.38         1.22                       5/3/01
  156                 56,715           4/30/01                       140,806.00         1.40                      4/17/01
  157                218,484           6/30/01                       138,955.00         1.31                       2/9/01
  158                149,745           8/31/01                       117,902.10         1.26                      5/29/01
  159                144,453           5/31/01                       122,307.18         1.36                      6/22/01
  160                 81,146           8/31/01                       117,505.00         1.40                      4/25/01
  161                247,766           6/30/01                       150,982.22         1.38                      3/14/01
  162                127,848           6/30/01                       105,537.01         1.24                      3/16/01
  163                169,161           5/31/01                       112,896.00         1.42                      6/14/01
  164                162,625           5/31/01                       112,598.00         1.34                      6/12/01
  165                123,528           7/31/01                       110,554.26         1.30                      5/29/01
  166                189,788           5/31/01                       134,044.29         1.41                       6/1/01
  167                191,821           6/30/01                       135,529.80         1.51                      4/24/01
  168                162,433           8/31/01                       113,978.52         1.27                      3/13/01
  169                199,738           6/30/01                       127,900.85         2.20                      3/14/01
  170                 85,310         TTM 6/30/01                      99,204.00         1.91                      7/12/01

                                                                              Largest Tenant
                                              --------------------------------------------------------------------------------
  LOAN
  NO.             ENV DATE          PML %          NAME                                                SQ.FT.          EXPIRY
  ---             --------          -----          ----                                                ------          ------
   1               10/1/01                    Pay Half                                                 26,051         1/31/04
   2               4/27/01          14.0%
   3                6/6/01                    Huffman Koos                                             76,039        11/30/10
   4               5/23/01                    Wal-Mart Stores, Inc.                                   204,184         8/21/21
   5
  5.1               7/3/01                    Barringer Technologies (office)                          28,128         6/30/08
  5.2               7/3/01                    Independence Technologies                                45,392         5/31/06
   6                1/9/01                    Linens 'N Things Store #661                              31,296         1/31/16
   7               6/30/01
   8               6/26/01                    Kmart                                                    86,479         11/1/14
   9               9/20/01
   10               3/5/01
   11              11/3/00          16.2%     Ross                                                     29,063          2/1/09
   12              4/20/01
   13             11/10/00          12.0%     Gottschalks                                              82,034        12/31/15
   14              6/22/01
   15              3/14/01           9.0%     Ligand Pharmaceutical                                    52,800         8/21/15
   16              7/26/01                    Cisco Systems, Inc.                                      15,502        11/30/03
   17              7/24/01                    Halethorpe Extrusions                                   359,528         6/30/10
   18              4/23/01           6.0%
   19              7/12/01                    Bechtel                                                  61,873         5/31/06
   20              3/10/01
   21
  21.1             6/27/01
  21.2             6/27/01
  21.3             6/27/01
  21.4             6/26/01
  21.5             6/27/01
  21.6             6/27/01
   22              6/29/01          15.0%     National Purchasing Corp.                                15,895        10/31/05
   23              7/18/01
   24              7/17/01                    Sams Club                                               129,087         7/31/20
   25              7/17/01                    Walmart                                                 130,215         5/16/20
   26             12/19/00                    Big K-Mart                                               62,940        10/31/10
   27               8/1/01
   28              5/18/01                    TJ Maxx                                                  24,300         1/31/10
   29               6/6/01          15.0%     LeMans Corporation                                      114,948        11/30/04
   30              4/25/01
   31              6/14/01
   32              7/23/01                    QVC Delaware, Inc.                                        9,751        12/31/04
   33             10/15/99                    Mars Supermarket                                         37,300        10/31/19
   34               2/2/01                    Foreign Motors West                                      35,000         3/31/11
   35              11/4/00                    Litton PRC, Inc.                                        100,160        12/31/05
   36              6/28/01                    LA Fitness                                               50,869         5/31/15
   37              4/30/01
   38              9/10/01                    Nara Bank, N.A.                                          18,000        10/31/15
   39              4/25/01          13.0%     Haskell & White                                          17,555        12/31/04
   40              7/31/01
   41              8/14/01
   42               5/1/01          16.0%     West End Brick & Fire                                    25,920         8/31/02
   43              5/23/01          19.0%     Todd C. Olson REMAX                                      11,675         8/16/05
   44              1/10/01                    Food Lion, Inc.                                          45,000         4/11/20
   45             11/27/00
   46              3/26/01                    Slick Willies                                             6,847        10/31/04
   47               4/9/01                    Tops Markets                                             47,474         2/28/21
   48              5/22/01                    Yanke Candle                                             75,580         5/14/16
   49              3/30/01
   50               9/4/01                    Scitor Corp                                              24,379        10/31/04
   51               6/8/01
   52               6/8/01          11.0%     Pier 1 Imports, Inc.                                      9,460         9/30/10
   53              3/22/01          20.0%
   54               6/8/01          11.0%     Marshalls                                                32,425         8/31/10
   55              5/31/01                    Marshalls                                                36,100         1/31/09
   56              5/10/01
   57               6/8/01          11.0%     Linen's N Things                                         34,200         1/31/16
   58             10/31/00                    Zycos                                                    26,828         5/31/10
   59              8/17/01
   60               9/6/01
   61               6/8/01          11.0%     Staples                                                  23,584         9/30/15
   62
  62.1             10/4/99
  62.2             10/4/99
   63               7/9/01                    Optium,Inc                                               30,042         4/30/08
   64              7/10/01
   65              6/18/01
   66               8/7/01                    Surgicare Memorial Village LP                            12,283          4/1/06
   67              7/27/01
   68             12/22/00                    Michaels Stores, Inc.                                    22,617         8/31/10
   69              1/31/01                    Merrick Printing                                         30,392         3/31/02
   70              7/13/01                    Maricopa County                                          45,999          6/1/05
   71               8/6/01                    The Roof Center, Inc.                                    35,209        10/31/06
   72              4/16/01
   73              8/11/00                    CIBC                                                      7,636         1/31/06
   74              4/19/01          15.0%
   75               5/9/01
   76               2/7/01          14.0%     Union Bank                                                5,650          8/6/10
   77              8/27/01
   78              5/24/01                    Walmart                                                  74,136         10/1/09
   79              5/16/01
   80              5/19/01
   81               7/5/01
   82              8/23/01                    Chicago Records Management                               85,715         1/31/04
   83              5/16/01
   84              7/27/01                    Walgreens                                                13,905         6/30/19
   85               6/8/01                    NJATC                                                    33,229         3/31/09
   86              1/17/01
   87               6/4/01
   88              7/27/01
   89              5/22/01
   90               6/9/00          15.0%     Rite Aid Hdqtrs. Corp.                                   19,300         5/31/15
   91              8/13/01
   92              7/18/01                    Varian Medical Systems, Inc.                             18,703         2/29/08
   93              8/17/01
   94               8/8/01                    Walgreens                                                15,120         1/31/21
   95               9/7/01                    Walgreens                                                14,334         7/31/21
   96              4/19/01
   97               8/1/01                    Walgreens                                                15,120         6/30/60
   98               7/3/01
   99               9/7/01                    Walgreens                                                14,250         8/31/20
  100              7/31/01                    Wal-Mart                                                 72,957        10/23/12
  101              8/20/01                    Walgreens                                                15,120        12/31/20
  102              7/26/01                    CVS                                                      10,125         2/28/20
  103              8/16/01                    Walgreens                                                15,120        12/31/20
  104               6/7/01
  105              5/30/01                    Collins & Aikman Corp                                    41,272          7/1/21
  106              9/24/01                    State Farm                                               17,367         7/31/05
  107              4/27/01
  108              2/16/01                    MISD                                                      5,397         5/31/02
  109              5/21/01                    RE/MAX Properties, Inc.                                   9,906         7/31/21
  110              7/12/01
  111              8/27/01
  112              8/10/01
  113                               19.0%
  114              9/14/01                    Sav-A-Lot                                                15,568         2/28/10
  115               7/5/01
  116              6/25/01          17.0%
  117               2/2/01
  118              7/12/01
  119              4/20/01                    Primary Energy                                           16,775        12/31/06
  120               7/3/01                    Winn-Dixie Montgomery, Inc.                              44,000         3/18/18
  121
  122              11/7/00
  123               8/2/01
  124              7/23/01
  125              4/30/01
  126
  127              7/12/01
  128                               12.0%
  129
  130
  131              7/23/01
  132             10/11/01          10.0%
  133              4/30/01
  134              4/30/01
  135                               12.0%
  136
  137
  138              6/26/01
  139              7/20/01
  140
  141              2/28/01                    Kmart                                                    84,600         1/31/02
  142                                         Corona Energy Corp.                                      37,600         4/30/06
  143               8/7/01                    Big Lots                                                 40,000         1/31/12
  144                               17.0%
  145              4/30/01
  146
  147
  148              7/12/01
  149
  150
  151
  152
  153
  154              7/12/01
  155
  156              4/27/01          19.0%
  157                                         Austin's Restaurant                                       6,000        12/31/06
  158                                         Springlogix                                               2,300        10/31/01
  159                               13.0%     Liska Chiropractic                                        2,450        12/31/03
  160
  161
  162
  163                                         Berger Lehman Associates                                  6,586         6/30/03
  164
  165
  166
  167
  168                                         Video USA Entertainment                                   6,000         1/31/05
  169                                         B&H Roofing                                               8,400         6/30/02
  170

                                            SECOND LARGEST TENANT
             ------------------------------------------------------------------------------------------
  LOAN
   NO.       NAME                                                                SQ.FT.         EXPIRY
  ---        ----                                                                ------         ------
   1         The Limited                                                         20,063        1/31/04
   2
   3         Pearl Arts & Crafts                                                 62,351        1/31/08
   4         Staples, Inc.                                                       23,942       11/30/15
   5
  5.1        Light Path Technologies                                             11,415        4/30/05
  5.2
   6         TJ Maxx                                                             30,003        8/31/10
   7
   8         Elder Beerman                                                       73,446         1/1/19
   9
   10
   11        PetsMart                                                            25,941         3/1/19
   12
   13        Vons                                                                38,200        8/31/04
   14
   15
   16        Wireless Facilities                                                 15,050        2/28/06
   17        Imports Sterilization                                               80,420       12/31/05
   18
   19        Bechtel                                                             61,225        5/31/11
   20
   21
  21.1
  21.2
  21.3
  21.4
  21.5
  21.6
   22        Network Catalyst                                                    10,087        8/31/04
   23
   24
   25
   26        Winn-Dixie                                                          44,000       12/18/16
   27
   28        Shoe Carnival                                                       20,230        8/31/02
   29        The Wiremold Company                                                77,652       10/31/02
   30
   31
   32        Mill Outlet                                                          9,720       12/31/06
   33        Rite Aid                                                            10,880        2/25/19
   34        Mass Bay Community College                                          25,000        1/31/06
   35
   36        Raymour & Flanigan                                                  44,450        6/10/16
   37
   38        IMS Business System Corp.                                            6,000       11/30/05
   39        Upstanding Systems                                                   8,253        8/31/05
   40
   41
   42        Electri-Tech Services                                               17,280        3/31/02
   43        Facey Medical Foundation                                             6,336         6/7/05
   44        Bicycle Shoppe                                                       6,000        4/30/05
   45
   46        Barbeques Galore                                                     5,159        8/31/06
   47        Dollar Tree                                                          6,000        7/31/06
   48
   49
   50        Boeing                                                              20,327        5/31/05
   51
   52        Blockbuster, Inc.                                                    4,500        12/1/10
   53
   54        US Flooring                                                          2,488        1/31/06
   55        Bed Bath and Beyond                                                 30,000        1/31/09
   56
   57        Aaron Brothers, Inc.                                                 6,521        8/31/10
   58
   59
   60
   61        Woody's Unfinished Furniture                                         6,894       11/30/05
   62
  62.1
  62.2
   63        TRW                                                                 25,036        1/31/06
   64
   65
   66        Aesthetic Center for Plastic Surgery                                11,500        10/1/03
   67
   68        New England Audio Co., Inc. dba Bryn Mawr Stereo                     9,676        1/31/13
   69        Louisiana Dock Company                                              10,200        2/28/02
   70        Cavco Industries                                                    22,281         7/1/06
   71        Department of Natural Resources                                     10,412        6/30/11
   72
   73        HSS Properties                                                       6,710        2/28/11
   74
   75
   76        Dentist                                                              1,787        7/18/11
   77
   78        On Cue Music                                                         6,300        12/1/05
   79
   80
   81
   82        Hyundai Machine Tools                                               35,011       11/30/02
   83
   84
   85        JCM Associates                                                      22,691        8/30/08
   86
   87
   88
   89
   90        Video Entertainment Corp.                                            6,004        5/31/01
   91
   92        Encore Receivable                                                   16,184        8/23/06
   93
   94
   95        na
   96
   97
   98
   99
  100        Fashion Bug                                                          8,800        1/31/03
  101
  102
  103
  104
  105
  106        Mandelbaum, Salsburg                                                18,118       12/31/05
  107
  108        Dr Garg                                                              5,250        4/14/06
  109        RE/MAX Properties, Inc.                                              7,775        7/31/21
  110
  111
  112
  113
  114        Family Dollar                                                        9,000       12/31/09
  115
  116
  117
  118
  119        Kvaerner Meals                                                      16,775       12/31/01
  120
  121
  122
  123
  124
  125
  126
  127
  128
  129
  130
  131
  132
  133
  134
  135
  136
  137
  138
  139
  140
  141        Tile Mart                                                           30,200        7/31/09
  142        Amtico International                                                32,000       11/30/05
  143
  144
  145
  146
  147
  148
  149
  150
  151
  152
  153
  154
  155
  156
  157        Draelos Medical Clinic                                               5,423        8/31/06
  158        Lion Welding                                                         2,300        5/31/03
  159        Cassidy Medical                                                      2,050        7/31/02
  160
  161
  162
  163        Systems Maintenance Services                                         5,894        3/31/03
  164
  165
  166
  167
  168        LVJ Company                                                          4,500        7/31/05
  169        Back Street Bar                                                      5,400        3/31/03
  170

                                     THIRD LARGEST TENANT
             ----------------------------------------------------------------------------
  LOAN
   NO.       NAME                                                  SQ.FT.        EXPIRY
  ---        ----                                                  ------        ------
   1         Express                                               10,383        1/31/05
   2
   3         Toys R Us                                             49,265        1/31/12
   4         Eckerd Drugs                                          12,738        1/31/20
   5
  5.1        The Prudential                                         9,999        8/31/03
  5.2
   6         Staples, Inc.                                         23,884        5/31/15
   7
   8         JC Penney                                             34,160        10/1/04
   9
   10
   11        OfficeMax                                             23,475        12/1/13
   12
   13        Ross Stores                                           29,725        1/31/11
   14
   15
   16        Excel Partners, LTD                                    7,658        7/31/05
   17        Atlantic Plywood                                      63,500        3/31/07
   18
   19
   20
   21
  21.1
  21.2
  21.3
  21.4
  21.5
  21.6
   22        U.S. Labs, Inc.                                        6,759         3/8/04
   23
   24
   25
   26        Beall's Outlet                                        12,000        4/30/03
   27
   28        Michaels                                              19,818        7/31/06
   29        Carlo Gavazzi Mupac, Inc.                             46,937         7/1/05
   30
   31
   32        Leisure Fitness, Inc.                                  3,540       12/31/02
   33        Fashion Bug                                           10,500        1/31/05
   34        Lentros Engineering                                   20,000       12/31/10
   35
   36        K&G Menswear                                          18,960        9/30/03
   37
   38        A. Davoodzadeh, LLC                                    6,000        7/31/05
   39        Turner & Reynolds                                      7,240       12/31/04
   40
   41
   42        AEI-CASC                                              14,400        4/30/02
   43        AG Edwards & Sons                                      4,800       10/17/07
   44        Hollywood Entertainment                                5,040        12/5/10
   45
   46        Miyako Restaurant                                      5,034        8/31/03
   47
   48
   49
   50        Computer Science Corp                                 13,799       11/30/03
   51
   52        Northwood Pizza, Inc.                                  3,100       12/31/10
   53
   54        JHC Dry Cleaners                                       2,000       12/31/10
   55        DSW - formerly Borders                                20,000        4/30/15
   56
   57        The Children's Room                                    5,160       12/31/10
   58
   59
   60
   61        Alcordo-Mamonoff Interiors                             6,893       10/31/05
   62
  62.1
  62.2
   63
   64
   65
   66        Fitzhugh & Elliot                                      4,802        9/15/03
   67
   68
   69        Anacomp                                               10,000        2/28/06
   70        City of Phoenix                                       11,287         3/1/02
   71        CommerceFirst Bancorp, Inc.                            8,102        3/31/05
   72
   73
   74
   75
   76        E-21 Internet Caf                                     1,708        9/18/02
   77
   78        CATO                                                   6,300         1/1/04
   79
   80
   81
   82
   83
   84
   85        Mid-Atlantic Sportswear                               17,012        2/28/07
   86
   87
   88
   89
   90        Renaissance Realty                                     2,060        12/6/03
   91
   92
   93
   94
   95
   96
   97
   98
   99
  100        Famous Hair                                            1,200       10/14/04
  101
  102
  103
  104
  105
  106        Dr. James Huber                                        1,626        4/30/07
  107
  108        Tubby's                                                3,200       10/31/02
  109        Security Title                                         4,905        7/31/06
  110
  111
  112
  113
  114        Cato's/It's Fashion                                    7,290        4/30/05
  115
  116
  117
  118
  119        New State Mortgage                                     8,322        1/31/03
  120
  121
  122
  123
  124
  125
  126
  127
  128
  129
  130
  131
  132
  133
  134
  135
  136
  137
  138
  139
  140
  141        NAP                                         NAP              NAP
  142        Amtico International                                  24,000       11/30/05
  143
  144
  145
  146
  147
  148
  149
  150
  151
  152
  153
  154
  155
  156
  157        Salon 2000                                             1,937        2/28/04
  158        The Garage                                             2,250       12/31/01
  159        Carslbad Game Cove                                     1,850        5/31/03
  160
  161
  162
  163        Mental Health Assoc of CT                              3,480       11/30/06
  164
  165
  166
  167
  168        GNC                                                    1,500       10/31/02
  169        Car Works                                              5,400       12/31/07
  170

                                                                    UPFRONT
                         --------------------------------------------------------------------------------------------
  LOAN                          CAPEX/
   NO.                   IMMEDIATE REPAIR ($)      TI/LC ($)               ENVIRONMENTAL ($)        OTHER UPFRONT ($)
  ---                    --------------------      ---------               -----------------        -----------------
   1                              85,000                                      3,561,000
   2
   3                                                                                                  4,000,000
   4                                                                                                     85,000
   5
  5.1
  5.2
   6                                                                                                    129,770
   7
   8
   9                             182,000
   10
   11
   12                                                                           150,000
   13                                                                                                   500,000
   14
   15
   16                              6,750
   17                              3,750                                         25,000
   18                             75,594
   19                                                                                                   312,500
   20                             72,600
   21                            109,628
  21.1
  21.2
  21.3
  21.4
  21.5
  21.6
   22
   23
   24
   25
   26                             40,000             390,000
   27                             24,898                                                                 50,000
   28                            152,750             100,000
   29                            847,500             200,000
   30                             30,000
   31
   32
   33                              3,020                                                                 13,335
   34                            110,400                                                              1,089,600
   35
   36
   37                              8,800
   38                            104,375
   39
   40                             28,000                                                                150,000
   41                             15,913
   42                                                 75,000
   43
   44
   45                            448,125
   46                            375,000
   47
   48                                                750,000
   49                            200,000
   50
   51                             69,000                                          5,000
   52                                                 81,000
   53                             12,750                                          5,000
   54
   55                                                                                                   300,000
   56
   57
   58                             68,219             275,000                      4,700
   59                            275,000
   60
   61
   62
  62.1
  62.2
   63                                                                                                     1,350
   64                             16,000
   65                            491,832
   66                              6,500
   67                              9,563
   68
   69                                                 10,000
   70
   71
   72
   73                             16,500             203,940                                             42,900
   74                             68,506                                          2,000
   75                             16,938
   76
   77                             11,463
   78                             47,500             200,000
   79                             11,110
   80                              6,875
   81
   82                                                                             6,250                 350,000
   83                            110,150
   84
   85
   86                              7,934                                         35,400
   87                              6,688
   88
   89                              1,360
   90                                                                                                    50,000
   91
   92                                                 15,024
   93
   94                                                                                                   150,000
   95                              6,257
   96
   97
   98                             22,263
   99                              6,257
  100                             35,000             200,000
  101
  102
  103
  104                                                                               200
  105
  106
  107                             61,523                                                                 21,204
  108                             20,000
  109
  110                             14,850
  111                             11,250
  112                             76,000
  113                              4,625
  114                             14,000
  115
  116
  117                             22,300
  118
  119                              1,875
  120
  121                             45,100                                          1,000
  122
  123                             24,250
  124
  125                              1,980
  126
  127                                                                             5,250
  128
  129
  130
  131
  132                                619                                            495
  133                             59,180
  134                             30,360
  135                              1,500
  136
  137                              7,718
  138                                                                                                    26,029
  139                              1,250                                          3,000
  140
  141
  142                             20,250              40,000
  143                             27,188
  144
  145                              8,580
  146                             15,000
  147
  148                             37,125
  149
  150
  151                              2,500
  152                             31,970
  153
  154                              2,500
  155
  156                             14,006                                          2,500
  157                              1,875
  158
  159                              1,500
  160
  161                             43,175
  162
  163
  164
  165
  166
  167                              5,000
  168
  169                              3,375
  170                              9,500

                                                  MONTHLY
             ---------------------------------------------------------------------------------------
  LOAN                                                                                                  LOAN
  NO.                     CAPITAL EXPENSES ($)       TI/LC ($)         TAX ($)          INSURANCE ($)    NO.
  ---                     --------------------       ---------         -------          -------------    ---
   1                               6,250                               84,053                            1
   2                              51,008                               34,052                 5,633      2
   3                               5,202               4,167           61,514                            3
   4                               3,949                                                                 4
   5                                 756               9,100           22,966                 1,886      5
  5.1                                                                                                    5
  5.2                                                                                                    5
   6                               1,889              16,667                                  2,486      6
   7                               4,533                               13,575                 1,096      7
   8                               4,465              15,711           35,529                 4,677      8
   9                               5,708                               29,989                 3,612      9
   10                              6,042                               21,250                 3,714     10
   11                              1,362                               11,974                 1,638     11
   12                             11,396                               35,131                 4,052     12
   13                              3,964              20,000           29,162                 2,281     13
   14                              4,167                               14,300                 1,756     14
   15                                880               4,167                                            15
   16                              2,650               2,917           21,229                 1,562     16
   17                              7,967              12,381           13,865                 5,048     17
   18                              4,667                                9,856                 1,687     18
   19                              1,026                               12,265                   564     19
   20                              4,250                               18,866                 2,590     20
   21                              3,114                               10,483                           21
  21.1                                                                  3,816                           21
  21.2                                                                  2,523                           21
  21.3                                                                  1,123                           21
  21.4                                                                  1,292                           21
  21.5                                                                    941                           22
  21.6                                                                    787                           22
   22                              2,331               3,000           10,187                   558     22
   23                              3,250                                2,827                 1,458     23
   24                                                                                                   24
   25                                                                                                   25
   26                              2,556                               12,848                 2,430     26
   27                              7,354                                9,548                 5,156     27
   28                              1,631               8,333           15,833                   369     28
   29                              3,764              14,932            8,245                 5,075     29
   30                              3,747                                7,057                           30
   31                                                                                         2,206     31
   32                                512               1,333              829                   399     32
   33                              1,198                                8,657                           33
   34                              3,044               2,083           13,916                 4,022     34
   35                              1,031              26,358           15,850                           35
   36                              1,428               8,333           15,231                 2,038     36
   37                              5,711                                4,137                 3,051     37
   38                              1,200               5,000           18,195                 1,500     38
   39                                850               7,000            9,176                   393     39
   40                             17,618                               15,034                 2,610     40
   41                              9,625                               16,241                 9,356     41
   42                              3,552               4,000           12,711                 1,167     42
   43                              1,140               1,500            4,998                 1,151     43
   44                              1,072               2,500                                            44
   45                              9,747                               12,924                 4,167     45
   46                                                                  18,907                   508     46
   47                                588                                6,051                   575     47
   48                                945                               10,810                   828     48
   49                              5,583                               15,775                 2,802     49
   50                              1,535              11,121            8,196                   814     50
   51                              8,983                                8,710                 3,583     51
   52                                368               2,083            4,695                   533     52
   53                             13,692                                3,888                 1,764     53
   54                                510               3,000            6,518                   698     54
   55                              1,230                               13,937                   827     55
   56                              2,286                                7,155                 1,302     56
   57                                573               1,000            7,326                   742     57
   58                                447               4,167            5,148                 1,182     58
   59                              4,667                               12,691                 2,772     59
   60                              2,083                               14,225                 1,483     60
   61                                467               1,000            5,968                   604     61
   62                              5,146                                9,611                           62
  62.1                                                                                                  62
  62.2                                                                                                  62
   63                                308               4,590            8,807                   653     63
   64                              3,333                                9,760                 1,074     64
   65                              1,292                                4,155                   474     65
   66                                811               6,417           10,738                   956     66
   67                              5,083                                9,677                 1,210     67
   68                                404               1,667            4,363                   433     68
   69                                348               2,500            8,477                   951     69
   70                              1,213               4,307           13,469                 1,319     70
   71                              1,710               1,750            2,927                   321     71
   72                              1,392                                4,580                 1,040     72
   73                                239               3,704            1,924                   458     73
   74                              2,800                                3,310                 1,168     74
   75                                630                                2,721                   206     75
   76                                260               1,250            2,629                   670     76
   77                              3,009                                                                77
   78                              1,698               1,744            2,447                   577     78
   79                              2,083                                2,821                   978     79
   80                              3,604                                3,928                 1,115     80
   81                              1,750                                8,316                   667     81
   82                              1,540               3,165            6,302                   532     82
   83                              3,892                                3,191                 1,873     83
   84                                116                                5,796                           84
   85                              1,673                                3,550                   349     85
   86                              2,188                                2,427                 1,541     86
   87                              2,708                                4,242                 1,597     87
   88                              2,500                                7,214                 2,012     88
   89                              3,259                                4,209                 1,901     89
   90                                496               1,000            9,409                   818     90
   91                              1,917                                3,521                   648     91
   92                                294               1,250            4,449                   695     92
   93                              2,479                                2,357                 2,250     93
   94                                189                                                        109     94
   95                                                                                                   95
   96                              1,563                                7,684                   762     96
   97                                189                                                        101     97
   98                              3,846                                6,818                 1,279     98
   99                                                                                                   99
  100                              1,037               1,383              659                   426     100
  101                                189                                                                101
  102                                                                     982                   121     102
  103                                189                                                                103
  104                              2,629                                6,660                   691     104
  105                                516               3,375                                            105
  106                                640               3,750            9,851                   731     106
  107                              2,480                                1,841                 4,241     107
  108                                646               3,964            5,338                   513     108
  109                                446                                  548                   632     109
  110                              2,751                                4,509                 1,868     110
  111                              2,308                                3,255                   444     111
  112                              2,896                                3,374                 1,249     112
  113                              1,180                                2,785                   702     113
  114                                465               2,388            3,685                   780     114
  115                              1,563                                8,133                   641     115
  116                                639                                3,662                   414     116
  117                                930                                  611                   625     117
  118                              1,207                                5,778                   444     118
  119                                511               2,806            6,221                   555     119
  120                                                                                           525     120
  121                              2,021                                4,535                   881     121
  122                              1,733                                1,422                 3,253     122
  123                              2,000                                7,941                 1,250     123
  124                              1,167                                2,843                   576     124
  125                              1,883                                2,264                   998     125
  126                              1,167                                3,097                 1,030     126
  127                                538                                1,938                   303     127
  128                              1,975                                2,791                   537     128
  129                                979                                2,185                   562     129
  130                              1,300                                5,537                 1,015     130
  131                                458                                1,182                   375     131
  132                              2,104                                                                132
  133                              1,691                                2,439                   951     133
  134                              2,103                                1,271                   992     134
  135                              1,319                                1,947                   772     135
  136                                833                                3,128                           136
  137                              3,500                                3,551                 1,930     137
  138                                517                                  404                   506     138
  139                              2,184                                2,902                 2,250     139
  140                              1,400                                1,623                   451     140
  141                              1,127               3,969                                  1,062     141
  142                              1,388               3,466            3,461                   715     142
  143                                565                 604                                            143
  144                              1,408                                1,387                   585     144
  145                              2,165                                1,100                   973     145
  146                              1,218                                2,300                 1,867     146
  147                                518                                1,276                   435     147
  148                              1,936                                3,692                 1,438     148
  149                                286                                1,698                   330     149
  150                              1,020                                3,017                   388     150
  151                              1,421                                  823                   548     151
  152                              2,525                                1,239                 1,220     152
  153                                933                                2,698                   409     153
  154                              1,271                                3,376                   560     154
  155                                633                                1,603                   827     155
  156                                750                                  604                   540     156
  157                                326               1,000            1,670                   784     157
  158                                 90                 500            1,678                   120     158
  159                                175                                1,206                   390     159
  160                                688                                1,822                   343     160
  161                              1,240                                3,447                 1,500     161
  162                                759                                1,968                   233     162
  163                                214               1,778            2,595                   189     163
  164                                 99                                1,097                   765     164
  165                                165                                  909                   441     165
  166                                348                                  517                   165     166
  167                                                                     227                   149     167
  168                                 63               1,100            1,102                   379     168
  169                                341                                  902                   521     169
  170                                523                                1,858                   480     170

                              FOOTNOTES TO ANNEX A

 1) JPM= JPMorgan Chase Bank
     PNC= PNC Bank, National Association
     LaSalle= LaSalle Bank National Association


 2) For Mortgage Loans secured by multiple Mortgaged Properties, the Mortgage Loan's Original Principal Balance, Cutoff Balance and Balance at Maturity is allocated to the respective Mortgage Properties based on the Mortgage Loan documentation or the Seller's determination of the appropriate allocation.


 3) For each Mortgage Loan, the Current Mortgage Interest Rate less the Admin Fee Rate (which is comprised of the trustee fee, master servicing fee, primary servicing fee and subservicing fee.


 4) Loan numbers 1, 10, 11 and 27 are interest-only for the first 24, 6, 18 and 24 months, respectively, following origination; Annual Debt Service was calculated based upon the monthly payment after the expiration of the interest-only period.


 5) For ARD Loans, the related Anticipated Repayment Date.


 6) For ARD Loans, calcuated as of the related Anticipated Repayment Date.


 7) LO represents remaining lockout payments.


 8) Each letter identifies one group of related Mortgagors.


 9) Calculated as the ratio of UW Cash Flow to the Annual Debt Service.


10) The Newport Center (Loan number 1) debt service reflects the first principal and interest payment made on the senior component. Please refer to Annex D for a complete amortization schedule.

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES


 LOAN ID   LENDER    PROPERTY NAME                            ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------
    7        PNC     Augusta Apartment Complex                10175 Spencer Street
    9        PNC     The Windward Apartments                  600 East Medical Center Boulevard
   10        JPM     Salado at Walnut Creek                   2104 East Anderson Lane
   12        JPM     University Towers                        175 and 191 Willoughby Street  and 122 Ashland Place
   14      LaSalle   Quail Hollow at the Lakes Apartments     7000 Quail Lakes Drive
   18        JPM     Country Club Villas                      2000 Montego Avenue
   20        PNC     Westshore Colony Apartments              770 Interstate Highway 35 North
   23        PNC     The Falls at Quail Lake Apartments       884 Quail Lake Circle
   27        PNC     Peppertree Apartments                    4640 Forest Hills Drive
   30        JPM     Charlestown Crossing Apartments          5000 Charlestown Crossing Way
   31        JPM     Woods Edge Apartments                    2900 Woods Edge Rd.
   37      LaSalle   Grove Station Apartments                 One Lakeside Rd. # 20
   41        JPM     Woodlake Village Apartments - Palm Bay   17000 Woodlake Dr.
   45        JPM     Birchbrook Apartments                    12300 Fleming Drive
   49        PNC     The Bayberrytree Apartments              14403 Ella Boulevard
   51        JPM     Pine Terrace                             3901 O'Meara Drive
   56        JPM     Southwinds Apartments                    90 Duncan Road
   59        PNC     Victoria Station Apartments              1701 Victoria Station Drive
   60      LaSalle   2140 Lincoln Park                        2140 N Lincoln Park West
   62        JPM     IMT Peachtree Apts Portfolio             Various
  62.1       JPM     Peachtree Apartments                     5720 Rampart
  62.2       JPM     Inglewood Village Apartments             6363 Skyline
   64      LaSalle   Eaglecrest Apartments                    5445 Eaglecrest Dr.
   67        JPM     Arbor Meadows Apartments                 112 HWY 54 Bypass
   72        JPM     Shipyard Apartments                      2639 Boston Street
   74        JPM     Granada Pueblo Apts                      5200 Canyon Crest Dr.
   77        JPM     Beckford Place                           13150 Bissonnet
   79        JPM     Cottages on Grant                        2327 Grant Avenue
   80        JPM     Imperial Crown Apartments - Lakeland     1013 Griffin Road
   81      LaSalle   Hidden Cove Apartments                   1001 6th Ave. NE
   83        JPM     Nico Terrace Apartments                  2142 Hecht Street
   86        JPM     Palm Villas Apartments                   7002-7044 E. Palm Lane, 7001-7044E. Hubbell St., 2001-2025 N. 71st St.
   87        JPM     Tanner Place Apartments                  3327 Willow Creek Drive
   88      LaSalle   Parkway Place Apts                       1208, 1226 & 1250 Parkway Place & 1227-1250 Verkler Drive
   89        JPM     Pelican Pointe I & II                    1333 Dunn Avenue
   91        PNC     Chancellor Apartments                    525 East St. Louis Avenue
   93        JPM     Willowbrook Apartments                   2106 Buechel Bank Road
   96        PNC     Rapanos Apartments                       Various
   98        JPM     Sherwood Pines Apartments - Houston      4211 Sherwood Lane
   104       JPM     Lakewood Terrace Apartments              1303 N. Hershey Road
   107     LaSalle   Merritt Landing                          5700 Altama Ave.
   110     LaSalle   Arbor Apts                               24120 Denise Street
   111       JPM     Tinkers Creek Apartments                 5275 East 126th Street
   112     LaSalle   Evergreen Apartments                     2310 Sims Court
   113       JPM     17630 Lakewood Blvd.                     17630 Lakewood Blvd.
   115     LaSalle   Meadowlawn Apartments                    812-823 9th & 10th Ave.
   118       JPM     Parkside Apartments                      5942-5990 South Kurtz Road
   121       PNC     Park Lane Village Apartments             3040 Park Lane
   122       PNC     Eagle Ridge Square Apartments            6101 Selby Street
   123     LaSalle   Thayer Gardens                           32 Quarry Rd
   124       PNC     Castle Hill Apartments                   Kenilworth Drive
   125     LaSalle   Hidden Park Apartments                   320 Spruce Street
   126       PNC     Chapel Ridge Apartments                  7500 Jenny Lind Road
   128       JPM     13715 Cordary Ave.                       13715 Cordary Ave.
   130       JPM     Bridgeport Multifamily                   575 Ellsworth Street
   131     LaSalle   San Marino                               7435 N Wolf Street
   132       JPM     Mariposa Apartments                      2981 State Street
   133     LaSalle   Willow Glenn                             211 Garden Way
   134     LaSalle   Quail Pointe                             460 East Blackstock Rd
   135       JPM     1010 North Lagoon Avenue                 1010 N. Lagoon Ave.
   136       PNC     Continental Village                      5400 Collins Road
   137       JPM     Inway Village Apartments                 5700 Meadowbrook Lane
   139       JPM     Waldemar Apartments                      4817 Waldemar Street
   140       PNC     Tall Oaks Apartments                     7001 Chas Drive
   144       PNC     Kendall Park Apartments                  2490 Kendall Drive
   145     LaSalle   Ashley Chase Apartments                  1199 N Lafayette Blvd.
   146       JPM     North MacGregor Apartments               3533 North MacGregor
   147       JPM     Mill Creek Terrace                       1700-1710 Herbert Ave
   148     LaSalle   Parkway Village                          24325 Grange Street
   149       JPM     Wendover Ridge                           514 Coapman Street
   150       JPM     Pine Meadows                             1926 Holland-Sylvania Road
   151       JPM     Briarcrest Apartments                    105 North Garth Avenue
   152       JPM     Congress Gardens                         3603 West Congress Street
   153       JPM     Willow Rock Apartments - Hillsborough    65 Myrtle Street
   154     LaSalle   Newberry                                 23970 Newberry Drive
   155       JPM     Barsudor Arms Apartments                 2565 South Wayne Road
   156       PNC     Loma Drive Apartments                    251 S Loma Drive
   160       PNC     Sunray Townhomes                         2718 Sunray Circle
   161       JPM     Windsor Oaks Apartments                  310 Dyer Street
   162       JPM     Jamestown Manor Apts                     2901-2917 17th St. NW
   164       JPM     Elite Manor Apartments                   501 - 565 Gladstone Street
   170     LaSalle   Newburgh Colonial                        2400 Newburgh Road

                                                                                  GENERAL                SPECIFIC
                                                                                  PROPERTY               PROPERTY
 LOAN ID   CITY                   STATE      ZIP CODE           COUNTY              TYPE                   TYPE     ELEVATOR(S)
-------------------------------------------------------------------------------------------------------------------------------
    7      Las Vegas               NV         89123      Clark                   Multifamily                Garden       No
    9      Webster                 TX         77598      Harris                  Multifamily                Garden       No
   10      Austin                  TX         78752      Travis                  Multifamily                Garden       No
   12      Brooklyn                NY         11201      Kings                   Multifamily             High-Rise      Yes
   14      Holland                 OH         43528      Lucas                   Multifamily                Garden       No
   18      Escondido               CA         92026      San Diego               Multifamily                Garden       No
   20      New Braunfels           TX         78130      Comal                   Multifamily                Garden       No
   23      Colorado Springs        CO         80906      El Paso                 Multifamily                Garden       No
   27      North Charleston        SC         29418      Charleston              Multifamily                Garden       No
   30      New Albany              IN         47150      Floyd                   Multifamily                Garden       No
   31      Painted Post            NY         14870      Steuben                 Multifamily                Garden       No
   37      Greenville              SC         29611      Greenville              Multifamily                Garden       No
   41      Palm Bay                FL         32905      Brevard                 Multifamily                Garden       No
   45      Houston                 TX         77013      Harris                  Multifamily                Garden       No
   49      Houston                 TX         77014      Harris                  Multifamily                Garden       No
   51      Houston                 TX         77025      Harris                  Multifamily                Garden       No
   56      Spring Lake             NC         28390      Cumberland              Multifamily                Garden       No
   59      Victoria                TX         77901      Victoria                Multifamily                Garden       No
   60      Chicago                 IL         60614      Cook                    Multifamily             High-Rise      Yes
   62      Houston                 TX        Various     Harris                  Multifamily                Garden
  62.1     Houston                 TX         77081      Harris                  Multifamily                Garden       No
  62.2     Houston                 TX         77057      Harris                  Multifamily                Garden       No
   64      Columbus                OH         43228      Franklin                Multifamily                Garden       No
   67      Carrboro                NC         27510      Orange                  Multifamily                Garden       No
   72      Baltimore               MD         21224      Baltimore               Multifamily             High-Rise      Yes
   74      Riverside               CA         92507      Riverside               Multifamily                Garden       No
   77      Houston                 TX         77099      Harris                  Multifamily                Garden       No
   79      Raleigh                 NC         27608      Wake                    Multifamily                Garden       No
   80      Lakeland                FL         33805      Polk                    Multifamily                Garden      Yes
   81      Buffalo                 MN         55313      Wright                  Multifamily                Garden       No
   83      Unincorporated          MO         63136      St Louis                Multifamily                Garden       No
   86      Scottsdale              AZ         85257      Maricopa                Multifamily                Garden       No
   87      Irving                  TX         75061      Dallas                  Multifamily                Garden       No
   88      Clarksville             TN         37042      Montgomery              Multifamily                Garden       No
   89      Jacksonville            FL         32218      Dural                   Multifamily                Garden       No
   91      Las Vegas               NV         89104      Clark                   Multifamily                Garden      Yes
   93      Louisville              KY         40218      Jefferson               Multifamily                Garden       No
   96      Midland                 MI         48642      Midland                 Multifamily                Garden       No
   98      Houston                 TX         77092      Harris                  Multifamily                Garden       No
   104     Bloomington             IL         61704      McLean                  Multifamily                Garden       No
   107     Brunswick               GA         31525      Glynn                   Multifamily                Garden       No
   110     Clinton                 MI         48036      Macomb                  Multifamily                Garden       No
   111     Garfield Heights        OH         44125      Cuyahoga                Multifamily                Garden       No
   112     Columbus                IN         47203      Bartholomew             Multifamily                Garden       No
   113     Bellflower              CA         90706      Los Angeles             Multifamily                Garden       No
   115     Sartell                 MN         56377      Stearns                 Multifamily                Garden       No
   118     Hales Corners           WI         53130      Milwaukee               Multifamily                Garden       No
   121     Dallas                  TX         75220      Dallas                  Multifamily                Garden       No
   122     Flint                   MI         48505      Genesee                 Multifamily                Garden       No
   123     Waterville              ME         04901      Kennebec                Multifamily                Garden       No
   124     Holyoke                 MA         01040      Hampden                 Multifamily                Garden       No
   125     Spartanburg             SC         29303      Spartanburg             Multifamily                Garden       No
   126     Fort Smith              AR         72908      Sebastian               Multifamily                Garden       No
   128     Hawthorne               CA         90249      Los Angeles             Multifamily                Garden       No
   130     Bridgeport              CT         06605      Fairfield               Multifamily                Garden      Yes
   131     Westminister            CO         80030      Adams                   Multifamily                Senior       No
   132     Medford                 OR         97504      Jackson                 Multifamily                Garden       No
   133     Rock Hill               SC         29732      York                    Multifamily                Garden       No
   134     Spartanburg             SC         29301      Spartanburg             Multifamily                Garden       No
   135     Wilmington              CA         90744      Los Angeles             Multifamily                Garden      Yes
   136     Jacksonville            FL         32244      Duval                   Multifamily           Multifamily       No
   137     Fort Worth              TX         76112      Tarrant                 Multifamily                Garden       No
   139     Haltom City             TX         76117      Tarrant                 Multifamily                Garden       No
   140     Pleasant Valley         MO         64068      Clay                    Multifamily                Garden       No
   144     San Bernardino          CA         92407      San Bernardino          Multifamily                Garden       No
   145     Sumter                  SC         29150      Sumter                  Multifamily                Garden       No
   146     Houston                 TX         77004      Harris                  Multifamily                Garden       No
   147     Louisville              KY         40216      Jefferson               Multifamily                Garden       No
   148     Clinton Township        MI         48036      Macomb                  Multifamily                Garden       No
   149     Greensboro              NC         27407      Guilford                Multifamily                Garden       No
   150     Toledo                  OH         43615      Lucas                   Multifamily                Garden       No
   151     Columbia                MO         65203      Boone                   Multifamily                Garden       No
   152     Lafayette               LA         70506      Lafayette Parish        Multifamily       Student Housing       No
   153     Hillsborough            NH         03244      Hillsborough            Multifamily                Garden       No
   154     Clinton Township        MI         48036      Macomb                  Multifamily                Garden       No
   155     Westland                MI         48185      Wayne                   Multifamily                Garden       No
   156     Los Angeles             CA         90026      Los Angeles             Multifamily                Garden       No
   160     Corpus Christi          TX         78410      Nueces                  Multifamily                Garden       No
   161     New Haven               CT         06515      New Haven               Multifamily             High-Rise      Yes
   162     Canton                  OH         44708      Stark                   Multifamily                Garden       No
   164     Waveland                MS         39576      Hancock                 Multifamily                Garden       No
   170     Westland                MI         48186      Wayne                   Multifamily                Garden       No

                                                    NUMBER OF     NUMBER OF       NUMBER OF      NUMBER OF      NUMBER OF
                                                     STUDIO         1 BR             2 BR           3 BR          4 BR
 LOAN ID         UTILITIES TENANT PAYS                UNITS         UNITS           UNITS          UNITS          UNITS
-------------------------------------------------------------------------------------------------------------------------
    7       Electric                                                 104             144             24
    9       Electric                                   48            132              94
   10       Electric                                                 124             166
   12       Electric, Phone                            86            250             170             41
   14       All                                                       40             124             36
   18                                                                 63             161
   20       Electric                                                 108              84             12
   23       Electric                                                  32             112             12
   27       Electric                                                 122             231
   30                                                                                208
   31       Electric, Water                                           24              96             24
   37       Electric                                                  40             156             96              16
   41                                                                208             218             36
   45       Gas, Electric, Water, Sewer                                6             434             12
   49       Electric                                                 188              80
   51       Electric                                  226            184               3
   56                                                                 24              96             32
   59       Electric                                   32            136              56
   60       Electric                                   40             57               2
   62
  62.1      Electric                                                 129              25
  62.2      Electric                                                  33              58              2
   64       Water, Sewage, Electric, Gas                              40             120
   67       Electric                                                                 192
   72       Electric, Gas, Water                        4             37              14              1
   74                                                                                112
   77                                                                 82              61
   79       Water                                                                     84             16
   80       Electric                                                 105              68
   81       Electric                                    4             34              38              8
   83       Electric, Gas                                             90              72
   86       Cable                                       2                            103
   87       Electric                                                 111              13              6
   88       Electric                                                  32              88
   89       Cable                                      48            101              11
   91       None                                                       4              88
   93                                                                 24              81             15
   96       Gas                                                       14              41             20
   98                                                                 24             128
   104      Electric, Gas                                              8              88             10
   107      Water, Sewage, Electric                                   22              76             20              10
   110      Electric                                                  44              80              8
   111      Electric                                                  28              57             11
   112      Electric                                   36             43              60
   113      Electric, Water                             1              5              39             12
   115      Heat & Electric                             2             20              49              4
   118      Electric                                                  16              32              8
   121      Electric                                   16             80               1
   122      Gas & Electric                                                            72             32
   123      Electric                                                  47              48
   124      Electric                                                  24              27              5
   125      Electric                                                  24              60             16
   126      Electric                                                  14              40             20              10
   128                                                 39             35               6
   130      Electric, Gas                                             66
   131      Gas, Electric                                             14               8
   132      Electric                                                  40              51             10
   133      Electric                                   24             24              40              8
   134      Electric                                                  15              60             20               5
   135                                                                 8              54
   136      Water
   137                                                 16             62              54             14
   139                                                                24              40             24
   140      Gas & Electric                                                            52
   144      Electric                                                  16              36
   145      Electric                                                  16              48             36
   146      Electricity                                               16              24             24
   147                                                                                    48
   148      Electric                                                  32              72
   149      Electric                                                  24              12
   150      Electric                                                   2              49
   151                                                                                    57
   152      Electric, Gas                               1             26              74
   153                                                                                40
   154      Heat & Electric                                           49              12
   155      Electricity                                 1                             32
   156      Electric & Gas                             28              8
   160      Electric                                    1              9              17              6
   161      Electric, Phone                                           30              14              6
   162      Electric, Gas                                                             40
   164      Electric, Gas                                                             24
   170      Heat & Electric                                           38

           AVERAGE RENT,          AVERAGE RENT,             AVERAGE RENT,            AVERAGE RENT,             AVERAGE RENT,
           RENT RANGES-           RENT RANGES-              RENT RANGES-             RENT RANGES-              RENT RANGES-
 LOAN ID      STUDIO                  1 BR                     2 BR                      3 BR                     4+ BR
---------------------------------------------------------------------------------------------------------------------------
    7                                   696                      818                       920
    9          625                      746                      951
   10                                   629                      844
   12          922                    1,494                    1,539                     1,897
   14                                   713                      803                       944
   18                                   785                      900
   20                                   703                      907                     1,215
   23                                   775                      966                     1,239
   27                                   418                      515
   30                                                            609
   31                                   720                      847                     1,052
   37                                   404                      450                       550                      590
   41                                   447                      513                       692
   45                                   425                      487                       675
   49                                   478                      630
   51          335                      395                      655
   56                                   501                      553                       655
   59          404                      489                      591
   60          733                      955                    1,450
   62
  62.1                                  427                      536
  62.2                                  466                      599                       780
   64                                   509                      599
   67                                                            620
   72          884                    1,138                    1,472                     1,800
   74                                                            700
   77                                   503                      627
   79                                                            733                       740
   80                                   431                      562
   81          457                      436                      568                       954
   83                                   415                      518
   86          475                                               700
   87                                   542                      699                       809
   88                                   425                      475
   89          414                      495                      670
   91                                   585                      689
   93                                   420                      570                       588
   96                                   452                      613                       962
   98                                   443                      543
   104                                  485                      522                       665
   107                                  390                      415                       545                      620
   110                                  504                      574                       774
   111                                  484                      582                       616
   112         455                      489                      523
   113         495                      625                      763                     1,050
   115         366                      539                      687                       799
   118                                  575                      738                       950
   121         467                      595                      750
   122                                                           488                       522
   123                                  465                      578
   124                                  654                      774                       954
   125                                  410                      490                       550
   126                                  379                      442                       516                      559
   128         525                      625                      815
   130                                  700
   131                                1,295                    1,614
   132                                  487                      563                       695
   133         430                      485                      530                       600
   134                                  460                      500                       585                      620
   135                                  600                      725
   136
   137         420                      480                      553                       630
   139                                  495                      610                       695
   140                                                           537
   144                                  512                      594
   145                                  380                      395                       435
   146                                  450                      625                       745
   147                                                           498
   148                                  504                      574
   149                                  525                      650
   150                                  525                      568
   151                                  350
   152                                  350                      409                       750
   153                                                           595
   154                                  505                      695
   155         500                                               653
   156         544                      741
   160         400                      445                      685                       710
   161                                  548                      671                       764
   162                                                           484
   164                                                           700
   170                                  475

                                                                         ANNEX C

ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES. THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL-PRIOR STUCTURAL AND COLLATERAL TERM SHEETS, IF ANY.


                      STRUCTURAL AND COLLATERAL TERM SHEET


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                 $1,035,161,999
                       (Approximate Initial Pool Balance)
                  --------------------------------------------

                               JPMORGAN CHASE BANK

                         PNC BANK, NATIONAL ASSOCIATION

                        LASALLE BANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

                           MIDLAND LOAN SERVICES, INC.
                                 Master Servicer

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer
                  --------------------------------------------

                        FOR FURTHER INFORMATION CONTACT:

                           J.P. MORGAN SECURITIES INC.

        Brian Baker                  Glenn Riis                Andy Taylor
      (212) 834-3813               (212) 834-3813            (212) 834-3813

            PNC                             ABN AMRO INCORPORATED

         Tim Martin                Frank Forelle             Gerald Sneider
       (704) 846-3306              (212) 409-7721            (212) 409-7587


JPMORGAN              PNC CAPITAL MARKETS, INC.            ABN AMRO INCORPORATED
DUETSCHE BANC ALEX. BROWN


The analyses in this report are based upon information provided by JPMorgan Chase Bank, PNC Bank, National Association and LaSalle Bank National Association, (the "Sellers"). J.P. Morgan Securities Inc., PNC Capital Markets, Inc., ABN AMRO Incorporated, Deutsche Banc Alex. Brown Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Final Prospectus and Final Prospectus Supplement and any other information. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Final Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


APPROXIMATE SECURITIES STRUCTURE

                          APPROX.     CREDIT   EXPECTED      EXPECTED
                           FACE/     SUPPORT   WEIGHTED       PAYMENT
          RATINGS BY     NOTIONAL    (% OF    AVG. LIFE        WINDOW
CLASS      FITCH/S&P    AMOUNT (MM)  BALANCE) (YEARS)(A) (MONTHS) (A)
-------- -------------- ------------ -------- ---------- -------------
PUBLICLY OFFERED CLASSES

A-1        AAA/AAA       51,200,000   21.375%    2.50     01/02-04/06
A-2        AAA/AAA      156,900,000   21.375%    6.50     04/06-01/11
A-3        AAA/AAA      580,796,000   21.375%    9.64     01/11-10/11
A3-F       AAA/AAA       25,000,000   21.375%    9.64     01/11-10/11
B           AA/AA        47,876,000   16.750%    9.83     10/11-10/11
C            A/A         43,995,000   12.500%    9.85     10/11-11/11
D           A-/A-        12,939,000   11.250%    9.91     11/11-11/11

PRIVATELY OFFERED CLASSES
----------------------------------------------------------------------
X1          AAA/AAA             TBD        NA     NA             NA
X2          AAA/AAA             TBD        NA     NA             NA
E           BBB/BBB      25,879,000    8.750%     NA             NA
F          BBB-/BBB-     12,940,000    7.500%     NA             NA
G           BB+/BB+      21,997,000    5.375%     NA             NA
H            BB/BB        9,058,000    4.500%     NA             NA
J           BB-/BB-       6,469,000    3.875%     NA             NA
K            B+/B+       10,352,000    2.875%     NA             NA
L             B/B         5,176,000    2.375%     NA             NA
M            B-/B-        5,176,000    1.875%     NA             NA
NR          U/R-U/R      19,408,998        NA     NA             NA
----------------------------------------------------------------------
NC-1         AA/AA-      10,886,000        NA     NA             NA
NC-2        AA-/A+       10,866,000        NA     NA             NA
NC-3          A/A        10,886,000        NA     NA             NA
NC-4         A-/A-        6,707,000        NA     NA             NA
----------------------------------------------------------------------
Note: (a) Calculated at 0% CPR, no balloon extensions, ARD loan pays in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults


KEY FEATURES

Lead Managers:                    J.P. Morgan Securities Inc. (Bookrunner)
                                  PNC Capital Markets, Inc.
                                  ABN AMRO INC.

Co-Manager:                       Deutsche Banc Alex. Brown Inc.

Mortgage Loan Sellers:            JP Morgan Chase Bank (52.8%)
                                  PNC Bank, National Association (25.3%)
                                  LaSalle Bank National Association
                                  (22.0%)

Master Servicer:                  Midland Loan Services, Inc.

Special Servicer:                 Midland Loan Services, Inc.

Trustee:                          Wells Fargo Bank Minnesota, N.A.

Paying Agent:                     LaSalle Bank National Association

Rating Agencies:                  Fitch, Inc.

Pricing:                          On or about December  4, 2001

Closing Date:                     On or about December 14, 2001

Cut-off Date:                     December 10, 2001

Distribution Date:                12th of each month, or following

Payment Delay:                    11 days

ERISA Eligible:                   A-1, A-2, A-3, A3-F, B, C, and D

Structure:                        Sequential pay

Day Count:                        30/360 (Actual/360 for the A3-F)

Tax Treatment:                    REMIC

Rated Final Distribution Date:    Distribution Date in October 2035

Clean-up Call:                    1%

Minimum Denomination:             $25,000 (among the publicly offered

Delivery:                         DTC, Euroclear and Cedel

================================================================================

COLLATERAL FACTS

Initial Pool Balance:                             $1,035,161,999
Number of Mortgage Loans:                                    170
Number of Mortgaged Properties:                              177
Average Cut-off Date Balance per Loan:                $6,089,188
Average Cut-off Date Balance per Property:            $5,848,373
Weighted Average Current Mortgage Rate:                  7.2836%
Weighted Average UW DSCR:                                  1.52x
Weighted Average Cut-off Date LTV Ratio:                   68.1%
Weighted Avg. Remaining Term to Maturity or ARD              115
Weighted Average Remaining Amortization Term                 345
Weighted Average Seasoning (months):                           4
Ten Largest Loans as % of Balance:                         30.3%


TEN LARGEST LOANS OR CROSS COLLATERALIZED GROUPS

                            BAL  % BY
LOAN                       (MM)    BAL.    DSCR   LTV   PROPERTY TYPE
------------------------------------------------------------------------
Newport                  $120.6    11.7%   2.39x  44.7% Anchored Retail
WestCoast Grand on         35.9     3.5    1.55   59.3  Full Service
Plaza at Woodbridge        35.8     3.5    1.37   65.1  Anchored Retail
Westgate Plaza             25.8     2.5    1.27   79.9  Anchored Retail
Jupiter Multifamily        19.3     1.9    1.28   77.1  Multifamily
30 & 45 Technology Drive   16.2     1.6    1.26   75.2  Industrial
Cranberry Commons          15.9     1.5    1.22   74.4  Anchored
Augusta Apartment          15.4     1.5    1.33   79.6  Multifamily
Fair Oaks Mall             15.0     1.4    1.25   66.5  Anchored Retail
The Windward Apartments    13.5     1.3    1.26   78.4  Multifamily
------------------------------------------------------------------------
TOTAL/WTD. AVG.          $313.2    30.3%   1.74x  60.9%


GEOGRAPHIC DISTRIBUTION

                                       CUT-OFF DATE BALANCE
                               --------------------------------------
                    NO. OF                   % OF      WA     WA UW
STATE              PROPERTIES  (MM)           UPB      LTV     DSCR
---------------------------------------------------------------------
New Jersey                  7    $195.0      18.8%    53.2%   2.01x
California                 23     137.8       13.3     71.4    1.33
Texas                      20     101.2        9.8     75.1    1.29
New York                    4      56.1        5.4     62.7    2.19
Maryland                    7      49.5        4.8     68.4    1.40
Other States              116     495.6       47.9     72.2    1.36
------------------ ----------- --------- --------- -------- ---------
TOTAL/WTD. AVG.           177  $1,035.2     100.0%    68.1%   1.52X


PROPERTY TYPE DISTRIBUTION

                                       CUT-OFF DATE BALANCE
                               --------------------------------------
PROPERTY            NO. OF                  % OF     WA        WA UW
TYPE               PROPERTIES     (MM)       UPB     LTV        DSCR
---------------------------------------------------------------------
Retail                     41    $409.2     39.5%   63.9%       1.64x
     Anchored              38     396.3     38.3    63.8        1.65
     Unanchored             3      13.0      1.3    68.7        1.43
Multifamily                81     332.9     32.2    72.8        1.47
Office                     20     108.3     10.5    69.1        1.41
     CBD                    5      27.9      2.7    70.2        1.39
     Medical                1       2.9      0.3    79.8        1.37
     Suburban              14      77.5      7.5    68.3        1.42
Industrial                 16     100.2      9.7    73.3        1.33
Full Service                3      50.1      4.8    56.6        1.59
Mobile Home Park           13      28.5      2.8    71.6        1.35
Self-Storage                3       5.9      0.6    67.6        1.35
---------------------------------------------------------------------
TOTAL/WTD. AVG.           177  $1,035.2    100.0%   68.1%       1.52X

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.



                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                    % OF PRINCIPAL       WA UW           WA
PRINCIPAL BALANCE($)                    NO. OF LOANS      PRINCIPAL BALANCE ($)            BALANCE        DSCR          LTV
----------------------------------------------------------------------------------------------------------------------------
$648,519 - $1,000,000                        11                      $9,390,525               0.9%       1.46x        61.0%
$1,000,001 - $2,000,000                      24                      34,777,298               3.4%       1.36x        70.0%
$2,000,001 - $5,000,000                      71                     228,189,252              22.0%       1.35x        74.1%
$5,000,001 - $10,000,000                     41                     305,094,735              29.5%       1.37x        70.4%
$10,000,001 - $20,000,000                    19                     239,616,095              23.1%       1.50x        71.8%
$20,000,001 - $50,000,000                     3                      97,459,093               9.4%       1.41x        66.9%
$50,000,001 - $120,635,000                    1                     120,635,000              11.7%       2.39x        44.7%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      170                  $1,035,161,999             100.0%       1.52X        68.1%
----------------------------------------------------------------------------------------------------------------------------

AVERAGE PER LOAN:       $6,089,188
AVERAGE PER PROPERTY:   $5,848,373


                             MORTGAGE INTEREST RATES

                                                                                     %  PRINCIPAL        WA UW           WA
MORTGAGE INTEREST RATE (%)              NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE         DSCR          LTV
----------------------------------------------------------------------------------------------------------------------------
6.568% - 6.750%                               3                     $127,135,000            12.3%        2.34x        45.8%
6.751% - 7.000%                              23                      122,478,044            11.8%        1.38x        73.9%
7.001% - 7.250%                              55                      257,089,308            24.8%        1.36x        72.6%
7.251% - 7.500%                              37                      227,906,955            22.0%        1.55x        69.4%
7.501% - 7.750%                              30                      179,848,609            17.4%        1.29x        73.6%
7.751% - 8.000%                              18                      113,781,852            11.0%        1.43x        65.3%
8.001% - 8.670%                               4                        6,922,230             0.7%        1.30x        70.3%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      170                   $1,035,161,999           100.0%        1.52X        68.1%
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE MORTGAGE INTEREST RATE:   7.2836%


                                     UW DSCR

                                                                                     % of PRINCIPAL     WA UW            WA
UW DSCR (X)                             NO. OF LOANS       PRINCIPAL BALANCE ($)         BALANCE         DSCR           LTV
----------------------------------------------------------------------------------------------------------------------------
1.150x - 1.200x                               7                      $24,829,212            2.4%        1.19x         73.0%
1.201x - 1.250x                              21                      128,481,427           12.4%        1.23x         75.5%
1.251x - 1.300x                              42                      249,681,492           24.1%        1.27x         76.2%
1.301x - 1.400x                              58                      300,726,360           29.1%        1.34x         72.6%
1.401x - 1.500x                              19                       86,376,110            8.3%        1.43x         69.6%
1.501x - 1.600x                               8                       58,136,929            5.6%        1.55x         61.9%
1.601x - 1.700x                               4                       19,839,821            1.9%        1.64x         62.4%
1.701x - 1.800x                               3                        8,377,946            0.8%        1.73x         54.9%
1.901x - 2.000x                               4                       23,268,016            2.2%        1.92x         47.2%
2.001x - 5.220x                               4                      135,444,686           13.1%        2.66x         42.3%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      170                   $1,035,161,999          100.0%        1.52X         68.1%
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE: 1.52X

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.



                              LOAN-TO-VALUE RATIOS

                                                                                   % OF PRINCIPAL        WA UW           WA
LTV (%)                                 NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE         DSCR          LTV
----------------------------------------------------------------------------------------------------------------------------
19.5% - 45.0%                                 8                     $151,945,755            14.7%        2.57x        42.4%
45.1% - 50.0%                                 1                        6,183,329             0.6%        1.40x        46.8%
50.1% - 55.0%                                 5                       13,029,238             1.3%        1.85x        52.2%
55.1% - 60.0%                                10                       66,576,153             6.4%        1.49x        58.4%
60.1% - 65.0%                                 8                       39,539,790             3.8%        1.51x        63.3%
65.1% - 70.0%                                22                      139,349,770            13.5%        1.37x        67.2%
70.1% - 75.0%                                41                      204,400,830            19.7%        1.31x        73.3%
75.1% - 80.0%                                73                      410,236,295            39.6%        1.28x        78.1%
80.1% - 84.9%                                 2                        3,900,841             0.4%        1.23x        83.1%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      170                   $1,035,161,999           100.0%        1.52X        68.1%
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE: 68.1%



                RANGE OF REMAINING TERM TO MATURITY/ARD (MONTHS)

REMAINING TERM TO                                                                  % OF PRINCIPAL        WA UW           WA
MATURITY/ARD (MONTHS)                   NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE         DSCR          LTV
----------------------------------------------------------------------------------------------------------------------------
52.0 - 100.0                                 11                     $65,692,251              6.3%        1.32x        71.5%
101.0 - 120.0                               150                     904,374,842             87.4%        1.49x        68.8%
121.0 - 150.0                                 1                      35,814,360              3.5%        1.37x        65.1%
151.0 - 200.0                                 7                      21,495,141              2.1%        3.64x        37.4%
201.0 - 237.0                                 1                       7,785,404              0.8%        1.23x        56.0%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      170                  $1,035,161,999            100.0%        1.52X        68.1%
----------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE:  115 MONTHS



                               AMORTIZATION TYPES

                                                                                   % OF PRINCIPAL        WA UW           WA
TYPE OF AMOTIZATION                     NO. OF LOANS       PRINCIPAL BALANCE ($)          BALANCE         DSCR          LTV
----------------------------------------------------------------------------------------------------------------------------
Balloon Loans                               160                    $861,958,515             83.3%        1.41x        71.1%
Interest-only Loans (1)                       4                     156,345,085             15.1%        2.14x        52.2%
ARD Loans                                     1                       5,318,580              0.5%        1.20x        78.0%
Fully Amortizing Loans                        5                      11,539,819              1.1%        1.26x        56.2%
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                      170                  $1,035,161,999            100.0%        1.52X        68.1%
----------------------------------------------------------------------------------------------------------------------------


(1) These mortgage loans provide for monthly payments of interest-only for a period ranging from 6 months to 2 years of the mortgage loans and the payment of the balloon amount of the mortgage loans at maturity.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                               STRUCTURAL OVERVIEW

o Interest payments will be pro-rata to the Class A-1, A-2, A-3, A-3F regular interest, X-1, and X-2 Certificates and then, after payment of the principal distribution amount to such Classes, interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, and NR Certificates.

o The pass-through rate for the Class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, NR and NC Certificates will be equal to either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. The pass-through rate for the class A-3F Certificates will be equal to Libor + [ ] bps. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans less the interest paid on the other Certificates.

o All Classes except A3-F offered will accrue interest on a 30/360 basis. Class A3-F will accrue interest on an ACT/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, (A-3 and A-3F pro-rata), B, C, D, E, F, G, H, J, K, L, M, and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be borne by the Classes (other than the Class NC Certificates and Classes X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, A-2, A-3 and A-3F regular interest. The Class NC Certificates will bear losses on the Newport Loan in reverse sequential order from Class NC-4 up to Class NC-1.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A-1, A-2, A-3 and A-3F Certificates, principal distributions will be allocated pro-rata to the Class A-1, A-2, A-3 and A-3F Certificates.

o Net prepayment premiums calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered certificates and the Class E and Class F certificates, according to a specified formula, with any remaining amount payable to the Class X-1 and X-2 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:

                           Principal Paid to Class     (Pass-Through Rate on Class - Discount Rate)
     Prepayment Premium x ------------------------- x ----------------------------------------------
                            Total Principal Paid          (Mortgage Rate on Loan - Discount Rate)

o Net prepayment premiums not calculated by reference to a U.S. Treasury rate to the extent received will be allocated solely to the Class X-1 and X-2 Certificates.

o The deal will provide for the standard collateral value adjustment feature for problem or delinquent loans and a reduction in interest advances. Under certain circumstances, the special servicer obtains a new appraisal and to the extent any such adjustment is not reversed, the interest portion of any P&I Advance will continue to be reduced in proportion to such adjustment.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                                     NEWPORT

o The ownership interest in the largest mortgage loan in the pool will be split into a senior interest and subordinate interest. The Senior Component will represent approximately 11.7% of the Initial Pool Balance.

o All distributions of principal and interest with respect to the Senior Component will be distributed to the certificates as described below.

o The holders of the Subordinate Component, represented by the NC Certificates, are only entitled to distributions of interest after all accrued and unpaid interest on the Senior Component has been paid and distributions of principal after the principal balance of the Senior Component has been reduced to zero, and only then with respect to payments received on the Newport Loan

[GRAPHIC OMITTED]


                                                    AAA      X(IO) AAA




  Conduit                                                 AAA
   loans
(Excluding                                                 AA
 Newport)
  $914mm                                                    A

                          Principal & Interest                            Losses
 Newport                                                    A-
  Senior
Component                                                 BBB
  $121mm
                                                          BBB-

                                                      BB+ thru NR


--------------------------------------------------------------------------------


  Newport                Principal & Interest           Newport
Subordinate                                           NC Classes
 Component
   $39mm

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                              TOP 10 MORTGAGE LOANS

                                                         PERCENTAGE OF               CUT-OFF
LOAN NAME                                   AGGREGATE     INITIAL POOL        UW    DATE LTV
(LOCATION)                            CUT-OFF BALANCE          BALANCE      DSCR       RATIO      PROPERTY TYPE       LOAN PURPOSE
----------------------------------------------------------------------------------------------------------------------------------

  Newport (1)                            $120,635,000            11.7%     2.39x       44.7%     Anchored Retail       Refinance
  (Jersey City, NJ)

  WestCoast Grand on Fifth Ave.           $35,879,968             3.5%      1.55       59.3%    Full Service Hotel     Refinance
  (Seattle, WA)

  Plaza at Woodbridge                     $35,814,360             3.5%      1.37       65.1%     Anchored Retail       Refinance
  (Woodbridge, NJ)

  Westgate Plaza                          $25,764,765             2.5%      1.27       79.9%     Anchored Retail       Refinance
  (Gates, NY)

  Jupiter Multifamily Portfolio (2)       $19,252,012             1.9%      1.28       77.1%       Multifamily         Refinance
  (Various)


  Cranberry Commons                       $15,912,458             1.5%      1.22       74.4%     Anchored Retail       Refinance
  (Cranberry Township, PA)

  Augusta Apartment Complex               $15,357,991             1.5%      1.33       79.6%       Multifamily        Acquisition
  (Las Vegas, NV)

  Fair Oaks Mall                          $14,952,470             1.4%      1.25       66.5%    Anchored Retail        Refinance
  (Columbus, IN)

  The Windward Apartments                 $13,480,539             1.3%      1.26       78.4%       Multifamily        Acquisition
  (Clear Lake City, TX)

----------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                 $313,209,316            30.3%     1.74X       60.9%
----------------------------------------------------------------------------------------------------------------------------------

(1) Ownership interest in the Newport will be split into a senior ($121mm) and subordinate ($39mm) components

(2) Statistics represent weighted averages of the cross-collateralized mortgage loans.

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.





                                     NEWPORT

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------


                           ORIGINAL            CUT-OFF DATE
                           --------            ------------
PRINCIPAL BALANCE
SENIOR COMPONENT:          $120,635,000        $120,635,000
$120,635,000
SUBORDINATE COMPONENT:      $39,365,000         $39,365,000
$39,365,000

% OF POOL BY IPB:          11.7%
(SENIOR COMPONENT)

SELLER:                    JPM

LOAN DATE:                 9/28/01

INTEREST RATE:             6.5675%

MATURITY DATE:             10/10/11

REMAINING AMORTIZATION:    360 months

SPONSOR: Simon Family interests own 57% and the Lefrak family interests own 42%. Simon Property Group has the largest and most geographically diverse retail portfolio of any publicly traded REIT in North
                           America. Herb Glimcher family
                           interests own a very small
                           percentage of the property for tax
                           purposes but they do not have any
                           influence on the business
                           operations of the partnership.

CALL PROTECTION:           Lockout 24 months
                           Defeasance 87 months
                           Open 7 months

CROSS-COLLATERALIZATION:   No

ADDITIONAL FINANCING:      None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
ENVIRONMENTAL                    3,561,000                         --
TAXES                              336,213                     84,053
REPLACEMENT RESERVES                85,000                      6,250
                                 ---------                     ------
TOTAL                            3,982,213                     90,303

                           SENIOR
                           COMPONENT       TOTAL
                           ---------       -----
CUT-OFF DATE LTV:          44.7%           59.3%

CUT-OFF DATE LOAN/SF:      $312.05         $413.88

MAT/ARD LTV:               38.7%           53.3%

ACTUAL DSCR:               2.39x           1.87x

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:    Single Asset

PROPERTY TYPE:               Anchored Retail

SQUARE FEET:                 386,587

LOCATION:                    Jersey City, New Jersey

YEAR BUILT/YEAR RENOVATED:   1987/2000

COLLATERAL:                  The subject property is a
                             three-level, 918,229 square
                             foot super-regional mall
                             anchored by Sears, Macy's, and
                             JC Penney located in Jersey
                             City, New Jersey. The
                             collateral consists of 386,587
                             square feet of in-line space
                             (including a 12-screen movie
                             theater), a 3,650 space
                             two-story garage, and the fee
                             interest in the ground under
                             the 192,000 square foot Sears
                             store. JC Penney owns their
                             store & Macy's has been
                             excluded from the collateral.

SALES:
                                                           PROJECTED
                                       1999        2000         2001
                                       ----        ----         ----
Mall Stores (less than)10,000 SF       $537        $505         $500
Total Mall Stores                      $499        $484         $464


MAJOR TENANTS:

                                                        2000        LEASE
TENANT               SF      % SF      RENT PSF      SALES/SF      EXP. YR
------              ----    ------     --------      --------      -------
Pay Half          26,051     6.7%       $14.00         $228*         2004
The Limited       20,063     5.2%       $30.00         $317          2004
Express           10,383     2.7%       $32.00         $316          2005


CURRENT OCCUPANCY:           97.7% (as of 9/21/01)

NOI TTM  (6/30/01):          $23,912,905
         FY 2000:            $22,920,085
         UW:                 $23,225,560

APPRAISED VALUE:             $270,000,000

APPRAISAL DATE:              9/14/01


--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.





                                 WESTCOAST GRAND

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                            ORIGINAL                CUT-OFF DATE
                            --------                ------------
PRINCIPAL BALANCE:          $36,050,000              $35,879,968

% OF POOL BY IPB:           3.5%

SELLER:                     JPM

LOAN DATE:                  6/14/01

INTEREST RATE:              7.93%

MATURITY DATE:              7/1/11

REMAINING AMORTIZATION:     295 months

SPONSOR: WestCoast Hospitality Corporation (NYSE: WEH) owns, operates and franchises 45 full service hotels (8,500 rooms) throughout the
                            Western United States, all of which
                            are three and four star hotels.

CALL PROTECTION:            Lockout 24 months
                            Defeasance 87 months
                            Open 4 months

CROSS-COLLATERALIZATION:    No

ADDITIONAL FINANCING:       None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                              170,259                     34,052
INSURANCE                           33,795                      5,633
REPLACEMENT RESERVES                    --                     51,008
                                   -------                     ------
TOTAL                              204,054                     90,693


CUT-OFF DATE LTV:           59.3%

CUT-OFF DATE LOAN/ROOM:     $120,807.97

MAT/ARD LTV:                49.2%

ACTUAL DSCR:                1.55x

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Full Service Hotel

ROOMS:                       297

LOCATION:                    Seattle, Washington

YEAR BUILT/YEAR RENOVATED:   1974/1996

COLLATERAL:                  The subject property is a 297
                             room, full service luxury hotel
                             located in the heart of
                             Seattle's Central Business
                             District on Fifth Avenue. The
                             hotel features 13,882 square
                             feet of meeting space, an 8,900
                             square foot ballroom (4th
                             largest in downtown Seattle),
                             business center, fitness center
                             and two restaurants.


                                             T-12        MTD
                       1999       2000      (6/01)     (10/01)      UW
                       ----       ----      ------     -------     ----
Avg. Occupancy         77.6%      74.9%      77.8%      76.3%      75.0%
ADR                    $130       $128       $132       $136       $128
RevPAR                 $101        $96       $103       $102        $96


CURRENT OCCUPANCY:           77.8% (as of 6/30/01)

NOI TTM  (6/30/01):          $7,489,208
         FY 2000:            $7,131,220
         UW:                 $5,900,609

APPRAISED VALUE:             $60,500,000

APPRAISAL DATE:              5/1/01


--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                               PLAZA AT WOODBRIDGE

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL          CUT-OFF DATE
                             --------          ------------
PRINCIPAL BALANCE:           $36,000,000        $35,814,360

% OF POOL BY IPB:            3.5%

SELLER:                      JPM

LOAN DATE:                   6/6/01

INTEREST RATE:               7.48%

MATURITY DATE:               7/1/12

REMAINING AMORTIZATION:      295 months

SPONSOR: Irwin Ackerman, Simona Ackerman, Marcia Riklis and Ira D. Riklis own 25% each. Irwin Acherman is the General Partner with the remaining individuals being limited partners. He controls approximately 1.5 million square feet of retail space. Gross rent income exceeds $25 million with a net value exceeding $100 million.

CALL PROTECTION:             Lockout 24 months
                             Defeasance 99 months
                             Open 4 months

CROSS-COLLATERALIZATION:     No

ADDITIONAL FINANCING:        None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                              246,058                     61,514
REPLACEMENT RESERVES                    --                      5,202
TI/LC                                   --                      4,167
OTHER                            4,000,000                         --
                                 ---------                     ------
TOTAL                            4,246,058                     70,883


CUT-OFF DATE LTV:            65.1%

CUT-OFF DATE LOAN/SF:        $86.06

MAT/ARD LTV:                 51.5%

ACTUAL DSCR:                 1.37x

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Anchored Retail

SQUARE FEET:                 416,160

LOCATION:                    Woodbridge, New Jersey

YEAR BUILT/YEAR RENOVATED:   1962/2000

COLLATERAL:                  The subject property is a
                             416,160 square foot anchored
                             shopping center consisting of
                             six structures. The largest at
                             344,764 square feet contains 11
                             tenant spaces which includes
                             60,112 square feet of office
                             space on the second floor.  The
                             next largest building is an 10
                             tenant, 41,077 square foot
                             retail building. The four other
                             buildings are occupied by
                             single tenants on ground leases.
MAJOR TENANTS:

                                                               LEASE
TENANT                       SF      % SF      RENT PSF      EXP. YR
------                      ----    ------     --------      -------
Huffman Koos              70,039     18.3%      $14.00         2010
Pearl Arts & Crafts       62,351     15.0%       $6.76         2008
Toys R Us                 49,265     11.8%      $16.79         2012


CURRENT OCCUPANCY:           97.2% (as of 8/6/01)

NOI TTM  (6/30/01):          $3,780,545
         FY 2000:            $3,193,402
         UW:                 $4,739,143

APPRAISED VALUE:             $55,000,000

APPRAISAL DATE:              4/6/01


--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                           WESTGATE PLAZA

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                              ORIGINAL             CUT-OFF DATE
                              --------             ------------
PRINCIPAL BALANCE:            $25,800,000           $25,764,765

% OF POOL BY IPB:             2.5%

SELLER:                       PNC

LOAN DATE:                    9/25/01


INTEREST RATE:                7.24%

MATURITY DATE:                10/1/11

REMAINING AMORTIZATION:       358 months

SPONSOR: Randall Benderson is the president and CEO of Benderson Development Company, Inc. BDCI owns and operates over 700 properties totaling 35 million square feet of space valued at over $2.3 billion.

CALL PROTECTION:              Lockout 34 months
                              Defeasance 80 months
                              Open 4 months

CROSS-COLLATERALIZATION:      No

ADDITIONAL FINANCING:         None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                              227,775                         --
REPLACEMENT RESERVES                    --                      3,949
OTHER                               85,000                         --
                                   -------                     ------
TOTAL                              312,775                      3,949


CUT-OFF DATE LTV:             79.9%

CUT-OFF DATE LOAN/SF:         $81.44

MAT/ARD LTV:                  70.3%

ACTUAL DSCR:                  1.27x

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Anchored Retail

SQUARE FEET:                 316,355

LOCATION:                    Gates, New York

YEAR BUILT/YEAR RENOVATED:   2000

COLLATERAL:                  The subject property is a newly
                             built, class A anchored
                             shopping center located in
                             Gates, Monroe County, New
                             York.  Gates is a suburban
                             community of Rochester.
                             Collateral is broken down into
                             eight different segments: (1)
                             Wal-Mart containing 204,184-sf
                             (2) Westgate Plaza totaling
                             64,144-sf (3) Free standing
                             Hollywood Video containing
                             7,488-sf (4) Free standing
                             Eckerd Drugs containing
                             12,738-sf (5) Ground lease to
                             Applebee's (6) Ground lease to
                             Chase Manhattan (7) The Shoppes
                             at Westgate Park containing
                             seventeen tenant spaces
                             totaling 27,831-sf and (8)
                             Ground lease to Perkins.

MAJOR TENANTS:

                                                               LEASE
TENANT                       SF      % SF      RENT PSF      EXP. YR
------                      ----    ------     --------      -------
Wal-Mart Stores, Inc.    204,184     64.6%       $6.59         2021
Staples, Inc.             23,942      7.6%      $11.00         2015
Eckerd Drugs              12,738      4.0%      $21.99         2020


CURRENT OCCUPANCY:           98.0% (as of 9/26/01)

NOI UW:                      $2,783,886

APPRAISED VALUE:             $32,250,000

APPRAISAL DATE:              3/17/01


--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                             JUPITER MULTI PORTFOLIO

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL            CUT-OFF DATE
                             --------            ------------
PRINCIPAL BALANCE:           $19,305,000          $19,252,012

% OF POOL BY IPB:            1.9%

SELLER:                      LaSalle

LOAN DATE:                   6/29/01

INTEREST RATE:               7.25%

MATURITY DATE:               8/1/11

REMAINING AMORTIZATION:      356 months

SPONSOR:                     SC/GA Apartment Ventures, LLC which
                             is a joint venture between Jupiter
                             Realty Corp and GBAM, a subsidiary
                             of GE Capital Corp.

CALL PROTECTION:             Lockout 24 months
                             Defeasance 89 months

                             Open 3 months

CROSS-COLLATERALIZATION:     Yes - Six cross collateralized
                             and cross defaulted loans

ADDITIONAL FINANCING:        None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                              106,259                     13,052
INSURANCE                           41,846                     11,205
REPLACEMENT RESERVES               170,423                     16,033
OTHER                               21,204                         --
                                   -------                     ------
TOTAL                              339,733                     40,290


CUT-OFF DATE LTV:            77.1%

CUT-OFF DATE LOAN/UNIT:      $23,139.44

MAT/ARD LTV:                 68.0%

ACTUAL DSCR:                 1.28x

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:       Portfolio

PROPERTY TYPE:                Multifamily

UNITS:                        832

LOCATION:                     Sumter, SC; Greenville, SC;
                              Spartanburg, SC; Brunswick,
                              GA; Spartanburg, SC; and Rock
                              Hills, SC

YEAR BUILT/YEAR RENOVATED:    Various

COLLATERAL:                   The subjects are cross
                              collateralized cross-defaulted
                              loans on six properties:
                              Merritt Landing, Grove Station
                              Apartments, Hidden Park
                              Apartments, Willow Glenn,
                              Quail Pointe and Ashley Chase



                          NUMBER          AVG. RENT
                          ------          ---------
Studio                        24               $430
One Bedroom                  141               $420
Two Bedrooms                 440               $458
Three Bedrooms               196               $534
Four Bedrooms                 31               $605
                             ---
Total                        832


CURRENT OCCUPANCY:            95.9%

NOI TTM  (4/30/01):           $2,000,218
         FY 2000:             $1,907,299
         UW:                  $2,237,668

APPRAISED VALUE:              $25,020,000

APPRAISAL DATE:               Various


--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                      30 & 45 TECHNOLOGY DRIVE

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                              ORIGINAL             CUT-OFF DATE
                              --------             ------------
PRINCIPAL BALANCE:            $16,200,000           $16,159,752

% OF POOL BY IPB:             1.6%

SELLER:                       JPM

LOAN DATE:                    7/2/01

INTEREST RATE:                7.64%

MATURITY DATE:                8/1/11

REMAINING AMORTIZATION:       356 months

SPONSOR:                      Total ownership is divided equally
                              between Charles Krauser, John
                              Goltra and Albert D. Angelo. In
                              1979, these three individuals
                              formed Atlantic Development and
                              Management Corp. ADMC has built,
                              and currently manages over 800,000
                              square feet in the region. Combined
                              all three members have over 130
                              years of real estate development
                              experience, liquidity over $3.75
                              million and a net worth in excess
                              of $57 million.

CALL PROTECTION:              Lockout 24 months
                              Defeasance 88 months
                              Open 4 months

CROSS-COLLATERALIZATION:      No

ADDITIONAL FINANCING:         None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                               22,966                     22,966
INSURANCE                            7,544                      1,886
REPLACEMENT RESERVES                    --                        756
TI/LC                                   --                      9,100
                                   -------                     ------
TOTAL                               30,510                     34,708


CUT-OFF DATE LTV:             75.2%

CUT-OFF DATE LOAN/SF:         $110.67

MAT/ARD LTV:                  66.9%

ACTUAL DSCR:                  1.26x

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Portfolio

PROPERTY TYPE:               Industrial

SQUARE FEET:                 146,011

LOCATION:                    Warren, New Jersey

YEAR BUILT/YEAR RENOVATED:   Various

COLLATERAL:                  30 Technology Drive is a 7.0
                             acre property. The site is
                             improved with a two-story,
                             Class A flex-office building
                             totaling 100,619 square feet.
                             There is approximately 27.1% of
                             warehouse space at the site.
                             45 Technology Drive is a 2.29
                             acre property. The site is
                             improved with a two-story,
                             Class A office building
                             totaling 45,392 square feet.

MAJOR TENANTS:

                       30 TECHNOLOGY DRIVE
                       -------------------

TENANT                       SF      % SF      RENT PSF      EXP. YR
------                      ----    ------     --------      -------
Barringer Tech.           28,128     28.0%      $16.50         2008
Light Path Tech.          11,415     11.3%      $19.14         2005
The Prudential             9,999      9.9%      $18.67         2003


                       45 TECHNOLOGY DRIVE
                       -------------------

TENANT                       SF      % SF      RENT PSF      EXP. YR
------                      ----    ------     --------      -------
Independent Tech.         45,392    100.0%      $18.50         2006


CURRENT OCCUPANCY:           30 Tech. - 94.2% (as of 9/1/01)
                             45 Tech. - 100.0% (as of 9/1/01)

NOI TTM  (4/30/01):          $1,161,567
         FY 2000:            $1,136,254
         UW:                 $1,969,959

APPRAISED VALUE:             $21,500,000

APPRAISAL DATE:              6/1/01

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                          CRANBERRY COMMONS

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                              ORIGINAL             CUT-OFF DATE
                              --------             ------------
PRINCIPAL BALANCE:            $16,000,000           $15,912,458

% OF POOL BY IPB:             1.5%

SELLER:                       PNC

LOAN DATE:                    2/9/01

INTEREST RATE:                7.71%

MATURITY DATE:                3/1/11


REMAINING AMORTIZATION:       351 months

SPONSOR:                      Jared A. Cooper, Joseph M. Spirer,
                              Stephen Coslik, Donald B. Rodgers,
                              Kenneth D. Wright and Donald P.
                              Tarosky

CALL PROTECTION:              Lockout 27 months
                              Defeasance 80 months
                              Open 4 months

CROSS-COLLATERALIZATION:      No

ADDITIONAL FINANCING:         None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
INSURANCE                               --                      2,486
REPLACEMENT RESERVES                    --                      1,889
TI/LC                                   --                     16,667
OTHER                              129,770                         --
                                   -------                     ------
TOTAL                              129,770                     21,042


CUT-OFF DATE LTV:             74.4%

CUT-OFF DATE LOAN/SF:         $105.30

MAT/ARD LTV:                  66.5%

ACTUAL DSCR:                  1.22x

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Anchored Retail

SQUARE FEET:                 151,121

LOCATION:                    Cranberry Township, Pennsylvania

YEAR BUILT/YEAR RENOVATED:   1999

COLLATERAL:                  The subject property is a
                             shopping center situated on
                             80.41 acres.  Cranberry Commons
                             is shadow anchored by Target,
                             Kohl's and Lowes.  All three of
                             these tenants are rated "A" by
                             Standard & Poor's.
MAJOR TENANTS:

TENANT                       SF      % SF      RENT PSF      EXP. YR
------                      ----    ------     --------      -------
Linens 'N Things          31,296     20.7%      $11.00         2016
TJ Maxx                   30,003     19.9%       $8.75         2010
Staples, Inc.             23,884     15.8%      $11.00         2015


CURRENT OCCUPANCY:           92.0% (as of 1/31/01)

NOI UW:                      $1,719,571

APPRAISED VALUE:             $21,400,000

APPRAISAL DATE:              1/4/01





--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                         AUGUSTA APARTMENTS

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                             ORIGINAL            CUT-OFF DATE
                             --------            ------------
PRINCIPAL BALANCE:           $15,400,000          $15,357,991

% OF POOL BY IPB:            1.5%

SELLER:                      PNC

LOAN DATE:                   7/9/01


INTEREST RATE:               7.27%

MATURITY DATE:               8/1/11

REMAINING AMORTIZATION:      356 months

SPONSOR: Franz Weinhandl has 30 years experience owning multifamily properties and has over $4,000,000 cash invested in this property.

CALL PROTECTION:             Lockout 32 months
                             Defeasance 80 months
                             Open 4 months


CROSS-COLLATERALIZATION:     No

ADDITIONAL FINANCING:        None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                                   --                     13,575
INSURANCE                               --                      1,096
REPLACEMENT RESERVES                    --                      4,533
                                   -------                     ------
TOTAL                                    0                     19,204


CUT-OFF DATE LTV:            79.6%

CUT-OFF DATE LOAN/UNIT:      $56,463.20

MAT/ARD LTV:                 70.2%

ACTUAL DSCR:                 1.33x

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Multifamily

UNITS:                       272

LOCATION:                    Las Vegas, Nevada

YEAR BUILT/YEAR RENOVATED:   2000

COLLATERAL:                  The subject property is
                             comprised of 18 two-story
                             residential buildings located
                             southwest of Las Vegas. The
                             property is conveniently
                             located 12 miles south from
                             downtown Las Vegas and
                             approximately 8 miles southeast
                             from the famous "Las Vegas
                             Strip."



                          NUMBER          AVG. RENT
                          ------          ---------
One Bedroom                  104               $696
Two Bedrooms                 144               $818
Three Bedrooms                24               $920
                             ---
Total                        272


CURRENT OCCUPANCY:           92.3% (as of 8/20/01)

NOI UW:                      $1,751,023

APPRAISED VALUE:             $19,300,000

APPRAISAL DATE:              6/14/01

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                           FAIR OAKS MALL

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                              ORIGINAL              CUT-OFF DATE
                              --------              ------------
PRINCIPAL BALANCE:            $14,990,000            $14,952,470

% OF POOL BY IPB:             1.4%

SELLER:                       LaSalle

LOAN DATE:                    7/11/01

INTEREST RATE:                7.61%

MATURITY DATE:                8/1/08

REMAINING AMORTIZATION:       356 months

SPONSOR: Shostak Brothers & Company is one of the largest full service real estate companies in Michigan. The company currently manages over $1 billion of properties, including four regional malls, nine neighborhood centers, two office buildings and three mixed-use developments.

CALL PROTECTION:              Lockout 31 months
                              Defeasance 46 months
                              Open 3 months

CROSS-COLLATERALIZATION:      No

ADDITIONAL FINANCING:         None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                              142,115                     35,529
INSURANCE                           46,765                      4,677
REPLACEMENT RESERVES                    --                      4,465
TI/LC                                   --                     15,711
                                   -------                     ------
TOTAL                              188,880                     60,382


CUT-OFF DATE LTV:             66.5%

CUT-OFF DATE LOAN/SF:         $41.87

MAT/ARD LTV:                  62.0%

ACTUAL DSCR:                  1.25x

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]




--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Anchored Retail

SQUARE FEET:                 357,142

LOCATION:                    Columbus, Indiana

YEAR BUILT/YEAR RENOVATED:   1990/1998

COLLATERAL:                  The subject property is an
                             enclosed, class B, mall which
                             is located in the south-central
                             part of the state,
                             approximately 45 miles south of
                             Indianapolis.  The property has
                             an excellent mixture of
                             national, regional and local
                             tenants. It is anchored by
                             Kmart, an Elder -Beerman and a
                             JC Penney.
MAJOR TENANTS:

TENANT                       SF      % SF      RENT PSF      EXP. YR
------                      ----    ------     --------      -------
Kmart                     86,479     24.2%       $4.50         2014
Elder-Beerman             73,446     20.6%       $6.01         2019
JC Penney                 34,160      9.6%       $1.37         2004


CURRENT OCCUPANCY:           89.0% (as of 6/29/01)

NOI     TTM (4/01):          $2,138,103
         FY 2000:            $2,289,271
         UW:                 $1,833,667

APPRAISED VALUE:             $22,500,000

APPRAISAL DATE:              5/16/01


--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.
THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.




                       THE WINDWARD APARTMENTS

--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------

                              ORIGINAL               CUT-OFF DATE
                              --------               ------------
PRINCIPAL BALANCE:            $13,500,000             $13,480,538

% OF POOL BY IPB:             1.3%

SELLER:                       PNC

LOAN DATE:                    9/27/01

INTEREST RATE:                7.02%

MATURITY DATE:                10/1/11

REMAINING AMORTIZATION:       358 months

SPONSOR: The MBS Companies is a group of interrelated companies which together provide real estate and investment services to individuals, owners, investors, both national and international and institutional clients. The company currently owns and manages 64 multifamily properties containing 11,570 apartment units; acquisition prices total approximately $290 million. Since their inception, the MBS Companies' have formed 84 ownership entities for the acquisition of multi-family properties valued in excess of $360 million.

CALL PROTECTION:              Lockout 33 months
                              Yield Maintenance 81 months
                              Open 4 months

CROSS-COLLATERALIZATION:      No

ADDITIONAL FINANCING:         None

RESERVES:

                               UPFRONT ESCROW         MONTHLY BALANCE
                               --------------         ---------------
TAXES                                   --                     29,989
INSURANCE                               --                      3,612
REPLACEMENT RESERVES               182,000                      5,708
                                   -------                     ------
TOTAL                              182,000                     39,309


CUT-OFF DATE LTV:             78.4%

CUT-OFF DATE LOAN/UNITS:      $49,199.04

MAT/ARD LTV:                  68.6%

ACTUAL DSCR:                  1.26x

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]



--------------------------------------------------------------------------------
                    PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Multifamily

UNITS:                       274

LOCATION:                    Webster, Texas

YEAR BUILT/YEAR RENOVATED:   1991

COLLATERAL:                  The subject property is
                             comprised of 20 two-story
                             residential buildings and the
                             clubhouse building contains the
                             leasing offices, lounge and
                             kitchen areas.

                          NUMBER          AVG. RENT
                          ------          ---------
One Bedroom                   48               $625
Two Bedrooms                 132               $746
Three Bedrooms                94               $951
                             ---
Total                        274


CURRENT OCCUPANCY:           94.1% (as of 9/24/01)

NOI      (7/31/01):          $1,255,037
         FY 2000:            $1,302,039
         UW:                 $1,425,010

APPRAISED VALUE:             $17,200,000

APPRAISAL DATE:              8/27/01

--------------------------------------------------------------------------------

                        [GRAPHIC OMITTED]


                                                                                                                      ANNEX D


                                        NEWPORT CENTRE SENIOR COMPONENT PRINCIPAL AND INTEREST SCHEDULE
                                        ---------------------------------------------------------------


          DATE                         OUTANDING BALANCE($)         PRINCIPAL ($)      INTEREST ($)         TOTAL PAYMENT ($)
-----------------------------------------------------------------------------------------------------------------------------
Initial                                     120,635,000.00
January-2002                                120,635,000.00                     -        682,232.81                682,232.81
February-2002                               120,635,000.00                     -        682,232.81                682,232.81
March-2002                                  120,635,000.00                     -        616,210.28                616,210.28
April-2002                                  120,635,000.00                     -        682,232.81                682,232.81
May-2002                                    120,635,000.00                     -        660,225.30                660,225.30
June-2002                                   120,635,000.00                     -        682,232.81                682,232.81
July-2002                                   120,635,000.00                     -        660,225.30                660,225.30
August-2002                                 120,635,000.00                     -        682,232.81                682,232.81
September-2002                              120,635,000.00                     -        682,232.81                682,232.81
October-2002                                120,635,000.00                     -        660,225.30                660,225.30
November-2002                               120,635,000.00                     -        682,232.81                682,232.81
December-2002                               120,635,000.00                     -        660,225.30                660,225.30
January-2003                                120,635,000.00                     -        682,232.81                682,232.81
February-2003                               120,635,000.00                     -        682,232.81                682,232.81
March-2003                                  120,635,000.00                     -        616,210.28                616,210.28
April-2003                                  120,635,000.00                     -        682,232.81                682,232.81
May-2003                                    120,635,000.00                     -        660,225.30                660,225.30
June-2003                                   120,635,000.00                     -        682,232.81                682,232.81
July-2003                                   120,635,000.00                     -        660,225.30                660,225.30
August-2003                                 120,635,000.00                     -        682,232.81                682,232.81
September-2003                              120,635,000.00                     -        682,232.81                682,232.81
October-2003                                120,635,000.00                     -        660,225.30                660,225.30
November-2003                               120,521,433.67            113,566.33        682,232.81                795,799.15
December-2003                               120,378,056.90            143,376.76        659,603.76                802,980.53
January-2004                                120,263,037.47            115,019.44        680,779.71                795,799.15
February-2004                               120,147,367.55            115,669.91        680,129.23                795,799.15
March-2004                                  119,972,843.63            174,523.92        635,637.98                810,161.90
April-2004                                  119,855,532.57            117,311.06        678,488.09                795,799.15
May-2004                                    119,708,511.39            147,021.18        655,959.34                802,980.53
June-2004                                   119,589,705.44            118,805.95        676,993.20                795,799.15
July-2004                                   119,441,229.40            148,476.03        654,504.49                802,980.53
August-2004                                 119,320,911.88            120,317.52        675,481.62                795,799.15
September-2004                              119,199,913.92            120,997.96        674,801.19                795,799.15
October-2004                                119,049,304.59            150,609.33        652,371.20                802,980.53
November-2004                               118,926,770.60            122,533.99        673,265.15                795,799.15
December-2004                               118,774,666.38            152,104.22        650,876.30                802,980.53
January-2005                                118,650,579.21            124,087.17        671,711.98                795,799.15
February-2005                               118,525,790.29            124,788.92        671,010.22                795,799.15
March-2005                                  118,313,883.33            211,906.96        605,436.32                817,343.28
April-2005                                  118,187,190.27            126,693.06        669,106.09                795,799.15
May-2005                                    118,031,038.39            156,151.88        646,828.64                802,980.53
June-2005                                   117,902,745.75            128,292.64        667,506.51                795,799.15
July-2005                                   117,745,037.13            157,708.62        645,271.90                802,980.53
August-2005                                 117,615,127.05            129,910.08        665,889.07                795,799.15
September-2005                              117,484,482.29            130,644.76        665,154.38                795,799.15
October-2005                                117,324,484.54            159,997.74        642,982.78                802,980.53
November-2005                               117,192,196.09            132,288.45        663,510.70                795,799.15
December-2005                               117,030,598.69            161,597.40        641,383.12                802,980.53
January-2006                                116,896,648.21            133,950.48        661,848.67                795,799.15
February-2006                               116,761,940.20            134,708.01        661,091.13                795,799.15
March-2006                                  116,541,023.40            220,916.81        596,426.48                817,343.28
April-2006                                  116,404,304.20            136,719.19        659,079.95                795,799.15
May-2006                                    116,238,394.73            165,909.47        637,071.06                802,980.53
June-2006                                   116,099,964.07            138,430.66        657,368.48                795,799.15
July-2006                                   115,932,388.97            167,575.10        635,405.43                802,980.53
August-2006                                 115,792,227.74            140,161.23        655,637.91                795,799.15
September-2006                              115,651,273.85            140,953.89        654,845.25                795,799.15
October-2006                                115,481,243.11            170,030.74        632,949.78                802,980.53
November-2006                               115,338,530.49            142,712.62        653,086.53                795,799.15
December-2006                               115,166,788.13            171,742.36        631,238.17                802,980.53


                                        NEWPORT CENTRE SENIOR COMPONENT PRINCIPAL AND INTEREST SCHEDULE
                                        ---------------------------------------------------------------


          DATE                         OUTANDING BALANCE($)         PRINCIPAL ($)      INTEREST ($)         TOTAL PAYMENT ($)
-----------------------------------------------------------------------------------------------------------------------------

January-2007                                115,022,297.16            144,490.97        651,308.18                795,799.15
February-2007                               114,876,989.04            145,308.12        650,491.03                795,799.15
March-2007                                  114,646,443.80            230,545.24        586,798.04                817,343.28
April-2007                                  114,499,010.10            147,433.70        648,365.45                795,799.15
May-2007                                    114,322,673.11            176,336.98        626,643.54                802,980.53
June-2007                                   114,173,408.38            149,264.73        646,534.41                795,799.15
July-2007                                   113,995,289.40            178,118.98        624,861.55                802,980.53
August-2007                                 113,844,173.20            151,116.20        644,682.94                795,799.15
September-2007                              113,692,202.38            151,970.82        643,828.33                795,799.15
October-2007                                113,511,449.81            180,752.58        622,227.95                802,980.53
November-2007                               113,357,597.32            153,852.48        641,946.66                795,799.15
December-2007                               113,175,013.48            182,583.84        620,396.68                802,980.53
January-2008                                113,019,258.33            155,755.15        640,044.00                795,799.15
February-2008                               112,862,622.33            156,636.00        639,163.15                795,799.15
March-2008                                  112,649,558.57            213,063.77        597,098.14                810,161.90
April-2008                                  112,490,831.79            158,726.78        637,072.37                795,799.15
May-2008                                    112,303,504.21            187,327.58        615,652.95                802,980.53
June-2008                                   112,142,820.37            160,683.84        635,115.31                795,799.15
July-2008                                   111,953,588.16            189,232.21        613,748.31                802,980.53
August-2008                                 111,790,925.43            162,662.73        633,136.41                795,799.15
September-2008                              111,627,342.78            163,582.65        632,216.50                795,799.15
October-2008                                111,435,289.40            192,053.38        610,927.14                802,980.53
November-2008                               111,269,695.51            165,593.89        630,205.25                795,799.15
December-2008                               111,075,684.75            194,010.75        608,969.77                802,980.53
January-2009                                110,908,057.17            167,627.58        628,171.57                795,799.15
February-2009                               110,739,481.60            168,575.57        627,223.57                795,799.15
March-2009                                  110,487,801.74            251,679.86        565,663.42                817,343.28
April-2009                                  110,316,849.47            170,952.26        624,846.88                795,799.15
May-2009                                    110,117,623.87            199,225.60        603,754.92                802,980.53
June-2009                                   109,944,578.12            173,045.75        622,753.40                795,799.15
July-2009                                   109,743,315.11            201,263.01        601,717.51                802,980.53
August-2009                                 109,568,152.52            175,162.59        620,636.55                795,799.15
September-2009                              109,391,999.32            176,153.20        619,645.95                795,799.15
October-2009                                109,187,712.09            204,287.23        598,693.30                802,980.53
November-2009                               109,009,407.37            178,304.72        617,494.42                795,799.15
December-2009                               108,803,026.24            206,381.12        596,599.40                802,980.53
January-2010                                108,622,545.99            180,480.25        615,318.89                795,799.15
February-2010                               108,441,045.06            181,500.93        614,298.21                795,799.15
March-2010                                  108,177,624.66            263,420.40        553,922.88                817,343.28
April-2010                                  107,993,607.54            184,017.12        611,782.03                795,799.15
May-2010                                    107,781,667.03            211,940.51        591,040.01                802,980.53
June-2010                                   107,595,410.63            186,256.40        609,542.75                795,799.15
July-2010                                   107,381,290.82            214,119.81        588,860.72                802,980.53
August-2010                                 107,192,770.16            188,520.66        607,278.48                795,799.15
September-2010                              107,003,183.35            189,586.81        606,212.33                795,799.15
October-2010                                106,785,822.33            217,361.02        585,619.51                802,980.53
November-2010                               106,593,934.09            191,888.24        603,910.90                795,799.15
December-2010                               106,374,333.28            219,600.81        583,379.72                802,980.53
January-2011                                106,180,117.92            194,215.36        601,583.79                795,799.15
February-2011                               105,984,804.21            195,313.71        600,485.43                795,799.15
March-2011                                  105,708,837.20            275,967.02        541,376.27                817,343.28
April-2011                                  105,510,858.23            197,978.97        597,820.18                795,799.15
May-2011                                    105,285,329.84            225,528.39        577,452.13                802,980.53
June-2011                                   105,084,955.79            200,374.05        595,425.10                795,799.15
July-2011                                   104,857,096.47            227,859.32        575,121.21                802,980.53
August-2011                                 104,654,300.61            202,795.86        593,003.29                795,799.15
September-2011                              104,450,357.87            203,942.74        591,856.41                795,799.15
October-2011                                             -        104,450,357.87        571,648.10            105,022,005.98



                                                                            D-2

                                                                                                                           ANNEX E
ABN AMRO                                                                                          Statement Date:        01/15/2002
LaSalle Bank N.A.                                                                                 Payment Date:          01/15/2002
135 S. LaSalle Street   Suite 1625      J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.    Prior Payment:                N/A
Chicago, IL   60603                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Next Payment:          02/10/2002
                                                           SERIES 2001-C1                         Record Date:           12/31/2001

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                    Analyst:
Brian Ames (312) 904-7807                        REPORTING PACKAGE TABLE OF CONTENTS              Theresa Rabkin (714)282-3980 (201)
brian.ames@abnamro.com                                                                            thelms@lnbabs.com
====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                     Page(s)
Issue Id:                               REMIC Certificate Report                              Closing Date:
Monthly Data:                           Bond Interest Reconciliation                          First Payment Date:         01/15/2002
File Name:                              Cash Reconciliation Summary                           Assumed Final Payment Date:
                                        15 Month Historical Loan Status Summary
======================================  15 Month Historical Payoff/Loss Summary               ======================================
                                        Historical Collateral Level Prepayment Report
                                        Delinquent Loan Detail
                                        Loan Level Detail
                                        Specially Serviced Report
                                        Modified Loan Detail
                                        Realized Loss Detail
                                        Appraisal Reduction Detail

                                        ====================================================


                    =============================================================================================
                                                         CONTACT INFORMATION
                    ---------------------------------------------------------------------------------------------
                                                              DEPOSITOR:
                                                             UNDERWRITERS:

                                                           MASTER SERVICER:
                                                           SPECIAL SERVICER:
                                                            RATING AGENCY:

                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.com
                                     LaSalle Bulletin Board                      (714) 282-3990
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT    ADJUSTMENT      RATE (2)
CUSIP       Per 1,000     Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000    Per 1,000   Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               0.00          0.00        0.00          0.00          0.00          0.00         0.00        0.00
====================================================================================================================================
                                                                      Total P&I Payment         0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================
  01/15/02
------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
  01/15/02
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg  #REF!    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                                       REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

ABN AMRO                               J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.            Statement Date: 01/15/2002
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/15/2002
                                                          SERIES 2001-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/10/2002
                                                    ABN AMRO ACCT: XX-XXXX-XX-X                          Record Date:    12/31/2001

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------



























======================  ========================  ======================================  ================  ======  ================
11/16/2001 - 14:30 (MXXX-MXXX)  (C) 2000  LaSalle Bank N.A.

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES

                              (ISSUABLE IN SERIES)



[GRAPHIC OMITTED]



     J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                    DEPOSITOR

                              ------------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.


     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                November 16, 2001

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 110 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.


     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9280.

                                TABLE OF CONTENTS


IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS
   SUPPLEMENT ......................................   ii
SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates may be
      Limited Because of Their Characteristics          9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........   10
   Prepayments of the Mortgage Assets will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   15
   Assignment of Leases and Rents May Be
      Limited By State Law .........................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management
      May Adversely Affect the Performance
      of the Related Mortgaged Property ............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   17
   Rights Against Tenants may be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...............................   17
   Inspections of the Mortgaged Properties
      will be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act may result in Additional
      Losses .......................................   18
   Litigation Concerns .............................   18

   Some Certificates May Not be
      Appropriate for ERISA Plans ..................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   20
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .........   20
DESCRIPTION OF THE TRUST FUNDS .....................   21
   General .........................................   21
   Mortgage Loans ..................................   21
   MBS .............................................   25
   Certificate Accounts ............................   26
   Credit Support ..................................   26
   Cash Flow Agreements ............................   26
YIELD AND MATURITY CONSIDERATIONS ..................   27
   General .........................................   27
   Pass-Through Rate ...............................   27
   Payment Delays ..................................   27
   Certain Shortfalls in Collections of
      Interest .....................................   27
   Yield and Prepayment Considerations .............   28
   Weighted Average Life and Maturity ..............   30
   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ....................   31
THE DEPOSITOR ......................................   34
USE OF PROCEEDS ....................................   34
DESCRIPTION OF THE CERTIFICATES ....................   35
   General .........................................   35
   Distributions ...................................   35
   Distributions of Interest on the
      Certificates .................................   36
   Distributions of Principal on the
      Certificates .................................   37
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in
      Respect of Equity Participations .............   38
   Allocation of Losses and Shortfalls .............   38
   Advances in Respect of Delinquencies ............   38

   Reports to Certificateholders ................    39
   Voting Rights ................................    40
   Termination ..................................    41
   Book-Entry Registration and Definitive
      Certificates ..............................    41
DESCRIPTION OF THE POOLING
 AGREEMENTS .....................................    43
   General ......................................    43
   Assignment of Mortgage Loans;
      Repurchases ...............................    43
   Representations and Warranties;
      Repurchases ...............................    44
   Collection and Other Servicing
      Procedures ................................    45
   Sub-Servicers ................................    46
   Special Servicers ............................    46
   Certificate Account ..........................    46
   Modifications, Waivers and Amendments
      of Mortgage Loans .........................    49
   Realization Upon Defaulted Mortgage
      Loans .....................................    50
   Hazard Insurance Policies ....................    50
   Due-on-Sale and Due-on-Encumbrance
      Provisions ................................    51
   Servicing Compensation and Payment of
      Expenses ..................................    51
   Evidence as to Compliance ....................    52
   Certain Matters Regarding the Master
      Servicer and the Depositor ................    52
   Events of Default ............................    52
   Amendment ....................................    53
   List of Certificateholders ...................    53
   The Trustee ..................................    54
   Duties of the Trustee ........................    54
   Certain Matters Regarding the Trustee ........    54
   Resignation and Removal of the Trustee........    54
DESCRIPTION OF CREDIT SUPPORT ...................    56
   General ......................................    56
   Subordinate Certificates .....................    56
   Cross-Support Provisions .....................    57
   Insurance or Guarantees with Respect to
      Mortgage Loans ............................    57
   Letter of Credit .............................    57
   Certificate Insurance and Surety Bonds .......    57
   Reserve Funds ................................    57
   Credit Support with Respect to MBS ...........    58
CERTAIN LEGAL ASPECTS OF MORTGAGE
 LOANS ..........................................    58
   General ......................................    58

   Types of Mortgage Instruments ................    59
   Leases and Rents .............................    59
   Personalty ...................................    59
   Foreclosure ..................................    59
   Bankruptcy Laws ..............................    63
   Environmental Risks ..........................    66
   Due-on-Sale and Due-on-Encumbrance ...........    67
   Subordinate Financing ........................    68
   Default Interest and Limitations on
      Prepayments ...............................    68
   Applicability of Usury Laws ..................    68
   Soldiers' and Sailors' Civil Relief Act of
      1940 ......................................    69
   Type of Mortgaged Property ...................    69
   Americans with Disabilities Act ..............    69
   Forfeitures In Drug and RICO
      Proceedings ...............................    70
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES .................................    71
   Federal Income Tax Consequences for
      REMIC Certificates ........................    71
      General ...................................    71
      Status of REMIC Certificates ..............    71
      Qualification as a REMIC ..................    72
      Taxation of Regular Certificates ..........    74
      Taxation of Residual Certificates .........    82
      Taxes That May Be Imposed on the
         REMIC Pool .............................    90
      Liquidation of the REMIC Pool .............    91
      Administrative Matters ....................    91
      Limitations on Deduction of Certain
         Expenses ...............................    91
      Taxation of Certain Foreign Investors .....    92
      Backup Withholding ........................    93
      Reporting Requirements ....................    93
   Federal Income Tax Consequences for
      Certificates as to Which No REMIC
      Election Is Made ..........................    95
      Standard Certificates .....................    95
      Stripped Certificates .....................    98
      Reporting Requirements and Backup
         Withholding ............................   101
      Taxation of Certain Foreign Investors .....   101
   STATE AND OTHER TAX
      CONSIDERATIONS ............................   102
   CERTAIN ERISA CONSIDERATIONS .................   102
      General ...................................   102
      Plan Asset Regulations ....................   103
      Administrative Exemptions .................   103

      Insurance Company General Accounts .........   103
      Unrelated Business Taxable Income;
         Residual Certificates ...................   104
   LEGAL INVESTMENT ..............................   104
   METHOD OF DISTRIBUTION ........................   106

   INCORPORATION OF CERTAIN
      INFORMATION BY REFERENCE ...................   107
   LEGAL MATTERS .................................   108
   FINANCIAL INFORMATION .........................   108
   RATING ........................................   108

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.......   Mortgage pass-through certificates, issuable in
                               series.


Depositor...................   J.P. Morgan Chase Commercial Mortgage
                               Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.


Master Servicer.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.


Special Servicer............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.


Trustee.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.


The Trust Assets............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:


A. Mortgage Assets..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                o residential properties consisting of five or
                                  more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                o office buildings, shopping centers, retail
                                  stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                               o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                               o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                               o  may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                               o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                               o  may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                               o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                               o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.


C. Credit Support...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support May Not Cover Losses,"
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.


D. Cash Flow Agreements.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.

Description of
 Certificates................  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                               o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;


                               o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                               o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                               o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                               o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o  provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                               o provide for distributions based on collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates...............   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May
                               Affect Your Yield"; Variability in Average Life of Offered Certificates; Special Yield
                               Considerations," "Yield and Maturity
                               Considerations" and "Description of the
                               Certificates--Distributions of Interest on the
                               Certificates" in this prospectus.

Distributions of Principal of
 the Certificates...........   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                               o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                               o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                               o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                               o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


Registration of Book-Entry
 Certificates...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.


Certain Federal Income Tax
 Consequences...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.

Certain ERISA
 Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.


Legal Investment............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.


Rating......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
   CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o    principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Gurantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
   PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o    operating the properties;

     o    providing building services;

     o    establishing and implementing the rental structure;

          o    managing operating expenses;

          o    responding to changes in the local market; and

          o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

                                       17

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COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a

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

taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of their stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability

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

to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1.   various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3.   a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.


     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and


     (b) the greater the cushion provided to the lender against loss on liquidation following a default.


     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

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

   Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.


     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:


     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

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

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

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

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a

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

planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

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

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of

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

credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.   Excess Funds, or

     3.   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

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

                                  THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of The JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

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

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

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

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospective supplement.


     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

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

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

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

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017,
Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan

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

documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.


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

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.   applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of)

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

Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with

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

applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;


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

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

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

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

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

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting a foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

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

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and

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

reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default. For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

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     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose specified in the related prospectus supplement;

     provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that

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certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its

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best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the

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method and amount of subordination provided by a class or classes of Subordinate
Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be

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covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

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     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in

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one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans

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current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

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     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents

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and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the

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lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an

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automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the

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courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within

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certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

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     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping

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centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute, also known as "RICO," can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it established that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

     1.   the making of an election,

     2.   compliance with the Pooling Agreement, and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in

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the same proportion that the assets of the REMIC Pool would be treated as
"loans...secured by an interest in real property which is...residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in

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effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

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(1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General.

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in

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accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

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     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.   the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily

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portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or


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    (d)   a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or

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adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

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     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular

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Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss

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with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES


Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.   all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest

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and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult your own accountant concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible

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acceleration of the income of Residual Certificateholders described under
"--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated


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above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

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     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless you elect to have those rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of

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          directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
          Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that

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the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a third requirement has been added that must be satisfied in one of two alternative ways. First, proposed Treasury regulations (the "Proposed Regulations") would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of

          (i) the present value of any consideration given to the transferee to acquire the interest;

          (ii) the present value of the expected future distributions on the interest; and

          (iii)the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.

     The second alternative appears in Revenue Procedure 2001-12 (the "Revenue Procedure"). The Revenue Procedure restates the minimum transfer price alternative described in the proposed Treasury regulations discussed above and adds an "eligible transferee" test as the second alternative test for meeting the safe harbor. To meet the second alternative, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);
(ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee. The eligible transferee test, as well as the minimum transfer price test, are effective February 4, 2000 unless and until changed by final regulations.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at

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or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to

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customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL


Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.   the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

          (b)  foreclosure, default or imminent default of a qualified mortgage,

          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.   during the three months following the Startup Day,

     2.   made to a qualified reserve fund by a Residual Certificateholder,

     3.   in the nature of a guarantee,

     4.   made to facilitate a qualified liquidation or clean-up call, and

     5.   as otherwise permitted in Treasury regulations yet to be issued.


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Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $132,950 for 2001 ($66,475 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of

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itemized deductions otherwise allowable for that year. In the case of a REMIC
Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS


Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued final regulations (the "New Regulations") which provide new methods of satisfying the beneficial ownership certification requirement described above. The New Regulations became effective January 1, 2001. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through

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rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.5% (which rate will be reduced periodically to 28% for payments made in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt

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holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, See "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $132,950 for 2001 ($66,475 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property which is...residential real property" within the meaning

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          of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--

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Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be

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capital gain or loss if the Standard Certificate was held as a capital asset.
However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
          Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates-- Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects

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at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft or Sidley Austin Brown & Wood LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into

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account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of


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     1.   one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.5% (which rate will be reduced periodically to 28% for payments made in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount

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recognized by the Standard Certificateholder or Stripped Certificateholder on
the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is a sponsor maintaining or contributing to a Plan.

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     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9280. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, Sidley Austin Brown & Wood LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                   PAGE

                                                 -------
1998 Policy Statement ........................      106
401(c) Regulations ...........................      104
Accrual Certificates .........................       36
Accrued Certificate Interest .................       36
ADA ..........................................       69
Amendments ...................................      103
ARM Loans ....................................       24
Available Distribution Amount ................       36
Bankruptcy Code ..............................       61
Book-Entry Certificates ......................       35
Cash Flow Agreement ..........................       27
Certificate Owner ............................       42
certificateholder ............................       71
Code .........................................       40
Cooperatives .................................       21
CPR ..........................................       30
Debt Service Coverage Ratio ..................       22
defective obligation .........................       73
Definitive Certificates ......................       35
Depositor ....................................       21
Determination Date ...........................   27, 36
Direct Participants ..........................       41
Disqualified Organization ....................       86
Distribution Date Statement ..................       39
DOL ..........................................      103
DTC ..........................................       35
Due Dates ....................................       24
Due Period ...................................       27
EDGAR ........................................      108
electing large partnership ...................       87
Equity Participation .........................       24
excess inclusion .............................       85
excess servicing .............................       97
Exemptions ...................................      103
FAMC .........................................       25
FHLMC ........................................       25
FNMA .........................................       25
foreclosure ..................................       63
Garn Act .....................................       67
GNMA .........................................       25
holder .......................................       71
Indirect Participants ........................       41
Insurance and Condemnation Proceeds ..........       47
L/C Bank .....................................       57
Liquidation Proceeds .........................       47
Lock-out Date ................................       24
Lock-out Period ..............................       24
market discount ..............................       79


                                           PAGE

                                          -----
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
mortgages .............................     58
NCUA ..................................    105
Net Leases ............................     23
Net Operating Income ..................     22
New Regulations .......................     92
Non-SMMEA Certificates ................    104
Non-U.S. Person .......................     92
Nonrecoverable Advance ................     38
OCC ...................................    105
OID Regulations .......................     75
OTS ...................................    106
Participants ..........................     41
Parties in Interest ...................    102
Pass-Through Entity ...................     87
Permitted Investments .................     46
Plans .................................    102
Pooling Agreement .....................     43
prepayment ............................     30
Prepayment Assumption .................     76
prepayment collar .....................     30
Prepayment Interest Shortfall .........     28
Prepayment Premium ....................     24
Proposed Regulations ..................     88
Random Lot Certificates ...............     75
Record Date ...........................     36
Reform Act ............................     74
Registration Statement ................    108
Regular Certificateholder .............     74
Related Proceeds ......................     38
Relief Act ............................     69
REMIC .................................      7
REMIC Certificates ....................     71
REMIC Pool ............................     71
REMIC Regulations .....................     71
REO Property ..........................     46
Residual Certificateholders ...........     82
Residual Certificates .................     36
Revenue Procedure .....................     88
RICO ..................................     70
SBJPA of 1996 .........................     72
Securities Act ........................    107


                                      PAGE

                                       -----
Senior Certificates ................     35
Servicing Standard .................     45
SMMEA ..............................    104
SPA ................................     30
Standard Certificateholder .........     95
Standard Certificates ..............     95
Startup Day ........................     72
Stripped Certificateholder .........    100
Stripped Certificates ..............     98
Sub-Servicing Agreement ............     46
Subordinate Certificates ...........     35
thrift institutions ................     85
Title V ............................     68
Treasury ...........................     71
U.S. Person ........................     88
Value ..............................     23
Warranting Party ...................     44

     The attached diskette contains a Microsoft Excel,(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCCMSC 2001-CI.xls". It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" in the Preliminary Prospectus Supplement and in Annex A to the Preliminary Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Preliminary Prospectus Supplement. All the Information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this Preliminary Prospectus Supplement. To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" in the Preliminary Prospectus Supplement and in Annex A to the Preliminary Prospectus Supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely on, the final Prospectus Supplement and accompanying Prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                       -----------------------------------
                                TABLE OF CONTENTS



                    PROSPECTUS SUPPLEMENT
Summary of Certificates .......................     S-6
Summary of Terms ..............................     S-7
Risk Factors ..................................    S-30
Description of the Mortgage Pool ..............    S-53
Description of the Certificates ...............    S-87
Servicing of the Mortgage Loans ...............    S-117
Description of the Swap Contracts .............    S-134
Yield and Maturity Considerations .............    S-136
Certain Federal Income Tax
   Consequences ...............................    S-145
Method of Distribution ........................    S-147
Legal Matters .................................    S-148
Ratings .......................................    S-148
Legal Investment ..............................    S-149
ERISA Considerations ..........................    S-149
Index of Principal Definitions ................    S-152
                           PROSPECTUS
Summary of Prospectus .........................     1
Risk Factors ..................................     9
Description of the Trust Funds ................    21
Yield and Maturity Considerations .............    27
The Depositor .................................    34
Use of Proceeds ...............................    34
Description of the Certificates ...............    35
Description of the Pooling Agreements .........    43
Description of Credit Support .................    56
Certain Legal Aspects of Mortgage
   Loans ......................................    58
Certain Federal Income Tax
   Consequences ...............................    71
State and Other Tax Considerations ............   102
Certain ERISA Considerations ..................   102
Legal Investment ..............................   104
Method of Distribution ........................   106
Incorporation of Certain Information By
   Reference ..................................   107
Legal Matters .................................   108
Financial Information .........................   108
Rating ........................................   108
Index of Principal Definitions ................   109

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL MARCH , 2002.

                                  $918,706,000
                                  (APPROXIMATE)




[GRAPHIC OMITTED]



                                J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.
                                   (DEPOSITOR)



                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2001-C1






    Class A-1 Certificates      $ 51,200,000
    Class A-2 Certificates      $156,900,000
    Class A-3 Certificates      $580,796,000
    Class A-3F Certificates     $ 25,000,000
    Class B Certificates        $ 47,876,000
    Class C Certificates        $ 43,995,000
    Class D Certificates        $ 12,939,000

              -----------------------------------------------------
                    P R O S P E C T U S   S U P P L E M E N T
              -----------------------------------------------------
                                    JPMORGAN
                            PNC CAPITAL MARKETS, INC.
                              ABN AMRO INCORPORATED
                            DEUTSCHE BANC ALEX. BROWN



                                 DECEMBER , 2001

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